As filed with the Securities and Exchange Commission on March 21, 2014

Registration No. 333-194209

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
and the Guarantors listed below
(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	98-0438382 (I.R.S. Employer Identification No.)

O'HARA HOUSE
3 Bermudiana Road
Hamilton HM08, Bermuda
(441) 296-1431
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

DANIEL PENN
c/o CME Media Services Limited
85 Tottenham Court Road
London W1T 4TQ
United Kingdom
011-44-20-3384-0853
011-44-20-7268-3107 (Facsimile)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

JEFFREY A. POTASH, ESQ.
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
(212) 335-4500
(212) 884-8532 (Facsimile)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Non-transferable Rights to purchase a Unit	3,418,467	N/A	N/A	$0(1)

Units consisting of $341,846,700 aggregate original principal amount of 15.0% Notes due 2017 with unit warrants to purchase 71,787,807 shares of our Class A Common Stock, par value $.08 per share, upon exercise of the Rights	3,418,467	$100	$341,846,700	$44,029.85(2)

15.0% Notes due 2017 issuable as a component of the Units	$341,846,700(3)	N/A	N/A	$0(4)(6)

Guarantees of 15.0% Notes due 2017 issuable as a component of the Units(5)	N/A	N/A	N/A	$0(6)

Unit Warrants to Purchase Class A Common Stock, par value $.08 per share, issuable as a component of the Units	71,787,807	N/A	N/A	$0(4)

Class A Common Stock, par value $.08 per share, underlying the Unit Warrants	71,787,807(7)	$1.00(7)	$71,787,807(7)	$9,246.27(8)

Total				$53,276.12(9)(10)

(1)
The Rights are being issued without consideration evidencing the right to subscribe for 3,418,467 Units. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is payable.

(2)
The registration fee is calculated pursuant to Rule 457(g) based on the subscription price of $100.00 per Unit.

(3)
Represents the aggregate original principal amount of the notes being registered.

(4)
Issued as a component of the Units for no additional consideration.

(5)
The guarantors are CME Media Enterprises B.V. and Central European Media Enterprises N.V.

(6)
No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act.

(7)
Pursuant to Rule 416(a) under the Securities Act, the Registrant is also registering hereunder an indeterminate number of additional shares of Class A Common Stock, par value $0.08 per share, issuable upon exercise of the Unit Warrants resulting from stock splits, stock dividends or similar transactions.

(8)
The registration fee is calculated pursuant to Rule 457(g) based on the exercise price of $1.00 per share under the terms of the Indenture.

(9)
Total filing fee calculated pursuant to Rule 457(a) under the Securities Act.

(10)
Fees of $52,927.45 were previously paid in connection with the original filing of the Registration Statement.

             The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants*	Primary Standard Industrial Classification Number	Jurisdiction of Formation	I.R.S. Employer Identification No.
CME Media Enterprises B.V.	4833	The Netherlands	N/A
Central European Media Enterprises N.V.	4833	Curaçao	N/A

*
Each Additional Registrant is a wholly-owned direct or indirect subsidiary of Central European Media Enterprises Ltd. The address of the principal office of CME Media Enterprises B.V. is Dam 5B, 1012 JS Amsterdam, The Netherlands. The address of the principal office of Central European Media Enterprises N.V. is Schottegatweg Oost 44, Willemstad, Curaçao.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION PRELIMINARY PROSPECTUS, DATED MARCH 21, 2014

PROSPECTUS

Nontransferable Rights to Purchase
3,418,467 Units of
$341,846,700 Aggregate Original Principal Amount of
15.0% Senior Secured Notes Due 2017 and
Unit Warrants to Purchase 71,787,807 Shares of Class A Common Stock,
Issuable Upon Exercise of Rights to Subscribe for Such Units

          We are distributing non-transferable rights ("Rights") at no charge to the holders of record as of the record date of our outstanding (a) shares of Class A Common Stock, par value $0.08 per share (the "Class A Common Stock"), (b) share of Series A Convertible Preferred Stock, par value $0.08 per share (the "Series A Preferred Stock") (allocated on an as-converted basis) and (c) shares of Series B Convertible Redeemable Preferred Stock, par value $0.08 per share (the "Series B Preferred Stock") (allocated on an as-converted basis as of December 25, 2013) (the "Rights Offering"). We are distributing one (1) Right for every 62.0102 outstanding shares of Class A Common Stock and every 62.0102 shares of Class A Common Stock issuable upon conversion of the outstanding share of Series A Preferred Stock and upon conversion of the outstanding shares of Series B Preferred Stock (calculated as of December 25, 2013). We fixed 5:00 p.m. New York City time on March 21, 2014 as the record date for determining the holders of shares of Class A Common Stock, Series A Preferred Stock and Series B Preferred Stock. We refer to the holders of the shares of Class A Common Stock, Series A Preferred Stock and Series B Preferred Stock as of the record date as the "Eligible Securityholders." Each Right will entitle the holder thereof to purchase, at the holder's election and subject to the satisfaction of the minimum subscription amount (as herein defined), at the subscription price of one hundred dollars ($100.00) (the "Subscription Price"), one (1) unit (each, a "Unit"), consisting of (a) a 15.0% Senior Secured Note due 2017 (each, a "New Note") in the original principal amount of $100.00 and (b) 21 unit warrants (each, a "Unit Warrant"), with each Unit Warrant entitling the holder thereof to purchase one share of our Class A Common Stock. Eligible Securityholders may only purchase whole Units in denominations of $100.00 per Unit (the "minimum subscription amount") in the Rights Offering. As a result, if you hold fewer than 62.0102 shares of our Class A Common Stock on the record date, then you will not be able to satisfy the minimum subscription amount and will not be able to participate in the Rights Offering. The Unit Warrants will be exercisable from the second anniversary of their issue date until the fourth anniversary of their issue date at an exercise price of $1.00 per share, subject to the limited right of Time Warner Inc. ("Time Warner" which, unless the context indicates otherwise, includes Time Warner Inc. and its affiliates other than us) to exercise its Unit Warrants earlier in order to maintain the TW Ownership Threshold (as defined below).

          Time Warner Media Holdings, B.V., a wholly-owned indirect subsidiary of Time Warner, is the largest holder of shares of our Class A Common Stock and the sole holder of shares of our Series A Preferred Stock and Series B Preferred Stock.

          We have entered into a standby purchase agreement (the "Purchase Agreement") with Time Warner. Pursuant to the Purchase Agreement, Time Warner has committed, subject to the satisfaction or waiver of certain conditions, to exercise in full its subscription privilege at the Subscription Price in respect of all of the Rights allocated to Time Warner in the Rights Offering in respect of its shares of Class A Common Stock, Series A Preferred Stock and Series B Preferred Stock. In addition, we have agreed to issue to Time Warner, and Time Warner has agreed to purchase, 581,533 Units (the "TW Private Placement Units") at the Subscription Price in a separate private offering to be closed contemporaneously with the Rights Offering (the "TW Unit Private Placement"). The TW Private Placement Units are not included in the 3,418,467 Units that we are offering in the Rights Offering. In total, we are offering 4,000,000 Units in the Rights Offering and TW Unit Private Placement, consisting of $400.0 million aggregate original principal amount of New Notes and Unit Warrants to purchase a total of 84,000,000 shares of Class A Common Stock. The Units Time Warner will purchase in the Rights Offering and the TW Unit Private Placement represent approximately 70% of all Units that will be issued by the Company, which Time Warner is obligated to purchase under the Purchase Agreement.

          Under the Purchase Agreement, Time Warner has also committed to purchase at the Subscription Price in a separate private offering to be closed contemporaneously with the Rights Offering (the "Backstop Private Placement") any and all remaining Units that are not purchased through the exercise of Rights in the Rights Offering. We refer to this commitment as the "Backstop Purchase Commitment." The exact amount of Units to be purchased by Time Warner pursuant to the Backstop Purchase Commitment (the "Backstop Units") will vary depending upon the number of Units purchased through the exercise of Rights in the Rights Offering by our Eligible Securityholders (other than Time Warner). If our Eligible Securityholders (other than Time Warner) do not purchase any Units in the Rights Offering, Time Warner will purchase all of the Units offered by the Company in the Rights Offering and the TW Private Placement Units in the TW Unit Private Placement following which its economic ownership interest in our Class A Common Stock would be approximately 78.7% on a fully diluted basis (without giving effect to any accretion of the Series B Preferred Stock after December 25, 2013).

          The Rights may be exercised at any time during the subscription period, which will commence on April 3, 2014 and end at 5:00 p.m., New York City time, on April 25, 2014 (the "Subscription Period"). The Rights will expire and will have no value unless exercised prior to the expiration of the Subscription Period, unless the Subscription Period is extended. We may extend the Subscription Period, although we have no current plans to do so. You should carefully consider whether to exercise your Rights before the expiration of the Subscription Period. All exercises of Rights are irrevocable. We may cancel, modify or amend the Rights Offering at any time and for any reason prior to the expiration of the Subscription Period, subject to the approval of Time Warner. If we cancel the Rights Offering, the Subscription and Information Agent, Broadridge Corporate Issuer Solutions, Inc. (the "Subscription and Information Agent"), will return as soon as practicable, without interest or penalty, all payments of the aggregate Subscription Price it has received for the cancelled Rights Offering.

          Upon the closing of the Rights Offering, the components of the Units will immediately separate from one another such that the New Notes and Unit Warrants will constitute separate securities and will be transferable separately. The Units will not be transferable, nor will they be listed on any exchange.

          Assuming that the Rights Offering and the transactions contemplated by the Purchase Agreement are closed (including the TW Unit Private Placement and, if applicable, the Backstop Private Placement), we expect to receive net proceeds, after deducting fees and expenses, of approximately $386.2 million in the aggregate. Except as otherwise described in the following paragraph, we intend to use the net proceeds, together with the proceeds from the Time Warner Term Loan (as defined herein), to redeem and repay in full all outstanding 11.625% senior notes due 2016 (the "2016 Fixed Rate Notes"), including the early redemption premium and accrued interest thereon. The 2016 Fixed Rate Notes will be cancelled on redemption.

          Alternatively, if we are unable to close the Rights Offering prior to the Bridge Date (as defined herein), then we will redeem and repay in full all outstanding 2016 Fixed Rate Notes, including the early redemption premium and accrued interest thereon, with the proceeds from the Time Warner Term Loan. If we do so, then we intend to use the net proceeds from the exercise of Rights in the Rights Offering, the purchase of TW Private Placement Units and the Backstop Units, if any, in each case, if closed, to repay in full the outstanding amounts of principal and interest under the Refinancing Portion of the Term Loan (as defined herein), as well as related fees and expenses. Following the earlier of (i) the date of the closing of the Rights Offering, and (ii) the funding of the Time Warner Term Loan (as defined herein), the proceeds from the Time Warner Revolving Credit Facility (as defined herein) will be available for our general corporate purposes.

          Our Class A Common Stock is listed on both the NASDAQ Global Select Market and the Prague Stock Exchange under the symbol "CETV." On March 19, 2014, the last reported sale price of our Class A Common Stock on the NASDAQ Global Select Market was $3.56 per share.

          We have applied for listing of the Class A Common Stock issuable upon exercise of the Unit Warrants on the NASDAQ Global Select Market and intend to apply for listing on the Prague Stock Exchange. Under the indenture governing the New Notes, we have agreed to use our commercially reasonable efforts to have listed, and intend to apply to list, the New Notes for trading on the Euro MTF Market of the Luxembourg Stock Exchange. There is no guarantee that requests for listing or applications for quotation will be accepted. The Unit Warrants will not be listed for trading on any stock exchange. All of the dollar amounts in this prospectus are expressed in U.S. dollars, except where otherwise indicated. References to "dollars" or "$" are to U.S. dollars, and any references to "€" are to Euros.

          THE EXERCISE OF RIGHTS AND INVESTMENT IN THE UNITS, NEW NOTES AND UNIT WARRANTS AND SHARES OF CLASS A COMMON STOCK ISSUABLE UPON EXERCISE OF THE UNIT WARRANTS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 48 OF THIS PROSPECTUS, AS WELL AS THE RISK FACTORS AND OTHER INFORMATION CONTAINED IN ANY DOCUMENTS WE INCORPORATE BY REFERENCE INTO THIS PROSPECTUS BEFORE YOU MAKE A DECISION AS TO THE EXERCISE OF YOUR RIGHTS.

          Neither we, our officers, our board of directors, the Dealer-Manager, the Subscription and Information Agent nor Time Warner is making any recommendation regarding whether you should exercise your Rights pursuant to the Rights Offering.

	Per Unit	Total

Subscription Price	$100.00	$341,846,700

Estimated Dealer Manager Fees(1)	$1.472	$1,750,000(2)

Proceeds to Central European Media Enterprises Ltd. before expenses	$98.528	$340,096,700(2)

(1)
Time Warner has agreed to exercise all Rights allocated to it and purchase 2,229,644 Units in this Rights Offering. The Dealer Manager will not receive a fee on any purchase of Units by Time Warner.

(2)
Assumes that 1,188,823 Units are subscribed by shareholders other than Time Warner, such that the maximum Dealer Manager fee is paid.

          Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

The Dealer Manager for the Rights Offering:

J.P. Morgan

The date of this prospectus is    •    , 2014.

 ABOUT THIS PROSPECTUS

        Unless the context otherwise indicates, the terms "CME," the "Company," "we," "us" and "our" refer to Central European Media Enterprises Ltd. ("CME Ltd.") and its consolidated subsidiaries. As used herein, the term "CET 21" refers to our wholly-owned subsidiary, CET 21 spol. s r.o., the term "CME NV" refers to our wholly-owned subsidiary, Central European Media Enterprises N.V., and the term "CME BV" refers to our wholly-owned subsidiary, CME Media Enterprises B.V.

i

        You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement we may authorize to be delivered to you, including any free writing prospectus that we use in connection with the Rights Offering. We have not, and our dealer manager, J.P. Morgan Securities LLC (the "Dealer Manager") and the Subscription and Information Agent, has not, authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus is accurate as of any date subsequent to the date set forth on the front cover of this document or that any information we have incorporated herein by reference is correct on any date subsequent to the date of the prospectus incorporated by reference, regardless of the time of delivery of this prospectus or any exercise of Rights. Further, you should not consider any information in this prospectus to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities. For further information, please see the section of this prospectus entitled "Where You Can Find More Information."

        The permission of the Bermuda Monetary Authority is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities (which would include the Class A Common Stock, the Unit Warrants and the New Notes and the TW Initial Warrant (as defined herein)) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities (which would include the Class A Common Stock, the Unit Warrants, the New Notes and the TW Initial Warrant) of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as any equity securities of the Company (which would include the Class A Common Stock) are listed on an "Appointed Stock Exchange" (including The NASDAQ Stock Exchange). This prospectus will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In granting the general permission and in accepting this prospectus for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

        This prospectus is not a prospectus within the meaning of Czech Act No. 256/2004 Coll., on Doing Business on Capital Markets (the "Czech Capital Markets Act"), does not constitute and is not intended to constitute an offering of the Rights and/or any other instruments to the public in the Czech Republic and is not intended for distribution to the public in the Czech Republic, except for the distribution hereof as a part of a prospectus within the meaning of the Czech Capital Markets Act approved by the Czech National Bank ("CNB") or other competent EU regulator and passported into the Czech Republic. No notification has been made to, no application for any approval or permit has been sought or obtained from, the CNB in connection with this prospectus and no application has been made, and no permit has been sought or obtained, under this prospectus for (i) accepting the Rights and/or any other instruments to trading on a regulated market in the Czech Republic, or (ii) public offering of the Rights and/or any other instruments in the Czech Republic. Any offering of the Rights and/or any other instruments in the Czech Republic and/or any distribution of this prospectus in the Czech Republic can only be made under (a) one or more exemptions from the obligation to publish a prospectus within the meaning of the Czech Capital Markets Act available under Section 35(2) of the Czech Capital Markets Act, including, but not limited to, offering and/or distribution addressed exclusively to "qualified investors" as defined in the Czech Capital Markets Act, or (b) a prospectus within the meaning of the Czech Capital Markets Act approved by the CNB or other competent EU regulator and passported into the Czech Republic.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements, including those relating to our capital needs, business strategy, expectations and intentions. Statements that use the terms "believe," "anticipate," "trend," "expect," "plan," "estimate," "forecast," "should," "intend" and similar expressions of a future or forward-looking nature identify forward-looking statements for purposes of the U.S. federal securities laws or otherwise. For these statements and all other forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

        Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements contained in this report.

        Important factors that contribute to such risks include, but are not limited to, those factors set forth under "Risk Factors" as well as the following:

  •
  the closing of the Rights Offering and series of related transactions with Time Warner;

  •
  our ability to access other external sources of capital if the financing transactions are not closed in light of our current significant liquidity constraints and our poor financial performance;

  •
  the impact of our efforts to increase our revenues and recapture advertising market share in the Czech Republic;

  •
  our success in improving advertising revenues in the Czech Republic;

  •
  decreases in television advertising spending and the rate of development of the advertising markets in the countries in which we operate;

  •
  the effect of the economic downturn and Eurozone instability in our markets and the extent and timing of any recovery;

  •
  our success in implementing our initiatives to diversify and enhance our revenue streams;

  •
  the extent to which our debt service obligations restrict our business;

  •
  our ability to make cost-effective investments in television broadcast operations, including investments in programming;

  •
  our ability to develop and acquire necessary programming and attract audiences;

  •
  changes in the political and regulatory environments where we operate and application of relevant laws and regulations; and

  •
  the timely renewal of broadcasting licenses and our ability to obtain additional frequencies and licenses.

        Please refer to the risk factors and other cautionary statements in CME's SEC reports, including, but not limited to, CME's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 28, 2014, as may be revised or supplemented by CME's Quarterly Reports on Form 10-Q (as such reports may be amended) to better understand the risks and uncertainties inherent in our business and underlying any forward looking statements.

        The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in this report. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

QUESTIONS AND ANSWERS RELATED TO THE RIGHTS OFFERING

        The following are examples of what we anticipate will be common questions about the Rights Offering, the Units, the New Notes, the Unit Warrants and Class A Common Stock issuable upon exercise of the Unit Warrants. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering, the Units, the New Notes, the Unit Warrants and Class A Common Stock issuable upon exercise of the Unit Warrants. You should carefully read this prospectus and the documents incorporated by reference in this prospectus as they contain more detailed descriptions of the terms and conditions of the Rights Offering, the Units, the New Notes, the Unit Warrants and Class A Common Stock issuable upon exercise of the Unit Warrants and provide additional information about us and our business, including potential risks related to the Rights Offering, the Units, the New Notes, the Unit Warrants and Class A Common Stock issuable upon exercise of the Unit Warrants offered in the Rights Offering.

What is being offered in the Rights Offering?

        We are distributing in the Rights Offering non-transferable Rights at no charge to the holders as of the record date of our outstanding (a) shares of Class A Common Stock, (b) share of Series A Preferred Stock (allocated on an as-converted basis) and (c) shares of Series B Preferred Stock (allocated on an as-converted basis as of December 25, 2013). We are distributing one (1) Right for every 62.0102 outstanding shares of Class A Common Stock and every 62.0102 shares of Class A Common Stock issuable upon conversion of the outstanding share of Series A Preferred Stock and upon conversion of the outstanding shares of Series B Preferred Stock (calculated as of December 25, 2013). Each Right will entitle the holder thereof to purchase, at the holder's election and subject to the satisfaction of the minimum subscription amount, at the Subscription Price, one (1) Unit, consisting of (a) a New Note in the original principal amount of $100.00 and (b) 21 Unit Warrants, with each Unit Warrant entitling the holder thereof to purchase one share of our Class A Common Stock. See "Is there a minimum subscription amount for Eligible Securityholders to participate in the Rights Offering?" for additional information. Any Units not purchased in the Rights Offering will be acquired by Time Warner. We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful.

What agreements have been executed with Time Warner related to the financing transactions?

        Time Warner is the largest holder of shares of our Class A Common Stock and the sole holder of shares of our Series A Preferred Stock and Series B Preferred Stock. We have executed the Framework Agreement (the "Framework Agreement"), pursuant to which we and Time Warner committed, subject to the terms and conditions thereof, to undertake the financing transactions described herein, including the Rights Offering. On the same date that we executed the Framework Agreement, we entered into a term loan credit agreement (the "Time Warner Term Loan Agreement") with Time Warner. The Time Warner Term Loan Agreement provides that Time Warner will make a term loan (the "Time Warner Term Loan") to us as follows: (x) in the event of the closing of the Rights Offering, Backstop Private Placement and TW Unit Private Placement prior to May 29, 2014 (the "Bridge Date"), concurrently with the closing of the Rights Offering, Backstop Private Placement and TW Unit Private Placement, Time Warner will make a term loan to us in the aggregate principal amount of $30.0 million that matures on December 1, 2017, or (y) on the Bridge Date in the event the Rights Offering, Backstop Private Placement and TW Unit Private Placement are not closed prior to the Bridge Date, Time Warner will provide the Term Loan to us in the aggregate principal amount equal to the sum of (i) the U.S. dollar equivalent of the aggregate principal amount of the 2016 Fixed Rate Notes outstanding, plus the early redemption premium thereon payable to the holders thereof upon discharge of the 2016 Fixed Rate Notes, in each case, as of the business day immediately prior to the Bridge Date using the

Euro/U.S. Dollar spot exchange rate published in the Wall Street Journal (the "Refinancing Portion of the Term Loan") plus (ii) $30.0 million that matures on September 8, 2014 (the "Initial Term Loan Maturity Date"). In the event that the Rights Offering (including the Backstop Private Placement) and TW Unit Private Placement are closed after the Bridge Date but on or before the Initial Term Loan Maturity Date, the proceeds from the Rights Offering, Backstop Private Placement and TW Unit Private Placement will be used to prepay the Refinancing Portion of the Term Loan, and the maturity date of the Time Warner Term Loan with respect to the remaining amount outstanding thereunder will be extended to December 1, 2017. If the Rights Offering, Backstop Private Placement and TW Unit Private Placement have not been closed on or before the Initial Term Loan Maturity Date, the Initial Term Loan Maturity Date will be extended to December 1, 2017, and the Company shall issue and deliver to Time Warner warrants to purchase 84,000,000 shares of Class A Common Stock (the "Term Loan Warrants") exercisable, subject to the approval of our shareholders under NASDAQ Marketplace rules, from the second anniversary of the issue date until the fourth anniversary of the issue date, at an exercise price of $1.00 per share, subject to the limited right of Time Warner to exercise the Term Loan Warrants earlier in order to maintain the TW Ownership Threshold (as defined below). Upon such extension of the Initial Term Loan Maturity Date, Time Warner's obligations under the Purchase Agreement will be terminated. The Term Loan Warrants represent the number of Unit Warrants Time Warner would have purchased at the closing of the Rights Offering, Backstop Private Placement (assuming that no Eligible Securityholders exercised Rights in the Rights Offering) and TW Unit Private Placement. In addition, under the Framework Agreement, Time Warner agreed to extend to us a revolving credit facility that matures on December 1, 2017 in the aggregate principal amount of $115.0 million (the "Time Warner Revolving Credit Facility") at the earlier of (a) the closing of the Rights Offering, Backstop Private Placement and TW Unit Private Placement or (b) the funding of the Time Warner Term Loan.

        In connection with the transactions contemplated by the Framework Agreement, we agreed to issue to Time Warner, subject to the terms thereof and of an escrow agreement (the "Escrow Agreement") among American Stock Transfer & Trust Company, LLC (the "Warrant Agent" and, with respect to the TW Initial Warrant, the "Escrow Agent"), Time Warner and us, a warrant (the "TW Initial Warrant") to purchase 30,000,000 shares of Class A Common Stock exercisable, subject to the approval of our shareholders under NASDAQ Marketplace rules, from the second anniversary of the issue date until the fourth anniversary of the issue date, at an exercise price of $1.00 per share, subject to the limited right of Time Warner to exercise the TW Initial Warrant earlier in order to maintain the TW Ownership Threshold (as defined below). Pursuant to the Escrow Agreement, we deposited with the Escrow Agent to hold in escrow an irrevocable instruction letter for the issuance of the TW Initial Warrant, which TW Initial Warrant shall be executed by us on deposit and countersigned by the Warrant Agent upon release. The Escrow Agent will release the irrevocable instruction letter and follow the instructions therein to issue the TW Initial Warrant to Time Warner upon notice from Time Warner to the Escrow Agent at the earliest to occur of (i) the date of the closing of the Rights Offering, TW Unit Private Placement, Backstop Private Placement and the Time Warner Term Loan, (ii) the date on which the Term Loan is funded, and (iii) the date on which Time Warner certifies to the Escrow Agent in Time Warner's good faith determination that we breached the Framework Agreement and such breach, if capable of cure, remains uncured after 15 business days' notice from Time Warner to us.

        In addition to Time Warner's committing, subject to the satisfaction or waiver of certain conditions, including the funding of the Time Warner Term Loan (if the Rights Offering, Backstop Private Placement and TW Unit Private Placement are closed prior to the Bridge Date) to exercise in full its subscription privilege at the Subscription Price for all of the Rights allocated to Time Warner in the Rights Offering in respect of its shares of Class A Common Stock, Series A Preferred Stock and Series B Preferred Stock, we have agreed to issue to Time Warner, and Time Warner has agreed to purchase, 581,533 TW Private Placement Units at the Subscription Price in the TW Unit Private

Placement. The TW Private Placement Units are not included in the 3,418,467 Units that we are offering in the Rights Offering. In total, we are offering 4,000,000 Units in the Rights Offering and TW Unit Private Placement. The Units Time Warner will purchase in the Rights Offering and the TW Unit Private Placement represent approximately 70% of all Units that will be issued by the Company, which Time Warner is obligated to purchase under the Purchase Agreement.

        Under the Purchase Agreement, Time Warner has also committed to purchase at the Subscription Price in the Backstop Private Placement any and all remaining Units that are not purchased through the exercise of Rights in the Rights Offering. The exact amount of Backstop Units to be purchased by Time Warner pursuant to the Backstop Purchase Commitment will vary depending upon the number of Units purchased through the exercise of Rights in the Rights Offering by our Eligible Securityholders (other than Time Warner). If our Eligible Securityholders (other than Time Warner) do not purchase any Units in the Rights Offering, Time Warner will purchase all of the Units offered by the Company in the Rights Offering and the TW Unit Private Placement, following which its economic ownership interest in our Class A Common Stock would be approximately 78.7% on a fully diluted basis (without giving effect to any accretion of the Series B Preferred Stock after December 25, 2013).

        The TW Initial Warrant and all Unit Warrants issued to Time Warner pursuant to the Rights Offering, the TW Unit Private Placement and the Backstop Private Placement may be exercised by Time Warner prior to the second anniversary of their issue date, if and at such time and in such amounts, as would allow Time Warner to own up to 49.9% of the outstanding shares of Class A Common Stock (including any shares attributed to Time Warner as part of a group under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "TW Ownership Threshold")).

Why are we engaging in the Rights Offering, Backstop Private Placement (if necessary) and TW Unit Private Placement?

        Our attempts to increase television advertising prices in 2013 were met with significant resistance from certain advertisers and agencies in the Czech Republic. This resulted in a significant decline in revenues for 2013 compared to 2012. Looking forward, we expect the impact of the challenging environment in the Czech Republic to continue as we endeavor to attract back advertising clients while continuing to seek improvements in pricing compared to 2012. While we expect a significant improvement in Czech advertising revenues in 2014, we do not expect advertising revenues in the Czech Republic to reach 2012 levels in 2014. We anticipate a similar trend in our consolidated results for 2014, and expect to build upon them in 2015. Our financial situation in 2013 was also impacted by a further decline in advertising revenues in the Slovak Republic due to the reaction to our pricing initiatives in the Czech Republic from clients who also advertise in the Slovak Republic. Furthermore, carriage fee negotiations in the Czech Republic during 2013 did not advance to the extent that we had expected. As a result, we continue to take actions to conserve cash, including targeted reductions to our operating cost base through cost optimization programs and restructuring efforts, the deferral of programming commitments and capital expenditures and the deferral or cancellation of development projects. We have also delayed the settlement of payment obligations with a number of key suppliers, including payments due under contracts for acquired programming, which has resulted in our accounts payable and accrued liabilities increasing to $296.4 million at December 31, 2013 compared to $255.7 million at December 31, 2012 and $240.0 million at December 31, 2011. Despite the expectation of significantly improved revenue and OIBDA (as defined below) performance in 2014, our cash interest costs and need to improve our payables position will result in increased operating cash outflows during 2014 compared to 2013. We expect that our cash flows from operating activities will continue to be insufficient to cover operating expenses and interest payments and we will need other capital resources this year to fund our operations, our debt service and other obligations as they become due, including the settlement of such deferred payment obligations.

        We evaluated options to improve our liquidity in light of our results for 2013, our outlook for 2014 and our plan to improve our payables position. In this respect, following the end of the third quarter of 2013 we began discussions with Time Warner regarding a potential capital transaction, including the potential issuance of debt, to address our liquidity position. Following the publication of our third quarter earnings, we held investor meetings with certain of our debt and equity investors. We subsequently explored the availability of other financing options, including equity financing, a combination of debt and equity financing and asset sales. Based on information received during our investor meetings and the exploration of our financing alternatives, we concluded that any financing involving equity was not viable without the upfront significant committed participation of Time Warner, which Time Warner did not provide. In addition, we received proposals from several potential purchasers regarding the acquisition of certain assets. The proposals we received, however, were from opportunistic purchasers who expected to purchase such assets at a substantial discount to the value of these businesses or such offers came with significant timing or execution risk.

        After consideration of these discussions and inquiries and in light of the continued severe pressure on our liquidity during the latter part of 2013 and our expectation that this will continue through 2014, our board of directors (excluding the interested directors) (the "Disinterested Directors") determined that the Rights Offering together with the other financing transactions with the participation of Time Warner was in the best interests of the Company and we entered into the Framework Agreement pursuant to which we and Time Warner committed, subject to the terms and conditions thereof, to undertake and facilitate the financing transactions described herein, including the Rights Offering, Backstop Private Placement and TW Unit Private Placement. The principal purpose of these financing transactions is to enhance our overall liquidity and cash flow by refinancing the remaining €273.0 million aggregate principal amount of the 2016 Fixed Rate Notes, which are cash pay indebtedness, with non-cash pay indebtedness, including the New Notes (including the New Notes issuable in connection with the Backstop Purchase Commitment and TW Unit Private Placement), Time Warner Term Loan and the Time Warner Revolving Credit Facility. If the Rights Offering (including the Backstop Private Placement), TW Unit Private Placement and other financing transactions contemplated by the Framework Agreement are not closed, we will need other external sources of capital to continue our operations, including through other debt or equity financing transactions or asset sales, which may not be available or may not be available on acceptable terms. If these actions are not successful and we are unable to continue to delay payments to some of our major suppliers, we will not have sufficient liquidity to continue to fund our operations in the middle of 2014. See "Risk Factors—There is uncertainty regarding our ability to continue as a going concern."

Are the Rights tradable?

        No. The Rights will not be transferable and will not be listed on any exchange. You may not sell, transfer or assign your Rights to anyone.

Are the Units tradable?

        No. Upon the closing of the Rights Offering, the components of the Units will immediately separate from one another such that the New Notes and Unit Warrants will constitute separate securities and will be transferable separately. The Units are not transferable, nor will they be listed on any exchange.

What do I purchase if I exercise my Rights?

        You will receive one Right for every 62.0102 shares of our Class A Common Stock that you own. Each Right will entitle you to purchase one (1) Unit at the Subscription Price of $100.00 per Unit. Each Unit consists of (i) a New Note in the original principal amount of $100.00 and (ii) 21 Unit Warrants.

Is there a minimum subscription amount for Eligible Securityholders to participate in the Rights Offering?

        Yes. You may only purchase whole Units in the Rights Offering at the subscription price of $100.00 per Unit. Accordingly, $100.00 is the minimum subscription amount. We are distributing one Right for every 62.0102 shares of our Class A Common Stock (that is, for each share of Class A Common Stock that you own, there is a corresponding 0.0161 of a Right). For example: If you own 1700 shares of Class A Common Stock, you would be entitled to subscribe for 27 Units (1700 × 0.0161, rounded down to the nearest whole number). If you hold fewer than 62.0102 shares of our Class A Common Stock on the record date, then you will not be able to satisfy the minimum subscription amount and will not be able to participate in the Rights Offering.

May I purchase fractional Units in the Rights Offering?

        No. Each Right may only be exercised for one Unit.

Are there any limits on the number of Units I may purchase in the Rights Offering?

        Yes. The number of Units that you may purchase in the Rights Offering is limited by the number of shares of our Class A Common Stock that you held on the record date. You may only purchase the number of whole Units purchasable upon exercise of the Rights distributed to you in the Rights Offering, subject to the satisfaction of the minimum subscription amount. We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful.

Will there be a liquid market for the New Notes and Unit Warrants?

        No. We expect that the market for the New Notes and Unit Warrants will be largely illiquid. There is no assurance that an active trading market will develop for the New Notes or Unit Warrants. If no active trading market develops, you may not be able to resell the New Notes at or above par value or the Unit Warrants at or above the exercise price for the Unit Warrants, if at all. In addition, a minimum of approximately 65% of the New Notes and Unit Warrants issued pursuant to the Rights Offering will initially be held by Time Warner, an affiliate of CME, and possibly more pursuant to Time Warner's Backstop Purchase Commitment. Moreover, the New Notes and Unit Warrants to be issued to Time Warner pursuant to the TW Unit Private Placement and the Backstop Private Placement and the TW Initial Warrant will be "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemption from registration under the Securities Act and as required under applicable state securities laws. All New Notes and Unit Warrants issued to Time Warner pursuant to the Rights Offering (excluding the Backstop Private Placement) will not be considered "restricted securities," but will nevertheless be subject to the limitations on resale set forth in Rule 144 relating to the resale of securities held by an affiliate of the issuer. These restrictions may further impede the development of a market for the New Notes and Unit Warrants. As a result, you may not be able to sell the New Notes or the Unit Warrants at a price equal to or greater than the Subscription Price or at a price you believe may be indicated by the price per Unit, if at all.

How will we use the proceeds from the Rights Offering, Backstop Private Placement and TW Unit Private Placement?

        Assuming that the Rights Offering and the transactions contemplated by the Purchase Agreement are closed (including the TW Unit Private Placement and, if applicable, the Backstop Private Placement), we expect to receive net proceeds, after deducting fees and expenses, of approximately

$386.2 million in the aggregate, in addition to the $30.0 million of proceeds from the Time Warner Term Loan. Except as otherwise described in the following paragraph, we intend to use the net proceeds, together with the proceeds from the Time Warner Term Loan, to redeem and repay in full all 2016 Fixed Rate Notes, including the early redemption premium and accrued interest thereon. The 2016 Fixed Rate Notes will be cancelled on redemption.

        Alternatively, if we are unable to close the Rights Offering prior to the Bridge Date, then we will redeem and repay in full all outstanding 2016 Fixed Rate Notes, including the early redemption premium and accrued interest thereon, with the proceeds from the Time Warner Term Loan. If we do so, then we intend to use the net proceeds from the exercise of Rights in the Rights Offering, the purchase of TW Private Placement Units and the Backstop Units, if any, in each case, if closed, to repay in full the outstanding amounts of principal and interest under the Refinancing Portion of the Term Loan, as well as related fees and expenses. Following the earlier of (i) the date of the closing of the Rights Offering and (ii) the funding of the Time Warner Term Loan, the proceeds from the Time Warner Revolving Credit Facility will be available for our general corporate purposes. See "Use of Proceeds" for more information.

How was the Subscription Price of $100.00 per Unit and the exercise price of the TW Initial Warrant and Unit Warrants determined?

        The Disinterested Directors set the Subscription Price of $100.00 per Unit in the Rights Offering. The Subscription Price was set with reference to the amount of financing we require in order to redeem and repay in full all outstanding 2016 Fixed Rate Notes, including the early redemption premium, after deciding that the transaction should be made widely available to our shareholders. This amount of financing has been allocated pro rata over the Units to be offered pursuant to the Rights Offering. The Disinterested Directors set the exercise price of the TW Initial Warrant, Unit Warrants and Term Loan Warrants based on negotiations with Time Warner. (See "Determination of the Subscription Price" and "The Rights Offering—Reasons for the Rights Offering" for more information.) The price per Unit in the Rights Offering may not be indicative of the market value of the New Notes or Unit Warrants underlying each Unit. We cannot assure you that the trading price of our Class A Common Stock will not decline during or after the Rights Offering. We do not intend to change the Subscription Price or the terms of the Units in response to changes in the trading price of our Class A Common Stock prior to the closing of the Rights Offering.

Am I required to subscribe in the Rights Offering?

        No. Subject to satisfaction of the minimum subscription amount, you may exercise any number of your Rights or you may choose not to exercise any Rights. If you do not exercise any Rights, you will not be issued any New Notes or Unit Warrants. If you choose not to exercise your Rights in full (subject to satisfaction of the minimum subscription amount), your ownership interest in the Company may be diluted by issuances of Class A Common Stock upon exercise of Unit Warrants by others, and may be further diluted if the TW Initial Warrant is exercised by Time Warner.

How soon must I act to exercise my Rights?

        The Rights may be exercised at any time during the Subscription Period, which commences on April 3, 2014 and expires at 5:00 p.m., New York City time, on April 25, 2014, unless the Subscription Period is extended. We do not intend to extend the Subscription Period. If you elect to exercise any Rights, the Subscription and Information Agent must receive all required documents and payments from you at or prior to the expiration of the Subscription Period. If you elect to exercise any Rights and timely submit all required documents and payment prior to the expiration of the Subscription Period, your Rights will be considered exercised at 5:00 p.m., New York City time on April 25, 2014.

How do I exercise my Rights?

        If you wish to participate in the Rights Offering, you must properly complete the enclosed rights certificate and deliver it, along with the full Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate (including, but not limited to, a completed Form W-8 or W-9), to the Subscription and Information Agent before the expiration of the Subscription Period at 5:00 p.m., New York City time, on April 25, 2014. If you use the mail, we recommend that you use insured, registered mail, postage prepaid, return receipt requested. If you cannot deliver your rights certificate to the Subscription and Information Agent prior to the expiration of the Subscription Period, you may follow the guaranteed delivery procedures described under "The Rights Offering—Guaranteed Delivery Procedures."

        If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, but, in each case, which satisfies the minimum subscription amount, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received. If the payment exceeds the Subscription Price for the full exercise of your Rights, or if you subscribe for more Units than you are eligible to purchase, then the excess will be returned to you as soon as practicable, without interest or penalty. If you send a payment that is insufficient to exercise the minimum subscription amount or are otherwise ineligible to exercise Rights, your Rights will not be exercised and your entire payment received by the Subscription and Information Agent will be returned to you as soon as practicable, without interest or penalty, following the expiration of the Subscription Period. You will not receive interest on any payments refunded to you under the Rights Offering. We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful. If you elect to exercise any Rights and timely submit all required documents and payment prior to the expiration of the Subscription Period, your Rights will be considered exercised at 5:00 p.m., New York City time on April 25, 2014.

        DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

What should I do if I want to participate in the Rights Offering but my Rights are held in the name of a broker, dealer, custodian bank or other nominee?

        If your shares are held in "street name" through a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the rights you own. Your broker, dealer, custodian bank or other nominee, as the record holder, will notify you of the Rights Offering. The record holder must exercise the Rights and send payment of the aggregate Subscription Price on your behalf. Beneficial owners of our Class A Common Stock whose shares are held in "street name" will have their Unit Warrants credited to the account of their broker, dealer, custodian bank or other nominee. If you wish to exercise Rights in the Rights Offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. You will not receive a rights certificate from us. Please follow the instructions of your broker, dealer, custodian bank or other nominee in exercising your Rights. Your broker, dealer, custodian bank or other nominee may establish a submission deadline that may be before the expiration of the Subscription Period.

When and how will I receive the New Notes upon exercise of my Rights?

        After the expiration of the Subscription Period, the New Notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, DTC or, if you are a record holder of shares of our Class A Common Stock and are not exercising your Rights through a DTC participant (as defined under "—Global Warrants"), the New Notes will be issued in physical form that is not deposited with DTC. The Company expects to deliver the New Notes to record holders on or about May 2, 2014.

When and how will I receive the Unit Warrants upon exercise of my Rights?

        Unit Warrants will be issued in book-entry only form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, DTC, or, if you are a record holder of shares of our Class A Common Stock and are not exercising your rights through a DTC participant, in the Direct Registration System ("DRS"), a record of which will be maintained by the Warrant Agent.

        Beneficial owners of our Class A Common Stock whose shares are held in "street name" will have their Unit Warrants credited to the account of their broker, dealer, custodian bank or other nominee. The Company expects to deliver the Unit Warrants to record holders on or about May 2, 2014. The TW Initial Warrant and Unit Warrants issued to Time Warner pursuant to the TW Unit Private Placement and Backstop Purchase Commitment (if applicable) will be issued in definitive form that is not deposited with DTC or with the Warrant Agent.

Are we requiring a minimum aggregate subscription to close the Rights Offering?

        No. There is no minimum aggregate subscription requirement to close the Rights Offering. If, however, we issue any Units in the Rights Offering, we will issue all Units in respect of Rights that are properly exercised prior to the expiration of the Subscription Period. Any Units underlying Rights not exercised prior to the expiration of the Subscription Period will be purchased by Time Warner pursuant to its Backstop Purchase Commitment under the Purchase Agreement.

What happens if the Rights Offering is not fully subscribed?

        Any Units underlying Rights not exercised prior to the expiration of the Subscription Period will be purchased by Time Warner pursuant to its Backstop Purchase Commitment under the Purchase Agreement, subject to the terms thereof. If no Eligible Securityholders other than Time Warner exercise their Rights, then Time Warner will purchase all the Units offered by the Company in the Rights Offering and the TW Unit Private Placement, following which its economic ownership interest in our Class A Common Stock would be approximately 78.7% on a fully diluted basis (without giving effect to the accretion of the Series B Preferred Stock after December 25, 2013).

Why did the Company sign the Purchase Agreement with Time Warner in connection with the Rights Offering?

        In order to ensure that we may have sufficient proceeds to redeem and repay in full all outstanding 2016 Fixed Rate Notes, including the early redemption premium and accrued interest thereon, we agreed with Time Warner, subject to the satisfaction or waiver of certain conditions, that Time Warner would (i) exercise in full all of the Rights allocated to it in the Rights Offering in respect of its shares of Class A Common Stock, Series A Preferred Stock and Series B Preferred Stock at the Subscription Price, (ii) purchase the TW Private Placement Units at the Subscription Price in the TW Unit Private Placement and (iii) purchase any Units not acquired by other Eligible Securityholders in the Backstop Private Placement pursuant to its Backstop Purchase Commitment.

What are the material terms of the New Notes?

        We are issuing $341.8 million aggregate original principal amount of the New Notes in the Rights Offering, assuming that it closes. Assuming that the transactions contemplated by the Purchase Agreement are closed, we will issue $400 million aggregate original principal amount of the New Notes. The New Notes will bear interest at a rate of 15.0% per annum. We will pay interest on the New Notes semi-annually on June 1 and December 1 of each year, commencing December 1, 2014. Interest will be paid in arrears (a) on each interest payment date on or prior to November 15, 2015 (the maturity date of the 2015 Convertible Notes) by adding the amount of such interest to the principal balance of the New Notes and (b) on each interest payment date thereafter, at our option either (i) entirely in cash or (ii) by increasing the principal amount of the New Notes.

        The New Notes will mature on the earlier of (i) December 1, 2017 and (ii) the date of the occurrence of any one or all of the following: (a) an acceleration of the Time Warner Term Loan Agreement, (b) any voluntary or involuntary repayment or prepayment (including through a purchase of the loans outstanding under the Time Warner Term Loan) in full of the principal amount of the Time Warner Term Loan, whether or not such repayment or prepayment is permitted under the terms of the Time Warner Term Loan Agreement or under the indenture governing the New Notes or (c) any other date on which the Time Warner Term Loan Agreement has been terminated and is no longer outstanding.

        The New Notes will be our senior secured obligations and will rank pari passu in right of payment with all of our existing and future senior indebtedness and will be effectively senior to all existing and future unsecured indebtedness of ours to the extent of the assets securing the New Notes. The New Notes will be fully and unconditionally and jointly and severally guaranteed, subject to certain limits imposed by local law, on a senior basis by two of our wholly-owned subsidiaries, CME NV and CME BV.

        If we experience a "change of control" together with a rating decline, you will have the right to require us to offer to purchase from you all or a portion of the New Notes at a purchase price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase. Certain asset dispositions by us and our restricted subsidiaries will be triggering events which may require us (i) to use the excess proceeds from those asset dispositions to make an offer to purchase the New Notes at 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase and/or (ii) to make an offer to purchase any pari passu indebtedness.

        We may redeem some or all of the New Notes at any time, at a redemption price equal to their principal amount, plus accrued and unpaid interest, if any, to the date of redemption. See "Risk Factors—Risks pertaining to the New Notes" and "Description of the New Notes" for more information.

Will the New Notes be issued with original issue discount for U.S. federal income tax purposes?

        Yes. For U.S. federal income tax purposes, the issue price of a Unit will be allocated between the New Note and the Unit Warrant based on their relative fair market values. We anticipate that the fair market value of the Unit Warrants will be significant. In addition, because prior to November 15, 2015 we will pay interest on the New Notes by adding the amount of such interest to the principal balance of the New Notes and may elect to do so thereafter, none of the interest payments on the New Notes will be qualified stated interest for U.S. federal income tax purposes. For these reasons, the New Notes will be issued with original issue discount ("OID") for U.S. federal income tax purposes and the amount of such OID is likely to be significant. U.S. investors in the New Notes will generally be required to include amounts representing such OID in their gross income as it accrues in advance of the receipt of cash payments attributable to such income using the constant yield method. See "Certain Material U.S. Federal Income Tax Considerations."

What are the material terms of the Unit Warrants?

        Each Unit Warrant is initially exercisable for one share of our Class A Common Stock at an exercise price per share of $1.00. The number of shares of our Class A Common Stock underlying the Unit Warrants and the exercise price are subject to certain adjustments in connection with, among other events, a stock split, a stock dividend, a subdivision, combination, repurchase or reclassification of shares of our Class A Common Stock. (See "Description of the Unit Warrants—Adjustments" for more information.) Subject to applicable laws and regulations, the Unit Warrants may be exercised at any time starting on the second anniversary of their date of issuance until 5:00 p.m., New York City time on the fourth anniversary of their date of issuance, subject to the limited right of Time Warner to exercise the TW Initial Warrant or any of its Unit Warrants earlier in order to maintain the TW Ownership Threshold. The Unit Warrants will only be exercisable for cash, unless we do not maintain an effective registration statement. We have agreed to use our commercially reasonable efforts to keep a registration statement effective covering the issuance of the Class A Common Stock issuable upon the exercise of the Unit Warrants. If the registration statement ceases to be effective for any reason at the time of exercise of any Unit Warrants, holders will be able to exercise their Unit Warrants on a cashless basis pursuant to an exemption from the registration requirements of the Securities Act under Section 3(a)(9). The holders of the Unit Warrants will not have voting rights or other rights as a shareholder unless and until (and then only to the extent) the Unit Warrants have been exercised and settled. See "Description of the Unit Warrants" for more information.

May I sell my New Notes or Unit Warrants?

        Yes. Under the Indenture governing the New Notes, we have agreed to use our commercially reasonable efforts to have listed, and intend to apply to list, the New Notes on the Euro MTF Market of the Luxembourg Stock Exchange. Even if such application is unsuccessful, you may be able to sell your New Notes in the PORTAL market or in a private transaction. The Unit Warrants will not be listed for trading on any stock exchange; however, you may be able to sell your Unit Warrants in a private transaction. We cannot assure you that there will be a market to sell the New Notes or the Unit Warrants, or the price at which you will be able to sell your New Notes or your Unit Warrants, particularly due to the limited liquidity of the securities. (See "—Will there be a liquid market for the New Notes and Unit Warrants?" for more information.) In addition, following the closing of the Rights Offering, the New Notes may not be immediately tradable on the Euro MTF Market of the Luxembourg Stock Exchange until a decision is made with respect to the listing applications for the New Notes. As a result, even if the listing application is successful, the New Notes may not be listed immediately following the closing of the Rights Offering.

In what denominations may I sell my New Notes?

        If you purchase Units in the Rights Offering, you will receive New Notes only in a minimum denomination of $100.00 and multiples of $100.00. You may sell the New Notes, however, in a minimum denomination of $100.00 and integral multiples of $1.00 in excess thereof under the terms of the Indenture.

What happens to my Unit Warrants if I sell my New Notes before I exercise my Unit Warrants?

        You may exercise your Unit Warrants even if you have sold your New Notes prior to the exercise of your Unit Warrants.

Can we amend the terms of, cancel or extend the Rights Offering?

        Although we do not intend to do so, we may amend the terms of the Rights Offering or modify the Subscription Period of the Rights Offering at any time prior to the expiration of the Subscription Period, subject to the approval of Time Warner. We also reserve the right to withdraw the Rights Offering at any time prior to the expiration of the Subscription Period and for any reason, subject to the approval of Time Warner. If you elect to exercise any Rights and timely submit all required documents and payment prior to the expiration of the Subscription Period, your Rights will be considered exercised at 5:00 p.m., New York City time on the expiration of the Subscription Period. If the Rights Offering is cancelled, all payments of the aggregate Subscription Price received by the Subscription and Information Agent will be returned, without interest or penalty, as soon as practicable to those persons who subscribed for Units in the Rights Offering.

How will I be notified if the Rights Offering is extended, amended or terminated?

        Any extension, amendment or termination will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. For more information regarding notification of extensions, amendments or the termination of the Rights Offering, see "The Rights Offering—Amendments, Extension or Cancellation."

Has our board of directors, Dealer Manager, Subscription and Information Agent or Time Warner made a recommendation to shareholders regarding the Rights Offering?

        No. None of our board of directors, Dealer Manager, Subscription and Information Agent or Time Warner is making any recommendation regarding your exercise of Rights in the Rights Offering or the sale or transfer of the underlying New Notes or Unit Warrants or shares of Class A Common Stock issuable upon exercise of the Unit Warrants. Further, we have not authorized anyone to make any recommendation. Holders who exercise Rights will incur investment risk on new money invested. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering and the information contained in, or incorporated by reference in, this prospectus, as it may be supplemented from time to time.

Will our directors, executive officers or significant shareholders (other than Time Warner) participate in the Rights Offering?

        Our directors and executive officers who own shares of Class A Common Stock, as well as significant shareholders other than Time Warner, are permitted, but not required, to participate in the Rights Offering on the same terms and conditions applicable to all shareholders. (See "What agreements have been executed with Time Warner" and "What is the TW Unit Private Placement and Backstop Purchase Commitment?" for more information regarding the terms upon which Time Warner has agreed to participate in the Rights Offering.) Nevertheless, each such director and executive officer may determine, in his sole discretion, not to participate in the Rights Offering. Any such director, executive officer or significant shareholder who subscribes for Units in the Rights Offering will pay $100.00 per Unit, the same Subscription Price paid by all other persons who exercise their Rights in the Rights Offering.

Will there be any changes to the composition of our board of directors as a result of the Framework Agreement, Purchase Agreement and related transactions?

        Yes. Currently, our board of directors consists of seven (7) directors, with one (1) of such directors designated by Time Warner. On the earlier of (a) the mailing of the notice for our 2014 Annual General Meeting, (b) the funding of the Time Warner Term Loan, and (c) April 15, 2014, the size of our board of directors must be not more than eleven (11) directors, with one (1) less than the majority in number of such directors designated by Time Warner, who shall be duly appointed to the board of directors. (See "The Rights Offering—Framework Agreement—Time Warner's Appointees to the Board of Directors" for more information.)

What form of payment is required to purchase the Units offered in the Rights Offering?

        Payments submitted to the Subscription and Information Agent must be made in full in U.S. currency by:

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  certified check drawn against a U.S. bank payable to "Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription and Information Agent for Central European Media Enterprises Ltd.)";

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  U.S. bank draft payable to "Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription and Information Agent for Central European Media Enterprises Ltd.)";

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  U.S. postal money order payable to "Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription and Information Agent for Central European Media Enterprises Ltd.)"; or

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  wire transfer to the account information set forth on the rights certificate for the benefit of "Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription and Information Agent for Central European Media Enterprises Ltd.)."

To be effective, any payment related to the exercise of a Right must be received by the Subscription and Information Agent and clear prior to the expiration of the Subscription Period. You are responsible for all bank or similar fees and charges related to payment by certified check, bank draft, money order or wire transfer.

After I send in my payment and rights certificate to the Subscription and Information Agent, may I revoke or cancel my exercise of Rights?

        No. Once you submit the form of rights certificate to exercise any Rights, you are not allowed to revoke, cancel or change the exercise of your Rights or request a refund of monies paid. All exercises of Rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your Rights unless you are certain that you wish to do so at the Subscription Price of $100.00 per Unit. The Subscription Price per Unit may not be indicative of the market value of the Rights, the New Notes, the Unit Warrants or shares of Class A Common Stock issuable upon exercise of the Unit Warrants. We cannot predict the price at which our New Notes, Unit Warrants or shares of Class A Common Stock issuable upon exercise of the Unit Warrants will trade after the Rights Offering. Prior to the issuance of our New Notes and Unit Warrants there will be no market for those securities and you may not be able to sell the New Notes or the Unit Warrants at a price you believe may be indicated by the price per Unit, if at all. (See "Will there be a liquid market for the New Notes and Unit Warrants?" for more information.)

Are there any conditions to closing the Rights Offering?

        On March 11, 2014, we satisfied a condition to the Rights Offering by obtaining consent from the holders of at least a majority in principal amount of the 9% Senior Secured Notes due 2017 issued by CET 21 to the incurrence of debt under the Time Warner Revolving Credit Facility and the Time Warner Term Loan Facility (the "2017 Fixed Rate Noteholder Consent"), the incurrence of an additional €40.0 million of indebtedness, and the amendment of the indenture governing the 2017 Fixed Rate Notes and the CME Intercreditor Agreement (as hereinafter defined) to provide that all secured parties to the CME Intercreditor Agreement will accelerate their indebtedness and cooperate in respect of enforcement of the relevant collateral subject to the CME Intercreditor Agreement if any secured party seeks enforcement. The Rights Offering remains subject, among other things, to satisfaction of the following conditions: (a) the approval at the special general meeting to be held on April 14, 2014 of (i) an increase in the number of authorized shares of Class A Common Stock to 440,000,000 shares, and (ii) the Rights Offering and the issuance to Time Warner of the TW Initial Warrant exercisable for 30,000,000 shares of Class A Common Stock and Unit Warrants or, alternatively, Term Loan Warrants, in either case exercisable for up to 84,000,000 shares of Class A Common Stock, by a majority of the votes cast by the holders of the shares of Class A Common Stock and the Series A Preferred Stock entitled to vote thereon, voting together as a single class, (b) the size of our board of directors shall be not more than eleven (11) directors, with one (1) less than the majority in number of such directors designated by Time Warner, who shall be duly appointed to our board of directors, (c) the Time Warner Term Loan being funded and (d) no material adverse effect on us and our subsidiaries shall have occurred since the date of the Framework Agreement. (See "The Rights Offering—Purchase Agreement—Conditions to Time Warner's Obligations.")

If all or a portion of my subscription is not accepted, will my payment of the aggregate Subscription Price be refunded to me?

        Yes. The Subscription and Information Agent will hold all funds it receives in a segregated bank account until closing of the Rights Offering. If we do not accept all or a portion of your subscription, all excess payment of your aggregate Subscription Price received by the Subscription and Information Agent will be returned as soon as practicable, without interest or penalty. If your shares are held in "street name," it may take longer for you to receive your payment of the Subscription Price because the Subscription and Information Agent will return payments through the record holder of your shares.

What fees or charges apply if I exercise my Rights in the Rights Offering?

        We are not charging any fee or sales commission to issue Rights or Units to you or to issue the New Notes or Unit Warrants underlying the Units to you if you exercise your Rights. If you exercise your Rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your record holder may charge you. In addition, you are responsible for paying any transaction fees or commissions that you may incur in connection with the exercise of your Rights or the sale or purchase of the New Notes or Unit Warrants underlying the Units.

What risks should I consider in deciding whether or not to exercise my Rights?

        In deciding whether to participate in the Rights Offering, you should carefully consider the discussion of risks and uncertainties affecting us, the Rights Offering, the New Notes, the Unit Warrants and shares of our Class A Common Stock that are described under "Risk Factors."

What are the material U.S. federal income tax consequences of my participating in the rights offer?

        Please see "Certain Material U.S. Federal Income Tax Considerations." You should consult your own tax advisor for a full understanding of the tax consequences of the receipt of Rights and of participating in the Rights Offering.

To whom should I send my forms and payment?

        If your shares, and therefore your Rights, are held in "street name" through a broker, dealer, custodian bank or other nominee, then you should send the forms specified by your broker, dealer, custodian bank or other nominee, as the record holder, and payment of the aggregate Subscription Price to that record holder in accordance with their instructions. If, as of the record date, you were the record holder of shares of our Class A Common Stock, Series A Preferred Stock or Series B Preferred Stock, then you should send your rights certificate and payment of the aggregate Subscription Price by mail, overnight courier, wire transfer or other permitted means to the Subscription and Information Agent. The contact information for the Subscription and Information Agent is set forth on the back cover page of this prospectus. You are responsible for all bank or similar fees and charges related to payment by certified check, bank draft, money order or wire transfer.

        You or, if applicable, your broker, dealer, custodian bank or other nominee, as the record holder, are solely responsible for completing delivery to the Subscription and Information Agent of your rights certificate and payment of the aggregate Subscription Price. You should allow sufficient time for delivery of your rights certificate and payment of the aggregate Subscription Price to the Subscription and Information Agent and clearance of your payment before the expiration of the Subscription Period at 5:00 p.m. New York City time, on April 25, 2014, unless such date is extended by us or you have used the guaranteed delivery procedures described under "The Rights Offering—Guaranteed Delivery Procedures."

If the Rights Offering is not closed, will my payment of the aggregate Subscription Price be refunded to me?

        Yes. The Subscription and Information Agent will hold all funds it receives in a segregated bank account until closing of the Rights Offering. If the Rights Offering is not closed, the Subscription and Information Agent will return as soon as practicable, without interest or penalty, all payments of the aggregate Subscription Price.

Whom should I contact if I have other questions?

        If you have any questions regarding the Rights Offering, completing a rights certificate or submitting payment in the Rights Offering, please contact our Subscription and Information Agent, Broadridge Corporate Issuer Solutions, Inc., for the Rights Offering. The contact information for the Subscription and Information Agent is set forth on the back cover page of this prospectus.

 SUMMARY

        This summary highlights certain information about us and the offering of the Rights, Units, New Notes, Unit Warrants and Class A Common Stock issuable upon exercise of the Unit Warrants. It may not contain all of the information you should consider before making your investment decision and is qualified in its entirety by reference to the more detailed information and consolidated historical financial statements appearing elsewhere or incorporated by reference in this prospectus. Before making an investment decision, you should read this prospectus carefully, including the risks set forth under the caption "Risk Factors" in this prospectus and in the documents incorporated by reference herein, and in the information set forth under the caption "Where you can find more information."

Our Company

        We are a media and entertainment company operating in Central and Eastern Europe. Our assets are held through a series of Dutch and Curaçao holding companies. We broadcast 35 free-to-air and subscription television channels primarily in six countries: Bulgaria, Croatia, the Czech Republic, Romania, the Slovak Republic and Slovenia. All of these countries are members of the European Union. We broadcast to approximately 50 million people across these six countries, which had estimated combined television advertising spending of approximately $910 million in the year ended December 31, 2013.

        Our revenues are primarily generated through the sale of advertising on our television channels. We also charge fees to cable and satellite operators for carriage of our channels on their platforms. Our main general entertainment television channels in each of our main countries are distributed on a free-to-air basis terrestrially in analog, digital or both, depending on the digitalization status in each country, and are also distributed via cable and satellite. Our other channels are generally distributed via cable and satellite.

        We are committed to maintaining our leadership in audience and market shares across all our operations, which provides us with a significant competitive advantage in each of the countries where we operate.

2012 All day Audience Share and Market Share

 2013 All day Audience Share and Market Share

        We believe content that consistently generates high audience shares is crucial to maintaining the success of our broadcast operations. While content acquired from Hollywood studios remains popular, our audiences increasingly demand content that is produced in their local language and reflects their society, attitudes and culture. As a result, our television schedules are filled with content aligned to these viewer preferences and we are able to utilize creative resources in each country to develop this content for our broadcasters.

Our competitive strengths

        Market leading presence on television—We are the broadcast market leader in terms of audience share and television advertising market share in the six countries where we primarily operate. We operate the leading channel, in terms of all day audience share, in each of these countries, and we support our main channels with a portfolio of thematic channels targeted at the key audience segments. We believe that our market-leading positions will enable us to take advantage of a gradual recovery of consumer spending in our markets, which is expected to follow an eventual recovery of the gross domestic product of the countries in which we operate.

        Leading media brands—We believe we are able to charge premium prices for advertising because of our unique ability to reach larger audiences than our competitors, as demonstrated by the long-standing strength of our audience share in each of our countries. We have developed market-leading brands on the back of this strength, which helps us maintain our audience share. We have leveraged this high audience share by capturing an even higher share of television advertising spending in our countries. Our power ratios, which are the ratio of advertising market share to all day audience share, ranged from a low of 1.7 in Bulgaria to a high of 2.5 in Romania during 2012, and from a low of 1.4 in the Czech Republic to a high of 2.4 in Romania during 2013.

        Our people—Our market leading positions enable us to recruit and retain leading talent, including writers, producers, actors and executives.

        Strong local content production—Ownership of content and efficient targeted investment in programming is critical to maintaining our audience share leadership. We believe that popular local content has become more important in safeguarding market share and allowing us to diversify our revenue streams by increasing carriage fees. We develop some of the most popular original content in our markets. Additionally, the ability to produce our own local content provides us with leverage in our negotiations with third-party content providers, which in turn helps to control programming costs while increasing our flexibility in creating optimal television schedules.

        High barriers to entry—Entry into our markets is constrained due to the limited size of the markets compared to the fixed costs required to establish a competitive offering. We believe the investment required by new entrants is not attractive relative to the potential returns. We have built an asset base of people, brands and content production expertise that we believe cannot be easily or cheaply replicated or acquired by competitors, which in turn has enabled us to secure and maintain audience share leadership positions in each of our main markets. Our historic investments in content production and our library of local programming, produced in-house, combined with our experience in creating and producing such programming, give us an on-going competitive strength and an audience share leadership position in our markets. The high costs associated with launching and operating new television channels with offerings comparable to ours make it difficult for new players to enter these markets without making a significant investment.

Our strategy

        Historically, our strong positions in our countries in terms of audience leadership, brand strength, the depth and experience of local management and our expertise in the production of local content have supported advertising price leadership, high margins and operating cash flows. These competitive advantages should provide the opportunity for us to benefit as and when economic growth resumes in our countries. We are focused on enhancing the performance of our business over the short- and medium-term by concentrating on the core broadcast assets in each country, which will allow us to improve our financial results irrespective of any recovery in macro-economic trends. The main elements of our strategy are as follows:

        Maintaining or increasing market share leadership—Our leading audience shares allow us to provide advertisers with better reach and more efficient advertising campaigns compared to our competitors. We intend to better monetize our audience by extracting appropriate value from advertising in order to maintain or increase our leading market shares. We are focused on restoring the demand for advertising on our channels in the Czech Republic.

        Leveraging popular content—Content, and in particular local content, is fundamental to our business. We have been successful in capturing audience share in our markets by using high quality local fiction and non-fiction content produced by us to supplement acquired programming from leading Hollywood studios and independent production companies. We plan to maintain efficient targeted investment in premium local content to secure audience share leadership.

        Driving growth through price initiatives—We believe that we are one of the most important providers of advertising space in the countries in which we operate. Many of our markets have much lower levels of advertising spending per capita than seen in Western European and U.S. markets; however, television advertising constitutes a higher proportion of total advertising spending than in Western European and U.S. markets. We believe that our leading audience shares and our attractive audience demographics will support increases in advertising rates and the growth of advertising revenues from our operations when television advertising markets return to growth.

        Continue to identify and develop additional revenue streams in order to enhance our sources of revenue and increase our profitability—We strive to obtain a larger share of the revenues that carriers receive from distributing our channels through cable, satellite and IPTV platforms in the form of carriage fees. We also actively seek to expand our revenue streams from television and Internet advertising as well as subscription revenues, and capture additional revenues from product placement. We believe that this will enable us to continue to improve our prospects for growth of the business as the countries in which we operate and media consumption patterns continue to evolve. As a market leader, we are in a stronger position to monitor developments in the market and successfully launch new products and services as disruptive trends emerge.

        Maintaining our operating leverage—We completed a restructuring during 2013 to decentralize the organizational structure and reduce corporate costs as well as increase the efficiency of the country operations to further reduce costs in a way that will not jeopardize our leading audience shares. We plan to continue to control our costs and improve profit margins to position us to take greater advantage of the television advertising market recovery that is expected to occur when the economies in our region, and the Eurozone in general, return to sustainable growth.

        Optimizing our capital structure to help generate positive free cash flows—The closing of this offering and the application of the net proceeds received therefrom as described in "Use of Proceeds" would enable us to reduce cash interest costs, improve our payables position, and extend the debt maturity profile. Lower cash debt service obligations, expected improvements in OIBDA, and a more sustainable cash position in working capital and net investment in programming provide an opportunity for the Company to be free cash flow positive starting in 2015. Free cash flow is defined as cash flows from operating activities less purchases of property, plant and equipment, net of disposals of property, plant and equipment and is useful as a measure of our ability to generate cash. OIBDA, which includes amortization and impairment of program rights, is defined as operating income/loss before depreciation, amortization of intangible assets and impairments of assets. See "Forward-Looking Statements."

Future trends

        The economic outlook for the countries where we operate remains uncertain; however, external analysts currently assume recession related risks have receded and project a modest recovery in 2014 for our largest markets. Improvement in growth rates for gross domestic product and consumer spending would provide support for growth in advertising spending. We believe our leading audience shares provide tremendous reach for advertisers and position us to benefit when television advertising spending increases or television advertising prices increase.

        We expect to maintain efficient targeted investments in programming to secure our audience share leadership. We have entered contract negotiations with our suppliers of acquired programming to obtain a better selection of products with additional rights at much lower prices that better reflect the potential of those products to generate revenue. Furthermore, we continue to implement cost efficiencies in our local productions keeping in mind our strategy of maintaining our leading audience shares. While new contracts with the major studios are expected to reduce the cost of new foreign programming, the impact will not be visible in the content costs until we have exploited more titles in the existing programming library, which is not expected before 2015. Of the total content costs that we anticipate recognizing during 2014, less than half are expected to relate to programming acquired from the major studios.

        The top operational priority for management is to improve the performance of our operations in the Czech Republic, with a particular focus on restoring the demand for advertising on our television channels. While we expect significant improvements in Czech advertising revenues in 2014, we do not expect advertising revenues in the Czech Republic to reach 2012 levels in 2014. We expect a similar trend in our consolidated results for 2014, and expect to build on them in 2015. Due to the changes in our sales policy in the Czech Republic for 2014 and our decision to present it to the market earlier than we have in previous sales cycles, we have signed commitments for spending in 2014 from advertisers in the Czech Republic totaling $144.0 million as of February 17, 2014, which is well ahead of the pace of last year when $77.8 million of commitments were signed as of February 17, 2013. However, total commitments are behind that of 2012 when $172.3 million of spending commitments were signed as of February 17, 2012. While the changes made to the sales policy in the Czech Republic have improved the volume of commitments signed so far, the average price we expect to realize on these commitments during 2014 is expected to be similar to 2012 levels but below 2013 levels for advertising sold.

        We intend to achieve a better return on our content by charging higher carriage fees to carriers distributing our channels on their platforms, including satellite, cable and IPTV, which better reflects the value those carriers are deriving from transmitting our channels. In Bulgaria, successful negotiations with the majority of carriers led to a significant increase in carriage fees in 2013 compared to 2012. We have now concluded negotiations with all major carriers in Romania and we expect carriage fees there to increase further in 2014 compared to 2013. Carriage fee negotiations in the Czech Republic during 2013 did not advance to the extent that we had expected, and negotiations will continue during 2014. Additionally, we discontinued broadcasting MTV Czech at the end of 2013, and as a result carriage fee revenues in the Czech Republic will decrease during 2014. However, this will be more than offset by savings from the associated costs.

        Following the restructuring that was completed by the end of 2013, we expect the decentralized organizational structure and increased efficiency in the country operations to bring approximately $30.0 million of annual cost savings starting in 2014 when compared to 2012. We will continue to look to optimize the costs of our operations in 2014.

        Pending the closing of the Rights Offering (including the Backstop Private Placement) and other financing transactions contemplated by the Framework Agreement, our net debt will increase. The resulting impact on interest expense will largely offset the expected savings resulting from the 2016 Fixed Rate Notes repurchased and canceled in June 2013. However, we expect our cash interest burden to decrease by up to approximately $43.8 million starting in 2015 because interest on the new indebtedness will be paid-in-kind. Proceeds from the transactions will also be used to improve our payables position.

        We plan to focus on building our core television broadcasting assets in each country. As a result, we have very recently commenced the process of divesting certain non-core businesses such as theatrical and home video distribution. While some of these businesses have strong market positions and financial performance, we believe the Company is better served by a sharper focus on our unique portfolio of broadcasting assets.

Corporate information

        We were incorporated under the laws of Bermuda on June 15, 1994. Article 6 of our memorandum of association states our objective to, among other things, act as and perform all of the functions of a holding company and to provide financing and financial services to our subsidiaries and affiliates. We are registered with the Registrar of Companies in Bermuda with registration number 19574. Our website is located at www.cme.net. The information on our website is not part of this prospectus or any prospectus supplement.

        Our registered office is located at O'Hara House, 3 Bermudiana Road, Hamilton HM08, Bermuda, and our telephone number is +1-441-296-1431. A subsidiary of CME maintains offices at Krízeneckého nám. 1078/5, 152 00 Prague 5, Czech Republic.

Summary corporate and financing structure

        As of December 31, 2013, our outstanding senior indebtedness consisted of $261.0 million aggregate principal amount of Senior Convertible Notes due 2015 and €273.0 million (approximately $376.5 million at December 31, 2013 exchange rates) aggregate principal amount of 2016 Fixed Rate Notes. In addition, CET 21, our indirect, wholly-owned subsidiary, had outstanding €240.0 million (approximately $331.0 million at December 31, 2013 exchange rates) aggregate principal amount of

9.0% Fixed Rate Notes due 2017. In connection with this offering, we intend to use the net proceeds from the exercise of Rights in the Rights Offering, the purchase of TW Private Placement Units, the Backstop Units, if any, and the Time Warner Term Loan, in each case, if closed, to redeem and repay in full all outstanding 2016 Fixed Rate Notes, including the early redemption premium and accrued interest thereon. Alternatively, if we are unable to close the Rights Offering prior to the Bridge Date, then we will redeem and repay in full all outstanding 2016 Fixed Rate Notes, including the early redemption premium and accrued interest thereon, with the proceeds from the Time Warner Term Loan. If we do so, then we intend to use the net proceeds from the exercise of Rights in the Rights Offering, the purchase of TW Private Placement Units and the Backstop Units, if any, in each case, if closed, to repay in full the outstanding amounts of principal and interest under the Refinancing Portion of the Term Loan, as well as related fees and expenses. Following the earlier of (i) the date of the closing of the Rights Offering and (ii) the funding of the Time Warner Term Loan, the proceeds from the Time Warner Revolving Credit Facility will be available for our general corporate purposes. See "Use of Proceeds."

(1)
Except as otherwise described in this registration statement, we intend to use the net proceeds from the exercise of Rights in the Rights Offering, the purchase of TW Private Placement Units and the Backstop Units, together with the proceeds from the Time Warner Term Loan, if any, in each case, if closed, to redeem and repay in full all 2016 Fixed Rate Notes, including the early redemption premium and accrued interest thereon. The 2016 Fixed Rate Notes will be cancelled on redemption. Alternatively, if we are unable to close the Rights Offering prior to the Bridge Date, then we will redeem and repay in full all outstanding 2016 Fixed Rate Notes, including the early redemption premium and accrued interest thereon, with the proceeds from the Time Warner Term Loan. If we do so, then we intend to use the net proceeds from the exercise of Rights in the Rights Offering, the purchase of TW Private Placement Units and the Backstop Units, if any, in each case, if closed, to repay in full the outstanding amounts of principal and interest under the Refinancing Portion of the Term Loan, as well as related fees and expenses. Following the earlier of (i) the date of the closing of the Rights Offering and (ii) the funding of the Time Warner Term Loan, the proceeds from the Time Warner Revolving Credit Facility will be available for our general corporate purposes.

Market Update

  2013 full year results

        Revenues for the year ended December 31, 2013 were $691.0 million and OIBDA was $(46.5) million, compared to the previous estimates provided to the market on October 30, 2013 of revenues of $640.0 million to $650.0 million and OIBDA of $(40.0) million to $(30.0) million. The increase in revenues compared to the guidance provided in October 2013 is primarily due to unexpected improvements in television advertising revenues across all our countries during the fourth quarter of 2013, and particularly in the Czech Republic, Romania and the Slovak Republic. In the Czech Republic there was an increase in retail sales during the fourth quarter, driven by market expectations of price increases on retail goods as a result of the devaluation of the Czech koruna in early November 2013. The increase in consumer spending, in combination with our efforts to strengthen relationships with advertisers, resulted in higher television advertising sales than previously forecast. In addition, production services and exhibition revenue in Romania was also higher than previously expected. The 2013 results also benefited from the overall weakening of the dollar during the last three months of the year. Despite the increase in revenues compared to prior projections, OIBDA for the full year was slightly below our previous guidance primarily due to $46.2 million of additional impairment of program rights recorded during the fourth quarter, which was therefore not included in the October 2013 OIBDA guidance.

        We ended 2013 with $105.0 million of cash and cash equivalents, which although considerably higher than the $60.0 million we estimated in October 2013 when announcing our results for the third quarter, represents largely timing differences rather than overall improvement in our liquidity position. The timing differences relate to the collection of certain cash receivables earlier than anticipated as well as further deferral of the payment of a number of significant liabilities.

        During 2013 we also recognized non-cash impairment charges amounting to $79.7 million in respect of goodwill and intangible assets in our Bulgaria and Slovenia segments.

  Background to the transaction

        Our attempts to increase television advertising prices in 2013 were met with significant resistance from certain advertisers and agencies in the Czech Republic. This resulted in a significant decline in revenues for 2013 compared to 2012. Looking forward, we expect the impact of the challenging environment in the Czech Republic to continue as we endeavor to attract back advertising clients while continuing to seek improvements in pricing compared to 2012. While we expect a significant improvement in Czech advertising revenues in 2014, we do not expect advertising revenues in the Czech Republic to reach 2012 levels in 2014. We anticipate a similar trend in our consolidated results for 2014, and expect to build upon them in 2015. Our financial situation in 2013 was also impacted by a further decline in advertising revenues in the Slovak Republic due to the reaction to our pricing initiatives in the Czech Republic from clients who also advertise in the Slovak Republic. Furthermore, carriage fee negotiations in the Czech Republic during 2013 did not advance to the extent that we had expected. As a result, we continue to take actions to conserve cash, including targeted reductions to our operating cost base through cost optimization programs and restructuring efforts, the deferral of programming commitments and capital expenditures and the deferral or cancellation of development projects. We have also delayed the settlement of payment obligations with a number of key suppliers, including payments due under contracts for acquired programming, which has resulted in our accounts payable and accrued liabilities increasing to $296.4 million at December 31, 2013 compared to $255.7 million at December 31, 2012 and $240.0 million at December 31, 2011. Despite the expectation of significantly improved revenue and OIBDA performance in 2014, our cash interest costs and the need to improve our payables position will result in increased operating cash outflows during 2014 compared to 2013. We expect that our cash flows from operating activities will continue to be insufficient to cover operating expenses and interest payments and we will need other capital resources this year to fund our operations, our debt service and other obligations as they become due, including the settlement of such deferred payment obligations.

        We evaluated options to improve our liquidity in light of our results for 2013, our outlook for 2014 and our plan to improve our payables position. In this respect, following the end of the third quarter of 2013 we began discussions with Time Warner regarding a potential capital transaction, including the potential issuance of debt, to address our liquidity position. Following the publication of our third quarter earnings, we held investor meetings with certain of our debt and equity investors. We subsequently explored the availability of other financing options, including equity financing, a combination of debt and equity financing and asset sales. Based on information received during our investor meetings and the exploration of our financing alternatives, we concluded that any financing involving equity was not viable without the upfront significant committed participation of Time Warner, which Time Warner did not provide. In addition, we received proposals from several potential purchasers regarding the acquisition of certain assets. The proposals we received, however, were from opportunistic purchasers who expected to purchase such assets at a substantial discount to the value of these businesses or such offers came with significant timing or execution risk.

        After consideration of these discussions and inquiries and in light of the continued severe pressure on our liquidity during the latter part of 2013 and our expectation that this will continue through 2014, the Disinterested Directors determined that the Rights Offering together with the other financing transactions with the participation of Time Warner was in the best interests of the Company and we entered into the Framework Agreement pursuant to which we and Time Warner committed, subject to the terms and conditions thereof, to undertake and facilitate the financing transactions described herein, including the Rights Offering, Backstop Private Placement and TW Unit Private Placement. The principal purpose of these financing transactions is to enhance our overall liquidity and cash flow by refinancing the remaining €273.0 million aggregate principal amount of the 2016 Fixed Rate Notes, which are cash pay indebtedness, with non-cash pay indebtedness, including the New Notes (including the New Notes issuable in connection with the Backstop Purchase Commitment and TW Private Placement), Time Warner Term Loan and the Time Warner Revolving Credit Facility. (See "The Rights Offering—Relationship with Time Warner" for additional information.) We are seeking to raise up to $341.8 million in new indebtedness through the Rights Offering, an additional $58.2 million in new indebtedness through the TW Unit Private Placement and $30.0 million in new indebtedness through the Time Warner Term Loan, to enable us to refinance the 2016 Fixed Rate Notes in the manner described in this prospectus and for general corporate purposes. These transactions will significantly reduce the amount of cash interest to be paid in the coming years while providing sufficient liquidity to fund our operations and relieve pressure on our working capital position. Based on our current projections, if closed these transactions will position the Company to be free cash flow positive beginning in 2015, and we expect to use this positive free cash flow to repay the amounts drawn under the Revolving Credit Facility such that we may be able to repay the entire balance drawn at or prior to its maturity on December 1, 2017.

        If the Rights Offering (including the Backstop Private Placement), TW Unit Private Placement and other financing transactions contemplated by the Framework Agreement are not closed, we will need other external sources of capital to continue our operations, including through other debt or equity financing transactions or asset sales, which may not be available or may not be available on acceptable terms. If these actions are not successful, and we are unable to continue to delay payments to some of our major suppliers, we will not have sufficient liquidity to continue to fund our operations in the middle of 2014. See "Risk Factors—There is uncertainty regarding our ability to continue as a going concern."

 SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

        The following table shows selected financial statement information for the year ended December 31, 2013 for consolidated statements of operations and comprehensive income data and for consolidated statements of cash flows.

        We have derived the consolidated statements of operations and comprehensive income data and consolidated statements of cash flows data for the year ended December 31, 2013 from the audited consolidated financial statements audited by Deloitte LLP contained in our Annual Report on Form 10-K for the year ended December 31, 2013, which we have filed with the SEC and incorporated by reference into this prospectus.

        You should read the following selected financial statement information together with the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and with our consolidated financial statements and related notes to those statements, each of which are incorporated by reference into this prospectus, from our Annual Report on Form 10-K for the year ended December 31, 2013. See "Where you can find more information."

        We have also included in the table below certain pro forma information to reflect the redemption and the repayment in full of all outstanding 2016 Fixed Rate Notes and the completion of the Rights Offering, including the incurrence of $30.0 million of indebtedness under the Time Warner Term Loan, as if such transactions had occurred as of January 1, 2013. Such pro forma financial information assumes that no amounts are drawn under the Time Warner Revolving Credit Facility.

(US dollars in thousands)	As at and for the year ended December 31, 2013
Other data:
Operating loss	(183,121)
OIBDA(1)	(46,455)
Principal value of debt(2)	977,563
Cash and cash equivalents	104,996
Interest expense (excluding gains/loss on extinguishment of debt)	111,869
Net Debt(3)	872,567
Net Debt to OIBDA	(18.8	)x
OIBDA to interest expense	(0.4	)x
Pro forma net debt(4)	949,267
Pro forma interest expense(5)	120,091
Pro forma net debt to OIBDA	(20.4	)x
OIBDA to pro forma interest expense	(0.4	)x

(1)
Non-U.S. GAAP Financial Measures. The financial information presented herein includes measures which are not accounting measures within the scope of U.S. GAAP, including operating income/(loss) before depreciation, amortization of intangible assets and impairments of assets ("OIBDA"). We believe OIBDA is useful to investors because it provides a meaningful representation of our performance as it excludes certain items that either do not impact our cash flows or the operating results of our operations. OIBDA is also used as a component in determining management bonuses. OIBDA may not be comparable to similar measures reported by other companies. Non-U.S. GAAP financial measures, such as OIBDA, should be evaluated in conjunction with, and are not a substitute for, U.S. GAAP financial measures. OIBDA should not be viewed as an alternative to cash flow from operating activities as a measure of liquidity. The following table reconciles CME consolidated OIBDA to operating loss for the periods set forth above.

(US dollars in thousands)	For the year ended December 31, 2013
Operating Loss	(183,121)
Depreciation of property, plant and equipment	40,771
Amortization of intangible assets	16,219
Impairment charge	79,676
OIBDA	(46,455)
(2)
The principal amount of our debt is greater than the carrying value shown in our Annual Report on Form 10-K for the year ended December 31, 2013 as a result of unamortized discounts. CME accounts separately for the liability and equity components of the 2015 Convertible Notes.

(3)
Net Debt is defined as principal value of debt less cash and cash equivalents.

(4)
Pro forma net debt is net debt adjusted as if the redemption and the repayment in full of all outstanding 2016 Fixed Rate Notes and the completion of the Rights Offering, including the incurrence of $30.0 million of indebtedness under the Time Warner Term Loan, had occurred as of January 1, 2013. The pro forma net debt is computed as follows:

(US dollars in thousands)	As of the year ended December 31, 2013
Net debt	872,567
Principal value of the 2016 Fixed Rate Notes redeemed	(376,456)
Cash interest on the 2016 Fixed Rate Notes	(43,763)
Principal value of the New Notes offered hereby	400,000
$30 million portion of the Time Warner Term Loan	30,000
Accrued PIK interest on the $30 million portion of Time Warner Term Loan	4,669
Accrued PIK interest on the New Notes offered hereby	62,250
Pro forma net debt	949,267
(5)
Pro forma interest expense is interest expense adjusted as if the redemption and the repayment in full of all outstanding 2016 Fixed Rate Notes and the completion of the Rights Offering, including the incurrence of $30.0 million of indebtedness under the Time Warner Term Loan, had occurred as of January 1, 2013. The Company is in the process of evaluating the accounting treatment of the Rights Offering, which cannot be completed until after the Rights Offering is closed. Therefore, the accounting impact of any amortization of discounts and premium and amortization of debt issuance costs related to the New Notes offered hereby cannot be estimated and is considered to be nil for the purposes of the pro forma interest computation. The pro forma interest expense is computed as follows:

(US dollars in thousands)	For the year ended December 31, 2013
Interest expense (excluding gains/loss on extinguishment of debt)	111,869
Interest expense, amortization of debt discounts and debt premium, and amortization of debt issuance costs related to the 2016 Fixed Rate Notes	(58,697)
Interest on $30.0 million of the Time Warner Term Loan	4,669
PIK interest expense on the New Notes offered hereby	62,250
Pro forma interest expense	120,091

 THE RIGHTS OFFERING

        This summary highlights the information contained elsewhere in this prospectus. You should read carefully the following summary together with the more detailed description of the terms of the Rights Offering contained elsewhere in this prospectus. See "The Rights Offering."

The Rights Offering	We are distributing non-transferable Rights at no charge to the holders as of the record date of our outstanding (a) shares of Class A Common Stock, (b) share of Series A Preferred Stock (allocated on an as-converted basis) and (c) shares of Series B Preferred Stock (allocated on an as-converted basis as of December 25, 2013). We are distributing one (1) Right for every 62.0102 outstanding shares of Class A Common Stock and every 62.0102 shares of Class A Common Stock issuable upon conversion of the outstanding share of Series A Preferred Stock and upon conversion of the outstanding shares of Series B Preferred Stock (calculated as of December 25, 2013).

Each Right will entitle the holder thereof to purchase, at the holder's election and subject to the satisfaction of the minimum subscription amount, at the Subscription Price, one (1) Unit, consisting of (a) a New Note in the original principal amount of $100.00 and (b) 21 Unit Warrants, with each Unit Warrant entitling the holder thereof to purchase one share of our Class A Common Stock. (See "—Minimum Subscription Amount" below for more information.)

Record Date	5:00 p.m. New York City time on March 21, 2014.
Expiration Date

The Rights will expire and will have no value unless exercised prior to 5:00 p.m., New York City time, on April 25, 2014, unless the Subscription Period is extended. Any Units underlying Rights not exercised prior to the expiration of the Subscription Period will be purchased by Time Warner pursuant to its Backstop Purchase Commitment under the Purchase Agreement, subject to the terms thereof.

Conditions

On March 11, 2014, we satisfied a condition to the Rights Offering by obtaining the 2017 Fixed Rate Noteholder Consent. The Rights Offering remains subject, among other things, to satisfaction of the following conditions: (a) the approval at the special general meeting to be held on April 14, 2014 of (i) an increase in the number of authorized shares of Class A Common Stock to 440,000,000 shares, and (ii) the Rights Offering and the issuance to Time Warner of the TW Initial Warrant exercisable for 30,000,000 shares of Class A Common Stock and Unit Warrants or, alternatively, Term Loan Warrants, in either case exercisable for up to 84,000,000 shares of Class A Common Stock, by a majority of the votes cast by the holders of the shares of Class A Common Stock and the Series A Preferred Stock entitled to vote thereon, voting together as a single class, (b) the size of our board of directors shall be not more than eleven (11) directors, with one (1) less than the majority in number of such directors designated by Time Warner, who shall be duly appointed to our board of directors, (c) the Time Warner Term Loan being funded and (d) no material adverse effect on us and our subsidiaries shall have occurred since the date of the Framework Agreement. (See "The Rights Offering—Purchase Agreement—Conditions to Time Warner's Obligations" for more information regarding the conditions to Time Warner's obligations to close the TW Unit Private Placement and Backstop Purchase Commitment under the Purchase Agreement.)

Framework Agreement; TW Initial Warrant; Purchase Agreement

We have executed the Framework Agreement, pursuant to which we and Time Warner committed, subject to the terms and conditions thereof, to undertake the financing transactions described herein, including the Rights Offering. On the same date we executed the Framework Agreement, we entered into the Time Warner Term Loan Agreement with Time Warner, pursuant to which Time Warner will make the Time Warner Term Loan to us upon the earlier of (a) the closing of the Rights Offering, Backstop Private Placement and TW Unit Private Placement and (b) the Bridge Date. (See "The Rights Offering—Time Warner Term Loan" for more information.) In addition, under the Framework Agreement, Time Warner agreed to extend to us the Time Warner Revolving Credit Facility at the earlier of (a) the closing of the Rights Offering or (b) the funding of the Time Warner Term Loan. (See "The Rights Offering—Time Warner Revolving Credit Facility" for more information.)

In connection with the transactions contemplated by the Framework Agreement, we agreed to issue to Time Warner, subject to the terms thereof and of the Escrow Agreement among the Escrow Agent, Time Warner and us, the TW Initial Warrant to purchase 30,000,000 shares of Class A Common Stock exercisable, subject to the approval of our shareholders under NASDAQ Marketplace rules, from the second anniversary of the issue date until the fourth anniversary of the issue date, at an exercise price of $1.00 per share, subject to the limited right of Time Warner to exercise the TW Initial Warrant earlier in order to maintain the TW Ownership Threshold. Pursuant to the Escrow Agreement, we deposited with the Escrow Agent to hold in escrow an irrevocable instruction letter for the issuance of the TW Initial Warrant, which TW Initial Warrant shall be executed by us on deposit and countersigned by the Warrant Agent upon release. The Escrow Agent will release the irrevocable instruction letter and follow the instructions therein to issue the TW Initial Warrant to Time Warner upon notice from Time Warner to the Escrow Agent at the earliest to occur of (i) the date of the closing of the Rights Offering, TW Unit Private Placement, Backstop Private Placement and the

Time Warner Term Loan, (ii) the date on which the Term Loan is funded, and (iii) the date on which Time Warner certifies to the Escrow Agent in Time Warner's good faith determination that we breached the Framework Agreement and such breach, if capable of cure, remains uncured after 15 business days' notice from Time Warner to us.

In accordance with the terms of the Framework Agreement, we have also entered into the Purchase Agreement with Time Warner. Pursuant to the Purchase Agreement, Time Warner has committed, subject to the satisfaction or waiver of certain conditions, including the funding of the Time Warner Term Loan (if the Rights Offering, Backstop Private Placement and TW Unit Private Placement are closed prior to the Bridge Date), to exercise in full its subscription privilege at the Subscription Price in respect of all of the Rights allocated to Time Warner in the Rights Offering in respect of its shares of Class A Common Stock, Series A Preferred Stock and Series B Preferred Stock. In addition, we have agreed to issue to Time Warner, and Time Warner has agreed to purchase, 581,533 TW Private Placement Units at the Subscription Price in the TW Unit Private Placement. The TW Private Placement Units are not included in the 3,418,467 Units that we are offering in the Rights Offering. In total, we are offering 4,000,000 Units in the Rights Offering and TW Unit Private Placement. The Units Time Warner will purchase in the Rights Offering and the TW Unit Private Placement represent approximately 70% of all Units that will be issued by the Company, which Time Warner is obligated to purchase under the Purchase Agreement.

Under the Purchase Agreement, Time Warner has also committed to purchase at the Subscription Price in the Backstop Private Placement any and all remaining Units that are not purchased through the exercise of Rights in the Rights Offering. The exact amount of Backstop Units to be purchased by Time Warner pursuant to the Backstop Purchase Commitment will vary depending upon the number of Units purchased through the exercise of Rights in the Rights Offering by our Eligible Securityholders (other than Time Warner). If our Eligible Securityholders (other than Time Warner) do not purchase any Units in the Rights Offering, Time Warner will purchase all of the Units offered by the Company in the Rights Offering and in the TW Private Placement, following which its economic ownership interest in our Class A Common Stock would be approximately 78.7% on a fully diluted basis (without giving effect to the accretion of the Series B Preferred Stock after December 25, 2013).

Pursuant to the Purchase Agreement and the Framework Agreement, we have agreed not to terminate or amend any terms of the Rights Offering (including the Subscription Period) and the financing transactions without the prior written consent of Time Warner.

Subscription Privilege

We are distributing one (1) Right for every 62.0102 shares of our Class A Common Stock. Each Right will entitle the holder thereof to purchase, at the holder's election and subject to the satisfaction of the minimum subscription amount, at the Subscription Price, one (1) Unit, consisting of (a) a New Note in the original principal amount of $100.00, and (b) 21 Unit Warrants, with each Unit Warrant entitling the holder thereof to purchase one share of our Class A Common Stock. (See "—Minimum Subscription Amount" below for more information.)

Subject to satisfying the minimum subscription amount, you may exercise all or a portion of your Rights for whole Units or you may choose not to exercise any of your Rights at all.

Subscription Price

$100.00 per Unit. (See "Risk Factors—Risks Related to the Rights Offering—The Subscription Price determined for the Units may not be an indication of the fair value of the New Notes, Unit Warrants or shares of Class A Common Stock issuable upon exercise of the Unit Warrants. As a result, you may not be able to sell the New Notes or the Unit Warrants at a price equal to or greater than the Subscription Price or at a price you believe may be indicated by the price per Unit, if at all. Additionally, the exercise price for the Unit Warrants does not reflect the trading prices for our shares of Class A Common Stock and you may not be able to sell the shares of Class A Common Stock issuable upon exercise of the Unit Warrants at a price equal to or higher than the exercise price for such shares, which may exceed the then current market price of our Class A Common Stock" for more information.)

Minimum Subscription Amount

Each Right will entitle you to subscribe for one Unit. You may only purchase whole units in denominations of $100.00 per Unit in the Rights Offering. Accordingly, if you hold fewer than 62.0102 shares of our Class A Common Stock on the record date, then you will not be able to satisfy the minimum subscription amount and will not be able to participate in the Rights Offering. Any Units underlying Rights not exercised prior to the expiration of the Subscription Period will be purchased by Time Warner pursuant to its Backstop Purchase Commitment under the Purchase Agreement.

Procedure for Exercising Rights	To exercise your Rights, you must take the following steps:

•

Properly complete the enclosed rights certificate. If your shares are held in "street name" through a broker, dealer, custodian bank or other nominee, as the record holder, then your broker, dealer, custodian bank or other nominee must exercise the Rights and send payment of the aggregate Subscription Price on your behalf. If you wish to exercise Rights in the Rights Offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. You will not receive a rights certificate from us. Please follow the instructions of your broker, dealer, custodian bank or other nominee. Your broker, dealer, custodian bank or other nominee may establish a submission deadline that may be before the expiration of the Subscription Period.

•

Deliver the completed rights certificate, along with the full Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate (including, but not limited to, a completed Form W-8 or W-9), to the Subscription and Information Agent before 5:00 p.m., New York City time, on April 25, 2014, unless the Subscription Period is extended. Please see "The Rights Offering—Payment Methods" below for a discussion of the forms of payment that will be accepted. We recommend that you use insured, registered mail, postage prepaid, return receipt requested. If you cannot deliver your rights certificate to the Subscription and Information Agent prior to the expiration of the Subscription Period, you may follow the guaranteed delivery procedures described under "The Rights Offering—Guaranteed Delivery Procedures."

Please follow the delivery instructions on the rights certificate. DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

You are solely responsible for completing delivery to the Subscription and Information Agent of your rights certificate and payment of your aggregate Subscription Price. You should allow sufficient time for delivery of your rights certificate and payment of the aggregate Subscription Price to the Subscription and Information Agent so that the Subscription and Information Agent receives them by 5:00 p.m., New York City time, on April 25, 2014 unless such date is extended by us. (See "The Rights Offering—Payment Methods" and "—Subscription and Information Agent" below for more information.)

We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful.
No Revocation of Exercise by Shareholders	All exercises of Rights are irrevocable.
Transferability of Rights	The Rights will not be transferable.
Transferability of Units

The Units are not transferable, nor will they be listed on any exchange. Upon the closing of the Rights Offering, the Units will immediately separate and the New Notes and Unit Warrants will be issued separately and will be transferable separately.

Transferability of New Notes and Unit Warrants

Under the Indenture governing the New Notes, we have agreed to use our commercially reasonable efforts to have listed, and intend to apply to list, the New Notes on the Euro MTF Market of the Luxembourg Stock Exchange, but even if such application is unsuccessful, you may be able to sell your New Notes in the PORTAL market or in a private transaction. There is no guarantee that requests for listing or applications for quotation will be accepted. The Unit Warrants are transferable, but will not be listed or otherwise trade on any stock exchange. You may only be able to sell your Unit Warrants in a private transaction.

Amendment, Extension or Cancellation

We may amend the terms of the Rights Offering, extend the Subscription Period of the Rights Offering, or cancel or withdraw the Rights Offering at any time prior to the expiration date and for any reason, subject to certain consent rights of Time Warner. Any extension, amendment or termination will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Use of Proceeds

Assuming that the Rights Offering and the transactions contemplated by the Purchase Agreement are closed (including the TW Unit Private Placement and, if applicable, the Backstop Private Placement), we expect to receive net proceeds, after deducting fees and expenses, of approximately $386.2 million in the aggregate. Except as otherwise described in the following paragraph, we intend to use the net proceeds, together with the proceeds from the Time Warner Term Loan, to redeem and repay in full all 2016 Fixed Rate Notes, including the early redemption premium and accrued interest thereon. The 2016 Fixed Rate Notes will be cancelled on redemption.

Alternatively, if we are unable to close the Rights Offering prior to the Bridge Date, then we will redeem and repay in full all outstanding 2016 Fixed Rate Notes, including the early redemption premium and accrued interest thereon, with the proceeds from the Time Warner Term Loan. If we do so, then we intend to use the net proceeds from the exercise of Rights in the Rights Offering, the purchase of TW Private Placement Units and the Backstop Units, if any, in each case, if closed, to repay in full the outstanding amounts of principal and interest under the Refinancing Portion of the Term Loan, as well as related fees and expenses. Following the earlier of (i) the date of the closing of the Rights Offering and (ii) the funding of the Time Warner Term Loan, the proceeds from the Time Warner Revolving Credit Facility will be available for our general corporate purposes. See "Use of Proceeds."

No Recommendation

None of our board of directors, Dealer Manager, Subscription and Information Agent or Time Warner is making any recommendation regarding your exercise of Rights in the Rights Offering or the sale or transfer of the underlying New Notes or Unit Warrants or shares of Class A Common Stock issuable upon exercise of the Unit Warrants. Further, we have not authorized anyone to make any recommendation.

Risk Factors

You should carefully read the section entitled "Risk Factors" beginning at page 48 before you make a decision as to the exercise of your Rights. See also "Where You Can Find More Information" on page 193.

Dealer Manager	J.P. Morgan Securities LLC.
Subscription and Information Agent	Broadridge Corporate Issuer Solutions, Inc.

 THE NEW NOTES

        This summary highlights the information contained elsewhere in this prospectus. You should read carefully the following summary together with the more detailed description of the terms of the New Notes contained elsewhere in this prospectus. See "Description of the New Notes."

Issuer	Central European Media Enterprises Ltd., a Bermuda company.
New Notes

$341.8 million aggregate original principal amount of 15.0% Senior Notes due 2017, assuming that the Rights Offering is closed. (See "Risk Factors—Risks relating to the New Notes—We cannot assure you that an active trading market will develop for the New Notes; your ability to sell the New Notes will be limited" for additional information.)

We will also issue $58.2 million aggregate original principal amount of 15.0% Senior Notes due 2017 pursuant to the TW Unit Private Placement.
We may issue additional notes in the future, subject to compliance with the covenants in the Indenture (as defined below).
Original Principal Amount per New Note	$100.00
Issue date	On or about May 2, 2014
Maturity date

The earlier of (i) December 1, 2017 and (ii) the date of the occurrence of any one or all of the following: (a) an acceleration of the Time Warner Term Loan Agreement, (b) any voluntary or involuntary repayment or prepayment (including through a purchase of the loans outstanding under the Time Warner Term Loan) in full of the principal amount of the Time Warner Term Loan, whether or not such repayment or prepayment is permitted under the terms of the Time Warner Term Loan Agreement or under the indenture governing the New Notes or (c) any other date on which the Time Warner Term Loan Agreement has been terminated and is no longer outstanding.

Interest rate	The New Notes will bear interest at a rate of 15.0% per annum.

Interest payment dates of the New Notes

We will pay interest on the New Notes semi-annually on June 1 and December 1 of each year, commencing December 1, 2014. Interest will be paid in arrears (a) on each interest payment date on or prior to November 15, 2015 (the maturity date of the 2015 Convertible Notes) by adding the amount of such interest to the principal balance of the New Notes and (b) on each interest payment date thereafter, at the option of the Issuer either (i) entirely in cash or (ii) by increasing the principal amount of the New Notes.

Denominations

Upon the exercise of Rights, the New Notes will be issued in minimum denominations of $100.00 and multiples of $100.00 in excess thereof. The New Notes may be sold in minimum denominations of $100.00 and any integral multiple of $1.00 in excess thereof under the terms of the Indenture.

Ranking of the New Notes	The New Notes will:
• be senior secured obligations;

•

subject to the CME Intercreditor Agreement (as defined below), will rank equal in right of payment with all of our existing and future senior indebtedness, including the 2015 Convertible Notes, the Time Warner Term Loan, the Time Warner Revolving Credit Facility, and our guarantee of the 9.0% Senior Secured Notes due 2017 issued by CET 21 (the "2017 Fixed Rate Notes");

• rank senior in right of payment to any other existing and future obligations of ours expressly subordinated in right of payment to the New Notes; and
• be effectively senior to all existing and future unsecured indebtedness of ours to the extent of the assets securing the New Notes.
Guarantees

The New Notes will be fully and unconditionally and jointly and severally guaranteed (the "Guarantees"), subject to certain limits imposed by local law, on a senior basis by two of our wholly-owned subsidiaries, CME NV and CME BV (collectively, the "Guarantors"). If we fail to make payments on the New Notes when they are due, the Guarantors must make them instead.

Ranking of the Guarantees	The Guarantees will:
• be senior obligations of the Guarantors;

•

rank equal in right of payment with all of the Guarantors' existing and future senior indebtedness, including in respect of their guarantees of the 2015 Convertible Notes, the Time Warner Term Loan, the Time Warner Revolving Credit Facility and the 2017 Fixed Rate Notes; and

• rank senior in right of payment to any other existing and future obligations of the Guarantors expressly subordinated in right of payment to the Guarantees.

The New Notes and the Guarantees will effectively rank junior to all of the future indebtedness and other liabilities of our other subsidiaries which are not guarantors of the New Notes, including with respect to their obligations in respect of the 2017 Fixed Rate Notes. See "Description of other indebtedness—Senior Debt—2017 Fixed Rate Notes."

We and the Guarantors are holding companies with no revenue-generating operations of our own and we rely on the repayment of intercompany indebtedness and the declaration of dividends to receive distributions of cash from our operating subsidiaries and affiliates. See "Risk Factors—Risks relating to the New Notes—Our holding company structure may limit our access to cash flow and our ability to service the New Notes, the Time Warner Term Loan and the Time Warner Revolving Credit Facility." As of December 31, 2013, after giving pro forma effect to the Rights Offering and the use of proceeds described elsewhere in this prospectus as if all events had occurred on December 31, 2013, we and the Guarantors would have had outstanding $261.0 million aggregate principal value of direct indebtedness other than the New Notes and the $30.0 million portion of the Time Warner Term Loan and the subsidiaries other than the Guarantors would have had outstanding $340.1 million aggregate principal value of direct indebtedness and outstanding $675.4 million of outstanding liabilities (including indebtedness).

Security

The New Notes will be secured by (i) a sixth-ranking pledge over 100% of the outstanding shares of each of CME NV and CME BV and (such pledge will become a fifth-ranking pledge upon the release of liens in connection with the redemption of the 2016 Fixed Rate Notes), as described under "Description of the New Notes—General—Security; Existing Intercreditor Agreement" (the "Collateral"). See "Risk Factors—Risks relating to the Collateral and the Guarantees—The value of the Collateral securing our obligations under the New Notes, the Time Warner Term Loan, the Time Warner Revolving Credit Facility, the 2015 Convertible Notes and the 2017 Fixed Rate Notes may not be sufficient to satisfy those obligations, and the ability of the trustee to act with respect to the Collateral may be limited."

The security interests granted in favor of the holders of the New Notes may be released in certain circumstances.
The Collateral may be pledged in favor of additional indebtedness in the future. See "Description of the New Notes—General—Security; Existing Intercreditor Agreement" for further information.

CME Intercreditor Agreement

The New Notes will be subject to the CME Intercreditor Agreement. Pursuant to the CME Intercreditor Agreement, the trustees for the New Notes and the other security agents and security trustees that are a party thereto have agreed, among other things, to share any proceeds received by any party thereto upon enforcement of any of the security on a ratable basis, irrespective of the ranking of the security documents granting security over such Collateral. The priority afforded under local law to the prior pledges in favor of the holders of the 2015 Convertible Notes, 2017 Fixed Rate Notes, Time Warner as security agent under the Time Warner Term Loan and Time Warner as security agent under the Time Warner Revolving Credit Facility means that an enforcement by the trustee will be subject to such prior security interests (if any) in the event the trustees and security trustees for the indebtedness secured thereby (for so long as such indebtedness remains outstanding and is secured by the Collateral) do not participate in seeking enforcement at such time. We will amend the CME Intercreditor Agreement in connection with the closing of the Rights Offering, Backstop Private Placement and TW Unit Placement to provide that all secured parties to the CME Intercreditor Agreement will accelerate their indebtedness and cooperate in respect of enforcement of the relevant collateral subject to the CME Intercreditor Agreement if any secured party seeks enforcement. Under the CME Intercreditor Agreement, the trustees and the security agents or security trustees for the New Notes and the other parties that are a party thereto each will have the right to request a joint enforcement of any security in respect of the 2017 Fixed Rate Notes, the 2015 Convertible Notes, the Time Warner Term Loan, the Time Warner Revolving Credit Facility and the New Notes.

See "—Security," "Risk Factors—Risks relating to the Collateral and the Guarantees—The value of the Collateral securing our obligations under the New Notes, the Time Warner Term Loan, the Time Warner Revolving Credit Facility, the 2015 Convertible Notes and the 2017 Fixed Rate Notes may not be sufficient to satisfy those obligations, and the ability of the trustee to act with respect to the Collateral may be limited" and "Description of other indebtedness—Intercreditor Agreements—CME Intercreditor Agreement."

Optional redemption	We may redeem some or all of the New Notes at any time, at a redemption price equal to their principal amount, plus accrued and unpaid interest, if any, to the date of redemption.
Mandatory Offers to Purchase

If we experience a "change of control" together with a rating decline, you will have the right to require us to offer to purchase from you all or a portion of the New Notes at a purchase price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase. Certain asset dispositions by us and our restricted subsidiaries will be triggering events which may require us (i) to use the excess proceeds from those asset dispositions to make an offer to purchase the New Notes at 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase and/or (ii) to make an offer to purchase any pari passu indebtedness. See "Description of the New Notes—Change of Control and Rating Decline."

Additional amounts

All payments in respect of the New Notes will be made without withholding or deduction for any taxes or other governmental charges unless withholding or deduction is required by law. To the extent such additional amounts are required to be paid, subject to certain exceptions, we will pay such additional amounts so that the net amount you receive is no less than that you would have received in the absence of such withholding or deduction.

Original Issue Discount

The issue price of a Unit will be allocated between the New Note and the Unit Warrant that comprise the Unit based on their relative fair market values. We anticipate that the fair market value of the Unit Warrants will be significant at issuance. In addition, because prior to November 15, 2015 we will pay interest on the New Notes by adding the amount of such interest to the principal balance of the New Notes and may elect to do so thereafter, none of the interest payments on the New Notes will be qualified stated interest for U.S. federal income tax purposes. For these reasons, the New Notes will be issued with OID for U.S. federal income tax purposes and the amount of such OID is likely to be significant. U.S. holders will generally be required to include amounts representing such OID in their gross income as it accrues in advance of the receipt of cash payments attributable to such income using the constant yield method, regardless of such holders' method of accounting for U.S. federal income tax purposes. See "Certain Material U. S. Federal Income Tax Considerations" and "Risk Factors—The New Notes will be issued with original issue discount for U.S. federal income tax purposes." Notwithstanding the aforementioned tax treatment, the amount of the New Notes and the Term Loan outstanding, for non-tax purposes, shall be equal to the aggregate principal face amount of such New Notes or Term Loan outstanding at any such time, without giving effect to the tax treatment or accounting standards used in respect thereof (including any discount thereto).

Certain covenants

We will issue the New Notes under an indenture among, inter alios, us, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (the "Indenture"). The Indenture, among other things, limits our ability to:

• incur or guarantee additional indebtedness;
• pay dividends or make other distributions or repurchase or redeem our stock or subordinated debt;
• make investments or other restricted payments;
• create liens;
• enter into certain transactions with affiliates;

• enter into agreements that restrict our restricted subsidiaries' ability to pay dividends or other distributions; and
• consolidate, amalgamate, merge or sell, transfer, lease or otherwise dispose of all or substantially all of our assets or those of certain of our subsidiaries.
All of these limitations will be subject to a number of important qualifications and exceptions. See "Description of the New Notes—Certain covenants."
Voting and Consent Rights

The New Notes issued upon exercise of Rights pursuant to the Rights Offering will vote or consent on all matters submitted to the holders of the New Notes for their consent or approval as a single class with the New Notes issued to Time Warner pursuant to the TW Unit Private Placement and the Backstop Purchase Commitment. Accordingly, subject to restrictions on Time Warner's ability to vote or consent on matters under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), Time Warner will control the outcome of any vote or consent submitted to the holders of the New Notes for their consent or approval. Under the Indenture, Time Warner, as an affiliate of the Company, may vote the New Notes acquired by it pursuant to the Rights Offering, the TW Unit Private Placement and the Backstop Purchase Commitment, if applicable, subject to the terms of the Indenture.

The holders of the New Notes will not have voting rights or other rights as a shareholder of the Company (in addition to any such rights already held as a shareholder of the Company).

Listing and trading

In the Indenture, we have agreed to use our commercially reasonable efforts to have listed, and intend to apply to list, the New Notes on the Euro MTF Market of the Luxembourg Stock Exchange. Even if such application is unsuccessful, you may be able to sell your New Notes in the PORTAL market or in a private transaction. We cannot assure you that there will be a market to sell the New Notes, or the price at which you will be able to sell your New Notes, particularly due to the limited liquidity of the securities. (See the last paragraph of "Will there be a liquid market for the New Notes and Unit Warrants?" for more information.) In addition, following the closing of the Rights Offering, the New Notes may not be immediately tradable on the Euro MTF Market of the Luxembourg Stock Exchange until a decision is made with respect to the listing applications for the New Notes. As a result, even if the listing application is successful, the New Notes may not be listed immediately following the closing of the Rights Offering.

Absence of a public market for the New Notes

The New Notes are new securities and there is no established trading market for the New Notes. Accordingly, there can be no assurances as to the development or liquidity of any market for the New Notes. See "Risk Factors—Risks Relating to the New Notes—You may not be able to resell any of the New Notes or Unit Warrants that you purchase pursuant to the exercise of Rights immediately upon expiration of the Subscription Period."

Paying agent, registrar and transfer agent	Deutsche Bank Trust Company Americas
Governing law

The Indenture and the Guarantees are governed by the laws of the State of New York. The CME Intercreditor Agreement is governed by English law. The security agreements are governed by the laws of the jurisdictions in which the Collateral subject to those security agreements is located.

Risk Factors	You should carefully read the section entitled "Risk Factors" beginning at page 48 before you sell or exercise your Rights. See also "Where You Can Find More Information" on page 193.

 THE UNIT WARRANTS

        This summary highlights the information contained elsewhere in this prospectus. You should read carefully the following summary together with the more detailed description of the terms of the Unit Warrants contained elsewhere in this prospectus. See "Description of the Unit Warrants."

Issuer	Central European Media Enterprises Ltd., a Bermuda company.
Securities issuable upon exercise	Class A Common Stock.
Number of Shares for which Initially Exercisable	One share of Class A Common Stock per Unit Warrant.
Exercise Price	$1.00 per share, subject to certain adjustments in connection with a stock split, a stock dividend, a subdivision, combination, repurchase or reclassification of shares of our Class A Common Stock.

The Unit Warrants will only be exercisable for cash; provided that if we do not maintain the effectiveness of a registration statement covering the issuance of the underlying shares of Class A Common Stock at the time of exercise of any Unit Warrants, the holders will be able to exercise their Unit Warrants on a cashless basis pursuant to an exemption from the registration requirements of the Securities Act under Section 3(a)(9). See "Description of the Unit Warrants—Exercise" for more information.

Exercise Period

Subject to applicable laws and regulations, the Unit Warrants may be exercised at any time starting on the second anniversary of the date of issuance until 5:00 p.m., New York City time on or before the fourth anniversary after the date of issuance. (See "Description of the Unit Warrants—Exercise" for more information.)

The TW Initial Warrant and the Unit Warrants to be issued to Time Warner at the closing of the Rights Offering, the TW Unit Private Placement and Backstop Private Placement may be exercised by Time Warner prior to the second anniversary of the issue date, if and at such time and in such amounts, as would allow Time Warner to own up to 49.9% of the outstanding shares of Class A Common Stock (including any shares attributed to Time Warner as part of a group under Section 13(d)(3) of the Exchange Act).

Anti-dilution Adjustments

The Unit Warrants will be adjusted as necessary to protect holders from the dilutive effects of (a) subdivisions, reclassifications, combinations and similar transactions, (b) certain repurchases of Class A Common Stock at a price above the market price for our Class A Common Stock and (c) Business Combinations (as defined below). Unless a distribution is made in connection with a Business Combination, if there is a distribution to the holders of Class A Common Stock (other than pursuant to a subdivision, reclassification, combination and similar transaction), upon exercise of the Unit Warrant, the holder of the Unit Warrant will receive the amount of such distribution the holder would have on the date of exercise as if the holder had been a record holder of Class A Common Stock on the date of such distribution, in addition to the number of shares of Class A Common Stock receivable upon exercise.

Non-redeemable	The Unit Warrants are non-redeemable.
Rights Prior to Exercise	The holders of the Unit Warrants will not have voting rights or other rights as a shareholder unless and until (and then only to the extent) the Unit Warrants have been exercised.
Use of proceeds

Assuming that all Unit Warrants are issued in the Rights Offering, Backstop Private Placement and TW Unit Private Placement and are fully exercised, we would receive additional proceeds of approximately $84.0 million in the aggregate. We intend to use any proceeds for general corporate purposes.

No listing	The Unit Warrants will not be listed or otherwise trade on any stock exchange.
Maintenance of Registration Statement

We have agreed to use our commercially reasonable efforts to keep a registration statement effective covering the issuance of the Class A Common Stock issuable upon the exercise of the Unit Warrants. If the registration statement ceases to be effective for any reason at the time of exercise of any Unit Warrants, holders will be able to exercise their Unit Warrants on a cashless basis pursuant to an exemption from the registration requirements of the Securities Act under Section 3(a)(9).

Absence of a public market for the Unit Warrants

The Unit Warrants are new securities and there is no established trading market for the Unit Warrants. Additionally, the Unit Warrants will not be listed on any exchange. Accordingly, there can be no assurances as to the development or liquidity of any market for the Unit Warrants.

Warrant Agent	American Stock Transfer & Trust Company, LLC.
Registrar	American Stock Transfer & Trust Company, LLC.

Governing law	The Unit Warrants are governed by the laws of the State of New York.
Risk Factors

You should carefully read the section entitled "Risk Factors" beginning at page 48 before you make a decision as to the exercise of your Rights. See also "Where You Can Find More Information" on page 193.

RISK FACTORS

        Any exercise of the Rights or investment in the New Notes and Unit Warrants and shares of Class A Common Stock issuable upon exercise of the Unit Warrants involves a high degree of risk. Before making a decision to exercise the Rights and invest in the New Notes and Unit Warrants and shares of Class A Common Stock issuable upon exercise of the Unit Warrants, you should carefully consider each of the following risks and the risk factors described in our most recent periodic reports, as well as the other information contained in or incorporated by reference into this prospectus and any related prospectus supplement or free writing prospectus. This prospectus and the following discussion of risk factors contain forward-looking statements as discussed on page iii of this prospectus. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks and uncertainties described below and elsewhere in this prospectus. These risks and uncertainties are not the only ones we may face. Additional risks and uncertainties of which we are not aware, or that we currently deem immaterial, may also become important factors that affect our financial condition, results of operations and cash flows. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

Risks relating to our financial position

         We continue to face significant liquidity constraints and require the closing of the Rights Offering and other transactions contemplated by the Framework Agreement, or other additional external sources of capital, to fund our operations and for our debt service obligations.

        Our attempts to increase television advertising prices in 2013 were met with significant resistance from certain advertisers and agencies in the Czech Republic. This resulted in a significant decline in revenues for 2013 compared to 2012. Looking forward, we expect the impact of the challenging environment in the Czech Republic to continue as we endeavor to attract back advertising clients while continuing to seek improvements in pricing compared to 2012. While we expect a significant improvement in Czech advertising revenues in 2014, we do not expect advertising revenues in the Czech Republic to reach 2012 levels in 2014. We anticipate a similar trend in our consolidated results for 2014, and expect to build upon them in 2015. Our financial situation in 2013 was also impacted by a further decline in advertising revenues in the Slovak Republic due to the reaction to our pricing initiatives in the Czech Republic from clients who also advertise in the Slovak Republic. Furthermore, carriage fee negotiations in the Czech Republic during 2013 did not advance to the extent that we had expected. As a result, we continue to take actions to conserve cash, including targeted reductions to our operating cost base through cost optimization programs and restructuring efforts, the deferral of programming commitments and capital expenditures and the deferral or cancellation of development projects. We have also delayed the settlement of payment obligations with a number of key suppliers, including payments due under contracts for acquired programming, which has resulted in our accounts payable and accrued liabilities increasing to $296.4 million at December 31, 2013 compared to $255.7 million at December 31, 2012 and $240.0 million at December 31, 2011. Despite the expectation of significantly improved revenue and OIBDA performance in 2014, our cash interest costs and the need to improve our payables position will result in increased operating cash outflows during 2014 compared to 2013. We expect that our cash flows from operating activities will continue to be insufficient to cover operating expenses and interest payments and we will need other capital resources this year to fund our operations, our debt service and other obligations as they become due, including the settlement of such deferred payment obligations.

        We evaluated options to improve our liquidity in light of our results for 2013, our outlook for 2014 and our plan to improve our payables position. In this respect, following the end of the third quarter of 2013 we began discussions with Time Warner regarding a potential capital transaction, including the potential issuance of debt, to address our liquidity position. Following the publication of our third quarter earnings, we held investor meetings with certain of our debt and equity investors. We subsequently explored the availability of other financing options, including equity financing, a combination of debt and equity financing and asset sales. Based on information received during our investor meetings and the exploration of our financing alternatives, we concluded that any financing involving equity was not viable without the upfront significant committed participation of Time Warner, which Time Warner did not provide. In addition, we received proposals from several potential purchasers regarding the acquisition of certain assets. The proposals we received, however, were from opportunistic purchasers who expected to purchase such assets at a substantial discount to the value of these businesses or such offers came with significant timing or execution risk.

        After consideration of these discussions and inquiries and in light of the continued severe pressure on our liquidity during the latter part of 2013 and our expectation that this will continue through 2014, our Disinterested Directors determined that the Rights Offering together with the other financing transactions with the participation of Time Warner was in the best interests of the Company and we entered into the Framework Agreement pursuant to which we and Time Warner committed, subject to the terms and conditions thereof, to undertake and facilitate the financing transactions described herein, including the Rights Offering, Backstop Private Placement and TW Unit Private Placement. The principal purpose of these financing transactions is to enhance our overall liquidity and cash flow by refinancing the remaining €273.0 million aggregate principal amount of the 2016 Fixed Rate Notes, which are cash pay indebtedness, with non-cash pay indebtedness, including the New Notes (including the New Notes issuable in connection with the Backstop Purchase Commitment and TW Unit Private Placement), the Time Warner Term Loan and the Time Warner Revolving Credit Facility. We are seeking to raise up to $341.8 million in new indebtedness through the Rights Offering, an additional $58.2 million in new indebtedness through the TW Unit Private Placement and $30.0 million in new indebtedness through the Time Warner Term Loan to enable us to refinance the 2016 Fixed Rate Notes in the manner described in this prospectus and for general corporate purposes.

        If the Rights Offering (including the Backstop Private Placement), TW Unit Private Placement and other financing transactions contemplated by the Framework Agreement are not closed, we will need other external sources of capital to continue our operations, including through other debt or equity financing transactions or asset sales, which may not be available or may not be available on acceptable terms. If these actions are not successful, and we are unable to continue to delay payments to some of our major suppliers, we will not have sufficient liquidity to continue to fund our operations in the middle of 2014.

         There is uncertainty regarding our ability to continue as a going concern.

        We expect that our cash flows from operating activities will continue to be insufficient to cover operating expenses and interest payments. If we do not close the Rights Offering, the TW Unit Private Placement, the Time Warner Term Loan and the Time Warner Revolving Credit Facility, we will need other capital resources this year to fund our operations, debt service and other obligations as they become due, including the settlement of delayed payment obligations to some of our key suppliers, such as payments due under contracts for acquired programming. While we have entered into the Framework Agreement with Time Warner relating to the Rights Offering and other financing transactions contemplated therein, our ability to close these transactions was subject to our obtaining the consent of the holders of the 2017 Fixed Rate Notes pursuant to the 2017 Fixed Rate Noteholder Consent Solicitation (as herein defined). As a result, the report of our independent registered public accounting firm for the year ended December 31, 2013 contains an explanatory paragraph relating to our ability to continue as a going concern. On March 11, 2014, we obtained the 2017 Fixed Rate Noteholder Consent. The Rights Offering, however, remains subject to satisfaction of certain conditions. There can be no assurances that these transactions will be closed. This uncertainty may materially and adversely affect our stock price and our ability to raise new capital.

         Our operating results will continue to be adversely affected if we cannot generate strong advertising sales.

        We generate most of our revenues from the sale of advertising airtime on our television channels. In addition to general economic conditions, other factors that may affect our advertising sales are the pricing of advertising time as well as audience ratings, changes in programming strategy, changes in audience preferences, our channels' technical reach, technological developments relating to media and broadcasting, competition from other broadcasters and operators of other media platforms, seasonal trends in the advertising market, increased competition for the leisure time of audiences and shifts in population and other demographics. In addition, the occurrence of disasters, acts of terrorism, civil or military conflicts or general political instability may create further economic uncertainty that reduces advertising spending. The reduction in advertising spending in our markets over the past few years has had a negative effect on television advertising prices because of pressure to reduce prices from advertisers and discounting by competitors. We attempted to combat this fall in prices by implementing a new pricing strategy in 2013. There was an adverse reaction to this strategy from agencies and advertisers, particularly in the Czech Republic, which resulted in a significant decrease in revenues compared to 2012 and was the main cause of a decline in our net revenues and in the television advertising market in that country. While we expect a significant improvement in Czech advertising revenues in 2014, we do not expect advertising revenues in the Czech Republic to reach 2012 levels in 2014.

        Advertising spending may also be affected by the expansion of distribution platforms and changing preferences in how and when people view content and the accompanying advertising. Our ability to maintain audience ratings and to generate GRPs also depends on our maintaining investments in television programming and productions at a sufficient level to continue to attract audiences. Significant or sustained reductions in investments in programming that attracts such audiences or other operating costs in response to reduced advertising spending in our markets have had and may continue to have an adverse impact on our television viewing levels. Reduced advertising spending, resistance to our price increases and the discounting of television advertising prices in our markets as well as competition for ratings from broadcasters seeking to attract similar audiences have had and may continue to have an adverse impact on our ability to maintain our advertising sales. The significant decline in advertising sales has had and could continue to have a material adverse effect on our financial position, results of operations and cash flows.

         The global economic slowdown, credit crisis and concerns regarding the Eurozone have adversely affected our financial position and results of operations. We cannot predict if or when economic conditions in the countries in which we operate will recover or how long any recovery may last. A failure to achieve prompt and lasting recoveries will continue to adversely affect our results of operations.

        The results of our operations depend heavily on advertising revenue, and demand for advertising is affected by prevailing general and regional economic conditions. The economic uncertainty affecting the global financial markets and banking system since the beginning of 2009 has had an adverse impact on economic growth in our operating countries across Central and Eastern Europe, some of which are still contending with recession. There has been a widespread withdrawal of investment funding from the Central and Eastern European markets and companies with investments in them. Furthermore, the economic downturn has adversely affected consumer and business spending, access to credit, liquidity, investments, asset values and employment rates. These adverse economic conditions have had a material negative impact on the advertising spending in our markets, leading our customers to continue to spend less on advertising than at the peak period in 2008 as they modify, delay or cancel plans to purchase advertising. This has negatively impacted our financial position, results of operations and cash flows since 2008. While gross domestic product and private consumption returned to growth in 2011 in most of our operating countries, they weakened again during 2012 due to continuing concerns regarding Europe's sovereign debt crisis, the stability of the Eurozone, the sustainability of the Euro as a common currency and the growth prospects of major emerging market and developed market economies globally. After adjusting for inflation, we estimate that GDP in our territories remained flat overall during 2013, compared to 2012. As a result, the economic conditions of our operating countries remain challenging, particularly in Slovenia where recent banking sector problems and ongoing political instability contributed to a significant increase of the country's sovereign risk. Recent economic events related to the continuing sovereign debt crisis in several European Union countries have highlighted issues relating to the strength of the banking sector in Europe and its ability to safeguard depositors' funds and the long-term stability of the Euro as a single currency. Though the European Union has created external funding and stability mechanisms to provide liquidity and financial assistance to Eurozone member states and financial institutions, there can be no assurance that the recent market disruptions in Europe related to sovereign debt and the banking sector, including the increased cost of funding for certain governments and financial institutions, will not continue, nor can there be any assurance that future assistance packages will be available or, even if provided, will be sufficient to stabilize the affected banks, countries and markets in Europe or elsewhere. Furthermore, the departure of a country from the Euro or the dissolution of the Euro by its members could negatively impact our business as well as cause significant volatility and disruption in the global economy. Any of these developments would have a significant negative effect on our financial position, results of operations and cash flows.

         We may not be successful in our attempts to diversify and enhance our revenues.

        We are focused on creating additional revenue streams from our broadcast operations as well as enhancing revenues generated from broadcast advertising, which is how we generate the substantial majority of our revenues. Our main efforts with respect to this strategy are on increasing carriage fees from cable and direct-to-home ("DTH") operators for carriage of our channels as well as continuing to seek improvements in advertising pricing compared to 2012. Changes to our advertising sales policies introduced in 2013 that were designed to boost revenues and to support pricing increases across our markets were met with significant resistance from certain advertisers and agencies in the Czech Republic. This resulted in a significant decline in revenues for 2013 compared to 2012. Our financial situation in 2013 was also impacted by a further decline in advertising revenues in the Slovak Republic due to the reaction to our pricing initiatives in the Czech Republic from clients who also advertise in the Slovak Republic. Furthermore, carriage fee negotiations in the Czech Republic during 2013 did not advance to the extent that we had expected. Some cable and DTH operators temporarily suspended the broadcast of our channels during the implementation of our carriage fees strategy, which affects the reach and audience shares of those operations and as a result, advertising revenues. There is a risk that clients may continue to withdraw advertising from our channels or reduce spending, or that operators may refuse to carry our channels while carriage fee negotiations are ongoing. If we are ineffective in achieving carriage fee increases our profitability will continue to be dependent primarily on television advertising revenues, which places additional pressures on our ability to generate advertising revenues. There can be no assurances that these initiatives will ultimately be successful and this may have an adverse impact on our results of operations and cash flows.

         Our debt service obligations may restrict our ability to fund our operations.

        We and certain of our subsidiaries have significant debt service obligations under the 2017 Fixed Rate Notes, 2016 Fixed Rate Notes and 5.0% Convertible Notes due 2015 (the "2015 Convertible Notes") and will continue to have significant debt service obligations following the issuance of the New Notes to refinance the 2016 Fixed Rate Notes and the drawdown of the Time Warner Term Loan, assuming the closing of the Rights Offering, or following the drawdown of the Time Warner Term Loan (including the Refinancing Portion of the Term Loan), assuming the Rights Offering is not closed by the Bridge Date. We will be obligated to pay to Time Warner a commitment fee of 1.25% of the entire Time Warner Term Loan and, if we drawdown the Refinancing Portion of the Term Loan, a funding fee of 1.25% of the Refinancing Portion of the Term Loan, a portion of which funding fee may be refunded to us depending on when we repay the Refinancing Portion of the Term Loan. In addition, while the New Notes will be non-cash pay indebtedness, the New Notes will accrue interest at a significantly higher rate than the 2016 Fixed Rate Notes, which obligations will be required to be repaid in cash by the maturity date of the New Notes, and the payment of interest expense in kind will increase our already significant leverage. As a result of our debt service obligations and covenants contained in the related indentures, we and our restricted subsidiaries are restricted under the 2017 Fixed Rate Notes, 2016 Fixed Rate Notes (until redeemed following the closing of the transactions described herein) and 2015 Convertible Notes and will be restricted under the New Notes, the Time Warner Term Loan and the Time Warner Revolving Credit Facility in the manner in which our business is conducted, including but not limited to our ability to obtain additional debt financing to fund future working capital, capital expenditures, business opportunities and other corporate requirements. Furthermore, we may have a proportionally higher level of debt than our competitors, which may put us at a competitive disadvantage. Servicing our high level of debt may limit our flexibility in planning for, or reacting to, changes in our business, economic conditions and our industry.

         A further downgrading of our ratings may adversely affect our ability to raise additional financing.

        Following a downgrade in September 2013, our corporate credit is rated as Caa1 and the 2017 Fixed Rate Notes are rated B1 by Moody's Investors Services, which placed these ratings under review for downgrade following the release of our third quarter 2013 earnings. Standard & Poor's rates our corporate credit B- and the 2017 Fixed Rate Notes B- and placed these ratings on negative watch in February 2014. These ratings reflect each agency's opinion of our financial strength, operating performance and ability to meet our debt obligations as they become due. Credit rating agencies monitor companies very closely and have made liquidity and the key ratios associated with it, such as gross leverage ratio, a particular priority. We are unlikely to be able to operate with sufficient liquidity in the next twelve months to maintain our current ratings if we do not secure additional financing or if we are not able to improve our financial performance. In the event our debt or corporate credit ratings are further lowered by the ratings agencies, it will be more difficult for us to refinance indebtedness or raise new indebtedness that may be permitted under our indentures and we will have to pay higher interest rates, which would have an adverse effect on our financial position, results of operations and cash flows.

         If our goodwill, other intangible assets and long-lived assets become impaired, we may be required to record significant charges to earnings.

        We review our long-lived assets for impairment when events or changes in circumstances indicate the carrying amount may not be recoverable. Goodwill and indefinite-lived intangible assets are required to be assessed for impairment at least annually. Factors that may be considered a change in circumstances indicating that the carrying amount of our goodwill, indefinite-lived intangible assets or long-lived assets may not be recoverable include slower growth rates in our markets, reduced expected future cash flows, increased country risk premium as a result of political uncertainty and a decline in stock price and market capitalization. We consider available current information when calculating our impairment charge. We recorded an impairment charge of $79.7 million with respect to goodwill and other intangible assets in our Bulgaria and Slovenia reporting units during the three months ended December 31, 2013 as a result of significant downward revisions in our estimates of the cash flows our operations will generate in future periods. If there are indicators of impairment, our long-term cash flow forecasts for our operations deteriorate or discount rates increase, we may be required to recognize additional impairment charges in later periods. Please refer to our annual report on Form 10-K for the year ended December 31, 2013, incorporated herein by reference, for the carrying amounts of goodwill in each of our reporting units.

         Changes to our business could result in future costs or charges.

        We periodically adjust our business strategy in response to particular events and circumstances, including economic conditions, industry changes and technological developments, as reflected by the change in our reporting segments starting January 1, 2013. In connection with the implementation of new strategies, we may decide to restructure certain of our operations, business or assets in order to optimize our cost structure and capture operating efficiencies. For example, we have expanded the scope of our previously announced restructuring plans to operate with a more effective cost base and incurred charges in 2013 of approximately $18.6 million. We also incurred total severance costs of approximately $7.1 million during the third and fourth quarters of 2013. Additional similar events could also result in restructuring and other charges and the incurrence of additional costs or may require significant management time to implement. If any such charges are material, they could have an adverse impact on our results of operations and cash flows.

         A default by us in connection with our obligations under our outstanding indebtedness could result in our inability to continue to conduct our business.

        Pursuant to the terms of the indentures governing the 2017 Fixed Rate Notes, 2016 Fixed Rate Notes (until discharged following the closing of the transactions described herein) and the 2015 Convertible Notes, we pledged, and under the Indenture governing the New Notes, assuming the closing of the Rights Offering and under the agreement for the Time Warner Term Loan as well as under the Time Warner Revolving Credit Facility, we will pledge, all of the shares in CME NV and all of the shares of CME BV, which together own substantially all of the interests in our operating subsidiaries, as security for this indebtedness. In addition, pursuant to the indenture governing the 2017 Fixed Rate Notes, we pledged our ownership interests in CET 21 and substantially all of CET 21's assets, including issued shares of CME Slovak Holdings B.V. ("CME SH"). If we or our restricted subsidiaries were to default under the terms of any of the indentures governing such notes or the Time Warner Term Loan Agreement or Time Warner Revolving Credit Facility, the secured parties under such indentures or agreements would have the ability to sell all or a portion of the assets pledged to them in order to pay amounts outstanding under such debt instruments. In addition, in the event of a default under the indenture governing the 2017 Fixed Rate Notes, the secured parties thereunder can enforce against assets that are not part of the collateral for the 2016 Fixed Rate Notes (until redeemed following the closing of the transactions described herein), the 2015 Convertible Notes, the Time Warner Term Loan or the Time Warner Revolving Credit Facility and, assuming the closing of the Rights Offering, will not be part of the collateral of the New Notes, including the shares and business of CET 21. Any such event would have a material adverse effect on our financial position, results of operations and cash flows.

         We may be unable to refinance our existing indebtedness and may not be able to obtain favorable refinancing terms.

        We face the risk that our indebtedness will not be able to be renewed, repaid or refinanced when due, or that the terms of any renewal or refinancing will not be as favorable as the terms of such indebtedness being refinanced. This risk is exacerbated by the current volatility in the capital markets, which has resulted in tightened lending requirements and in some cases the inability to refinance indebtedness. Following the issuances of the New Notes to refinance the 2016 Fixed Rate Notes and the drawdown of the Time Warner Term Loan as well as any drawdown of the Time Warner Revolving Credit Facility, we will continue to have a substantial amount of indebtedness, including approximately $261.0 million of 2015 Convertible Notes that mature on November 15, 2015.

        In addition, following the termination on June 18, 2013 of the Irrevocable Voting Deed and Proxy dated May 18, 2009 among an affiliate of Time Warner, Ronald Lauder and certain of his affiliates and us, as amended by a Letter Agreement dated April 29, 2013 (the "voting agreement"), Time Warner is no longer subject to an agreement not to own more than 49.9% of our voting securities. The acquisition by Time Warner (or any other person or group (as such term is defined in Section 13(d)(3) of the Exchange Act)) of more than 50% of our outstanding shares of Class A Common Stock would constitute a fundamental change under the indenture governing the 2015 Convertible Notes. If such a fundamental change occurs, we would need to repurchase or refinance the 2015 Convertible Notes in the event the holders thereof exercise their repurchase option under the indenture governing the 2015 Convertible Notes. If we were unable to repurchase or refinance our indebtedness on acceptable terms or at all, we might be forced to dispose of assets on disadvantageous terms or reduce or suspend operations, any of which would materially and adversely affect our financial condition, results of operations and cash flows.

         Fluctuations in exchange rates may adversely affect our results of operations.

        Our reporting currency is the dollar but our consolidated revenues and costs, including programming rights expenses and interest on debt, are divided across a range of currencies. The 2017 Fixed Rate Notes and 2016 Fixed Rate Notes (until redeemed following the closing of the transactions described herein) are denominated in Euros. We have not attempted to hedge the foreign exchange exposure on the principal amount of these notes. Furthermore, continuing instability in the Eurozone may increase our exposure to currency fluctuations. We may continue to experience significant gains and losses on the translation of our revenues or the 2017 Fixed Rate Notes and 2016 Fixed Rate Notes (until redeemed following the closing of the transactions described herein) into U.S. dollars due to movements in exchange rates between the Euro, applicable local currency of our operations and the U.S. dollar, which may have a material adverse effect on our financial position, results of operations and cash flows.

Risks relating to our operations

         Programming content may become more expensive to produce or acquire or we may not be able to develop or acquire content that is attractive to our audiences.

        Television programming is one of the most significant components of our operating costs. The ability of programming to generate advertising revenues depends substantially on our ability to develop, produce or acquire programming that matches audience tastes and attracts high audience shares, which is difficult to predict. The commercial success of a program depends on several tangible and intangible factors, including the impact of competing programs, the availability of alternate forms of entertainment and leisure time activities, our ability to anticipate and adapt to changes in consumer tastes and behavior, and general economic conditions. Furthermore, the cost of acquiring content attractive to our viewers, such as feature films and popular television series and formats, has increased as a result of greater competition from existing and new television broadcasting channels at the same time as our revenues from advertising has declined. Our expenditures in respect of locally produced programming may also increase due to the implementation of new laws and regulations mandating the broadcast of a greater number of locally produced programs, changes in audience tastes in our markets in favor of locally produced content, and competition for talent. In addition, we typically acquire syndicated programming rights under multi-year commitments before we can predict whether such programming will perform well in our markets. In the event any such programming does not attract adequate audience share, it may be necessary to increase our expenditures by investing in additional programming, subject to the availability of adequate financial resources, as well as to write down the value of such underperforming programming, as has been the case in certain of our operating segments in 2013. Any increase in content costs could have a material adverse effect on our financial condition, results of operations and cash flows.

         Our operating results are dependent on the importance of television as an advertising medium.

        We generate most of our revenues from the sale of our advertising airtime on television channels in our markets. Television competes with various other media, such as print, radio, the internet and outdoor advertising, for advertising spending. In all of the countries in which we operate, television constitutes the single largest component of all advertising spending. There can be no assurances that the television advertising market will maintain its current position among advertising media in our markets. Furthermore, there can be no assurances that changes in the regulatory environment or improvements in technology will not favor other advertising media or other television broadcasters. Increases in competition among advertising media arising from the development of new forms of advertising media and distribution could result in a decline in the appeal of television as an advertising medium generally or of our channels specifically. A decline in television advertising spending as a component of total advertising spending in any period or in specific markets would have an adverse effect on our financial position, results of operations and cash flows.

         Our businesses are vulnerable to significant changes in technology that could adversely affect us.

        The television broadcasting industry is affected by rapid innovations in technology. The implementation of new technologies and the introduction of broadcasting distribution systems other than analog terrestrial broadcasting, such as digital terrestrial television ("DTT") broadcasting, direct-to-home cable and satellite distribution systems, the internet, video-on-demand, user-generated content sites and the availability of television programming on portable digital devices, have changed consumer behavior by increasing the number of entertainment choices available to audiences and the methods for the distribution, storage and consumption of content. This has fragmented television audiences in more developed markets and could adversely affect our ability to retain audience share and attract advertisers as such technologies penetrate our markets. New business initiatives of ours to expand our distribution capabilities to adapt to changing patterns of consumption of content may not be embraced by consumers and therefore may not develop into profitable business models. New technologies that enable viewers to choose when, how, where and what content to watch, as well as to fast-forward or skip advertisements, may cause changes in consumer behavior that could impact our businesses. In addition, compression techniques and other technological developments allow for an increase in the number of channels that may be broadcast in our markets and expanded programming offerings that may be offered to highly targeted audiences. Reductions in the cost of launching additional channels could lower entry barriers for new channels and encourage the development of increasingly targeted niche programming on various distribution platforms. Our television broadcasting operations may be required to expend substantial financial and managerial resources to ensure necessary access to new broadcasting technologies or distribution systems. In addition, an expansion in competition due to technological innovation may increase competition for audiences and advertising revenue as well as the competitive demand for programming. Any requirement for substantial further investment to address competition that arises on account of technological innovations in broadcasting may have an adverse effect on our financial position, results of operations and cash flows.

         Piracy of our content may decrease revenues we can earn from our content and adversely impact our business and profitability.

        Piracy of our content poses significant challenges in our markets. Technological developments, including digital copying, file compressing, the use of international proxies and the growing penetration of high bandwidth internet connections, have made it easier to create, transmit and distribute high quality unauthorized copies of content in unprotected digital formats. Furthermore, there are a growing number of video streaming sites, increasing the risk of online transmission of our content without consent. The proliferation of such sites broadcasting content pirated from us could result in a reduction of revenues that we receive from the legitimate sale and distribution of our content, including revenues generated by Voyo, our subscription video-on-demand service and other revenue streams. Protection of our intellectual property is dependent on the manner in which applicable intellectual property laws in the countries in which we operate are construed and enforced. We seek to limit the threat of content piracy. However, detecting and policing the unauthorized use of our intellectual property is often difficult and remedies may be limited under applicable law. Steps we take may not prevent the infringement by third parties. There can be no assurance that our efforts to enforce our rights and protect our intellectual property will be successful in preventing piracy, which limits our ability to generate revenues from our content.

         We rely on network and information systems and other technology that may be subject to disruption or misuse, which could harm our business or our reputation.

        We make extensive use of network and information systems and other technologies, including those related to our internal network management as well as our new media operations. These systems are central to many of our business activities. Network and information systems-related events, such as computer hackings, computer viruses, worms or other destructive or disruptive software, process breakdowns, malicious activities or other security breaches could result in a disruption or degradation of our services, the loss of information or the improper disclosure of personal data. The occurrence of any of these events could negatively impact our business by requiring us to expend resources to remedy such a security breach or by harming our reputation. In addition, improper disclosure of personal data could subject us to liability under laws that protect personal data in the countries in which we operate. The development and maintenance of systems to prevent these events from occurring requires ongoing monitoring and updating as efforts to overcome security measures become more sophisticated. As technologies evolve, we will need to expend additional resources to protect our technology and information systems, which could have an adverse impact on our results of operations.

         The transition to digital television broadcasting may require substantial additional investments and the effectiveness of such investments is uncertain.

        Countries in which we have operations are migrating from analog terrestrial broadcasting to DTT broadcasting. Each country has independent plans for its digital switchover with its own timeframe, operating model and regulatory and investment regime. Bulgaria, Croatia, the Czech Republic, the Slovak Republic and Slovenia have completed the analog switch-off. In Romania, which is in the initial stages of migration, completion is expected by 2015. We cannot predict the full effect of the migration to DTT broadcasting on existing operations or the take up of DTT broadcasting by their audiences. We also cannot predict whether our Romanian operations will receive rights or licenses to broadcast any existing or additional channels if additional rights or licenses to such broadcasting should be required once the digital switchover in Romania is completed. Our operations may be required to make substantial investment and commit substantial other resources to implement DTT broadcasting and secure distribution in advance of knowing the take up of DTT broadcasting versus competing alternative distribution systems, such as direct-to-home platforms. We may not have access to resources sufficient to make such investments when required.

         Our operations are in developing markets where there is a risk of economic uncertainty, biased treatment and loss of business.

        Our revenue-generating operations are located in Central and Eastern Europe where we must comply with various regulatory obligations related to our businesses, including in respect of broadcasting and competition. We believe that we are in compliance with all our regulatory obligations in all material respects but it is not possible to predict how regulatory authorities or courts that have been or may be asked to resolve any allegations or claims will decide such issues. Our markets pose different risks to those posed by investments in more developed markets and the impact in our markets of unforeseen circumstances on economic, political or social life is greater. The economic and political systems, legal and tax regimes, standards of corporate governance and business practices of countries in this region continue to develop. Government policies may be subject to significant adjustments, especially in the event of a change in leadership. This may result in social or political instability or disruptions, potential political influence on the media, inconsistent application of tax and legal regulations, arbitrary treatment before judicial or other regulatory authorities and other general business risks, any of which could have a material adverse effect on our financial position, results of operations and cash flows. Other potential risks inherent in markets with evolving economic and political environments include exchange controls, higher tariffs and other levies as well as longer payment cycles. The relative level of development of our markets and the influence of local political parties also present a potential for biased treatment of us before regulators or courts in the event of disputes involving our investments. If such a dispute occurs, those regulators or courts might favor local interests over our interests. Ultimately, this could lead to the loss of one or more of our business operations. The loss of a material business would have an adverse impact on our financial position, results of operations and cash flows.

         We may not be aware of all related party transactions, which may involve risks of conflicts of interest that result in transactions being concluded on less favorable terms than could be obtained in arm's-length transactions.

        In certain of our markets, the officers, general directors or other members of the management of our operating companies have other business interests, including interests in television and other media-related companies. We may not be aware of all business interests or relationships that exist with respect to entities with which our operating companies enter into transactions. Transactions with companies, whether or not we are aware of any business relationship between our employees and third parties, may present conflicts of interest which may in turn result in the conclusion of transactions on terms that are not arm's-length. It is likely that we and our subsidiaries will continue to enter into related party transactions in the future. In the event there are transactions with persons who subsequently are determined to be related parties, we may be required to make additional disclosure and, if such contracts are material, may not be in compliance with certain covenants under the indentures governing the 2017 Fixed Rate Notes and 2016 Fixed Rate Notes (until redeemed following the closing of the transactions described herein) or the covenants under the Indenture governing the New Notes or the Time Warner Term Loan or Time Warner Revolving Credit Facility. Any related party transaction that is entered into on terms that are not arm's-length may result in a negative impact on our financial position, results of operations and cash flows.

         Our broadcasting licenses may not be renewed and may be subject to revocation.

        We require broadcasting and, in some cases, other operating licenses as well as other authorizations from national regulatory authorities in our markets in order to conduct our broadcasting business. Our broadcasting licenses for our operations in Slovenia and the Slovak Republic are valid for indefinite time periods and our remaining broadcasting licenses expire at various times through 2028. While we expect that our material licenses and authorizations will be renewed or extended as required to continue to operate our business, we cannot guarantee that this will occur or that they will not be subject to revocation, particularly in markets where there is relatively greater political risk as a result of less developed political and legal institutions. The failure to comply in all material respects with the terms of broadcasting licenses or other authorizations or with applications filed in respect thereto may result in such licenses or other authorizations not being renewed or otherwise being terminated. Furthermore, no assurances can be given that renewals or extensions of existing licenses will be issued on the same terms as existing licenses or that further restrictions or conditions will not be imposed in the future. Any non-renewal or termination of any other broadcasting or operating licenses or other authorizations or material modification of the terms of any renewed licenses may have a material adverse effect on our financial position, results of operations and cash flows.

         Our success depends on attracting and retaining key personnel.

        Our success depends partly upon the efforts and abilities of our key personnel and our ability to attract and retain key personnel. Our management teams have significant experience in the media industry and have made important contributions to our growth and success. Although we have been successful in attracting and retaining such people in the past, competition for highly skilled individuals is intense. There can be no assurance that we will continue to be successful in attracting and retaining such individuals in the future. The loss of the services of any of these individuals could have an adverse effect on our businesses, results of operations and cash flows.

Risks relating to enforcement rights

         We are a Bermuda company and enforcement of civil liabilities and judgments may be difficult.

        We are a Bermuda company. Substantially all of our assets and all of our operations are located, and all of our revenues are derived, outside the United States. In addition, several of our directors and officers are non-residents of the United States, and all or a substantial portion of the assets of such persons are or may be located outside the United States. As a result, investors may be unable to effect service of process within the United States upon such persons, or to enforce against them judgments obtained in the United States courts, including judgments predicated upon the civil liability provisions of the United States federal and state securities laws. There is uncertainty as to whether the courts of Bermuda and the countries in which we operate would enforce (a) judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the United States federal and state securities laws or (b) in original actions brought in such countries, liabilities against us or such persons predicated upon the United States federal and state securities laws.

         Our bye-laws restrict shareholders from bringing legal action against our officers and directors.

        Our bye-laws contain a broad waiver by our shareholders of any claim or right of action in Bermuda, both individually and on our behalf, against any of our officers or directors. The waiver applies to any action taken or concurred in by an officer or director, or the failure of an officer or director to take any action, in the performance of his or her duties, except with respect to any matter involving any fraud or dishonesty on the part of the officer or director. This waiver limits the right of shareholders to assert claims against our officers and directors unless the act or failure to act involves fraud or dishonesty.

Risks relating to our Common Stock

         Our share price may be adversely affected by sales of unrestricted or unregistered shares or future issuances of our shares.

        Time Warner is the largest holder of shares of our Class A Common Stock, holding 61,407,775 unregistered shares of Class A Common Stock, and also holds one share of Series A Preferred Stock, and 200,000 shares of Series B Preferred Stock. The share of Series A Preferred Stock is convertible into 11,211,449 shares of Class A Common Stock on the date that is 61 days after the date on which the ownership of our outstanding shares of Class A Common Stock by a group that includes Time Warner Media Holdings, B.V. ("TW Investor") and its affiliates would not be greater than 49.9% of the outstanding shares of Class A Common Stock. The shares of Series B Preferred Stock are convertible into shares of Class A Common Stock after three years from the date of issuance (June 25, 2013) at the option of Time Warner (subject to certain exceptions) at a conversion price of $3.1625, subject to adjustment in the event of equity issuances at a price per share less than this conversion price

(including in respect of the warrants to be offered in connection with the financing transactions), on the date that is 61 days after the earlier of (a) the date on which the ownership of our outstanding shares of Class A Common Stock by a group would not be greater than 49.9% of the outstanding shares of Class A Common Stock and (b) the date on which such beneficial ownership would not give to any person any right of redemption, repurchase or acceleration under any indenture or other document governing any of our indebtedness outstanding as of June 25, 2013. The initial stated value of $1,000 per share of the Series B Preferred Stock accretes at a rate of 7.5% per annum, compounded quarterly, for the first three years from the date of issuance and 3.75% per annum, compounded quarterly, for the fourth and fifth years. Time Warner has registration rights with respect to all its shares of Class A Common Stock now held or hereafter acquired by Time Warner. As of December 25, 2013, the 200,000 shares of Series B Preferred Stock were convertible into 65,641,500 shares of Class A Common Stock.

        We are party to an amended investor rights agreement (the "Investor Rights Agreement") with Time Warner and the other parties thereto under which, among other things, Time Warner was granted a contractual preemptive right (subject to certain exclusions) with respect to issuances of the Company's equity securities that applies to the issuance of the Units in the Rights Offering. We have executed the Framework Agreement, pursuant to which we and Time Warner committed, subject to the terms and conditions thereof, to undertake the financing transactions described herein, including the Rights Offering, as described elsewhere in this Prospectus (see "The Rights Offering—Framework Agreement" and "The Rights Offering—Purchase Agreement").

        The 2015 Convertible Notes are convertible into shares of our Class A Common Stock and mature on November 15, 2015. Prior to August 15, 2015, the 2015 Convertible Notes will be convertible following certain events and from that date at any time to November 15, 2015. Furthermore, there are additional unregistered or restricted shares of our Class A Common Stock outstanding, as well as securities convertible into shares of Class A Common Stock, that may enter the market. We cannot predict what effect, if any, the entry into trading of previously issued unregistered or restricted shares of Class A Common Stock will have on the market price of our shares. We may also issue additional equity or indebtedness convertible into our equity in the future. If more shares of our Class A Common Stock (or securities convertible into or exchangeable for shares of our Class A Common Stock) are issued to Time Warner, the economic interests of current shareholders may be diluted and the price of our shares may be adversely affected.

         The interests of our controlling shareholders may conflict with the interests of other shareholders.

        Following the termination of the voting agreement in June 2013, Time Warner is able to exercise voting power in us with respect to 49.6% of our outstanding shares of Class A Common Stock. As such, Time Warner is in a position to exercise significant influence over the outcome of corporate actions requiring shareholder approval, such as the election of directors or certain transactions, including the transactions contemplated by the Framework Agreement. Immediately after the issuance of the TW Initial Warrant to Time Warner in connection with the transactions contemplated by the Framework Agreement, the aggregate economic interest of Time Warner in us will increase from 65.0%, immediately prior to the execution of the Framework Agreement, to approximately 70%, immediately prior to the closing of the Rights Offering. If no other shareholders exercise Rights in the Rights Offering, the aggregate interests in our Class A Common Stock of Time Warner following its purchase of Backstop Units pursuant to the Purchase Agreement will increase to approximately 78.7% on a fully diluted basis (without giving effect to the accretion of the Series B Preferred Stock after December 25, 2013). Under Bermuda law, there is no takeover code or similar legislation requiring an acquirer of a certain percentage of our Class A Common Stock to tender for the remaining publicly held shares. In certain circumstances, the interests of Time Warner as controlling shareholder could be in conflict with the interests of minority shareholders.

         The price of our Class A Common Stock is likely to remain volatile.

        The market price of shares of our Class A Common Stock may be influenced by many factors, some of which are beyond our control, including those described above under "—Risks Relating to Our Operations" as well as the following: general economic and business trends, variations in quarterly operating results, license renewals, regulatory developments in our operating countries and the European Union, the condition of the media industry in our operating countries, the volume of trading in shares of our Class A Common Stock, future issuances of shares of our Class A Common Stock and investors' and securities analysts' perception of us and other companies that investors or securities analysts deem comparable in the television broadcasting industry. In addition, stock markets in general have experienced extreme price and volume fluctuations that have often been unrelated to and disproportionate to the operating performance of broadcasting companies. These broad market and industry factors may materially reduce the market price of shares of our Class A Common Stock, regardless of our operating performance. (See "Price Range of Class A Common Stock" for more information.)

Risks related to the Rights Offering

         The Rights are not transferable and there is no market for the Rights.

        The Rights will not be transferable. You may not sell, transfer or assign your Rights to anyone else. Because the Rights are not transferable, there is no market or other means for you to directly realize any value associated with the Rights. You must exercise (or cause your bank, broker or other organization to exercise) the Rights and acquire the New Notes and Unit Warrants to realize any value from your Rights.

         The Subscription Price determined for the Units may not be an indication of the fair value of the New Notes, Unit Warrants or shares of Class A Common Stock issuable upon exercise of the Unit Warrants. As a result, you may not be able to sell the New Notes or the Unit Warrants at a price equal to or greater than the Subscription Price or at a price you believe may be indicated by the price per Unit, if at all. Additionally, the exercise price for the Unit Warrants does not reflect the trading prices for our shares of Class A Common Stock and you may not be able to sell the shares of Class A Common Stock issuable upon exercise of the Unit Warrants at a price equal to or higher than the exercise price for such shares, which may exceed the then current market price of our Class A Common Stock.

        The Disinterested Directors set the Subscription Price of $100.00 per Unit. The Subscription Price was set with reference to the amount of financing we require in order to redeem and repay in full all outstanding 2016 Fixed Rate Notes, including the early redemption premium, after deciding that the transaction should be made widely available to our shareholders. This amount of financing has been allocated pro rata over the Units to be offered pursuant to the Rights Offering and the TW Unit Private Placement. (See "Determination of the Subscription Price" and "The Rights Offering—Reasons for the Rights Offering" for more information.) The price per Unit in the Rights Offering may not be indicative of the market value of the New Notes or Unit Warrants underlying each Unit. We cannot assure you that the trading price of our Class A Common Stock will not decline during or after the Rights Offering. We do not intend to change the Subscription Price or the terms of the Units in response to changes in the trading price of our Class A Common Stock prior to the closing of the Rights Offering.

        The Disinterested Directors set the exercise price of the TW Initial Warrant, Unit Warrants and Term Loan Warrants at $1.00 per share based on negotiations with Time Warner. (See "The Rights Offering—Reasons for the Rights Offering" for more information.) The exercise price per Unit Warrant in the Rights Offering may not be indicative of the market value of the shares of Class A Common Stock underlying the TW Initial Warrant, Unit Warrants and Term Loan Warrants. We cannot assure you that the trading price of our Class A Common Stock will not decline below the exercise price of the TW Initial Warrant or the Unit Warrants prior to the date on which such warrants become exercisable or subsequent to the exercise thereof.

        We cannot assure you that you will be able to sell the New Notes or Unit Warrants underlying each Unit at a price equal to or greater than the Subscription Price or at a price you believe may be indicated by the price per Unit, if at all. We also cannot assure you that you will be able to sell the shares of Class A Common Stock issuable upon exercise of the Unit Warrants at a price equal to or higher than the exercise price for such shares, which may exceed the then-current market price of our Class A Common Stock. Prior to the issuance of the New Notes and Unit Warrants, there has been no market for these securities and you may not be able to sell the New Notes or Unit Warrants at a price you believe may be indicated by the price per Unit, if at all. We cannot provide you any assurances as to the liquidity of or the trading market for the New Notes or Unit Warrants issued in connection with the Rights Offering. Moreover, the New Notes and Unit Warrants to be issued to Time Warner pursuant to the TW Unit Private Placement and the Backstop Private Placement and the TW Initial Warrant will be "restricted securities" as that term is defined in Rule 144 under the Securities Act, and may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemption from registration under the Securities Act and as required under applicable state securities laws. All New Notes and Unit Warrants issued to Time Warner pursuant to the Rights Offering (excluding the Backstop Private Placement) will not be considered "restricted securities," but will nevertheless be subject to the limitations on resale set forth in Rule 144 relating to the resale of securities held by an affiliate of the issuer. These restrictions may further impede the development of a market for the New Notes and Unit Warrants.

         You may not revoke your decision to exercise your Rights after you send us your rights certificate.

        If you change your mind about exercising your rights, you may not revoke or change the amount of your exercise after you send in your required documents and payment, even if you subsequently learn information about us or our business, financial position, results of operations and cash flows that is material or adverse or that you otherwise consider to be unfavorable.

         You may not be able to resell any of the New Notes or Unit Warrants that you purchase pursuant to the exercise of Rights immediately upon expiration of the Subscription Period.

        The New Notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, DTC, or, for record holders of shares of our Class A Common Stock not exercising their Rights through a DTC participant, the New Notes will be issued in physical form that is not deposited with DTC, record of which will be maintained by the trustee. Unit Warrants will be issued in book-entry only form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, DTC, or, if you are a record holder of shares of our Class A Common Stock and are not exercising your rights through a DTC participant, in the DRS, record of which will be maintained by the Warrant Agent Beneficial owners of our Class A Common Stock whose shares are held in "street name" will have their New Notes or Unit Warrants, as applicable, credited to the account of their broker, dealer, custodian bank or other nominee. The Company expects to deliver the New Notes and Unit Warrants to record holders on or about May 2, 2014. Until the New Notes and Unit Warrants are delivered following the expiration of the Subscription Period, you will not be able to sell the New Notes or Unit Warrants that you purchase in the Rights Offering. Additionally, the Unit Warrants will not be exercisable until the second anniversary of the date of issuance. You will not be able to sell any of the shares of Class A Common Stock underlying the Unit Warrants until such Unit Warrants are exercised (and then, solely to extent of exercise).

         We do not intend to list the Unit Warrants on any exchange, and a market may not develop for the Unit Warrants.

        We do not intend to list the Unit Warrants on any exchange. There is no assurance that an active trading market will develop for the Unit Warrants. If no active trading market develops, you may not be able to resell the Unit Warrants at the exercise price for the Unit Warrants, if at all. In addition, a minimum of approximately 65% of the Unit Warrants issued pursuant to the Rights Offering will initially be held by Time Warner, an affiliate of CME, and possibly more pursuant to Time Warner's Backstop Purchase Commitment, which may impede the development of a market for the Unit Warrants if Time Warner chooses not to trade the Unit Warrants that it so acquires, in whole or in part. Moreover, the New Notes and Unit Warrants to be issued to Time Warner pursuant to the TW Unit Private Placement and the Backstop Private Placement and the TW Initial Warrant will be "restricted securities" as that term is defined in Rule 144 under the Securities Act, and may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemption from registration under the Securities Act and as required under applicable state securities laws. All New Notes and Unit Warrants issued to Time Warner pursuant to the Rights Offering (excluding the Backstop Private Placement) will not be considered "restricted securities," but will nevertheless be subject to the limitations on resale set forth in Rule 144 relating to the resale of securities held by an affiliate of the issuer. These restrictions may further impede the development of a market for the New Notes and Unit Warrants. Consequently, there may not be an active market for Unit Warrants and you may not be able to sell your Unit Warrants at a profit, at the exercise price or at all.

         Because we may terminate or cancel the Rights Offering at any time, your participation in the Rights Offering is not assured.

        We may terminate or cancel the Rights Offering at any time before the expiration of the Subscription Period at 5:00 p.m., New York City time, on April 25, 2014 (or any extension thereof), for any reason. If the Rights Offering is terminated or cancelled for any reason, then we will not issue you any of the New Notes or Unit Warrants you may have subscribed for and we will not have any obligation with respect to the Rights except to return any Subscription Price payments, as soon as practicable, without interest or penalty.

         We may amend the terms of the Rights Offering or modify the Subscription Period of the Rights Offering at any time prior to the expiration of the Subscription Period, subject to the approval of Time Warner under the Framework Agreement and Purchase Agreement.

        We may amend the terms of the Rights Offering or modify the Subscription Period of the Rights Offering at any time prior to the expiration of the Subscription Period, subject to the approval of Time Warner; however, we do not intend to do so. We may amend the terms of the Rights Offering for any reason, subject to the approval of Time Warner. However, if we make any fundamental change to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included announcing the cancellation of the Rights Offering and instituting a new offering on such revised terms and giving our shareholders the opportunity to subscribe to such new offering. In such event, all payments of the aggregate Subscription Price received by the Subscription and Information Agent will be returned as soon as practicable, without interest or penalty, and at least contemporaneously with our filing of such post-effective amendment. The terms of the Rights Offering cannot be modified or amended after the expiration of the Subscription Period, as may be extended from time to time.

         If you do not act promptly and follow the subscription instructions, then your exercise of Rights may be rejected.

        Eligible Securityholders who desire to purchase shares in the Rights Offering must act promptly to ensure that all required forms and payments are actually received by the Subscription and Information Agent before 5:00 p.m., New York City time, on April 25, 2014 (or any extension thereof), the expiration of the Subscription Period. If your shares are held in "street name" through a broker, dealer, custodian bank or other nominee, as the record holder, then you must act promptly to ensure that your broker, dealer, bank or other nominee acts for you and that all required forms and payments are actually received by the Subscription and Information Agent before the expiration of the Subscription Period. We will not be responsible if your broker, dealer, bank, financial institution or other nominee fails to ensure that all required forms and payments are actually received by the Subscription and Information Agent before the expiration of the Subscription Period. If you fail to complete and sign the rights certificate or the forms specified by your broker, dealer, custodian bank or other nominee, send an incorrect payment amount, pay by an unauthorized payment form, or otherwise fail to follow the subscription procedures that apply to your exercise of Rights in the Rights Offering, then the Subscription and Information Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription and Information Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a Rights exercise follows the proper procedures. You bear the risk of delivery of all documents and payments, and neither us nor the Subscription and Information Agent has any responsibility for such documents and payments.

         Your percentage ownership and voting rights will decrease in connection with the TW Unit Private Placement and TW Initial Warrant. In addition, if you do not exercise your Rights in full, subject to satisfying the minimum subscription amount, then your percentage ownership and, if Unit Warrants or the TW Initial Warrant are exercised, your voting rights will further decrease.

        Time Warner has agreed to purchase 581,533 TW Private Placement Units at the Subscription Price in the TW Unit Private Placement. The TW Private Placement Units are not included in the 3,418,467 Units that we are offering in the Rights Offering and, following the exercise of the TW Initial Warrant, your percentage ownership and voting rights will decrease relative to Time Warner.

        In addition, if you choose not to exercise your Rights in full, subject to satisfying the minimum subscription amount, then your relative ownership and voting interest will be further diluted to the extent other shareholders exercise their Rights. Pursuant to the Purchase Agreement, Time Warner has committed, subject to the satisfaction or waiver of certain conditions, including the funding of the Time Warner Term Loan (if the Rights Offering is closed prior to the Bridge Date), to exercise in full its subscription privilege at the Subscription Price in respect of all of the Rights allocated to Time Warner in the Rights Offering and to purchase the TW Private Placement Units. In total, the Rights allocated to Time Warner in the Rights Offering and the TW Unit Private Placement represent approximately 70% of all Units that will be issued by the Company, which Time Warner is obligated to purchase under the Purchase Agreement. Under the Purchase Agreement, Time Warner has also committed to purchase at the Subscription Price in the Backstop Private Placement any and all remaining Units that are not purchased through the exercise of Rights in the Rights Offering. The exact amount of Backstop Units to be purchased by Time Warner pursuant to the Backstop Purchase Commitment will vary depending upon the number of Units purchased through the exercise of Rights in the Rights Offering by our Eligible Securityholders (other than Time Warner). If our Eligible Securityholders (other than Time Warner) do not purchase any Units in the Rights Offering, Time Warner will purchase all of the Units offered by the Company in the Rights Offering and the TW Unit Private Placement following which its economic ownership interest in our Class A Common Stock would be approximately 78.7% on a fully diluted basis (without giving effect to the accretion of the Series B Preferred Stock after December 25, 2013). Therefore, given these agreements with Time Warner, your percentage ownership and voting rights will decrease relative to Time Warner and if you do not exercise your Rights in full, subject to satisfying the minimum subscription amount, then your percentage ownership and voting rights will further decrease.

         We are not making a recommendation as to whether you should participate in the Rights Offering.

        None of our board of directors, Dealer Manager, Subscription and Information Agent or Time Warner is making any recommendation regarding your exercise of Rights in the Rights Offering or the sale or transfer of the underlying New Notes or Unit Warrants or shares of Class A Common Stock issuable upon exercise of the Unit Warrants. Further, we have not authorized anyone to make any recommendation.

         You will not receive interest on subscription funds, including any funds ultimately returned to you as soon as practicable.

        You will not earn any interest on your payment of the Subscription Price while it is being held by the Subscription and Information Agent pending the closing of the Rights Offering. In addition, if we cancel the Rights Offering, or you do not satisfy the minimum subscription amount, neither we nor the Subscription and Information Agent will have any obligation with respect to the Rights except to return to you, without interest or penalty, any payment of the Subscription Price.

         If the Company is subject to insolvency proceedings, the Unit Warrants may be treated as executory contracts subject to rejection.

        If a bankruptcy, reorganization, receivership, liquidation or other insolvency proceeding (an "Insolvency Proceeding") is commenced by or against the Company or any of its subsidiaries, it cannot be assured where such proceeding would be commenced. Accordingly, it cannot be certain which country's insolvency laws would govern any Insolvency Proceeding commenced by or against the Company or any of its subsidiaries. Nor can it be certain what country's non-insolvency law may govern issues in any Insolvency Proceeding.

        For purposes of the insolvency risk factor discussions herein, however, it is assumed that an Insolvency Proceeding would be commenced in the Company's country of formation, Bermuda, and that the substantive insolvency law of Bermuda would govern the Insolvency Proceeding. Importantly, however, the guarantors of the Company's indebtedness are entities formed under the laws of the Netherlands and Curaçao and the insolvency and other laws of these countries differ in material respects from the law of Bermuda and there can be no certainty as to how that may impact any Insolvency Proceeding commenced in Bermuda. Furthermore, certain laws in other jurisdictions may provide creditors residing in those jurisdictions with certain rights and remedies that may or may not be respected under principles of comity or otherwise in an Insolvency Proceeding commenced in Bermuda or another jurisdiction. Accordingly, the disclosure set forth herein is qualified entirely by the foregoing.

        In the event an Insolvency Proceeding is commenced by or against the Company or any of its subsidiaries in Bermuda, a court in Bermuda might hold that unexercised Unit Warrants are executory contracts that may be subject to rejection by the Company with approval of the court and might hold that unexercised Unit Warrants are ineffective without approval of the court. As a result, holders of the Unit Warrants might not, even if sufficient funds are otherwise available, be entitled to receive any consideration or might receive an amount less than they would be entitled to receive if they had exercised their Unit Warrants prior to the commencement of any such Insolvency Proceeding.

         Eligible Securityholders participating in the Rights Offering will be subject to risks as holders of the New Notes and Unit Warrants and, upon exercise of their Unit Warrants, such Eligible Securityholders will be subject to risks as holders of our Class A Common Stock.

        If you purchase the Units offered in the Rights Offering, you will be subject to the risks relating to the New Notes and Unit Warrants that are described below. Additionally, if you exercise the Unit Warrants issued as part of such Units, you will be subject to risks relating to our Class A Common Stock.

Risks relating to the New Notes

         Covenant restrictions under the indenture relating to the New Notes, the indenture relating to the 2017 Fixed Rate Notes, the Time Warner Term Loan Agreement and the Time Warner Revolving Credit Facility impose significant operating and financial restrictions on us and may limit our ability to operate our business and consequently to make payments on the New Notes.

        The indenture relating to the 2017 Fixed Rate Notes and the indenture relating to the New Notes contain, and the Time Warner Term Loan Agreement and the Time Warner Revolving Credit Facility will contain, covenants that restrict our ability to finance future operations or capital needs or to take advantage of other business opportunities that may be in our interest. These covenants restrict the ability to, among other things:

  •
  incur or guarantee additional debt;

  •
  pay dividends or make distributions on, or redeem or repurchase, capital stock or subordinated debt;

  •
  make investments or other restricted payments;

  •
  create liens;

  •
  enter into certain transactions with affiliates;

  •
  enter into agreements restricting the ability of our subsidiaries to pay dividends or other distributions or create intercompany indebtedness; and

  •
  consolidate, amalgamate, merge or sell, transfer, lease or otherwise dispose of all or substantially all of our assets of or those of certain of our subsidiaries.

        Events beyond our control, including changes in general business and economic conditions, may affect our ability to meet these requirements. A breach of any of these covenants could result in a default under the Indenture or the indenture governing the 2017 Fixed Rate Notes or the Time Warner Term Loan Agreement and the Time Warner Revolving Credit Facility.

         Despite current debt levels, we will be able to incur more debt, which could increase the risks described in this section.

        We have the right to incur additional debt in the future. Although the Indenture and the indenture relating to the 2017 Fixed Rate Notes contain, and the Time Warner Term Loan Agreement and the Time Warner Revolving Credit Facility will contain, restrictions on the incurrence of additional debt, these restrictions are subject to a number of qualifications and exceptions, and additional debt incurred in compliance with these restrictions could be substantial. In addition, the interest payable under each of the New Notes, the Time Warner Revolving Credit Facility and the Time Warner Term Loan will, until November 15, 2015 and at our option thereafter, be payable by adding the amount of such interest to the principal amount of the New Notes or the applicable loan, thereby increasing the aggregate original principal amount of the New Notes or the applicable loan, which in turn would further increase our substantial debt. Any additional debt would likely exacerbate the risks to CME that are described under "—Risks relating to our financial position."

         The New Notes are structurally subordinated to all obligations of our subsidiaries which are not guarantors of the New Notes, including their obligations in respect of the 2017 Fixed Rate Notes, and effectively subordinated to indebtedness of us and our subsidiaries which are secured by assets other than the Collateral.

        The New Notes are obligations of ours and are effectively subordinated to all debt and other obligations, including trade payables, of our subsidiaries which are not guarantors of the New Notes, including their obligations in respect of the 2017 Fixed Rate Notes. The effect of this subordination is that, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding involving a subsidiary which is not a guarantor of the New Notes, the assets of the affected entity could not be used to pay you until after all other claims against that subsidiary, including trade payables, have been fully paid. In addition, the New Notes will be effectively subordinated to any present and future indebtedness which is secured by assets other than the Collateral, to the extent of the value of such assets. As of December 31, 2013, our subsidiaries which are not guarantors of the New Notes had $675.4 million of total outstanding liabilities (after eliminating transactions between and among the non-guarantor subsidiaries, but including inter-company liabilities to CME, CME NV and CME BV), certain of which, including the 2017 Fixed Rate Notes, are secured by assets that do not also secure the New Notes. As of December 31, 2013, us and our subsidiaries had no secured indebtedness outstanding other than the 2017 Fixed Rate Notes, the 2016 Fixed Rate Notes, the 2015 Convertible Notes and indebtedness incurred under capital leases, although the indentures governing the 2017 Fixed Rate Notes permit certain secured debt to be incurred both at the our and restricted subsidiary levels.

         Our holding company structure may limit our access to cash flow and our ability to service the New Notes, the Time Warner Term Loan and the Time Warner Revolving Credit Facility.

        We are a holding company that conducts its operations through certain subsidiaries and affiliates. The primary internal source of our cash to fund our operating expenses as well as service our existing and future debt, including the New Notes, Time Warner Term Loan and the Time Warner Revolving Credit Facility depends on repayments of intercompany debt by our subsidiaries to us and distribution of earnings of our operating subsidiaries. Substantially all of our assets consist of shares in and loans to our subsidiaries. We rely on the repayment of inter-company indebtedness and the declaration of dividends to receive distributions of cash from our operating subsidiaries. If any of our operating subsidiaries or affiliates were prevented from distributing such portion of reserves to us to which we are entitled, we may be unable to meet our operating expenses and debt service requirements which would have a material adverse effect on our ability to service the New Notes, the Time Warner Term Loan and the Time Warner Revolving Credit Facility and our results of operations.

         We may not be able to repurchase the New Notes upon a change of control and a ratings decline.

        Upon the occurrence of a "change of control" (as defined in the Indenture) which is accompanied by a decline in the ratings of the New Notes (a "Change of Control Triggering Event"), we will be required to make an offer to you in cash to repurchase all or any part of the New Notes at 101% of their principal amount, plus accrued and unpaid interest. If a Change of Control Triggering Event occurs, we may not have sufficient funds at that time to pay the purchase price for all tendered notes, particularly if that change of control event triggers a similar repurchase requirement for, or results in the acceleration of, any of our other debt, including the 2017 Fixed Rate Notes, the Time Warner Term Loan and the Time Warner Revolving Credit Facility. Any debt agreements we enter into in the future may contain similar provisions. Certain transactions that constitute a change of control under our existing and future debt instruments may not constitute a "Change of Control" under the Indenture.

         The interests of Time Warner, CME's largest shareholder, may conflict with the interests of the Holders of the Notes.

        Assuming that the Rights Offering and the transactions contemplated by the Purchase Agreement are closed (including the TW Unit Private Placement and, if applicable, the Backstop Private Placement), Time Warner will not only continue to be CME's largest shareholder but also will be the largest creditor of CME due to its position as a lender under the Time Warner Term Loan Agreement and the Time Warner Revolving Credit Facility and as the holder of the majority of the New Notes, to the extent issued. Subject to certain exceptions provided for by the Trust Indenture Act that would apply to the New Notes that, among other things, limit its voting rights as a holder of the New Notes, Time Warner will be entitled to vote or otherwise make decisions in its capacity as a holder of the New Notes or as a lender of under the Time Warner Term Loan Agreement and the Time Warner Revolving Credit Facility. Such indebtedness, in certain respects, including with respect to certain financial covenants and events of defaults, will have more restrictive provisions than with respect to equivalent provisions contained in the indenture governing the 2017 Fixed Rate Notes. As such, Time Warner could determine whether to waive defaults or accelerate such indebtedness or take other steps in light of its dual role as principal equityholder and creditor of the CME group in a manner that might not be consistent with the interests of the holders of the 2017 Fixed Rate Notes. While the principal purpose of the financing transactions is to enhance our liquidity and operating cashflow position, by, in part, substituting certain cash pay indebtedness with non-cash pay indebtedness and undertaking other associated transactions, the terms and conditions of the Time Warner Term Loan Agreement and the Time Warner Revolving Credit Facility may be modified or amended or such indebtedness could be refinanced in the future with new indebtedness having different terms and conditions. Such modifications or amendments or refinancing indebtedness could, for example, result in the replacement of such indebtedness which permit interest that is payable in kind with interest that is payable in cash in compliance with the Indenture. While it is not currently our intention to do so, such modifications, amendments or refinancing or other replacement indebtedness, as the case may be, would be permitted by the Indenture and could adversely affect the interests of the holders of the New Notes. In addition, Time Warner could seek to effect such modification, amendments or refinancings through its position as our largest equityholder and creditor in a manner that may not be consistent with the interests of the holders of the New Notes. Moreover, the indenture governing the New Notes excludes from the limitation on affiliate transactions covenant all transactions between CME and its restricted subsidiaries and Time Warner and its affiliates. Accordingly, the indenture will not require that any such affiliate transactions be made on arms length terms in compliance with the covenant and, as a consequence, such affiliate transactions permitted under the indenture could conflict with the interests of the holders of the New Notes.

         We cannot assure you that an active trading market will develop for the New Notes; your ability to sell the New Notes will be limited.

        In the Indenture, we have agreed to use our commercially reasonable efforts to have the New Notes admitted to the Euro MTF Market of the Luxembourg Stock Exchange within a reasonable period after the issue date. We cannot assure you as to:

  •
  whether the liquidity of the market for the New Notes will be sustained;

  •
  your ability to sell the New Notes; or

  •
  the prices at which you would be able to sell the New Notes.

        Future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Historically, the market for non-investment grade securities has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the New Notes. The liquidity of a trading market for the New Notes may be adversely affected by a general decline in the market for similar securities and is subject to disruptions that may cause volatility in prices. It is possible that the market for the New Notes will be subject to disruptions. Any such disruption may have a negative effect on you, as a holder of the New Notes, regardless of our prospects and financial performance. There is no assurance that an active trading market will develop for the New Notes. If no active trading market develops, you may not be able to resell the New Notes at the Subscription Price, if at all.

        Although we have, in the Indenture, agreed to use our commercially reasonable efforts to have the New Notes admitted to the Euro MTF Market of the Luxembourg Stock Exchange within a reasonable period after the issue date and to maintain such listing as long as the New Notes are outstanding, we cannot assure you that the New Notes will become or remain listed. In addition, a minimum of approximately 65% of the New Notes and Unit Warrants issued pursuant to the Rights Offering will initially be held by Time Warner, an affiliate of CME, and possibly more pursuant to Time Warner's Backstop Purchase Commitment. Moreover, the New Notes and Unit Warrants to be issued to Time Warner pursuant to the TW Unit Private Placement and the Backstop Private Placement and the TW Initial Warrant will be "restricted securities" as that term is defined in Rule 144 under the Securities Act, and may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemption from registration under the Securities Act and as required under applicable state securities laws. All New Notes and Unit Warrants issued to Time Warner pursuant to the Rights Offering (excluding the Backstop Private Placement) will not be considered "restricted securities," but will nevertheless be subject to the limitations on resale set forth in Rule 144 relating to the resale of securities held by an affiliate of the issuer. These restrictions may further impede the development of a market for the New Notes and Unit Warrants. Although no assurance is made as to the liquidity of the New Notes as a result of listing on the Euro MTF Market of the Luxembourg Stock Exchange, failure to be approved for listing of the New Notes or the delisting of the New Notes from the Euro MTF Market of the Luxembourg Stock Exchange in accordance with the Indenture may have a material adverse effect on a holder's ability to resell the New Notes in the secondary market.

         The New Notes will be issued with original issue discount for U.S. federal income tax purposes.

        The New Notes will have OID for U.S. federal income tax purposes equal to the excess of a New Note's stated redemption price at maturity over its issue price. A New Note's stated redemption price at maturity is the sum of all payments provided by the terms of the New Note, other than qualified stated interest. Qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. Because prior to November 15, 2015 we will pay interest on the New Notes by adding such interest to the principal balance of the New Notes ("PIK Interest") and may elect to do so thereafter, none of the interest on the New Notes (including any cash interest actually paid) will be qualified stated interest. Additionally, the issue price of a New Note is likely to be significantly less that the face amount of such New Note. See "Certain Material U.S. Federal Income Tax Considerations—Issue Price of a New Note and a Unit Warrant." For these reasons, the New Notes will be issued with OID for U.S. federal income tax purposes and the amount of such OID is likely to be significant. U.S. investors in the New Notes may generally be required to include amounts representing OID in their gross income as it accrues in advance of the receipt of cash payments attributable to such income using the constant yield method. See "Certain Material U.S. Federal Income Tax Considerations."

        Notwithstanding the aforementioned tax treatment, the amount of the New Notes and the Term Loan outstanding, for non-tax purposes, shall be equal to the aggregate principal face amount of such New Notes or Term Loan outstanding at any such time, without giving effect to the tax treatment or accounting standards used in respect thereof (including any discount thereto).

         The 2015 Convertible Notes and the 2017 Fixed Rate Notes will mature prior to the New Notes unless certain trigger events occur that are associated with the acceleration, repayment or termination of the Time Warner Term Loan, and the Time Warner Term Loan Agreement and the Time Warner Revolving Loan Agreement may be redeemed or prepaid at any time at CME's option, including prior to or in connection with the maturity of the Notes.

        The New Notes mature on December 1, 2017 unless certain trigger events associated with the acceleration, repayment or termination of the Time Warner Term Loan occur. With the 2017 Fixed Rate Noteholder Consent Solicitation having been approved on March 11, 2014, the Company and certain of our subsidiaries are permitted to incur certain indebtedness contemplated by the financing transactions described herein, some of which could mature prior to the New Notes or otherwise be redeemed or prepaid ahead of the New Notes in compliance with the Indenture. The Time Warner Term Loan will mature on the Initial Term Loan Maturity Date. If the Rights Offering, Backstop Private Placement and TW Unit Private Placement have not been closed on or before the Initial Term Loan Maturity Date, the Initial Term Loan Maturity Date will be extended to December 1, 2017, and the Company shall issue and deliver to Time Warner the Term Loan Warrants. Moreover, the Time Warner Term Loan and the Time Warner Revolving Credit Facility are redeemable or prepayable, as the case may be, at any time at our option. As a consequence, if the Time Warner Term Loan, if drawn, is not extended beyond the Initial Term Loan Maturity Date, we may not be able to refinance such indebtedness, which would trigger an event of default under the Indenture. In addition, if the Time Warner Term Loan is, in any case, redeemed or prepaid in advance of the maturity of the New Notes, despite the triggering of the maturity date clause, the Company and our subsidiaries may not be able to refinance or otherwise repay the New Notes at maturity or otherwise.

         CME may, at its option, redeem all or part of the New Notes at any time at par plus accrued and unpaid interest, and the New Notes may mature prior to December 1, 2017 upon the occurrence of certain trigger events.

        Pursuant to the Indenture governing the New Notes, we may, at our option, redeem all or part of the New Notes at any time at par plus accrued and paid interest, and the New Notes may mature prior to December 1, 2017 upon the occurrence of certain trigger events. As a consequence of the foregoing, investors in the New Notes may not obtain the return expected from an investment in the New Notes and no redemption or early maturity premium will be payable to holders of the New Notes in connection with such events.

Risks relating to the Collateral and the Guarantees

         The value of the Collateral securing our obligations under the New Notes, the Time Warner Term Loan, the Time Warner Revolving Credit Facility, the 2015 Convertible Notes and the 2017 Fixed Rate Notes may not be sufficient to satisfy those obligations, and the ability of the trustee to act with respect to the Collateral may be limited.

        The New Notes, the Time Warner Term Loan and the Time Warner Revolving Credit Facility will be secured by first priority (after taking into account intercreditor arrangements) perfected pledges of the outstanding share capital of CME NV and CME BV, which pledges shall be pari passu with the existing share pledges of those shares that secure the obligations under the 2017 Fixed Rate Notes and the 2015 Convertible Notes, with such new perfected pledges being the sole security for New Notes, the Time Warner Term Loan and the Time Warner Revolving Credit Facility (See "Description of other indebtedness—Intercreditor Agreements—CME Intercreditor Agreement"). However, under applicable local law, the 2017 Fixed Rate Notes and the 2015 Convertible Notes, which received their pledge of the Collateral prior in time to the New Notes, the Time Warner Term Loan and the Time Warner Revolving Credit Facility, have priority. On or about the Issue Date, the trustee of the New Notes offered hereby, along with Time Warner as the lender under the Time Warner Term Loan and the

Time Warner Revolving Credit Facility, will accede to the CME Intercreditor Agreement, which will be amended and restated in connection therewith. The CME Intercreditor Agreement will provide for sharing of the proceeds of any joint enforcement action on a pari passu basis between holders of the New Notes offered hereby and Time Warner, as the lender under the Time Warner Term Loan Agreement and the Time Warner Revolving Credit Facility, with the enforcing holders of the 2017 Fixed Rate Notes and the 2015 Convertible Notes, irrespective of the ranking of the security documents granting security over such collateral, the CME Intercreditor Agreement does not give the trustee for the New Notes or Time Warner the right to compel an enforcement of the Collateral by the prior ranking of creditors. Since we obtained the 2017 Fixed Rate Noteholder Consent on March 11, 2014 in respect of an amendment to the indenture governing the 2017 Fixed Rate Notes and the CME Intercreditor Agreement, we will amend the CME Intercreditor Agreement in connection with the closing of the Rights Offering, Backstop Private Placement and TW Unit Private Placement to provide that all secured parties to the CME Intercreditor Agreement will accelerate their indebtedness and cooperate in respect of enforcement of the relevant collateral subject to the CME Intercreditor Agreement if any secured party seeks enforcement. Under the CME Intercreditor Agreement, each of the trustees and the security agents or security trustees which are party thereto will have the right to request the other parties to join in any enforcement action commenced by such trustee, security agent or security trustee. In addition, due to the provisions of the CME Intercreditor Agreement, although the security interest in the Collateral under the New Notes, the Time Warner Term Loan and the Time Warner Revolving Credit Facility ranks junior to the security interest in the collateral securing the 2017 Fixed Rate Notes and the 2015 Convertible Notes, each of the security agents or trustee for the New Notes, the Time Warner Term Loan and the Time Warner Revolving Credit Facility is entitled to share ratably with such other indebtedness in the proceeds from any enforcement action in respect of the Collateral. If the security agent or the holders of the New Notes receive proceeds of any enforcement of the security documents while obligations of any other pari passu debt are outstanding, the security agent or the holders of the New Notes, as applicable, will, subject to certain exceptions, turn over such amounts to the security agent to be applied in the order provided by the CME Intercreditor Agreement. See "Description of other indebtedness—Intercreditor agreements—CME Intercreditor Agreement."

        In the event that additional indebtedness is also secured by the Collateral, such indebtedness will also have a right to a pro rata share of any enforcement proceeds. We can give no assurance that the proceeds obtained from enforcement of the security will be sufficient to satisfy the obligations under the New Notes, the Time Warner Term Loan, the Time Warner Revolving Credit Facility, the 2017 Fixed Rate Notes, the 2015 Convertible Notes or any additional senior secured debt that we may incur.

        In addition, no appraisal of the value of the Collateral is required in connection with the New Notes, the Time Warner Term Loan or the Time Warner Revolving Credit Facility and the value of the Collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. Consequently, liquidating the Collateral securing the New Notes may not produce proceeds in an amount sufficient to pay any amounts due on the New Notes, the Time Warner Term Loan, the Time Warner Revolving Credit Facility, the 2017 Fixed Rate Notes and the 2015 Convertible Notes to the extent that they are also secured by the Collateral.

        The Collateral securing the New Notes will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the trustee and any other creditors that also have the benefit of liens on the Collateral from time to time, whether on or after the date the New Notes were issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the Collateral securing the New Notes as well as the ability of the security agent to realize or foreclose on such Collateral.

        The security interest of the security agent will be subject to practical problems generally associated with the realization of security interests in Collateral. For example, enforcement of the Collateral in

Bermuda may be time-consuming and the security agent may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the security agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the security agent may not have the ability to foreclose upon those assets and the value of the Collateral may significantly decrease.

         The validity and enforceability of the Collateral and Guarantees may be affected by Dutch or Curaçao law.

        Under Dutch or Curaçao law, a security interest may be affected by (a) the standards of reasonableness and fairness (in Dutch: "maatstaven van redelijkheid en billijkheid"), (b) force majeure (in Dutch: "niet-toerekenbare tekortkoming") and unforeseen circumstances (in Dutch: "onvoorziene omstandigheden"), and (c) the other general defenses available to debtors under Dutch or Curaçao law in respect of the validity, binding effect and enforceability of such security interest. Other general defenses include claims that a security interest should be nullified (in Dutch: "vernietigd") because it was entered into through undue influence (in Dutch: "misbruik van omstandigheden"), fraud (in Dutch: "bedrog"), duress (in Dutch: "bedreiging") or error (in Dutch: "dwaling"). Other impeding factors include dissolution of contract (in Dutch: "ontbinding") and set-off (in Dutch: "verrekening").

        The validity and enforceability of a security interest may be successfully contested by a Dutch or Curaçao company (or its administrator (in Dutch: "bewindvoerder") in suspension of payments or its receiver (in Dutch: "curator") in bankruptcy) on the basis of an ultra vires claim, which will be successful if both (i) the granting of the security interest does not fall within the scope of the objects clause as set out in the company's articles of association (in Dutch: "doeloverschrijding") and (ii) the company's counterparty under the relevant security interest knew or ought to have known (without inquiry) of this fact. In determining whether the granting of a security interest is in furtherance of the objects and purposes of a Dutch or Curaçao company, a court will consider (i) the text of the objects clause in the company's articles of association; (ii) whether the granting of such security interest is in the company's corporate interests (in Dutch: "vennootschappelijk belang") and to its benefit; and (iii) whether the company's subsistence is jeopardized by the granting of such security interest. The mere fact that a certain legal act (in Dutch: "rechtshandeling") is explicitly reflected in a Dutch or Curaçao company's objects clause may not be conclusive evidence that such legal act is not ultra vires.

        Under Dutch or Curaçao law, a security interest granted by a legal entity may be nullified by any of its creditors, if (i) the security interest was granted without prior existing legal obligation to do so (in Dutch: "onverplicht"), (ii) the creditor(s) concerned was/were prejudiced as a consequence of the granting of the security interest (irrespective of whether a creditor's claim arose prior to or after the granting of the security interest) and (iii) at the time the security interest was granted both the legal entity and, unless the security interest was granted for no consideration (in Dutch: "om niet"), the beneficiary of the security interest knew or should have known that one or more of the entities' creditors would be prejudiced (in Dutch: "action pauliana"). A receiver (in Dutch: "curator") in bankruptcy may nullify a security interest on behalf of and for the benefit of the joint insolvent debtor's creditors, and the burden of proof of the abovementioned elements of fraudulent conveyance in principle rests on the receiver. Knowledge of prejudice is however presumed by law for certain transactions performed within a "suspect period" of one year prior to an adjudication of bankruptcy. This goes for certain transactions only, the most important being if the obligations of the bankrupt materially exceed those of the other party, the satisfaction of existing obligations of the bankrupt which are not yet due, and acts between the bankrupt and its counterparty when the shares in both are held (indirectly) by the same shareholder or if the bankrupt and its counterparty are part of the same group of companies. The foregoing requirements for invoking fraudulent transfer provisions outside of a bankruptcy apply mutatis mutandis when invoking fraudulent transfer provisions during a bankruptcy.

In addition, the receiver may challenge the security interest if it was granted on the basis of a prior existing legal obligation to do so (in Dutch: "verplichte rechtshandeling"), if (i) the security interest was granted at a time when the beneficiary of such security interest knew that a request for bankruptcy had been filed or (ii) such security interest was granted as a result of deliberation between the debtor and the beneficiary of such security interest with a view to giving preference to the beneficiary over the debtor's other creditors. Consequently, the validity of any security interests granted by a Dutch or Curaçao legal entity may be challenged and it is possible that such challenge would be successful.

         The security over the Collateral will not be granted directly to the holders of the New Notes under Dutch or Curaçao law.

        Under Dutch or Curaçao law, it is uncertain as to whether security interests can be granted to a party other than the creditor of the claim which is purported to be secured by such security interests. As a consequence, the Indenture will provide for the creation of parallel debt ("Parallel Debt") obligations in favor of the security agent mirroring our obligations and the obligations of the Guarantors towards the holders of the New Notes under or in connection with the Indenture (the "Principal Obligations"). The Dutch or Curaçao law security interests will be granted to the security agent as security for the Parallel Debt and will not directly secure the Principal Obligations. The Parallel Debt will be at all times in the same amount and payable at the same time as the Principal Obligations. Any payment in respect of the Principal Obligations shall discharge the corresponding Parallel Debt and any payment in respect of the Parallel Debt shall discharge the corresponding Principal Obligations. In respect of the security interest granted to secure the Parallel Debt, the holders of the New Notes will not have direct security and will not be entitled to take enforcement actions in respect of such security except through the security agent. As a result, the holders of the New Notes bear some risks associated with a possible insolvency or bankruptcy of the security agent. In addition, the Parallel Debt construct has not been tested under Dutch or Curaçao law and, to the extent that the security interests in the collateral created to secure the Parallel Debt are successfully challenged by other parties, holders of the New Notes will not (directly) receive any payments from an enforcement of the security interests in the Collateral.

         Fraudulent conveyance laws and other limitations on the enforceability and the amount of the Guarantees may adversely affect the validity and enforceability of the Guarantees.

        The Guarantors have jointly and severally guaranteed the payment of the New Notes on a senior basis and at closing will guarantee the New Notes on a senior basis. The Guarantees may be subject to claims that they should be limited, subordinated or voided in favor of existing and future creditors under the laws of the Netherlands and/or Curaçao. The Guarantees are limited to the maximum amount that can be guaranteed by the Guarantors without rendering the Guarantees voidable or otherwise ineffective under applicable law. Recent case law has called into doubt whether such limitations are valid to permit apportion of a guarantee that would otherwise be a fraudulent conveyance to survive. Moreover, enforcement of the Guarantees would be subject to certain generally available defenses. Although laws differ among these jurisdictions, in general, these laws and defenses include those that relate to corporate benefit, fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally. Although laws differ among various jurisdictions, in general, under fraudulent conveyance laws, a court could subordinate or void any guarantee (or uphold an act by which the same was done) and, if a payment had already been made under the relevant guarantee, require that the recipient return the payment to the relevant guarantor, if it found that:

  •
  the guarantee was incurred with actual intent to hinder, delay or defraud current or prospective creditors or shareholders of the guarantor or, in certain jurisdictions, even when the recipient was simply aware that the guarantor was insolvent when it granted the relevant guarantee;

  •
  the guarantor did not receive fair consideration or reasonably equivalent value for incurring the debt represented by the guarantee;

  •
  the guarantor was insolvent or was rendered insolvent because of the guarantee;

  •
  the guarantor was undercapitalized or became undercapitalized because of the guarantee;

  •
  the guarantor intended to incur, or believed that it would incur, debts beyond our ability to pay at maturity;

  •
  the guarantee was held to exceed the corporate objects of the guarantor or not to be in the best interests or for the corporate benefit of the guarantor; or

  •
  the amount paid or payable under the guarantee was in excess of the maximum amount permitted under applicable law.

        The measure of insolvency for purposes of fraudulent conveyance laws varies depending on the law applied which may impose different requirements in order for those actions to be successful. Generally, however, a guarantor would be considered insolvent if its liabilities exceeded the fair market value of its assets, it could not pay its debts as they became due or it is demonstrated that it would no longer be able to regularly meet its obligations as they became due, or the present saleable value of its assets were less than the amount required to pay its total existing debts and liabilities, including contingent and prospective liabilities, as they matured or become absolute.

        If a court decided that any guarantee was a fraudulent conveyance and voided such guarantee, or held it unenforceable for any other reason, you may cease to have any claim in respect of the guarantor and would be a creditor solely of the remaining guarantors. An overview of the enforceability issues as they relate to the Guarantees and the Collateral is set forth under "—You may have difficulty enforcing your rights or judgments obtained in U.S. courts against us, the Guarantors and their respective directors and members of senior management."

         Enforcement of your rights as a holder of the New Notes under the Guarantees and the Collateral across multiple jurisdictions may be difficult.

        We are incorporated under the laws of Bermuda and the Guarantors are incorporated under the laws of the Netherlands and Curaçao. In the event of bankruptcy, insolvency or a similar event, proceedings could be initiated in any of these and other applicable jurisdictions. The rights of the holders of the New Notes under the Indenture will thus be subject to the laws of a number of jurisdictions, and it may be difficult to effectively enforce such rights in multiple bankruptcies, insolvencies and other similar proceedings. Moreover, such multi-jurisdictional proceedings involving multiple creditors are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors' rights.

         Dutch and Curaçao statutes allow Dutch and Curaçao courts, under specific circumstances, to void guarantees and security interests and require the holders of the New Notes or Time Warner to return payments received from guarantors.

        CME BV, which is organized under the laws of the Netherlands, and CME NV, which is organized under the laws of Curaçao, will be Guarantors. Dutch and Curaçao statutes allow Dutch and Curaçao courts, under specific circumstances, to void guarantees and security interests and require the holders of the New Notes or Time Warner to return payments received from guarantors. The issuance of the Guarantees in respect of the New Notes, the granting of the right of pledge over the shares in the capital of CME BV and the entering into of the Guarantees by the Guarantors may be subject to review under Dutch or Curaçao laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, the unpaid creditors of a Guarantor. If a Dutch or a Curaçao court voided a Guarantee or ruled that a creditor or receiver in bankruptcy has rightfully voided a Guarantee, you would no longer have a claim against such Guarantor for amounts owed in respect of such Guarantee. In addition, a Dutch or a Curaçao court might direct you to repay any amounts already received from such Guarantor. If a Dutch or a Curaçao court were to void any Guarantee or rule that a creditor or bankruptcy trustee has rightfully voided a Guarantee, funds may not be available from any other source to satisfy our obligations under the New Notes, the Time Warner Term Loan or the Time Warner Revolving Credit Facility.

         You may have difficulty enforcing your rights or judgments obtained in U.S. courts against us, the Guarantors and their respective directors and members of senior management.

        The New Notes will be issued under the Indenture, which is governed by New York law. We are incorporated and organized under the laws of Bermuda, CME BV is incorporated and organized under the laws of the Netherlands and CME NV is incorporated under the laws of the former Netherlands Antilles and is existing under the laws of Curaçao. As of the date of the Rights Offering, substantially all of our assets and the assets of the Guarantors are located, and our cash flow is generated, outside the United States. As a result, it may not be possible for investors to effect service of process within the U.S. upon our directors and officers and the directors and officers of the Guarantors, or to enforce against any of them judgments obtained in U.S. courts predicated upon civil liability provisions of the federal securities laws of the United States.

        Bermuda counsel has advised us that there is doubt as to whether the Courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors or officers predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors or officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors or officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

        We have been advised by Dutch and Curaçao counsel that there is no treaty between the United States and the Netherlands or Curaçao providing for the reciprocal recognition and enforcement of judgments. Under current practice, however, a final judgment rendered by a federal or state court in the United States and enforceable in the United States will usually be followed by a Netherlands or a Curaçao court in a new court procedure in the Netherlands or Curaçao if:

  •
  the U.S. judgment results from proceedings compatible with Dutch or Curaçao concepts of due process (as applicable);

  •
  the U.S. judgment does not contravene public policy of the Netherlands or Curaçao (as applicable); and

  •
  the jurisdiction of the federal or state court in the United States has been based on an internationally acceptable ground.

        There is also doubt as to whether a Dutch or Curaçao court would have the requisite power and authority to adjudicate or grant remedies sought in an original action brought in the Netherlands or Curaçao (as applicable), on the basis of violations of the U.S. securities laws or other foreign laws.

         Insolvency laws could negatively affect your ability to enforce your rights under the New Notes, the Unit Warrants, and the Guarantees.

        If an Insolvency Proceeding is commenced by or against the Company or any of its subsidiaries, it cannot be assured where such proceeding would be commenced. Accordingly, it cannot be certain which country's insolvency laws would govern any Insolvency Proceeding commenced by or against the Company or any of its subsidiaries. Nor can it be certain what country's non-insolvency law may govern issues in any Insolvency Proceeding.

        For purposes of the insolvency risk factor discussions herein, however, it is assumed that an Insolvency Proceeding would be commenced in the Company's country of formation, Bermuda, and that the substantive insolvency law of Bermuda would govern the Insolvency Proceeding. Importantly, however, the guarantors of the Company's indebtedness are entities formed under the laws of the Netherlands and Curaçao and the insolvency and other laws of these countries differ in material respects from the law of Bermuda and there can be no certainty provided as to how that may impact any Insolvency Proceeding commenced in Bermuda. Furthermore, certain laws in other jurisdictions may provide creditors residing in those jurisdictions with certain rights and remedies that may or may not be respected under principles of comity or otherwise in an Insolvency Proceeding commenced in Bermuda or another jurisdiction. Accordingly, the disclosure set forth herein is qualified entirely by the foregoing.

        Due to the issuance of the Unit Warrants for no additional cash consideration in connection with the issuance of the New Notes, there would be certain risks to holders of the New Notes and Unit Warrants.

        Original Issue Discount Risk.    In connection with the issuance of the New Notes and Unit Warrants, the Company will for accounting purposes allocate the value received by the Company between the New Notes and the Unit Warrants. Additionally, for U.S. federal income tax purposes, the issue price of a Unit is required to be allocated between the New Notes and Unit Warrants based on their relative fair market values. See "Certain Material U. S. Federal Income Tax Considerations—Issue Price of a New Note and a Warrant." No assurance can be provided that these and related factors would not cause a court to determine that a claim arising from the New Notes would be the value of such New Notes as of the date of commencement of the Insolvency Proceeding after factoring in such original issue discount (so that only that portion of the original issue discount deemed to then be matured interest could then be claimed) rather than such claim being the full face principal amount plus any accrued and unpaid stated interest remaining due on the New Notes. In effect, as the original issue discount amount would be considered to constitute interest that accrues over the term of the New Notes, if an Insolvency Proceeding is commenced by or against the Company or any of its subsidiaries, the unaccrued portion might be deemed to be "unmatured interest." Under U.S. bankruptcy law, such unaccrued portion might not be an allowed claim and if such law were applied, holders of the New Notes may not receive payment of such unaccrued portion. It is uncertain whether a Bermuda court would treat such unaccrued portion in the same way as a U.S. court.

        Fraudulent Transfer Risk.    Avoidance of a constructive fraudulent transfer does not exist under Bermuda law. Under Bermuda law, a creditor may seek to set aside a disposition of property at an undervalue if that disposition was made in circumstances where the transferor's dominant purpose was to put the property beyond the reach of a person or class of persons who is making, or may make, a claim against the transferor. However, such a claim can only be made by an "eligible creditor," which is a person who (i) is owed a debt by the transferor on or within two years after the transfer; (ii) on the date of the transfer is owed a contingent liability by the transferor, where the contingency giving rise to the obligation has occurred and the obligation remains unsatisfied on the date of the action or proceeding to set aside the transfer, or (iii) on the date of the action to set aside the transfer, is owed an obligation arising from a cause of action which occurred prior to or within two years after the date of the transfer. Where the obligation did not exist at the date of the disposal, the disposition will not be set aside by a Bermuda court unless it is satisfied that it was reasonably foreseeable on the part of the transferor that an obligation might become owed by him to the creditor in question. The limitation period for an eligible creditor to make a claim to set aside such dispositions is six years from the date of transfer or (where sub-paragraphs (i) or (iii) apply) from the date when the obligation arose or cause of action accrued, if later. It cannot be assured that such an action would not be commenced in Bermuda.

        There is also a risk that an action could be commenced by a creditor of the Company or any of its Subsidiaries in which the laws of the United States are applied, and if no original issue discount were applied to the New Notes (as to the Company's obligations), there is a risk that the transaction in which the New Notes and Unit Warrants were issued could be found by a court to be avoidable as a constructive fraudulent transfer under U.S. federal and state laws. The theory of such a claim would be that as of the date of such transaction, the consideration received by the Company (or the Guarantor) was not reasonably equivalent value for the Company in exchange for the issuance of the New Notes (at face value) plus the value of the Unit Warrants on the date of issuance (or for the Guarantor in exchange for the incurrence of its Guaranty obligation). A constructive fraudulent transfer finding also would require that the Company (or applicable Guarantor) met a financial distress test at the time of issuance of the New Notes and Unit Warrants. Should that transaction be found to have been a fraudulent transfer, then the relevant court could fashion one of several remedies, including, without limitation: (a) finding that the New Notes and Unit Warrants could not be enforced and instead the holders thereof would have an unsecured (or subordinated) claim against the Company for the original purchase price for the New Notes and Unit Warrants; or (b) requiring the original purchasers of the New Notes and Unit Warrants to pay back the value of the Unit Warrants at the time of issuance or amounts already received on the New Notes and Unit Warrants (or the applicable Guaranty); and/or (c) the applicable Guaranty could not be enforced or only could be enforced to a limited extent (as provided in such Guaranty) to avoid it having been a fraudulent transfer.

        Description of Certain Aspects of Netherlands and Curaçao Insolvency Laws.    We are incorporated and organized in Bermuda and the Guarantors are incorporated and organized in the Netherlands and Curaçao. The insolvency laws of the Netherlands and Curaçao may not be as favorable to your interests as creditors as the laws of the United States or other jurisdictions with which you may be familiar. The following is a brief description of certain aspects of the insolvency law of the Netherlands and Curaçao:

        Dutch and Curaçao insolvency laws differ significantly from the insolvency laws of the United States and might make it more difficult for holders of the New Notes to recover amounts in respect of the security and guarantees in proceedings in the Netherlands or Curaçao than such holders would have recovered in a liquidation or bankruptcy case in the United States. There are two corporate insolvency regimes under Dutch and Curaçao insolvency law: suspension of payments (in Dutch: "surseance van betaling"), which is intended to give the debtor temporary relief against pressing creditors in order to facilitate the reorganization of a debtor's debts and enable the debtor to continue as a going concern, and bankruptcy (in Dutch: "faillissement"), which is primarily designed to liquidate the legal entity and distribute the proceeds of the sale of the assets of a debtor to our creditors.

        Suspension of Payments.    Only the (management board of the) debtor itself may apply for suspension of payments if the debtor foresees that it will no longer be able to pay its debts when due and payable. The court will grant the debtor a provisional suspension of payments (in Dutch: "voorlopige surseance van betaling") and appoint one or more administrators (in Dutch: "bewindvoerder(s)") who, together with the debtor's directors, would be in charge of the debtor's assets and co-manage its business undertakings, as well as (in most cases) a supervisory judge (in Dutch: "rechter-commissaris") who will supervise the activities of the administrator. The courts will grant the debtor a definite suspension of payments unless opposed by a significant group of unsecured and unpreferred creditors. The court, however, may deny granting a definite suspension of payments, or even revoke the suspension of payments and declare bankruptcy, if there is sufficient reason to assume that the debtor will try to damage the creditors during the suspension of payments or that the debtor will not be able to satisfy its creditors. A definite suspension of payments is granted for a maximum period of one and a half years and may be extended one or more times for a (new) period of another one and a half years, provided that the request is filed before the end of the prior suspension period. During a definite or provisional suspension of payments, unsecured and unpreferred creditors with preexisting claims will be precluded from attempting to recover their claims from the debtor's assets.

        Unlike chapter 11 cases under U.S. bankruptcy law, which generally prohibit both secured and unsecured creditors from seeking to recover on their claims during the case, during Dutch or Curaçao suspension of payments proceedings, secured creditors and preferred creditors such as tax and social security authorities may recoup their claims on assets that secure their claims or to which they have preferential rights. However, at the request of any interested party or at its own discretion, the court could effect a "freeze period" (in Dutch: "afkoelingsperiode") for up to four months in the Netherlands and up to two months in Curaçao. During this "freeze period," all creditors (including secured and preferred creditors) would be in principle prohibited from recouping their claims on assets of the debtor or demanding the return of their property from the debtor.

        During a suspension of payments, a debtor may offer a composition (in Dutch: "akkoord") to its creditors that are affected by the suspension of payments. In the Netherlands a proposed composition must be approved by at least 50% of the debtor's admitted and recognized unsecured and unpreferred creditors who represent at least 50% of the admitted and recognized claims. In Curaçao, a proposed composition must be approved by at least two thirds of the debtor's admitted and recognized unsecured and unpreferred creditors who represent at least 75% of the admitted and recognized claims.

        The court will refuse to ratify the composition if, inter alia:

  •
  the liquidation value of the debtor's assets exceeds the amount agreed to be paid pursuant to the composition;

  •
  the performance of the composition is not sufficiently guaranteed;

  •
  the composition was reached by means of a fraudulent act or the preferential treatment of one or more creditors or by other unfair means, regardless of whether or not the debtor or any party cooperated to that effect;

  •
  the fees and expenses of the experts and the administrator(s) have not been paid to the administrator(s), or security has not been issued for them; or

  •
  with respect to Dutch courts only: if the trustee in main proceedings as referred to in the Council regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings withheld his consent to the composition, unless the court is of the opinion that the composition does not adversely affect the financial interests of the creditors in the main proceedings.

        The court may also refuse to ratify the composition on other grounds, for example, if there is no provision included in the composition to compensate creditors with unadmitted claims in the event that such claims are recognized at a later stage. The court may declare the debtor bankrupt simultaneously with its refusal to ratify the composition. Under Dutch and Curaçao bankruptcy laws, a debtor may only offer a composition once, and if one is offered, but not accepted in a suspension of payments procedure, no composition may be offered in any subsequent bankruptcy proceeding.

        Please note that under Dutch and Curaçao insolvency laws, a successful composition does not release any joint and several co-debtors of their obligation to pay that part of the debt that was not (re)covered by the plan of composition.

        As the suspension of payments does not affect the secured and preferred creditors, these creditors are not allowed to file their claims in order to vote on a plan of composition offered by the debtor. Should they nevertheless file their claims and vote, they would lose their security right or right of preference.

        Bankruptcy.    Any creditor, the debtor itself, or, in exceptional cases, the public prosecutor if the public interest so requires, may initiate bankruptcy proceedings in the Netherlands or Curaçao in respect of a Dutch legal entity or a branch in the Netherlands or a Curaçao legal entity or a branch in Curaçao, respectively. The court will declare the debtor bankrupt if the debtor has at least two creditors (one of them being the filing creditor if the filing is involuntary) and at least one of these two debts is due and payable. The court appoints one or more bankruptcy trustees (in Dutch: "curator(en)"), who have the statutory duty to dispose of and administer the estate of the debtor, as well as a supervisory judge (in Dutch: "rechter-commissaris"). The supervisory judge has to approve certain actions of the bankruptcy trustee and, in general, supervises the bankruptcy trustee. The management of the assets of the debtor and the power to dispose of those assets is no longer vested in the debtor, but solely in the bankruptcy trustee. Under Dutch and Curaçao insolvency laws, there is no concept of one or more secured creditors operating the business of the debtor as a going concern for their benefit. In connection with Dutch or Curaçao bankruptcy proceedings, the assets of a debtor are generally liquidated and the proceeds distributed to the debtor's creditors on the basis of the relative priority of the claims of those creditors, and on a pari passu basis to the extent claims of certain creditors have equal priority. Secured creditors (including holders of the New Notes) have the right to act and to enforce their rights as if there is no bankruptcy at all.

        However, the supervisory judge may, at the request of any interested party or at its own discretion, order a "freeze period" (in Dutch: "afkoelingsperiode") for up to four months in the Netherlands and up to two months in Curaçao. A bankruptcy trustee may require that the secured creditors must enforce their security interests within a certain reasonable period of time. If such secured creditors fail to do so within such period, the bankruptcy trustee may sell the relevant secured assets and distribute the proceeds (net of bankruptcy costs, which may be significant), without prejudice to the rights of the secured creditors to the proceeds, at the end of the bankruptcy.

        Any interest accrued under the New Notes after the Guarantors have been declared bankrupt may not be submitted to the trustee in bankruptcy, unless covered by rights of pledge or mortgage. If secured creditors pursue their rights outside of bankruptcy, then the proceeds from the sale of collateral (up to the amount of the claim of such creditor) will not become part of the bankruptcy estate. To the extent that secured creditors cannot recover their claim in full with the proceeds of the sale of collateral, any remaining claim will rank alongside claims of ordinary creditors in the bankruptcy proceeding. Proceeds that form part of the bankruptcy estate will be paid first to the estate creditors of the bankruptcy estate in accordance with their respective priority, then to the secured and preferred creditors in accordance with their rank, and any remaining proceeds would be distributed to unpreferred and unsecured creditors.

        In addition, a power of attorney granted by the debtor automatically terminates as a matter of law following placement of the debtor into bankruptcy. In the event of a suspension of payments, a power of attorney will not terminate, but the attorney will no longer be authorized to administer the debtor's assets without the cooperation of the administrator. Insofar as certain provisions of the Guarantees explicitly or implicitly provide for or institute powers of attorney, including the appointment of agents for service of process, such powers of attorney or appointments would not be effective in the event of bankruptcy or (to a certain extent) suspension of payments.

        Dutch and Curaçao Fraudulent Conveyance Law.    Under Dutch and Curaçao bankruptcy law any guarantees of the New Notes, and under Dutch bankruptcy law any right of pledge (in Dutch: "pandrecht"), could be voided as described under "Risk Factors—Risks relating to the Collateral and the Guarantees—the validity and enforceability of the Collateral and Guarantees may be affected by Dutch or Curaçao law."

USE OF PROCEEDS

        Assuming that the Rights Offering and the transactions contemplated by the Purchase Agreement are closed (including the TW Unit Private Placement and, if applicable, the Backstop Private Placement), we expect to receive net proceeds, after deducting fees and expenses, of approximately $386.2 million in the aggregate, in addition to the $30.0 million of proceeds from the Time Warner Term Loan. Except as otherwise described in the following paragraph, we intend to use the net proceeds, together with the proceeds from the Time Warner Term Loan, to redeem and repay in full all 2016 Fixed Rate Notes on or about June 2, 2014, including the early redemption premium and accrued interest thereon of approximately €15.9 million (approximately $21.9 million, at December 31, 2013 exchange rates) and €6.8 million (approximately $9.4 million at December 31, 2013 exchange rates), respectively. The 2016 Fixed Rate Notes will be cancelled on redemption. As of the date of this prospectus, there was approximately €273.0 million (approximately $376.5 million at December 31, 2013 exchange rates) aggregate principal amount of the 2016 Fixed Rate Notes outstanding. Interest on the 2016 Fixed Rate Notes is payable semi-annually in arrears on each March 15 and September 15 and accrues at the rate of 11.625% per annum. The 2016 Fixed Rate Notes mature on September 15, 2016.

        Alternatively, if we are unable to close the Rights Offering, Backstop Private Placement and TW Unit Private Placement prior to the Bridge Date, then we intend to redeem and repay in full all outstanding 2016 Fixed Rate Notes, including the early redemption premium and accrued interest thereon, with the proceeds from the Time Warner Term Loan. If we do so, then we intend to use the net proceeds from the exercise of Rights in the Rights Offering, the Backstop Private Placement and the TW Unit Private Placement, if any, to repay in full the outstanding amounts of principal and interest under the Refinancing Portion of the Term Loan, as well as related fees and expenses. The aggregate principal amount of the Time Warner Term Loan will be equal to the sum of (i) the Refinancing Portion of the Term Loan plus (ii) $30.0 million that matures on the Initial Term Loan Maturity Date. In the event that the Rights Offering (including the Backstop Private Placement) and TW Unit Private Placement are closed after the Bridge Date but on or before the Initial Term Loan Maturity Date, the proceeds from the Rights Offering, Backstop Private Placement and TW Unit Private Placement will be used to prepay the Refinancing Portion of the Term Loan, and the maturity date of the Time Warner Term Loan with respect to the remaining amount outstanding thereunder will be extended to December 1, 2017. If the Rights Offering, Backstop Private Placement and TW Unit Private Placement have not been closed on or before the Initial Term Loan Maturity Date, the Initial Term Loan Maturity Date will be extended to December 1, 2017, and the Company shall issue and deliver to Time Warner the Term Loan Warrants to purchase 84,000,000 shares of Class A Common Stock exercisable, subject to the approval of our shareholders under NASDAQ Marketplace rules, from the second anniversary of the issue date until the fourth anniversary of the issue date, at an exercise price of $1.00 per share, subject to the limited right of Time Warner to exercise the Term Loan Warrants earlier in order to maintain the TW Ownership Threshold. Upon such extension of the Initial Term Loan Maturity Date, Time Warner's obligations under the Purchase Agreement will be terminated. The Term Loan Warrants represent the number of Unit Warrants Time Warner would have purchased at the closing of the Rights Offering, Backstop Private Placement (assuming that no Eligible Securityholders exercised Rights in the Rights Offering) and TW Unit Private Placement. The Time Warner Term Loan will bear interest at a fixed rate per annum equal to 15%, payable semi-annually in arrears on each June 30 and December 31 after its issuance, at our option, (i) fully in cash or (ii) by adding the full amount of such interest to the principal balance of the Time Warner Term Loan, with the remainder due at maturity. Upon the occurrence and during the continuance of an event of default, the Time Warner Term Loan will bear interest at a default rate of 2% per annum above the rate otherwise applicable thereto. See "The Rights Offering—Relationship with Time Warner" for more information.

        The proceeds from the Time Warner Revolving Credit Facility will be available for our general corporate purposes following the closing of the Rights Offering or the Time Warner Term Loan.

 CAPITALIZATION

        The following table shows our cash and cash equivalents and capitalization as of December 31, 2013:

  •
  on an actual basis; and

  •
  as adjusted assuming:

  •
  the number of authorized shares of our Class A Common Stock shall have been increased to 440,000,000;

  •
  gross proceeds from the offering and sale of the Units pursuant to the Rights Offering, Backstop Private Placement and TW Unit Private Placement(1) and the receipt of approximately $386.2 million of net proceeds therefrom (adjustments reflect the gross proceeds from the sale of the Units at the Subscription Price of $100.00, minus certain commissions and expenses payable in connection with the offering);

  •
  the TW Initial Warrant(2) has been issued, but not exercised in whole or in part, with 30,000,000 shares of Class A Common Stock reserved for issuance upon exercise thereof at an exercise price of $1.00 per share(1);

  •
  the Unit Warrants(2) (including Unit Warrants issued pursuant to the Backstop Private Placement and TW Unit Private Placement) have been issued, but not exercised in whole or in part, with 84,000,000 shares of Class A Common Stock reserved for issuance upon exercise thereof at an exercise price of $1.00 per share(1);

  •
  the $30.0 million portion under the Time Warner Term Loan has been fully drawn(1); the Refinancing Portion of the Term Loan is not utilized(3);

  •
  the Time Warner Revolving Credit Facility has been closed, but no amount is drawn(1);

  •
  the redemption and cancellation of approximately €273.0 million (approximately $376.5 million at December 31, 2013 exchange rates) of principal value of the 2016 Fixed Rate Notes, an early redemption premium of €15.9 million (approximately $21.9 million, at December 31, 2013 exchange rates) (assuming a redemption date of June 2, 2014) and accrued interest of approximately €6.8 million (approximately $9.4 million, at December 31, 2013 exchange rates), out of proceeds from the Units and the Time Warner Term Loan(1); and

  •
  adjustments for expenses related to the Rights Offering and the transactions contemplated by the Framework Agreement (including expenses related to the 2017 Fixed Rate Noteholder Consent) of $13.8 million.

        You should read all of this information in conjunction with our consolidated financial statements and other financial information that are incorporated by reference in this prospectus, including "Use of Proceeds," "Risk Factors" and "Forward-Looking Statements."

	As of December 31, 2013
(US 000's, except per share data)	Actual	As adjusted
Unrestricted cash and cash equivalents(4)	$104,996	$91,631

Debt(5):
2015 Convertible Notes(6)	241,193	241,193
2016 Fixed Rate Notes(6)	379,182	—
2017 Fixed Rate Notes(6)	336,581	336,581
New Notes offered hereby(7)	—	400,000
Time Warner Term Loan	—	30,000
Time Warner Revolving Credit Facility	—	—
Other credit facilities and obligations(8)	8,492	8,492
Total debt	$965,448	$1,016,266

Temporary equity:
Shares of Series B Convertible Redeemable Preferred Stock, par value $0.08 per share (5,000,000(9) shares authorized, 200,000 shares issued and outstanding)	207,890	207,890
Shareholders' equity:
Shares of Series A Convertible Preferred Stock, par value $0.08 per share (5,000,000(9) shares authorized, one share issued and outstanding)	—	—
Shares of Class A Common Stock, par value $0.08 per share (300,000,000 (actual); 440,000,000 (as adjusted) shares authorized; 134,837,442 (actual and as adjusted) shares issued and outstanding; 115,057,530 (actual) and 229,057,530 (as adjusted) reserved for issuance)	10,787	10,787
Shares of Class B Common Stock, par value $0.08 per share (15,000,000 shares authorized; 0 shares issued and outstanding)	—	—
Additional paid-in capital	1,704,066	1,704,066
Accumulated deficit(10)	(1,262,916)	(1,315,468)
Accumulated other comprehensive income	(11,829)	(11,829)
Total CME Ltd. shareholders' equity	$440,108	$387,556

Total debt and CME Ltd. shareholders' equity	$1,613,446	$1,607,822

(1)
The table assumes the satisfaction of the following remaining conditions to the Rights Offering (including the Backstop Private Placement) and TW Unit Private Placement: (a) the approval at the special general meeting to be held on April 14, 2014 of (i) an increase in the number of authorized shares of Class A Common Stock to 440,000,000 shares, and (ii) the Rights Offering and the issuance to Time Warner of the TW Initial Warrant exercisable for 30,000,000 shares of Class A Common Stock and Unit Warrants or, alternatively, Term Loan Warrants, in either case exercisable for up to 84,000,000 shares of Class A Common Stock, by a majority of the votes cast by the holders of the shares of Class A Common Stock and the Series A Preferred Stock entitled to vote thereon, voting together as a single class, (b) the size of our board of directors shall be not more than eleven (11) directors, with one (1) less than the majority in number of such directors designated by Time Warner, who shall be duly appointed to our board of directors, (c) the Time Warner Term Loan being funded and (d) no material adverse effect on us and our subsidiaries shall have occurred since the date of the Framework Agreement.

(2)
The Company is evaluating the accounting impact of the TW Initial Warrant and the Unit Warrants (including Unit Warrants issued to Time Warner pursuant to the TW Unit Private Placement and Backstop Purchase Commitment or Term Loan Warrants). This process may be finalized only after the Rights Offering is closed, and therefore no accounting impact of the TW Initial Warrant and the Unit Warrants (including the Unit Warrants issued to Time Warner pursuant to the TW Unit Private Placement and Backstop Purchase Commitment or Term Loan Warrants) is reflected in the table above.

(3)
If the Company draws the Refinancing Portion of the Term Loan, it will be required to pay a funding fee of $5.0 million, up to $3.8 million of which may be refunded to the Company depending upon when the Refinancing Portion of the Term Loan is repaid.

(4)
In addition to the 2016 Fixed Rate Notes accrued interest paid at redemption, the unrestricted cash and cash equivalents are adjusted to reflect €15.9 million (approximately $21.9 million, at December 31, 2013 exchange rates) of interest payment due on March 15, 2014 in accordance with the indenture governing the 2016 Fixed Rate Notes.

(5)
The 2015 Convertible Notes, the 2016 Fixed Rate Notes, the 2017 Fixed Rate Notes, the New Notes offered hereby, the Time Warner Term Loan and the Time Warner Revolving Credit Facility are senior secured obligations guaranteed by CME Ltd. and/or some of its subsidiaries.

(6)
The 2016 Fixed Rate Notes, the 2015 Convertible Notes and 2017 Fixed Rate Notes are presented at their carrying amount.

(7)
Amount reflects $341.8 million aggregate original principal amount of the New Notes we will issue in the Rights Offering and $58.2 million aggregate original principal amount of the New Notes we will issue pursuant to the TW Unit Private Placement. The Company is evaluating the carrying value of the New Notes. This process may be finalized only after the Rights Offering is closed. For the purposes of the table above, the carrying amount is assumed to be equal to the principal value of the New Notes.

(8)
Includes capital leases and other debt items.

(9)
The number of shares authorized for Preferred Stock totals 5,000,000 irrespective of any series designation.

(10)
As a result of the redemption and cancellation of the 2016 Fixed Rate Notes, approximately $5.1 million of capitalized on-balance sheet debt costs are released and reflected as accumulated deficit in the "As adjusted" column. The "As adjusted" accumulated deficit also reflects €9.3 million (approximately $12.9 million, at December 31, 2013 exchange rates) of 2016 Fixed Rate Notes interest accrued from December 31, 2013 to March 15, 2014, and €6.8 million (approximately $9.4 million, at December 31, 2013 exchange rates) of 2016 Fixed Rate Notes interest accrued from March 15, 2014 to the redemption date June 2, 2014.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Debt

        The following table sets forth the carrying amount and fair value of the 2015 Convertible Notes, the 2016 Fixed Rate Notes and the 2017 Fixed Rate Notes on an actual basis as at December 31, 2013.

	Carrying Amount	Fair Value
	December 31, 2013	December 31, 2013
2015 Convertible Notes	241,193	237,011
2016 Fixed Rate Notes	379,182	374,573
2017 Fixed Rate Notes	336,581	344,223

	$956,956	$955,807

  2015 Convertible Notes

        As at December 31, 2013, the principal amount of our 2015 Convertible Notes outstanding was $261.0 million. The 2015 Convertible Notes mature on November 15, 2015 and are not redeemable at our option at any time.

        Interest on the 2015 Convertible Notes is payable semi-annually in arrears on each May 15 and November 15. The fair value of the liability component of the 2015 Convertible Notes as at December 31, 2013 was calculated as the present value of the future cash flows associated with the liability component discounted using the rate of return an investor would have required on our non-convertible debt with other terms substantially similar to the 2015 Convertible Notes.

        The 2015 Convertible Notes are secured senior obligations and rank pari passu with all existing and future senior indebtedness and are effectively subordinated to all existing and future indebtedness of our subsidiaries. The amounts outstanding are guaranteed by our wholly owned subsidiaries, CME NV and CME BV and are secured by a pledge of 100% of the issued and outstanding shares of each of those companies.

        Prior to August 15, 2015, the 2015 Convertible Notes are convertible following certain events and from that date, at any time, based on an initial conversion rate of 20 shares of our Class A Common Stock per $1,000 principal amount of 2015 Convertible Notes (which is equivalent to an initial conversion price of $50.00 per share). The conversion rate is subject to adjustment if we make certain distributions to the holders of shares of our Class A Common Stock, undergo certain corporate transactions or a fundamental change, and in other circumstances specified in the 2015 Convertible Notes. From time to time up to and including August 15, 2015, we will have the right to elect to deliver (i) shares of our Class A Common Stock, (ii) cash, or (iii) cash and, if applicable, shares of our Class A Common Stock upon conversion of the 2015 Convertible Notes. At present, we have elected to deliver cash and, if applicable, shares of our Class A Common Stock. As at December 31, 2013, the 2015 Convertible Notes may not be converted. In addition, the holders of the 2015 Convertible Notes have the right to put the 2015 Convertible Notes to us for cash equal to the aggregate principal amount of the 2015 Convertible Notes plus accrued but unpaid interest thereon following the occurrence of certain specified fundamental changes (including a change of control (which includes the acquisition by a person or group (as such term is defined in Section 13(d)(3) of the Exchange Act) of beneficial ownership of more than 50% of the outstanding shares of our Class A Common Stock), certain mergers, insolvency and a delisting).

  2016 Fixed Rate Notes

        In June 2013, we repurchased €205.6 million (approximately $270.0 million at the transaction date) aggregate principal amount of our 2016 Fixed Rate Notes for cash consideration of €228.4 million (approximately $300.0 million at the transaction date), including accrued interest of €6.8 million (approximately $9.0 million at the transaction date). Following these transactions, the principal amount of 2016 Fixed Rate Notes outstanding was €273.0 million (approximately $376.5 million at December 31, 2013 exchange rates) as at December 31, 2013. The 2016 Fixed Rate Notes mature on September 15, 2016.

        Interest on the 2016 Notes is payable semi-annually in arrears on each March 15 and September 15. The fair value of the 2016 Fixed Rate Notes as at December 31, 2013 was calculated by multiplying the outstanding debt by the traded market price.

        The 2016 Fixed Rate Notes are secured senior obligations and rank pari passu with all existing and future senior indebtedness and are effectively subordinated to all existing and future indebtedness of our subsidiaries. The amounts outstanding are guaranteed by CME NV and CME BV and are secured by a pledge of shares of those subsidiaries as well as an assignment of certain contractual rights. The terms of our 2016 Fixed Rate Notes restrict the manner in which our business is conducted, including the incurrence of additional indebtedness, the making of investments, the payment of dividends or the making of other distributions, entering into certain affiliate transactions and the sale of assets.

        In the event that (A) there is a change in control by which (i) any party other than certain of our present shareholders becomes the beneficial owner of more than 35.0% of our total voting power; (ii) we agree to sell substantially all of our operating assets; or (iii) there is a change in the composition of a majority of our Board of Directors; and (B) on the 60th day following any such change of control the rating of the 2016 Fixed Rate Notes is either withdrawn or downgraded from the rating in effect prior to the announcement of such change of control, we can be required to repurchase the 2016 Fixed Rate Notes at a purchase price in cash equal to 101.0% of the principal amount of the 2016 Fixed Rate Notes plus accrued and unpaid interest to the date of purchase.

        The 2016 Notes are redeemable at our option, in whole or in part, at the redemption prices set forth below:

From	Redemption Price
September 15, 2013 to September 14, 2014	105.813%
September 15, 2014 to September 14, 2015	102.906%
September 15, 2015 and thereafter	100.000%

        Assuming that the Rights Offering and the transactions contemplated by the Purchase Agreement are closed (including the TW Unit Private Placement and, if applicable, the Backstop Private Placement), we expect to receive net proceeds, after deducting fees and expenses, of approximately $386.2 million in the aggregate. Except as otherwise described in the following paragraph, we intend to use the net proceeds, together with the proceeds from the Time Warner Term Loan, to redeem and repay in full all 2016 Fixed Rate Notes, including the early redemption premium and accrued interest thereon. The 2016 Fixed Rate Notes will be cancelled on redemption.

        Alternatively, if we are unable to close the Rights Offering prior to the Bridge Date, then we will redeem and repay in full all outstanding 2016 Fixed Rate Notes, including the early redemption premium and accrued interest thereon, with the proceeds from the Time Warner Term Loan. If we do so, then we intend to use the net proceeds from the exercise of Rights in the Rights Offering, the purchase of TW Private Placement Units and the Backstop Units, if any, in each case, if closed, to repay in full the outstanding amounts of principal and interest under the Refinancing Portion of the Term Loan, as well as related fees and expenses. See "Use of Proceeds."

  2017 Fixed Rate Notes

        As at December 31, 2013, the principal amount of the 2017 Fixed Rate Notes outstanding was €240.0 million (approximately $331.0 million at December 31, 2013 exchange rates). The 2017 Fixed Rate Notes mature on November 1, 2017.

        Interest is payable semi-annually in arrears on each May 1 and November 1. The fair value of the 2017 Fixed Rate Notes as at December 31, 2013 was calculated by multiplying the outstanding debt by the traded market price.

        The 2017 Fixed Rate Notes are secured senior obligations of CET 21. The 2017 Fixed Rate Notes rank pari passu with all existing and future senior indebtedness of CET 21 and are effectively subordinated to all existing and future indebtedness of our other subsidiaries, which are not guarantors of the 2017 Fixed Rate Notes. The amounts outstanding are guaranteed by CME Ltd. and by our wholly-owned subsidiaries CME NV, CME BV, CME Investments B.V., CME SH and MARKÍZA-SLOVAKIA, spol. s r.o. and are secured by a pledge of the shares of CME NV, CME BV, CET 21, and CME SH, as well as an assignment of certain contractual rights. The terms of the 2017 Fixed Rate Notes restrict the manner in which the Company's and CET 21's business is conducted, including the incurrence of additional indebtedness, the making of investments, the payment of dividends or the making of other distributions, entering into certain affiliate transactions and the sale of assets.

        In the event that (A) there is a change in control by which (i) any party other than certain of our present shareholders becomes the beneficial owner of more than 35% of our total voting power; (ii) we agree to sell substantially all of our operating assets; or (iii) there is a change in the composition of a majority of our Board of Directors; and (B) on the 60th day following any such change of control the rating of the 2017 Fixed Rate Notes is either withdrawn or downgraded from the rating in effect prior to the announcement of such change of control, we can be required to repurchase the 2017 Fixed Rate Notes at a purchase price in cash equal to 101.0% of the principal amount of the 2017 Fixed Rate Notes plus accrued and unpaid interest to the date of purchase.

        The 2017 Fixed Rate Notes are redeemable on and after November 1, 2014 at our option, in whole or in part, at the redemption prices set forth below:

From	Redemption Price
November 1, 2014 to October 31, 2015	104.50%
November 1, 2015 to October 31, 2016	102.25%
November 1, 2016 and thereafter	100.00%

        At any time prior to November 1, 2014, CET 21 may also redeem some or all of the notes at a redemption price equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of redemption plus a "make-whole" premium.

  Credit Facilities

  Cash Pooling Arrangement

        CME BV has a cash pooling arrangement with Bank Mendes Gans ("BMG"), a subsidiary of ING Bank N.V. ("ING"), which enables CME BV to receive credit across the group in respect of cash balances which our subsidiaries in the Netherlands, Bulgaria, Croatia, the Czech Republic, Romania, the Slovak Republic and Slovenia deposit with BMG. Cash deposited by our subsidiaries with BMG is pledged as security against the drawings of other subsidiaries up to the amount deposited.

        As at December 31, 2013, we had deposits of $21.8 million in and drawings of $0.8 million on the BMG cash pool. Interest is earned on deposits at the relevant money market rate and interest is payable on all drawings at the relevant money market rate plus 2.0%.

  CNC Loans

        At December 31, 2013, our operations in Romania had an aggregate principal amount of RON 12.5 million (approximately $3.8 million) of loans outstanding with the Central National al Cinematografei ("CNC"), a Romanian governmental organization which provides financing for qualifying filmmaking projects. Upon acceptance of a particular project, the CNC awards an agreed level of funding to each project in the form of an interest-free loan. Loans from the CNC are typically advanced for a period of ten years and are repaid through the proceeds from the distribution of the film content. At December 31, 2013, we had 17 loans outstanding with the CNC with maturity dates ranging from 2014 to 2023. The carrying amounts at December 31, 2013 are net of a fair value adjustment of $0.6 million, arising on acquisition.

  Factoring Facility

        As at December 31, 2013, there were no drawings outstanding under a CZK 910.0 million (approximately $45.7 million) factoring framework agreement with Factoring Ceska Sporitelna ("FCS"). Under this facility up to CZK 910.0 million (approximately $45.7 million) may be factored on a recourse or non-recourse basis. The facility bears interest at one-month PRIBOR (Prague Inter Bank Offering Rate) plus 2.5% for the period that actively assigned accounts receivable are outstanding.

  Other

        For a discussion of the terms and conditions of the Time Warner Revolving Credit Facility and Time Warner Term Loan to be entered into in connection with the Rights Offering (including the Backstop Private Placement) and TW Unit Private Placement, please see "—The Rights Offering—Time Warner Revolving Credit Facility" and "—Time Warner Term Loan."

Capital Lease Commitments

        We lease certain of our office and broadcast facilities as well as machinery and equipment under various leasing arrangements. The future minimum lease payments, by year and in the aggregate, under capital leases with initial or remaining non-cancellable lease terms in excess of one year, consisted of the following at December 31, 2013:

2014	$1,246
2015	1,106
2016	856
2017	675
2018	373
2019 and thereafter	467
Total undiscounted payments	4,723
Less: amount representing interest	(377)
Present value of net minimum lease payments	$4,346

Intercreditor Agreements

  CME Intercreditor Agreement

        We are party to the Intercreditor Agreement originally dated as of July 21, 2006 (as amended and restated from time to time and to be amended and restated on the issue date for the New Notes, the "CME Intercreditor Agreement") among, inter alios, CME Ltd., CME NV, CME BV, Deutsche Bank Trust Company Americas, as trustee under the New Notes, The Bank of New York Mellon, as trustee under the 2016 Fixed Rate Notes, Citibank, N.A., London Branch, as trustee under the 2017 Fixed Rate Notes, Deutsche Bank Trust Company Americas, as trustee under the 2015 Convertible Notes, and the other parties that are a party thereto. The CME Intercreditor Agreement will be amended at the closing of the Rights Offering, Backstop Private Placement and TW Unit Private Placement. The summary of the CME Intercreditor Agreement reflects the aforementioned amendment.

        The CME Intercreditor Agreement will also be amended and restated in connection with the issuance of the New Notes and the funding of the Time Warner Term Loan and Time Warner Revolving Credit Facility. On or about the issue date for the New Notes, the trustee for the New Notes will accede to the CME Intercreditor Agreement as trustee and security agent on behalf of the holders of the New Notes. As a result, the amended and restated CME Intercreditor Agreement among CME, CME NV and CME BV, the trustee for the New Notes, together with the trustee for the 2015 Convertible Notes, the trustee and the security agent acting in respect of the obligations under the indenture relating to the 2017 Fixed Rate Notes, Time Warner, as administrative agent in respect of the Time Warner Revolving Credit Facility, and Time Warner, as administrative agent in respect of the Time Warner Term Loan Agreement (collectively, the "CME Intercreditor Parties") will determine the sharing of any proceeds received by any party thereto upon enforcement of any of the relevant security on a ratable basis, irrespective of the ranking of the security documents granting security over such collateral. Under the CME Intercreditor Agreement, the trustee for the New Notes is entitled to receive the benefit of the pledge by CME Ltd. of 100% of the issued and outstanding shares of CME NV and the pledge by CME NV of 100% of the issued and outstanding shares of CME BV, each on a pari passu basis with the other CME Intercreditor Parties. Each CME Intercreditor Party will acknowledge the creation and existence of the security interest of the other CME Intercreditor Parties. The 2015 Convertible Notes, the 2016 Fixed Rate Notes (until redeemed following the closing of the transactions described herein) and the 2017 Fixed Rate Notes and the security documents rank pari passu with each other in right and priority of payment in respect of the collateral granted pursuant to the applicable indenture.

        Each CME Intercreditor Party is obliged to notify the others at such time (i) such party becomes aware that its security has become enforceable; (ii) the amounts outstanding in respect of the party's respective notes or other indebtedness have become immediately due and payable; and (iii) upon such party first making demand with respect to all or any part of the respective notes or other indebtedness.

        If any of the security becomes enforceable, the CME Intercreditor Party whose security has become enforceable may serve a notice (an "Enforcement Notice") to the others to request a joint enforcement of the Collateral. When an Enforcement Notice is delivered, each other CME Intercreditor Party is obligated to accelerate all amounts under the relevant indebtedness and to cooperate in respect of the enforcement action. It is expected that the security interests in the Collateral in favor of the 2016 Fixed Rate Notes will be released in connection with the redemption and repayment in full of all outstanding 2016 Fixed Rate Notes. The CME Intercreditor Agreement does not require the CME Intercreditor Parties to consult prior to commencing an enforcement action.

        Following the enforcement of the Collateral by a CME Intercreditor Party, each of the parties to the CME Intercreditor Agreement has agreed that the proceeds of an enforcement action shall be applied as follows:

  •
  first, pro rata in paying all expenses of the enforcing CME Intercreditor Parties incurred in the enforcement of the security which will be pro rata to the respective amounts of debt outstanding;

  •
  second, pro rata in paying each of the enforcing CME Intercreditor Parties, and to each trustee the amount outstanding that is due and payable to each such party in respect of the obligations secured by the security; and

  •
  third, in paying the surplus (if any) to any person entitled thereto.

        In the event that the proceeds are insufficient to pay the first and second amounts described above, the CME Intercreditor Agreement provides that proceeds shall be apportioned for payment under those two categories ratably and without preference or priority among the secured parties in the proportion that the part of the obligations of CME outstanding and due to each secured party bears to the whole amount of such outstanding obligations.

        In the event that any of the secured parties receives any proceeds upon any enforcement action with respect to the Collateral in excess of its respective entitlement, then the CME Intercreditor Agreement provides that such party shall promptly notify the remaining parties and hold any such excess moneys in trust for the remaining parties to whom it shall account therefore as soon as the respective entitlement of each of the parties has been established pursuant to the provisions of the CME Intercreditor Agreement.

        Any dispute or controversy or claim relating to the CME Intercreditor Agreement shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules then in force at the time of the execution of the CME Intercreditor Agreement.

  CET Group Intercreditor Agreement

        The Intercreditor Agreement (the "CET Group Intercreditor Agreement"), dated as of October 21, 2010, among, inter alios, CME Ltd., CME NV, CME BV, CET 21, and certain subsidiaries of ours and CET 21 that guarantee the 2017 Fixed Rate Notes and Citibank, N.A., London Branch, as trustee under the 2017 Fixed Rate Notes, establishes the relative rights of the lenders under a CZK 1.5 billion secured revolving credit facility entered into by CET 21, which was fully repaid and terminated on August 16, 2012, and the 2017 Fixed Rate Notes, CET 21, CME Ltd. and certain of its subsidiaries as guarantors of the 2017 Fixed Rate Notes with, among others, the trustee for the 2017 Fixed Rate Notes and agents in respect of the 2017 Fixed Rate Notes.

        The CET Group Intercreditor Agreement remains in place with the trustee and the security agent acting on behalf of the holders of the 2017 Fixed Rate Notes primarily with respect to the provisions governing the appointment, rights and duties of the security agent and further provides for the enforcement in respect of the collateral securing the 2017 Fixed Rate Notes other than the collateral that secures 2015 Convertible Notes, the 2016 Fixed Rate Notes (until redeemed following the closing of the transactions described herein), the Time Warner Term Loan, the Time Warner Revolving Credit Facility and the New Notes offered hereby (currently the share pledges over 100% of the issued and outstanding shares of CME NV and CME BV), which is subject to the provisions of the CME Intercreditor Agreement. See above "—Existing Convertible Notes and Fixed Rate Notes—2017 Fixed Rate Notes" for a description of the security for the 2017 Fixed Rate Notes. See also "—CME Intercreditor Agreement" for further information.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratios of earnings to fixed charges for each of the fiscal years ended December 31, 2009 through 2013. For purposes of calculating the ratio of earnings to fixed charges, earnings consist of (loss) / income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense on debt, which includes interest on capital leases, the amortization of capitalized debt issuance costs and the amortization of debt issuance discounts, and the estimated interest component of rent expense. The dollar deficiency for the fiscal years ended 2013, 2012, 2011, 2010 and 2009 was $298.6 million, $560.5 million, $175.8 million, $111.9 million and $66.2 million, respectively.

Fiscal Years Ended December 31,
2013	2012	2011	2010	2009
(1.56)	(3.21)	(0.26)	0.15	0.39

Pro Forma Ratio of Earnings to Fixed Charges

        The pro forma ratio of earnings to fixed charges for the fiscal year ended December 31, 2013 for the issuance of the New Notes and $30.0 million of the Time Warner Term Loan outstanding and the redemption of the 2016 Fixed Rate Notes as described in the Capitalization section above is (1.45). The pro forma dollar deficiency for the fiscal year ended December 31, 2013 as adjusted is $306.8 million.

PRICE RANGE OF CLASS A COMMON STOCK

        Our Class A Common Stock is traded on the Nasdaq Global Select Market under the symbol "CETV." The following table sets forth the high and low daily closing sales prices for our common stock for the periods indicated as reported by the Nasdaq Global Select Market.

	Nasdaq Global Select Market
	High	Low
Year Ended December 31, 2014
First Quarter (through March 19, 2014)	$4.74	$2.71
Year Ended December 31, 2013
Fourth Quarter	$6.47	$2.12
Third Quarter	$5.36	$3.13
Second Quarter	$4.51	$2.65
First Quarter	$6.62	$4.22
Year Ended December 31, 2012
Fourth Quarter	$7.02	$4.56
Third Quarter	$7.71	$4.78
Second Quarter	$8.94	$4.73
First Quarter	$9.00	$5.91

        As of March 19, 2014, there were 46 shareholders of record of our Class A Common Stock.

        We have not declared or issued any dividends in the past, and we intend to retain future earnings, if any, for general business purposes and to repay debt.

 DETERMINATION OF SUBSCRIPTION PRICE

        The Disinterested Directors set the Subscription Price of $100.00 per Unit. The Subscription Price was set with reference to the amount of financing we require in order to redeem and repay in full all outstanding 2016 Fixed Rate Notes, including the early redemption premium, after deciding that the transaction should be made widely available to our shareholders. This amount of financing has been allocated pro rata over the Units to be offered pursuant to the Rights Offering and in the TW Unit Private Placement. (See "The Rights Offering—Reasons for the Rights Offering" for more information.) The price per Unit in the Rights Offering may not be indicative of the market value of the New Notes or Unit Warrants underlying each Unit. We cannot assure you that the trading price of our Class A Common Stock will not decline during or after the Rights Offering.

        The Disinterested Directors set the exercise price of the TW Initial Warrant, Unit Warrants and Term Loan Warrants at $1.00 per share based on negotiations with Time Warner. (See "The Rights Offering—Reasons for the Rights Offering" for more information.) The price per Unit in the Rights Offering may not be indicative of the market value of the New Notes or Unit Warrants underlying each Unit.

        We cannot assure you that the trading price of our Class A Common Stock will not decline during or after the Rights Offering. We do not intend to change the Subscription Price or the terms of the Units in response to changes in the trading price of our Class A Common Stock prior to the closing of the Rights Offering. See "Risk Factors—The Subscription Price determined for the Units may not be an indication of the fair value of the New Notes, Unit Warrants or shares of Class A Common Stock issuable upon exercise of the Unit Warrants. As a result, you may not be able to sell the New Notes or the Unit Warrants at a price equal to or greater than the Subscription Price or at a price you believe may be indicated by the price per Unit, if at all. Additionally, the exercise price for the Unit Warrants does not reflect the trading prices for our shares of Class A Common Stock and you may not be able to sell the shares of Class A Common Stock issuable upon exercise of the Unit Warrants at a price equal to or higher than the exercise price for such shares, which may exceed the then current market price of our Class A Common Stock" for more information.

        This prospectus contains summary descriptions of the Rights Offering, the Rights, the Units, the New Notes, the Unit Warrants and the shares of Class A Common Stock issuable upon exercise of the Unit Warrants as well as a description of our outstanding common stock and preferred stock. These summary descriptions are not meant to be complete descriptions of each security.

THE RIGHTS OFFERING

        The following describes the Rights Offering in general and assumes, unless specifically provided otherwise, that you are a record holder of our Class A Common Stock, Series A Preferred Stock or Series B Preferred Stock on the record date. If you hold your shares in a brokerage account or through a dealer or other nominee, please also refer to "—Notice To Brokers and Nominees" below.

        Before deciding whether to exercise your Rights, you should carefully read this prospectus, including the information set forth under the heading "Risk Factors" and the information that is incorporated by reference into this prospectus.

General

        We are distributing in the Rights Offering non-transferable Rights at no charge to the holders as of the record date of our outstanding (a) shares of Class A Common Stock, (b) share of Series A Preferred Stock (allocated on an as-converted basis) and (c) shares of Series B Preferred Stock (allocated on an as-converted basis as of December 25, 2013). We are distributing one (1) Right for every 62.0102 outstanding shares of Class A Common Stock and every 62.0102 shares of Class A Common Stock issuable upon conversion of the outstanding share of Series A Preferred Stock and upon conversion of the outstanding shares of Series B Preferred Stock (calculated as of December 25, 2013). Each Right will entitle the holder thereof to purchase, at the holder's election and subject to the satisfaction of the minimum subscription amount, at the Subscription Price, one (1) Unit, consisting of (a) a New Note in the original principal amount of $100.00 and (b) 21 Unit Warrants, with each Unit Warrant entitling the holder thereof to purchase one share of our Class A Common Stock. You may only purchase whole Units in denominations of $100.00 per Unit in the Rights Offering. Accordingly, the minimum subscription amount is $100.00; therefore, if you hold fewer than 62.0102 shares of our Class A Common Stock on the record date, then you will not be able to satisfy the minimum subscription amount and will not be able to participate in the Rights Offering. The Unit Warrants will be exercisable from the second anniversary of their issue date until the fourth anniversary of their issue date at an exercise price of $1.00 per share, subject to the limited right of Time Warner to exercise its Unit Warrants earlier in order to maintain the TW Ownership Threshold.

        J.P. Morgan Securities LLC is acting as Dealer Manager for the Rights Offering in the United States of America and certain jurisdictions other than the Czech Republic. J.P. Morgan Securities LLC has not been involved in the preparation of the prospectus to be used in connection with the Rights Offering in the Czech Republic (the "Czech Prospectus"), its distribution to the investors in the Czech Republic or the Rights Offering in the Czech Republic and has no role in connection with the Rights Offering in the Czech Republic. J.P. Morgan Securities LLC therefore disclaims any liability whatsoever in connection with the Rights Offering in the Czech Republic or arising from the Czech Prospectus.

Reasons for the Rights Offering

        Our attempts to increase television advertising prices in 2013 were met with significant resistance from certain advertisers and agencies in the Czech Republic. This resulted in a significant decline in revenues for 2013 compared to 2012. Looking forward, we expect the impact of the challenging environment in the Czech Republic to continue as we endeavor to attract back advertising clients while continuing to seek improvements in pricing compared to 2012. While we expect a significant improvement in Czech advertising revenues in 2014, we do not expect advertising revenues in the

Czech Republic to reach 2012 levels in 2014. We anticipate a similar trend in our consolidated results for 2014, and expect to build upon them in 2015. Our financial situation in 2013 was also impacted by a further decline in advertising revenues in the Slovak Republic due to the reaction to our pricing initiatives in the Czech Republic from clients who also advertise in the Slovak Republic. Furthermore, carriage fee negotiations in the Czech Republic during 2013 did not advance to the extent that we had expected. As a result, we continue to take actions to conserve cash, including targeted reductions to our operating cost base through cost optimization programs and restructuring efforts, the deferral of programming commitments and capital expenditures and the deferral or cancellation of development projects. We have also delayed the settlement of payment obligations with a number of key suppliers, including payments due under contracts for acquired programming, which has resulted in our accounts payable and accrued liabilities increasing to $296.4 million at December 31, 2013 compared to $255.7 million at December 31, 2012 and $240.0 million at December 31, 2011. Despite the expectation of significantly improved revenue and OIBDA performance in 2014, our cash interest costs and need to improve our payables position will result in increased operating cash outflows during 2014 compared to 2013. We expect that our cash flows from operating activities will continue to be insufficient to cover operating expenses and interest payments and we will need other capital resources this year to fund our operations, our debt service and other obligations as they become due, including the settlement of such deferred payment obligations.

        We evaluated options to improve our liquidity in light of our results for 2013, our outlook for 2014 and our plan to improve our payables position. In this respect, following the end of the third quarter of 2013 we began discussions with Time Warner regarding a potential capital transaction, including the potential issuance of debt, to address our liquidity position. Following the publication of our third quarter earnings, we held investor meetings with certain of our debt and equity investors. We subsequently explored the availability of other financing options, including equity financing, a combination of debt and equity financing and asset sales. Based on information received during our investor meetings and the exploration of our financing alternatives, we concluded that any financing involving equity was not viable without the upfront significant committed participation of Time Warner, which Time Warner did not provide. In addition, we received proposals from several potential purchasers regarding the acquisition of certain assets. The proposals we received, however, were from opportunistic purchasers who expected to purchase such assets at a substantial discount to the value of these businesses or such offers came with significant timing or execution risk.

        On October 16, 2013, our board of directors established a special committee (the "Special Committee"), and charged the Special Committee with the authority to evaluate a potential financing transaction with Time Warner, as well as other financing alternatives available to the Company, to engage advisors, to negotiate directly or to monitor negotiations in connection with such potential financing transaction with Time Warner or other financing alternatives, and to make a recommendation to the Disinterested Directors with respect to a transaction. Over the course of the process, the Special Committee met on a number of occasions. On February 27, 2014, at the conclusion of its review of the financing options available to the Company, which included discussions and negotiations with Time Warner regarding its participation in a potential capital transaction, including the issuance of debt, the Special Committee recommended to the Disinterested Directors that the Company undertake the financing transactions described in this prospectus, including the Rights Offering, the TW Unit Private Placement, the Backstop Private Placement, the Time Warner Term Loan and Time Warner Revolving Credit Facility. After consideration of these discussions and inquiries and in light of the continued severe pressure on our liquidity during the latter part of 2013 and our expectation that this will continue through 2014, our Disinterested Directors determined that the Rights Offering together with the other financing transactions with the participation of Time Warner was in the best interests of the Company and we entered into the Framework Agreement pursuant to which we and Time Warner committed, subject to the terms and conditions thereof, to undertake and facilitate the transactions described herein, including the Rights Offering, Backstop Private Placement and TW Unit Private

Placement. The principal purpose of these financing transactions is to enhance our overall liquidity and cash flow by, refinancing the remaining €273.0 million aggregate principal amount of the 2016 Fixed Rate Notes, which are cash pay indebtedness, with non-cash pay indebtedness including the New Notes (including the New Notes issuable in connection with the TW Unit Private Placement and the Backstop Private Placement), the Time Warner Term Loan and the Time Warner Revolving Credit Facility.

        In evaluating a potential financial transaction with Time Warner, the Disinterested Directors also took into account various factors, including:

  •
  our needs for additional capital, liquidity and financial flexibility;

  •
  analysis from our financial advisor;

  •
  alternatives available for raising capital on terms acceptable to us;

  •
  contractual rights previously granted to Time Warner in respect of equity financings and asset dispositions and alternative transactions acceptable to Time Warner; and

  •
  current economic and financial market conditions.

        In conjunction with its review of these factors, the Disinterested Directors also reviewed our history and prospects, including our financial results, our expected future earnings, the outlook in our markets, and our current financial condition.

        We are seeking to raise up to $341.8 million in new indebtedness through the Rights Offering, an additional $58.2 million in new indebtedness through the TW Unit Private Placement and $30.0 million in new indebtedness through the Time Warner Term Loan to enable us to refinance the 2016 Fixed Rate Notes in the manner described in this prospectus and for general corporate purposes. These transactions will significantly reduce the amount of cash interest to be paid in the coming years while providing sufficient liquidity to fund our operations and relieve pressure on our working capital position. Based on our current projections, if closed, these transactions will position the Company to be free cash flow positive beginning in 2015, and we expect to use this positive free cash flow to repay the amounts drawn under the Time Warner Revolving Credit Facility such that we may be able to repay the entire balance drawn at or prior to its maturity on December 1, 2017.

        If the Rights Offering (including the Backstop Private Placement), TW Unit Private Placement and other financing transactions contemplated by the Framework Agreement are not closed, we will need other external sources of capital to continue our operations, including through other debt or equity financing transactions or asset sales, which may not be available or may not be available on acceptable terms. If these actions are not successful, and we are unable to continue to delay payments to some of our major suppliers, we will not have sufficient liquidity to continue to fund our operations in the middle of 2014.

Relationship with Time Warner

        Time Warner is the largest holder of shares of our Class A Common Stock, holding 61,407,775 unregistered shares of Class A Common Stock, and also holds one share of Series A Preferred Stock and 200,000 shares of Series B Preferred Stock. The share of Series A Preferred Stock is convertible into 11,211,449 shares of Class A Common Stock on the date that is 61 days after the date on which the ownership of our outstanding shares of Class A Common Stock by a group that includes TW Investor and its affiliates would not be greater than 49.9% of the outstanding shares of Class A Common Stock. The shares of Series B Preferred Stock are convertible into shares of Class A Common Stock after three years from the date of issuance (June 25, 2013) at the option of Time Warner (subject to certain exceptions) at a conversion price of $3.1625, subject to adjustment in the event of equity issuances at a price per share less than this conversion price. The initial stated value of $1,000 per share of the Series B Preferred Stock accretes at a rate of 7.5% per annum, compounded quarterly, for the first three years from the date of issuance and 3.75% per annum, compounded quarterly, for the fourth and fifth years. Time Warner has registration rights with respect to all its shares of Class A Common Stock now held or hereafter acquired by Time Warner. As of December 25, 2013, the 200,000 shares of Series B Preferred Stock were convertible into 65,641,500 shares of Class A Common Stock.

        We are party to the Investor Rights Agreement with Time Warner and the other parties thereto under which, among other things, Time Warner was granted a contractual preemptive right (subject to certain exclusions) with respect to issuances of the Company's equity securities that applies to the issuance of the Units in the Rights Offering. We have executed the Framework Agreement, pursuant to which we and Time Warner committed, subject to the terms and conditions thereof, to undertake the financing transactions described herein, including the Rights Offering. On the same date we executed the Framework Agreement, we entered into the Time Warner Term Loan Agreement with Time Warner. The Time Warner Term Loan Agreement provides that Time Warner will make the Time Warner Term Loan to us as follows: (x) in the event of the closing of the Rights Offering, Backstop Private Placement and TW Unit Private Placement prior to the Bridge Date, concurrently with the closing of the Rights Offering, Backstop Private Placement and TW Unit Private Placement, Time Warner will make a term loan to us in the aggregate principal amount of $30.0 million that matures on December 1, 2017, or (y) on the Bridge Date in the event the Rights Offering, Backstop Private Placement and TW Unit Private Placement are not closed prior to the Bridge Date, Time Warner will provide the Term Loan to us in the aggregate principal amount equal to the sum of (i) the Refinancing Portion of the Term Loan plus (ii) $30.0 million that matures on the Initial Term Loan Maturity Date. In the event that the Rights Offering (including the Backstop Private Placement) and TW Unit Private Placement are closed after the Bridge Date but on or before the Initial Term Loan Maturity Date, the proceeds from the Rights Offering, Backstop Private Placement and TW Unit Private Placement will be used to prepay the Refinancing Portion of the Term Loan, and the maturity date of the Time Warner Term Loan with respect to the remaining amount outstanding thereunder will be extended to December 1, 2017. If the Rights Offering, Backstop Private Placement and TW Unit Private Placement have not been closed on or before the Initial Term Loan Maturity Date, the Initial Term Loan Maturity Date will be extended to December 1, 2017, and the Company shall issue and deliver to Time Warner the Term Loan Warrants to purchase 84,000,000 shares of Class A Common Stock exercisable, subject to the approval of our shareholders under NASDAQ Marketplace rules, from the second anniversary of the issue date until the fourth anniversary of the issue date, at an exercise price of $1.00 per share, subject to the limited right of Time Warner to exercise the Term Loan Warrants earlier in order to maintain the TW Ownership Threshold. Upon such extension of the Initial Term Loan Maturity Date and issuance of the Term Loan Warrants, Time Warner's obligations under the Purchase Agreement will be terminated. The Term Loan Warrants represent the number of Unit Warrants Time Warner would have purchased at the closing of the Rights Offering, Backstop Private Placement (assuming that no Eligible Securityholders exercised Rights in the Rights Offering) and TW Unit Private Placement. In addition, under the Framework Agreement, Time Warner agreed to extend to us the Time Warner Revolving Credit Facility at the earlier of (a) the closing of the Rights Offering, Backstop Private Placement and TW Unit Private Placement or (b) the funding of the Time Warner Term Loan.

        In connection with the transactions contemplated by the Framework Agreement, we agreed to issue to Time Warner, subject to the terms thereof and of the Escrow Agreement among the Escrow Agent, Time Warner and us, the TW Initial Warrant to purchase 30,000,000 shares of Class A Common Stock exercisable, subject to the approval of our shareholders under NASDAQ Marketplace rules, from the second anniversary of the issue date until the fourth anniversary of the issue date, at an exercise price of $1.00 per share, subject to the limited right of Time Warner to exercise the TW Initial Warrant earlier in order to maintain the TW Ownership Threshold. Pursuant to the Escrow Agreement, we deposited with the Escrow Agent to hold in escrow an irrevocable instruction letter for the issuance of the TW Initial Warrant, which TW Initial Warrant shall be executed by us on deposit and countersigned by the Warrant Agent upon release. The Escrow Agent will release the irrevocable instruction letter and follow the instructions therein to issue the TW Initial Warrant to Time Warner upon notice from Time Warner to the Escrow Agent at the earliest to occur of (i) the date of the closing of the Rights Offering, TW Unit Private Placement, Backstop Private Placement and the Time Warner Term Loan, (ii) the date on which the Term Loan is funded, and (iii) the date on which Time Warner certifies to the Escrow Agent in Time Warner's good faith determination that we breached the Framework Agreement and such breach, if capable of cure, remains uncured after 15 business days' notice from Time Warner to us.

        In accordance with the terms of the Framework Agreement, we have also entered into the Purchase Agreement with Time Warner. Pursuant to the Purchase Agreement, Time Warner has committed, subject to the satisfaction or waiver of certain conditions, including the funding of the Time Warner Term Loan (if the Rights Offering is closed prior to the Bridge Date), to exercise in full its subscription privilege at the Subscription Price in respect of all of the Rights allocated to Time Warner in the Rights Offering. In addition, we have agreed to issue to Time Warner, and Time Warner has agreed to purchase, 581,533 TW Private Placement Units at the Subscription Price in the TW Unit Private Placement. The TW Private Placement Units are not included in the 3,418,467 Units that we are offering in the Rights Offering. In total, we are offering 4,000,000 Units in the Rights Offering together with the TW Unit Private Placement.

        Under the Purchase Agreement, Time Warner has also committed to purchase in the Backstop Private Placement any and all remaining Units that are not purchased through the exercise of Rights in the Rights Offering at the Subscription Price. The exact amount of Backstop Units to be purchased by Time Warner pursuant to the Backstop Purchase Commitment will vary depending upon the number of Units purchased through the exercise of Rights in the Rights Offering by our Eligible Securityholders (other than Time Warner). If our Eligible Securityholders (other than Time Warner) do not purchase any Units in the Rights Offering, Time Warner will purchase all of the Units offered by the Company in the Rights Offering and the TW Unit Private Placement following which its economic ownership interest in our Class A Common Stock will be approximately 78.7% on a fully diluted basis.

        Currently, our board of directors consists of seven (7) directors, with one (1) of such directors designated by Time Warner. On the earlier of (a) the mailing of the notice for our 2014 Annual General Meeting, (b) the funding of the Time Warner Term Loan, and (c) April 15, 2014, the size of our board of directors shall be not more than eleven (11) directors, with one (1) less than the majority in number of such directors designated by Time Warner, who shall be duly appointed to the board of directors. Paul T. Cappuccio, the Executive Vice President and General Counsel of Time Warner, is a member of our board of directors who has been designated by Time Warner.

        Time Warner is not a guarantor of any of our indebtedness, including the New Notes.

        The New Notes and Unit Warrants to be issued to Time Warner pursuant to the TW Unit Private Placement and the Backstop Private Placement and the TW Initial Warrant will be "restricted securities" as that term is defined in Rule 144 under the Securities Act. All New Notes and Unit Warrants issued to Time Warner pursuant to the Rights Offering (including the Backstop Private Placement) and the TW Unit Private Placement and the TW Initial Warrant may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemption from registration under the Securities Act and as required under applicable state securities laws. The TW Initial Warrant and all Unit Warrants issued to Time Warner pursuant to the Rights Offering, the TW Unit Private Placement and the Backstop Private Placement may be exercised by Time Warner prior to the second anniversary of their issue date, if and at such time and in such amounts, as would allow Time Warner to own up to 49.9% of the outstanding shares of Class A Common Stock (including any shares attributed to Time Warner as part of a group under Section 13(d)(3) of the Exchange Act). (See also "Description of the Unit Warrants—Exercise.")

Participation of Our Directors, Officers and Other Significant Shareholders

        Our directors and executive officers who own shares of Class A Common Stock, as well as significant shareholders other than Time Warner, are permitted, but not required, to participate in the Rights Offering on the same terms and conditions applicable to all shareholders. (See "—Framework Agreement" and "—Purchase Agreement" for more information regarding the agreement terms upon which Time Warner agreed to participate in the Rights Offering.) Nevertheless, each such director and executive officer reserves the right, in his sole discretion, not to participate in the Rights Offering. Any such director, executive officer or significant shareholder who subscribes for Units in the Rights Offering will pay $100.00 per Unit, the same Subscription Price paid by all other persons who exercise their Rights in the Rights Offering.

Subscription Privilege

        Each Right will entitle you to purchase one (1) Unit at the Subscription Price of $100.00 per Unit. We are distributing one Right for every 62.0102 shares of our Class A Common Stock (that is, for each share of Class A Common Stock that you own, there is a corresponding 0.0161 of a Right). For example: If you own 1700 shares of Class A Common Stock, you would be entitled to subscribe for 27 Units (1700 × 0.0161, rounded down to the nearest whole number). Subject to satisfying the minimum subscription amount, you may exercise all or a portion of your Rights for whole Units or you may choose not to exercise any of your Rights at all.

Minimum Subscription Amount

        You may only purchase whole Units at the Subscription Price in the Rights Offering. Accordingly, if you hold fewer than 62.0102 shares of our Class A Common Stock on the record date, then you will not be able to satisfy the minimum subscription amount and will not be able to participate in the Rights Offering. If you send a payment of aggregate Subscription Price that is insufficient to exercise the minimum subscription amount or are otherwise ineligible to exercise your Rights, you will not be entitled to exercise your Rights and your entire payment of your aggregate Subscription Price received by the Subscription and Information Agent will be returned to you as soon as practicable, without interest or penalty, following the expiration of the Subscription Period. Any Units underlying Rights not exercised prior to the expiration of the Subscription Period will be purchased by Time Warner pursuant to its Backstop Purchase Commitment under the Purchase Agreement, subject to the terms thereof.

Expiration Time and Date

        The Rights will expire and will have no value unless exercised prior to 5:00 p.m., New York City time, on April 25, 2014, unless the Subscription Period is extended. Any Units underlying Rights not exercised prior to the expiration of the Subscription Period will be purchased by Time Warner pursuant to its Backstop Purchase Commitment under the Purchase Agreement. We reserve the right to extend the Subscription Period. We will notify you of any extension of the Subscription Period by issuing a press release. You must properly complete the enclosed rights certificate and deliver it, along with the full Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate (including, but not limited to, a completed Form W-8 or W-9), to the Subscription and Information Agent prior to 5:00 p.m., New York City time, on April 25, 2014, unless the Subscription Period is extended. "Street name" holders should follow the subscription instructions and deadlines set by their broker, dealer, custodian bank or other nominee. If you elect to exercise any Rights and timely submit all required documents and payment prior to the expiration of the Subscription Period, your Rights will be considered exercised at 5:00 p.m., New York City time on the expiration of the Subscription Period. We will not be obligated to honor any purported exercise of Rights which the Subscription and Information Agent receives after the expiration of the Subscription Period, regardless of when you sent the documents regarding that exercise unless you have used the guaranteed delivery procedures described under "—Guaranteed Delivery Procedures." New Notes and Unit Warrants purchased in the Rights Offering will be issued through DTC or, for non-DTC participants through the Warrant Agent, and any payment of the aggregate Subscription Price for Units not allocated or validly purchased will be returned, without interest or penalty, as soon as practicable following the expiration of the Subscription Period. The Company expects to deliver the New Notes and Unit Warrants to record holders on or about May 2, 2014.

Amendment, Extension or Cancellation

        We may amend the terms of the Rights Offering or modify the Subscription Period of the Rights Offering at any time prior to the expiration of the Subscription Period, subject to the approval of Time Warner under the Framework Agreement and Purchase Agreement; however we do not intend to do so. We may cancel or withdraw the Rights Offering at any time prior to the expiration of the Subscription Period and for any reason, subject to certain consent rights of Time Warner. If we cancel or withdraw the Rights Offering, in whole or in part, all Rights will expire without value, and all payments of the aggregate Subscription Price received by the Subscription and Information Agent will be returned, without interest or penalty, as soon as practicable.

        Any amendment, extension or cancellation of the Rights Offering will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. See "Risk Factors—Risks Related to the Rights Offering—We may amend the terms of the Rights Offering or modify the Subscription Period of the Rights Offering at any time prior to the expiration of the Subscription Period, subject to the approval of Time Warner under the Framework Agreement and Purchase Agreement."

Segregated Account; Return of Funds

        The Subscription and Information Agent will hold funds received in payment for Units in a segregated account pending closing of the Rights Offering. The Subscription and Information Agent will hold this money until the Rights Offering is closed or is cancelled. If the Rights Offering is cancelled for any reason, we will return this money to subscribers, without interest or penalty, as soon as practicable.

Transferability of Rights

        The Rights will not be transferable. You may not sell, transfer or assign your Rights to anyone else. The Rights will not be listed on The NASDAQ Global Select Market or any other stock exchange or market or on the OTC Bulletin Board.

No Revocation or Change

        Once you submit the form of rights certificate to exercise any Rights, you are not allowed to revoke, cancel or change the exercise of your Rights or request a refund of monies paid. All exercises of Rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your Rights unless you are certain that you wish to purchase the New Notes and Unit Warrants underlying the Rights offered pursuant to the Rights Offering.

Procedures for Exercising Rights

        To exercise your Rights, you must take the following steps:

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  If you are a record holder of our Class A Common Stock and wish to participate in the Rights Offering, you must deliver a properly completed and signed rights certificate, together with payment of the aggregate Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate (including, but not limited to, a completed Form W-8 or W-9), to the Subscription and Information Agent before 5:00 p.m., New York City time, on April 25, 2014, the expiration of the Subscription Period, unless such date is extended by us or you have used the guaranteed delivery procedures described under "—Guaranteed Delivery Procedures."

    Please follow the delivery instructions on the rights certificate. DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. You are solely responsible for completing delivery to the Subscription and Information Agent of your rights certificate and payment of your aggregate Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate (including, but not limited to, a completed Form W-8 or W-9) in respect of the Rights you intend to exercise. You should allow sufficient time for delivery of your rights certificate and payment of the aggregate Subscription Price to the Subscription and Information Agent so that the Subscription and Information Agent receives them by 5:00 p.m., New York City time, on April 25, 2014, unless such date is extended by us or you have used the guaranteed delivery procedures described under "The Rights Offering—Guaranteed Delivery Procedures."

    If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, but, in each case, which satisfies the minimum subscription amount, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received. If the payment exceeds the Subscription Price for the full exercise of your Rights, or if you subscribe for more Units than you are eligible to purchase, then the excess will be returned to you as soon as practicable, without interest or penalty.

    If you send a payment that is insufficient to exercise the minimum subscription amount or are otherwise ineligible to exercise Rights, your Rights will not be exercised and your entire payment received by the Subscription and Information Agent will be returned to you as soon as practicable, without interest or penalty, following the expiration of the Subscription Period.

    You will not receive interest on any payments refunded to you under the Rights Offering.

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  If your shares are held in "street name" through a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the rights you own. Your broker, dealer, custodian bank or other nominee will notify you of the Rights Offering. The record holder must exercise the Rights and send payment of the aggregate Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) on your behalf. If you wish to exercise Rights in the Rights Offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. You will not receive a rights certificate from us. Please follow the instructions of your broker, dealer, custodian bank or other nominee. Your broker, dealer, custodian bank or other nominee may establish a submission deadline that may be before the expiration of the Subscription Period.

        If you elect to exercise any Rights and timely submit all required documents and payment prior to the expiration of the Subscription Period, your Rights will be considered exercised at 5:00 p.m., New York City time on the expiration of the Subscription Period.

Instructions for Completing your Rights Certificate

        You should read the instruction letter carefully and strictly follow it. DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

        We will not consider your subscription to exercise your Rights received until the Subscription and Information Agent has received delivery of a properly completed and duly executed rights certificate, payment of the aggregate Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate (including, but not limited to, a completed Form W-8 or W-9). The risk of delivery of all documents and payments is borne by you or your broker, dealer, custodian bank or other nominee, not by the Subscription and Information Agent or us.

        The method of delivery of rights certificates and payment of the aggregate Subscription Price to the Subscription and Information Agent will be at the risk of the Eligible Securityholders. If sent by mail, we recommend that you send rights certificates and payments by registered mail, postage prepaid, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription and Information Agent and clearance of payment before the expiration of the Subscription Period.

Payment Methods

        Payments submitted to the Subscription and Information Agent must be made in full in U.S. currency by:

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  certified check drawn against a U.S. bank payable to "Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription and Information Agent for Central European Media Enterprises Ltd.)";

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  U.S. bank draft payable to "Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription and Information Agent for Central European Media Enterprises Ltd.)"; or

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  U.S. postal money order payable to "Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription and Information Agent for Central European Media Enterprises Ltd.)"; or

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  wire transfer to the account information set forth on the rights certificate for the benefit of Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription and Information Agent for Central European Media Enterprises Ltd.)."

        To be effective, any payment related to the exercise of a Right must be received by the Subscription and Information Agent and clear prior to the expiration of the Subscription Period. You are responsible for all bank or similar fees and charges related to payment by certified check, bank draft, money order or wire transfer. You are also responsible for obtaining payment in proper form of the aggregate Subscription Price in respect of the Rights you intend to exercise, notwithstanding any limitations on the amount of payment that may be imposed by the institution facilitating your chosen form of payment.

        Payment of the Subscription Price related to the exercise of a Right received after the expiration of the Subscription Period will not be honored, and the Subscription and Information Agent will return your payment to you, without interest or penalty, as soon as practicable, without interest or penalty.

        The Subscription and Information Agent will be deemed to receive payment of the Subscription Price related to the exercise of a Right upon:

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  receipt by the Subscription and Information Agent of certified check drawn against a U.S. bank payable to "Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription and Information Agent for Central European Media Enterprises Ltd.)";

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  receipt by the Subscription and Information Agent of U.S. bank draft payable to "Broadridge Corporate Issuer Solutions, Inc." (acting as Subscription and Information Agent for Central European Media Enterprises Ltd.)"; or

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  receipt by the Subscription and Information Agent of U.S. postal, telegraphic or express money order payable to "Broadridge Corporate Issuer Solutions, Inc." (acting as Subscription and Information Agent for Central European Media Enterprises Ltd.)"; or

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  receipt by the Subscription and Information Agent of the wire transfer to the account information set forth on the rights certificate for the benefit of Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription and Information Agent for Central European Media Enterprises Ltd.)."

        You are responsible for all bank or similar fees and charges related to payment by certified check, bank draft, money order or wire transfer.

Guaranteed Delivery Procedures

        If you wish to exercise your Rights, but you do not have sufficient time to deliver the rights certificate evidencing your Rights to the Subscription and Information Agent prior to 5:00 p.m., New York City time, on April 25, 2014, the expiration of the Subscription Period, you may exercise your Rights by following the guaranteed delivery procedures:

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  deliver for receipt by the Subscription and Information Agent on or prior to the expiration of the Subscription Period your payment of the Subscription Price in full, subject to the minimum subscription amount (without any deductions for wire transfer fees, bank charges or similar fees) for each Unit as to which you are exercising your Rights in the manner set forth above;

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  deliver for receipt by the Subscription and Information Agent on or prior to the expiration date the form entitled "Notice of Guaranteed Delivery," substantially in the form provided with the "Instructions For Use of Central European Media Enterprises Ltd. rights certificates" distributed with your rights certificates; and

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  deliver the properly completed rights certificate evidencing your Rights being exercised and the related nominee holder certification, if applicable, with any required signature guarantee as well as any other materials required pursuant to the instruction letter that accompanies the rights certificate (including, but not limited to, a completed Form W-8 or W-9), to the Subscription and Information Agent no later than 6:00 pm New York City time on the third business day after the expiration of the Subscription Period.

        Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the "Instructions For Use of Central European Media Enterprises Ltd. rights certificates," which will be distributed to you with your rights certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an Eligible Institution. An "Eligible Institution" means a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the New York Stock Exchange Medallion Signature Program (MSP), a member of the Stock Exchanges Medallion Program (SEMP) or an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Exchange Act. Members of these programs are usually members of a recognized stock exchange in the United States, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States. A form of that guarantee is included with the Notice of Guaranteed Delivery.

        In your Notice of Guaranteed Delivery, you must state:

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  your name;

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  the number of Rights represented by your rights certificates, the number of Units for which you are subscribing, subject to the satisfaction of the minimum subscription amount; and

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  your guarantee that you will deliver to the Subscription and Information Agent the rights certificate evidencing the Rights you are exercising within three business days following the expiration of the Subscription Period.

        You may deliver your Notice of Guaranteed Delivery to the Subscription and Information Agent in the same manner as your rights certificate at the address set forth above under "—Subscription and Information Agent."

        The Subscription and Information Agent will send you additional copies of the form of Notice of Guaranteed Delivery if you request them. Please call the Subscription and Information Agent, to request any copies of the form of Notice of Guaranteed Delivery at +1 (855) 793-5068 (toll-free).

Missing or Incomplete Subscription Information

        If you do not indicate the number of Rights being exercised or do not forward full payment of the total Subscription Price for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised your Rights solely with respect to the maximum number of Rights that may be exercised with the payment of your aggregate Subscription Price you delivered to the Subscription and Information Agent, subject to satisfaction of the minimum subscription amount. If we do not apply your full Subscription Price payment to your purchase of the Units, we or the Subscription and Information Agent will return the excess amount to you by mail, without interest or penalty, as soon as practicable after the expiration of the Subscription Period. If you send a payment that is insufficient to exercise the minimum subscription amount or are otherwise ineligible to exercise Rights, your Rights will not be exercised and your entire payment received by the Subscription and Information Agent will be returned to you as soon as practicable, without interest or penalty, following the expiration of the Subscription Period. We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful.

Notice To Brokers and Nominees

        If you are a broker, dealer, custodian bank or other nominee holder that holds shares for the account of others on the record date of the Rights Offering, you should notify the respective beneficial owners of such shares of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Rights. You should obtain instructions from the beneficial owner with respect to their Rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificates and submit them to the Subscription and Information Agent with the proper payment of the Subscription Price. If you hold shares of our Class A Common Stock for the account(s) of more than one beneficial owner, you may exercise the number of Rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our Class A Common Stock on the record date for the Rights Offering, provided that you, as a nominee record holder, make a proper showing to the Subscription and Information Agent by submitting the form entitled "Nominee Holder Certification" that we will provide to you with your Rights Offering materials. If you did not receive this form, you should contact the Subscription and Information Agent to request a copy.

No Fractional Units

        We will not issue fractional Units.

U.S. Federal Income Tax Treatment of Rights Distribution

        The U.S. federal income tax treatment of the receipt, exercise and expiration of the Rights is subject to substantial uncertainty. See "Certain Material U.S. Federal Income Tax Considerations."

        YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE RECEIPT OF RIGHTS IN THIS OFFERING AND THE EXERCISE OF THE RIGHTS APPLICABLE TO YOUR OWN PARTICULAR TAX SITUATION.

No Recommendation to Rights Holders

        None of our board of directors, Dealer Manager, Subscription and Information Agent or Time Warner is making any recommendation regarding your exercise of Rights in the Rights Offering or the sale or transfer of the underlying New Notes or Unit Warrants or shares of Class A Common Stock issuable upon exercise of the Unit Warrants. Further, we have not authorized anyone to make any recommendation. Holders who exercise Rights will incur investment risk on new money invested. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering and the information contained in, or incorporated by reference in, this prospectus, as it may be supplemented from time to time. See "Risk Factors" in this prospectus and in any document incorporated by reference into this prospectus.

Fees and Expenses

        We will pay all fees charged by the Subscription and Information Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the Rights, including all bank or similar fees and charges related to payment by certified check, bank draft, money order or wire transfer. Neither the Subscription and Information Agent nor we will pay such commissions, fees, taxes, expenses or other charges.

Our Decisions are Binding

        All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by us. Our determinations will be final and binding. We reserve the right, in our sole discretion, to waive any defect or irregularity, or permit a defect or irregularity to be corrected within the time that we may determine. We may also, in our sole discretion, reject the attempt to exercise any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within the time that we determine. Neither we nor the Subscription and Information Agent will be under any duty to give notice of any defect or irregularity in connection with the submission of rights certificates.

Dealer Manager

        We have retained J.P. Morgan Securities LLC to act as dealer manager in connection with the solicitation of exercises of Rights. J.P. Morgan Securities LLC will not underwrite the Rights Offering or otherwise act in any capacity whatsoever as an underwriter or agent.

        We have agreed to indemnify J.P. Morgan Securities LLC with respect to certain liabilities, including liabilities under the federal securities laws. For a description of the terms of our engagement of J.P. Morgan Securities LLC, as the dealer manager and the commissions, fees and other expenses for which we are responsible, please see "Plan of Distribution."

        J.P. Morgan Securities LLC has not prepared an opinion as to the fairness of the Subscription Price or the terms of the Rights Offering. J.P. Morgan Securities LLC expresses no opinion and makes no recommendation to the holders of shares of our Class A Common Stock as to the purchase by any person of any of the Units. J.P. Morgan Securities LLC also expresses no opinion as to the prices at which the shares of Class A Common Stock issuable upon exercise of the Unit Warrants may trade if and when they are issued or at any future time.

        J.P. Morgan Securities LLC and its respective affiliates have from time to time performed, and may in the future perform, various financial advisory and investment banking services for us and for our affiliates in the ordinary course of business for which they have received and would receive customary compensation.

        J.P. Morgan Securities LLC is acting as Dealer Manager for the Rights Offering in the United States of America and certain jurisdictions other than the Czech Republic. J.P. Morgan Securities LLC has not been involved in the preparation of the prospectus to be used in connection with the Rights Offering in the Czech Republic (the "Czech Prospectus"), its distribution to the investors in the Czech Republic or the Rights Offering in the Czech Republic and has no role in connection with the Rights Offering in the Czech Republic. J.P. Morgan Securities LLC therefore disclaims any liability whatsoever in connection with the Rights Offering in the Czech Republic or arising from the Czech Prospectus.

Subscription and Information Agent

        Broadridge Corporate Issuer Solutions, Inc. is acting as the Subscription and Information Agent for the Rights Offering under an agreement with us. All rights certificates, payments of the Subscription Price and nominee holder certifications, to the extent applicable to your exercise of Rights, must be delivered to Broadridge Corporate Issuer Solutions, Inc. as follows:

By Hand or Overnight Courier:	By Mail:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Department	Attn: Reorganization Department
1981 Marcus Ave, Suite 100	P.O. Box 1317
Lake Success, NY 11042	Brentwood, NY 11717

        If you have any questions regarding the Rights Offering, completing a rights certificate or submitting payment in the Rights Offering, please call Broadridge Corporate Issuer Solutions, Inc. at +1 (855) 793-5068 (toll-free).

Administrative Agent in the Czech Republic

        Ceská sporitelna, a.s., an affiliate of Erste Group Bank AG, is acting as the administrative agent in the Czech Republic for the Rights Offering pursuant to an agreement between us and Ceská sporitelna, a.s.

Other Matters

        We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any Units from Eligible Securityholders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the Rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state or foreign securities laws and regulations, we also have the discretion to delay allocation and distribution of any New Notes and Unit Warrants you may elect to purchase by exercise of your subscription privilege in order to comply with state or foreign securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the Rights you will not be able to participate in the Rights Offering.

However, we are not aware of any states or jurisdictions that would preclude participation in the Rights Offering.

Framework Agreement

        We have executed the Framework Agreement, pursuant to which we and Time Warner committed, subject to the terms and conditions thereof, to undertake the financing transactions described herein, including the Rights Offering. On the same date we executed the Framework Agreement, we entered into the Time Warner Term Loan Agreement with Time Warner. The Time Warner Term Loan Agreement provides that Time Warner will make the Time Warner Term Loan to us as follows: (x) in the event of the closing of the Rights Offering, Backstop Private Placement and TW Unit Private Placement prior to the Bridge Date, concurrently with the closing of the Rights Offering, Backstop Private Placement and TW Unit Private Placement, Time Warner will make a term loan to us in the aggregate principal amount of $30.0 million that matures on December 1, 2017, or (y) on the Bridge Date in the event the Rights Offering, Backstop Private Placement and TW Unit Private Placement are not closed prior to the Bridge Date, Time Warner will provide the Term Loan to us in the aggregate principal amount equal to the sum of (i) the Refinancing Portion of the Term Loan plus (ii) $30.0 million that matures on the Initial Term Loan Maturity Date. In the event that the Rights Offering (including the Backstop Private Placement) and TW Unit Private Placement are closed after the Bridge Date but on or before the Initial Term Loan Maturity Date, the proceeds from the Rights Offering, Backstop Private Placement and TW Unit Private Placement will be used to prepay the Refinancing Portion of the Term Loan, and the maturity date of the Time Warner Term Loan with respect to the remaining amount outstanding thereunder will be extended to December 1, 2017. If the Rights Offering, Backstop Private Placement and TW Unit Private Placement have not been closed on or before the Initial Term Loan Maturity Date, the Initial Term Loan Maturity Date will be extended to December 1, 2017, and the Company shall issue and deliver to Time Warner the Term Loan Warrants to purchase 84,000,000 shares of Class A Common Stock exercisable, subject to the approval of our shareholders under NASDAQ Marketplace rules, from the second anniversary of the issue date until the fourth anniversary of the issue date, at an exercise price of $1.00 per share, subject to the limited right of Time Warner to exercise the Term Loan Warrants earlier in order to maintain the TW Ownership Threshold. Upon such extension of the Initial Term Loan Maturity Date and issuance of the Term Loan Warrants, Time Warner's obligations under the Purchase Agreement will be terminated. The Term Loan Warrants represent the number of Unit Warrants Time Warner would have purchased at the closing of the Rights Offering, Backstop Private Placement (assuming that no Eligible Securityholders exercised Rights in the Rights Offering) and TW Unit Private Placement. In addition, under the Framework Agreement, Time Warner agreed to extend to us the Time Warner Revolving Credit Facility at the earlier of (a) the closing of the Rights Offering, Backstop Private Placement and TW Unit Private Placement or (b) the funding of the Time Warner Term Loan.

        In connection with the transactions contemplated by the Framework Agreement, we have agreed to issue to Time Warner, subject to the terms thereof and of the Escrow Agreement among the Escrow Agent, Time Warner and us, the TW Initial Warrant to purchase 30,000,000 shares of Class A Common Stock exercisable, subject to the approval of our shareholders under NASDAQ Marketplace rules, from the second anniversary of the issue date until the fourth anniversary of the issue date, at an exercise price of $1.00 per share, subject to the limited right of Time Warner to exercise the TW Initial Warrant earlier in order to maintain the TW Ownership Threshold. Pursuant to the Escrow Agreement, we deposited with the Escrow Agent to hold in escrow an irrevocable instruction letter for the issuance of the TW Initial Warrant, which TW Initial Warrant shall be executed by us on deposit and countersigned by the Warrant Agent upon release. The Escrow Agent will release the irrevocable instruction letter and follow the instructions therein to issue the TW Initial Warrant to Time Warner upon notice from Time Warner to the Escrow Agent at the earliest to occur of (i) the date of the closing of the Rights Offering, TW Unit Private Placement, Backstop Private Placement and the Time

Warner Term Loan, (ii) the date on which the Term Loan is funded, and (iii) the date on which Time Warner certifies to the Escrow Agent in Time Warner's good faith determination that we breached the Framework Agreement and such breach, if capable of cure, remains uncured after 15 business days' notice from Time Warner to us.

        Under the Framework Agreement, we have agreed with Time Warner to the financing transactions described herein. See "—Time Warner Revolving Credit Facility" and "Time Warner Term Loan" below for more information.

  2017 Fixed Rate Noteholder Consent Solicitation

        Under the Framework Agreement, we agreed to undertake, or to cause the issuer of the 2017 Fixed Rate Notes, our wholly-owned subsidiary CET 21, to undertake, the 2017 Fixed Rate Noteholder Consent Solicitation to amend the covenant restricting the ability of us and our restricted subsidiaries to incur indebtedness to allow us and certain of our subsidiaries flexibility to incur (i) additional indebtedness to enable us to refinance in full the 2016 Fixed Rate Notes and for general corporate purposes, (ii) additional indebtedness under the indenture governing the 2017 Fixed Rate Notes comprised of indebtedness under the Time Warner Revolving Credit Facility, and (iii) additional indebtedness under the indenture governing the 2017 Fixed Rate Notes in an amount additional up to €40.0 million (exclusive of paid-in-kind interest) for general corporate purposes and (iv) the amendment of the indenture governing the 2017 Fixed Rate Notes and the CME Intercreditor Agreement to provide that all secured parties to the CME Intercreditor Agreement will accelerate their indebtedness and cooperate in respect of enforcement of the relevant collateral subject to the CME Intercreditor Agreement if any secured party seeks enforcement. On March 11, 2014, we obtained the 2017 Fixed Rate Noteholder Consent, following which, on the same date, we, CET 21, CME NV, CME BV, CME Investments B.V., CME SH, MARKÍZA-SLOVAKIA, spol. s r.o and Citibank, N.A., London Branch, as trustee, entered into the Second Supplemental Indenture to amend the covenant referenced above.

  Time Warner's Appointees to the Board of Directors

        Currently, our board of directors consists of seven (7) directors, with one (1) of such directors designated by Time Warner. On the earlier of (a) the mailing of the notice for our 2014 Annual General Meeting, (b) the funding of the Time Warner Term Loan, and (c) April 15, 2014, the size of our board of directors shall be not more than eleven (11) directors, with one (1) less than the majority in number of such directors designated by Time Warner, who shall be duly appointed to the board of directors.

  Shareholder Approval of Amendment to Bye-Laws and under NASDAQ Marketplace Rules; Time Warner Undertaking

        In furtherance of the transactions contemplated by the Framework Agreement, we filed on March 21, 2014 a proxy statement with the SEC relating to a special general meeting of shareholders to be held on April 14, 2014 that includes proposals for the following: (a) approval at the special general meeting of (i) an increase in the number of authorized shares of Class A Common Stock to 440,000,000 shares, and (ii) the Rights Offering and the issuance to Time Warner of the TW Initial Warrant exercisable for 30,000,000 shares of Class A Common Stock and Unit Warrants or, alternatively, Term Loan Warrants, in either case exercisable for up to 84,000,000 shares of Class A Common Stock, by a majority of the votes cast by the holders of the shares of Class A Common Stock and the Series A Preferred Stock entitled to vote thereon, voting together as a single class. Under the Framework Agreement, Time Warner has delivered an undertaking to us agreeing to vote in favor or such proposals at the special general meeting.

  Indemnification

        Under the Framework Agreement and subject to certain limitations included in the Framework Agreement, we have agreed to indemnify and hold harmless Time Warner and its related persons with respect to losses suffered or sustained that arise out of any of the following: (a) the breach of any of our representations or warranties contained in the Framework Agreement; (b) a breach of any of the covenants or agreement of the Company contained in the Framework Agreement; (c) any action, suit, claim, proceeding or investigation instituted against Time Warner and its related persons by any governmental entity, any holder of our equity securities who is not an affiliate of Time Warner and its related persons, or any other person (other than us) who is not an affiliate of Time Warner and its related persons relating to the Framework Agreement or the transactions contemplated by the Framework Agreement (unless such action resulted from a breach of such Time Warner's representations, warranties or agreements contained in the Framework Agreement or the related transaction agreements or any violations by Time Warner and its related persons of state or federal securities laws or any conduct by Time Warner and its related persons which constitutes fraud); or (d) the successful defense of a claim brought by the Company or its officers, directors, employees, agents or representatives, in respect of the release of our instruction letter or the TW Initial Warrant from escrow.

Purchase Agreement

        Time Warner, as standby investor, has executed the Purchase Agreement with us. The description of the Purchase Agreement in this section and elsewhere in this prospectus is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is incorporated by reference into this prospectus.

  TW Private Placement Units; Backstop Units

        Pursuant to the Purchase Agreement, Time Warner has committed, subject to the satisfaction or waiver of certain conditions, including the funding of the Time Warner Term Loan (if the Rights Offering is closed prior to the Bridge Date), to exercise in full its subscription privilege at the Subscription Price in respect of all of the Rights allocated to Time Warner in the Rights Offering in respect of its shares of Class A Common Stock, Series A Preferred Stock and Series B Preferred Stock. In addition, we have agreed to issue to Time Warner, and Time Warner has agreed to purchase, 581,533 TW Private Placement Units at the Subscription Price in the TW Unit Private Placement. The TW Private Placement Units are not included in the 3,418,467 Units that we are offering in the Rights Offering. In total, we are offering 4,000,000 Units in the Rights Offering and TW Unit Private Placement. The Rights allocated to Time Warner in the Rights Offering and the TW Unit Private Placement represent approximately 70% of all Units that will be issued by the Company, which Time Warner is obligated to purchase under the Purchase Agreement.

        Under the Purchase Agreement, Time Warner has also committed in the Backstop Private Placement to purchase at the Subscription Price any and all remaining Units that are not purchased through the exercise of Rights in the Rights Offering. The exact amount of Backstop Units to be purchased by Time Warner pursuant to the Backstop Purchase Commitment will vary depending upon the number of Units purchased through the exercise of Rights in the Rights Offering by our Eligible Securityholders (other than Time Warner). If our Eligible Securityholders (other than Time Warner) do not purchase any Units in the Rights Offering, Time Warner will purchase all of the Units offered by the Company in the Rights Offering and the TW Unit Private Placement following which its economic ownership interest in our Class A Common Stock will be approximately 78.7% on a fully diluted basis (without giving effect to accretion of the Series B Preferred Stock after December 25, 2013).

        The New Notes and Unit Warrants to be issued to Time Warner pursuant to the TW Unit Private Placement and the Backstop Private Placement and the TW Initial Warrant will be "restricted securities" as that term is defined in Rule 144 under the Securities Act. All New Notes and Unit Warrants issued to Time Warner pursuant to the Rights Offering (including the Backstop Private Placement) and the TW Unit Private Placement and the TW Initial Warrant may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemption from registration under the Securities Act and as required under applicable state securities laws. The TW Initial Warrant and all Unit Warrants issued to Time Warner pursuant to the Rights Offering, the TW Unit Private Placement and the Backstop Private Placement may be exercised by Time Warner prior to the second anniversary of their issue date, if and at such time and in such amounts, as would allow Time Warner to own up to 49.9% of the outstanding shares of Class A Common Stock (including any shares attributed to Time Warner as part of a group under Section 13(d)(3) of the Exchange Act).

  Conditions to Time Warner's Obligations under the Purchase Agreement

        Time Warner's obligations under the Purchase Agreement are subject to customary conditions, including, but not limited to, the following: (a) no material adverse effect on us and our subsidiaries shall have occurred since the date of the Framework Agreement; (b) the accuracy of our representations and warranties contained in the Purchase Agreement; (c) all covenants and agreements contained in the Purchase Agreement to be performed by us shall have been performed and complied with in all material respects; (d) the Time Warner Term Loan Facility shall have been funded at the earlier of the closing of the Rights Offering, Backstop Private Placement and TW Unit Private Placement or the Bridge Date; (e) approval at the special general meeting to be held on April 14, 2014 of (i) an increase in the number of authorized shares of Class A Common Stock to 440,000,000 shares, and (ii) the Rights Offering and the issuance to Time Warner of the TW Initial Warrant exercisable for 30,000,000 shares of Class A Common Stock and Unit Warrants or, alternatively, Term Loan Warrants, in either case exercisable for up to 84,000,000 shares of Class A Common Stock, by a majority of the votes cast by the holders of the shares of Class A Common Stock and the Series A Preferred Stock entitled to vote thereon, voting together as a single class, (f) the size of our board of directors shall be not more than eleven (11), with one (1) less than the majority in number of such directors designated by Time Warner, who shall be duly appointed to the board of directors; (g) the closing of the Rights Offering in accordance with the terms and conditions set forth in the Purchase Agreement and this prospectus; and (h) the effectiveness of the Registration Statement containing this Prospectus. Time Warner's obligations under the Purchase Agreement were also subject to our obtaining the 2017 Fixed Rate Noteholder Consent Solicitation, which we obtained on March 11, 2014.

  Indemnification

        Under the Purchase Agreement and subject to certain limitations included in the Purchase Agreement, we have agreed to indemnify and hold harmless Time Warner and its related persons with respect to losses suffered or sustained that arise out of any of the following: (i) the breach of any of our representations or warranties contained in the Purchase Agreement; (ii) the breach of any of the covenants or agreement of the Company contained in the Purchase Agreement; or (iii) any action, suit, claim, proceeding or investigation instituted against Time Warner and its related persons by any governmental entity, any holder of our equity securities who is not an affiliate of Time Warner and its related persons, or any other person (other than us) who is not an affiliate of Time Warner and its related persons relating to the Purchase Agreement or the transactions contemplated by the Purchase Agreement (unless such action resulted from a breach of such Time Warner's representations, warranties or agreements contained or any violations by Time Warner and its related persons of state or federal securities laws or any conduct by Time Warner and its related persons which constitutes fraud).

Time Warner Revolving Credit Facility

        Under the Framework Agreement, Time Warner also agreed to extend to us the Time Warner Revolving Credit Facility in the aggregate principal amount of $115.0 million at the earlier of (a) the closing of the Rights Offering, the Backstop Private Placement and the TW Unit Private Placement or (b) the funding of the Time Warner Term Loan. Borrowings under the Time Warner Revolving Credit Facility will be used for general corporate purposes. The following is a summary of certain key terms of the Time Warner Revolving Credit Facility.

        The Time Warner Revolving Credit Facility will mature on December 1, 2017. In the event that either the Time Warner Term Loan or the New Notes are prepaid in full or repaid in full, the commitments under the Time Warner Revolving Credit Facility will automatically terminate and all loans outstanding will become immediately due and payable at such time.

        On the closing date of the Time Warner Revolving Credit Facility, amounts outstanding under the Time Warner Revolving Credit Facility will bear interest at a rate per annum based on, at our option, the alternative base rate plus 13% or the adjusted LIBO rate plus 14%. The alternative base rate is defined as the highest of (i) the published corporate base rate of interest as chosen by the administrative agent from time to time in its sole discretion, (ii) the federal funds effective rate plus 0.50% and (iii) the sum of (a) the one month adjusted LIBO rate plus (b) 1.00%. With respect to all of the outstanding principal amount of the Time Warner Revolving Credit Facility, we may pay all accrued interest for an applicable interest period fully in cash or by adding such amount to the principal amount of the Time Warner Revolving Credit Facility (a "Revolver PIK Election"). If we do not make an election in the manner set forth in the Time Warner Term Loan Agreement, a Revolver PIK Election will be deemed to have been made for the entire principal amount of the outstanding Time Warner Revolving Credit Facility with respect to such interest payment date. Additionally, the Time Warner Revolving Credit Facility will contain a commitment fee on the average daily unused amount under the facility of 0.50% per annum.

        Ongoing extensions of credit under the Time Warner Revolving Credit Facility will be subject to customary conditions. The Time Warner Revolving Credit Facility will contain restrictive covenants usual and customary for facilities of its type, which include, with specified exceptions, limitations on our ability to engage in certain business activities, incur indebtedness, incur guarantees, have liens, pay dividends or make other distributions, enter into affiliate transactions, consolidate, merge or effect a corporate reconstruction, make certain investments, acquisitions and loans, conduct certain asset sales and amend constitutional documents and certain debt documents in a manner adverse to the lenders in any material respect. The Time Warner Revolving Credit Facility will also require us to satisfy specified financial covenants, such as maintaining a cashflow cover ratio of no less than 0.30 to 1.00, an interest cover ratio of no less than 0.09 to 1.00 and a consolidated total leverage ratio of no more than 110.00 to 1.00. The cashflow cover ratio and the interest cover ratio will be subject to step-ups at certain dates in the future, and the consolidated total leverage ratio will be subject to step-downs at certain dates in the future.

        CME NV and CME BV will be guarantors of borrowings under the Time Warner Revolving Credit Facility. Subject to the CME Intercreditor Agreement, the Time Warner Revolving Credit Facility will have a lien on all of CME NV and CME BV's capital stock pursuant to a fifth-ranking share pledge over 100% of the outstanding shares of each of CME NV and CME BV (such pledge will become a fourth-ranking pledge upon the release of liens in connection with the redemption of the 2016 Fixed Rate Notes).

        The Time Warner Revolving Credit Facility will not require any scheduled principal payments prior to the maturity date. In the event of an "event of default" under the Indenture, the indenture governing the 2017 Fixed Rate Notes Indenture and the indenturing governing the 2015 Convertible Notes, an event of default will occur under Time Warner Revolving Credit Facility. In addition, in the event of a specified "change in control," an event of default will occur under the Time Warner Revolving Credit Facility.

        Time Warner Inc. will serve as administrative agent and a lender under the Time Warner Revolving Credit Facility.

Time Warner Term Loan

        On the same date that we executed the Framework Agreement, we entered into the Time Warner Term Loan Agreement with Time Warner. The Time Warner Term Loan Agreement provides that Time Warner will make the Time Warner Term Loan to us as follows: (x) in the event of the closing of the Rights Offering, the Backstop Private Placement and the TW Unit Private Placement prior to the Bridge Date, concurrently with the closing of the Rights Offering, the Backstop Private Placement and the TW Unit Private Placement, Time Warner will make the Time Warner Term Loan to us in the aggregate principal amount of $30.0 million that matures on December 1, 2017, or (y) on the Bridge Date in the event the Rights Offering, Backstop Private Placement and TW Unit Private Placement are not closed prior to the Bridge Date, Time Warner will provide the Term Loan to us in the aggregate principal amount equal to the sum of (i) the Refinancing Portion of the Term Loan plus (ii) $30.0 million that matures on the Initial Term Loan Maturity Date; provided that, if the Rights Offering, the Backstop Private Placement and the TW Unit Private Placement are closed after the Bridge Date but on or prior to the Initial Term Loan Maturity Date, we will apply the proceeds therefrom to repay the Refinancing Portion of the Term Loan and any accrued interest thereon, with any accrued interest thereon in excess of such proceeds to be repaid by us from the proceeds of the Time Warner Term Loan or the Time Warner Revolving Credit Facility, and the maturity date of the remaining $30.0 million of the Time Warner Term Loan will be extended to December 1, 2017; provided, further, if the Refinancing Portion of the Term Loan together with accrued interest thereon has not been prepaid on or prior to the Initial Term Loan Maturity Date in the manner set forth above, we shall issue and deliver to Time Warner the Term Loan Warrants and the Initial Term Loan Maturity Date will be extended to December 1, 2017. The following is a summary of certain key terms of the Time Warner Term Loan Agreement.

        On the borrowing effective date, amounts outstanding under the Time Warner Term Loan Agreement will bear interest at a rate of 15.0% per annum payable semi-annually in arrears. With respect to all of the outstanding principal amount of the Time Warner Term Loan, we may pay all accrued interest for an interest period fully in cash or by adding such amount to the principal amount of the Time Warner Term Loan (a "Term Loan PIK Election"). If we do not make an election in the manner set forth in the Time Warner Term Loan Agreement, a Term Loan PIK Election will be deemed to have been made for the entire principal amount of the outstanding Time Warner Term Loan with respect to such interest payment date.

        The Time Warner Term Loan Agreement contains restrictive covenants usual and customary for facilities of its type, which include, with specified exceptions, limitations on our ability to engage in certain business activities, incur indebtedness, incur guarantees, have liens, pay dividends or make other distributions, enter into affiliate transactions, consolidate, merge or effect a corporate reconstruction, make certain investments, acquisitions and loans, conduct certain asset sales and amend constitutional documents and certain debt documents in a manner adverse to the lenders in any material respect. We are required to comply with certain of these covenants from the date of the execution of the Time Warner Term Loan Agreement, while we are not required to comply with others until the Time Warner Term Loan is made. Beginning with the first full accounting quarter occurring after the Time Warner Term Loan is made, we will be required to satisfy specified financial covenants, such as maintaining a cashflow cover ratio of no less than 0.30 to 1.00, an interest cover ratio of no less than 0.09 to 1.00 and a consolidated total leverage ratio of no more than 110.00 to 1.00. The cashflow cover ratio and the interest cover ratio will be subject to step-ups at certain dates in the future, and the consolidated total leverage ratio will be subject to step-downs at certain dates in the future.

        CME NV and CME BV will be guarantors of borrowings under the Time Warner Term Loan Agreement. Subject to the CME Intercreditor Agreement, the Time Warner Term Loan Agreement will have a lien on all of CME NV and CME BV's capital stock pursuant to a fourth-ranking share pledge over 100% of the outstanding shares of each of CME NV and CME BV (such pledge will become a third-ranking pledge upon the release of liens in connection with the redemption of the 2016 Fixed Rate Notes).

        The Time Warner Term Loan Agreement will not require any scheduled principal payments prior to the maturity date. The Time Warner Term Loan Agreement may not be prepaid prior to the Initial Term Loan Maturity Date unless such prepayment is made solely with the proceeds of the Rights Offering, the Backstop Private Placement and the TW Unit Private Placement. After the Initial Term Loan Maturity Date, to the extent the New Notes are outstanding, the Time Warner Term Loan Agreement may be prepaid in whole, but not in part, as long as the New Notes are concurrently repaid and discharged. After the Initial Term Loan Maturity Date, to the extent the New Notes were never issued, the Time Warner Term Loan Agreement may be prepaid in whole or in part. Notwithstanding the foregoing, and subject to the CME Intercreditor Agreement, to the extent any principal amount of the 2017 Fixed Rate Notes is repaid or prepaid with the proceeds from an asset sale of assets not constituting CET Collateral (as defined in the indenture governing the 2017 Fixed Rate Notes), the Time Warner Term Loan Agreement and the New Notes are required to be prepaid, pro rata with the payments required to be made to the holders of the 2017 Fixed Rate Notes. In addition, in the event that the 2017 Fixed Rate Notes are prepaid in full or repaid in full, the Time Warner Term Loan will become immediately due and payable.

        In the event of an "event of default" under the Indenture, the indenture governing the 2017 Fixed Rate Notes and the indenture governing the 2015 Convertible Notes, an event of default will occur under Time Warner Term Loan Agreement. In addition, in the event of a "change in control," an event of default will occur under the Time Warner Term Loan Agreement.

        Time Warner Inc. will serve as administrative agent and a lender under the Time Warner Term Loan Agreement.

        We will be obligated to pay to Time Warner a commitment fee of 1.25% of the entire Time Warner Term Loan and, if we drawdown the Refinancing Portion of the Term Loan, a funding fee of 1.25% of the total amount of the Refinancing Portion of the Term Loan, a portion of which funding fee may be refunded to us depending on when we repay the Refinancing Portion of the Term Loan.

DESCRIPTION OF THE UNITS

        The following description summarizes certain terms of the Units, which consist of New Notes and Unit Warrants. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the New Notes, the New Note Indenture, the Unit Warrants and the Warrant Agreement, which are filed as exhibits to the registration statement of which this prospectus constitutes a part. We will provide copies of these documents to you upon request.

        We are distributing in the Rights Offering non-transferable Rights at no charge to the holders as of the record date of our outstanding (a) shares of Class A Common Stock, (b) share of Series A Preferred Stock (allocated on an as-converted basis) and (c) shares of Series B Preferred Stock (allocated on an as-converted basis as of December 25, 2013). We are distributing one (1) Right for every 62.0102 outstanding shares of Class A Common Stock and every 62.0102 shares of Class A Common Stock issuable upon conversion of the outstanding share of Series A Preferred Stock and upon conversion of the outstanding shares of Series B Preferred Stock (calculated as of December 25,

2013). Each Right will entitle the holder thereof to purchase, at the holder's election and subject to the satisfaction of the minimum subscription amount, at the Subscription Price, one (1) Unit, consisting of (a) a New Note in the original principal amount of $100.00, and (b) 21 Unit Warrants, with each Unit Warrant entitling the holder thereof to purchase one share of our Class A Common Stock. You may only purchase whole Units in denominations of $100.00 per Unit in the Rights Offering. As a result, if you hold fewer than 62.0102 shares of our Class A Common Stock on the record date, then you will not be able to satisfy the minimum subscription amount and will not be able to participate in the Rights Offering. The Unit Warrants will be exercisable from the second anniversary of their issue date until the fourth anniversary of their issue date at an exercise price of $1.00 per share, subject to the limited right of Time Warner to exercise its Unit Warrants earlier in order to maintain the TW Ownership Threshold.

        In total, we are offering 3,418,467 Units in the Rights Offering. If the Rights are fully exercised in the Rights Offering, the purchase of Units will result in the issuance of $341.8 million aggregate original principal amount of New Notes and Unit Warrants to purchase 71,787,807 shares of our Class A Common Stock.

        The Units are not transferable and will not be listed on any exchange. Upon the closing of the Rights Offering, the components of the Units will immediately separate from one another such that the New Notes and Unit Warrants will constitute separate securities and will be transferable separately.

DESCRIPTION OF THE NEW NOTES

        The following description is a summary of the material provisions of the New Notes and the Indenture. It does not restate the Indenture in its entirety. We urge you to read carefully the Indenture because it, and not this description, defines your rights as holders of the New Notes. Copies of the Indenture are available as set forth below under "—Additional Information." You can find the definitions of certain terms uses in this description under the subheading "—Certain Definitions." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the Indenture. The registered holder of a New Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

        CME shall issue the 15% senior secured notes due 2017 (the "notes") under an indenture (the "indenture") among itself, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"). The security documents referred to below under "Security" define the terms of the pledges that will secure the obligations of CME under the notes and the obligations of the Guarantors (as defined herein) under the Guarantees (as defined herein). A copy of the form of the indenture will be available upon request to CME.

        The following summary of certain provisions of the indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to all of the provisions of the indenture, including the definitions of certain terms therein and those terms made a part of the indenture by reference to the Trust Indenture Act, as in effect on the date of the indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "—Certain definitions." We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes.

        The indenture is unlimited in aggregate principal amount, but the issuance of the notes is limited to the sum of (a) the U.S. dollar equivalent of the aggregate principal amount of the 2009 Notes outstanding, plus the early redemption premium thereon payable to the holders thereof upon discharge of the 2009 Notes, in each case, as of the business day immediately prior to May 29, 2014 using the Euro/U.S. Dollar spot exchange rate published in the Wall Street Journal and (b) accrued and unpaid interest added to the principal thereof. We may issue an unlimited principal amount of additional notes having identical terms and conditions with the notes (the "Additional Notes"). We will only be permitted to issue Additional Notes in compliance with the covenants contained in the indenture including the covenant restricting the incurrence of Indebtedness (as described below under "—Limitation on Indebtedness"). The notes issued in this offering and, if issued, any Additional Notes will be treated as a single class for all purposes under the indenture, including with respect to waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the indenture and this "Description of the New Notes," references to the "notes" include the notes offered hereby and any Additional Notes that are actually issued.

        You will find definitions of capitalized terms used in this "Description of the New Notes" under the heading "—Certain Definitions." For purposes of this "Description of the New Notes," references to "we," "our" and "us" refer only to CME and its Restricted Subsidiaries; references to "CME" refer only to Central European Media Enterprises Ltd. and not to its subsidiaries; and references to the "Guarantors" refer to Central European Media Enterprises N.V. ("CME NV") and CME Media Enterprises B.V. ("CME BV").

        Application will be made to admit the notes to listing on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF. If and so long as the notes are listed on the Luxembourg Stock Exchange, we will maintain a listing, paying and transfer agent in Luxembourg.

        This "Description of the New Notes" is intended to be a useful overview of the material provisions of the notes, the indenture and the Security Documents (as defined below). Since this "Description of the New Notes" is only a summary, you should refer to the indenture and the Security Documents for a complete description of our and the Guarantors' obligations and your rights. The note holders are entitled to the benefit of, and are bound by, and are deemed to have notice of, all the provisions of the indenture.

General

The notes

        The Notes:

  •
  will be issued either (i) as Private Placement Notes to Time Warner Inc. ("Time Warner") issued in connection with the issuance by CME to Time Warner of certain units at a specified subscription price in a private offering to be closed contemporaneously with the Rights Offering, or (ii) as Registered Notes issued in connection with the issuance by CME of non-transferable rights at no charge to the holders of record as of the record date of our outstanding (a) shares of Class A Common Stock, par value $0.08 per share, (b) share of Series A Convertible Preferred Stock, par value $0.08 per share and (c) shares of Series B Convertible Redeemable Preferred Stock, par value $0.08 per share (allocated on an as-converted basis as of December 25, 2013) (the "Rights Offering"), and all notes will vote as a single class;

  •
  will be general secured, senior obligations of CME;

  •
  will, subject to the Existing Intercreditor Agreement, rank equally in right of payment to any existing and future senior Indebtedness of CME;

  •
  will effectively rank junior to all Indebtedness of CME's Subsidiaries that are not Guarantors;

  •
  will be entitled to the benefit of the Guarantees, as described further below under "—The Guarantees";

  •
  will have the benefit of security (as described under "—Security") in the form of a sixth-priority pledge (as of the Issue Date) (such pledge shall become a fifth-priority pledge upon the release of the Liens under the 2009 Notes in connection with the redemption of the 2009 Notes) of the shares of each of CME NV and CME BV, wholly owned subsidiaries of CME, which are pledged as security for CME's obligations under the 2010 Notes and the 2011 Convertible Notes and subject to an intercreditor agreement (which is summarized elsewhere in the prospectus);

  •
  will be offered in an aggregate principal amount of the U.S. dollar equivalent of the aggregate principal amount of the 2009 Notes outstanding, plus the early redemption premium thereon payable to the holders thereof upon discharge of the 2009 Notes, in each case, as of the business day immediately prior to May 29, 2014 using the Euro/U.S. Dollar spot exchange rate published in the Wall Street Journal and (b) accrued and unpaid interest added to the principal thereof;

  •
  mature on the earlier of (i) December 1, 2017 and (ii) the date of the occurrence of any one or all of the following: (a) an acceleration of the Time Warner Term Loan Credit Facility, (b) any voluntary or involuntary repayment or prepayment (including through a purchase of term loans) in full of the principal amount of the obligations outstanding under the Time Warner Term Loan Credit Facility, whether or not such repayment or prepayment is permitted under the terms thereof or under the indenture or (c) any other date on which the Time Warner Term Loan Credit Facility has been terminated and is no longer outstanding (the "Termination Date"), on which date they will be redeemed for a cost of the outstanding principal amount of the notes at such time, plus all accrued unpaid interest;

  •
  will be issued in denominations of $100 and any integral multiple of $1 in excess thereof; and

  •
  will be represented by one or more registered notes in global form, but in certain circumstances may be represented by registered notes in definitive form. See "Book-entry, settlement and clearance."

For the avoidance of doubt, for all purposes under the indenture, the amount of (i) notes outstanding under the indenture or (ii) loans outstanding under the Time Warner Term Loan Credit Facility, in each case, shall be equal to the aggregate principal face amount of such notes or loans outstanding at any such time, without giving effect to the tax treatment or accounting standards used in respect thereof (including any discount thereto).

The Guarantees

        The obligations of CME, including the full and punctual payment of principal of, or interest on or in respect of, the notes when due, whether at Stated Maturity, by acceleration or otherwise, under the notes and the indenture (including the repurchase obligation of CME resulting from a Change of Control Triggering Event) will be fully and unconditionally guaranteed on a senior basis by each Guarantor as primary obligor and not merely as a surety, on a joint and several basis. In this "Description of the New Notes" we refer to the guarantees of the Guarantors as the "Guarantees." The Guarantors will agree to pay, in addition to the amount stated above, any and all costs and expenses (including counsel fees and expenses) Incurred by the Trustee or the holders of the notes in enforcing any rights under the Guarantees.

        Each Guarantee:

  •
  will be a senior obligation of that Guarantor ranking equally in right of payment to any existing and future senior Indebtedness of that Guarantor; and

  •
  will effectively rank junior to all Indebtedness of CME's Subsidiaries that are not Guarantors.

        The Guarantees will provide that, in the event of default in the payment of principal of, premium, if any, interest or Additional Amounts, if any, and any other payment obligations in respect of the notes (including any obligation to repurchase the notes), legal proceedings may be instituted directly against the Guarantors without first proceeding against CME.

        The indenture will provide that, so long as no Event of Default has occurred and is continuing, the Guarantee of any Guarantor (together with any rights of contribution, subrogation or other similar rights against that Guarantor) will be released if the Guarantor is disposed of (whether by merger, amalgamation or consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by a lease)) to a Person which is not CME or a Restricted Subsidiary of CME in compliance with the terms of the indenture (including the covenants described under the captions "Certain covenants—Limitation on sales of assets and Subsidiary stock" and "Certain covenants—Limitation on sale of Capital Stock of Restricted Subsidiaries") so long as such Guarantor is simultaneously and unconditionally released from its obligations in respect of any other Indebtedness of CME or any other Restricted Subsidiary. A Guarantee will also be released if CME designates the Guarantor providing such Guarantee as an Unrestricted Subsidiary in compliance with the terms of the indenture.

        The Guarantees of the Guarantors will also be released upon the defeasance of the notes as provided in "—Defeasance" or upon satisfaction and discharge of the notes as provided in the indenture, in each case in accordance with the terms and conditions of the indenture.

        As of December 31, 2013, after giving pro forma effect to this offering and the use of proceeds described elsewhere in this offering memorandum as if all events had occurred on December 31, 2013, CME and the Guarantors would have had outstanding US$261.0 million aggregate principal value of direct indebtedness other than the notes and the $30.0 million portion of the Time Warner Term Loan Credit Facility, and the subsidiaries other than the Guarantors would have had outstanding US$340.1 million aggregate principal value of direct indebtedness and outstanding US$675.4 million of outstanding liabilities (including indebtedness).

        CME NV and CME BV will guarantee the notes on the Issue Date. CME shall cause each Restricted Subsidiary that after the Issue Date guarantees Indebtedness under the 2011 Convertible Notes to simultaneously or prior thereto provide a Guarantee on substantially the same terms and conditions as those set forth in the indenture. In the event of a bankruptcy, liquidation or reorganization of any Subsidiary that does not guarantee the notes, that Subsidiary will pay the holders of its debt before it will be able to distribute any of its assets to us.

Security; Existing Intercreditor Agreement

        The obligations of CME under the notes will be secured by a sixth-priority pledge (as of the Issue Date) (such pledge shall become a fifth-priority pledge upon the release of the Liens under the 2009 Notes in connection with the redemption of the 2009 Notes) of the shares of CME NV and CME BV, which are also pledged on a prior basis as security for CME's obligations under the 2010 Notes, the 2011 Convertible Notes, the Time Warner Term Credit Facility and the Time Warner Revolving Credit Facility.

        Each form of security is subject to the Existing Intercreditor Agreement, which is summarized under "Description of other indebtedness—Intercreditor Agreements—CME Intercreditor Agreement" and which mandates ratable sharing of the proceeds of enforcement over such Collateral, irrespective of the ranking of the security documents granting security over such Collateral. See "Risk Factors—Risks relating to the Collateral and the Guarantees—The value of the Collateral securing our obligations under the New Notes, the Time Warner Term Loan, the Time Warner Revolving Credit Facility, the 2015 Convertible Notes and the 2017 Fixed Rate Notes may not be sufficient to satisfy those obligations, and the ability of the trustee to act with respect to the Collateral may be limited."

        The share pledges in respect of the Collateral are referred to as the "Share Pledges" and are also referred to as the "Security Documents."

        No appraisals of any of the Collateral have been prepared by or on behalf of CME in connection with the issuance of the notes. There can be no assurance that the proceeds from the sale of the Collateral, including after sharing such proceeds with the 2010 Notes, the 2011 Convertible Notes, the Time Warner Term Loan Credit Facility, and the Time Warner Revolving Credit Facility and potentially other senior secured debt, would be sufficient to satisfy the amounts owed to holders of the notes. By its nature, some or all of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or at all.

        In addition to the release provisions described below, the security interest in the Collateral will be released upon the defeasance of the notes as provided in "—Defeasance" or upon satisfaction and discharge of the notes as provided in the indenture, in each case in accordance with the terms and conditions of the indenture.

        Subject to certain conditions, CME is permitted to pledge the Collateral in connection with future issuances of its Indebtedness or Indebtedness of its Restricted Subsidiaries, including any Additional Notes, in each case, only as permitted under the indenture and on terms consistent with the relative priority of such Indebtedness.

        If any of the security becomes enforceable, the trustee for the notes, together with the security agent for the Time Warner Term Loan Credit Facility, the security agent for the Time Warner Revolving Credit Facility, the trustee for the 2011 Convertible Notes and the trustee and the security agent acting in respect of the obligations under the indenture relating to the 2010 Notes (collectively, the "CME Intercreditor Trustees") whose security has become enforceable may serve a notice (an "Enforcement Notice") to the others to request a joint enforcement of the Collateral. When an Enforcement Notice is delivered, each other CME Intercreditor Trustee is obligated to accelerate all amounts under the relevant indebtedness and to cooperate in respect of the enforcement action. It is expected that the security interests in the collateral in favor of the 2009 Notes will be released in connection with the redemption and repayment in full of all outstanding 2009 Notes. The Existing Intercreditor Agreement does not require the parties thereto to consult prior to commencing an enforcement action.

        If the Security Agent or the holders of the notes receive proceeds of any enforcement of the Share Pledges while the obligations under any pari passu debt are outstanding, the Security Agent or the holders of the notes, as applicable, will, subject to certain exceptions, turn over such amounts to the Security Agent to be applied in the order described under "Description of other indebtedness—Intercreditor Agreements—CME Intercreditor Agreement." The Security Agent or the holders of the notes will also be required to turn over proceeds received in violation of the distribution priorities described in the Existing Intercreditor Agreement.

Restricted Subsidiaries and Unrestricted Subsidiaries

        All of the Subsidiaries of CME are Restricted Subsidiaries as of the Issue Date. As provided in the definition of "Unrestricted Subsidiaries" under "—Certain definitions," CME may designate Unrestricted Subsidiaries after the Issue Date.

Security Documents

        The indenture will provide that, so long as no Event of Default has occurred and is continuing, any Share Pledge will be released if the Subsidiary whose Capital Stock is pledged is disposed of (whether by merger, amalgamation or consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by a lease)) to a Person which is not CME or a Restricted Subsidiary of CME in compliance with the terms of the indenture (including the covenants described under the captions "Certain covenants—Limitation on sales of assets and Subsidiary stock" and

"Certain covenants—Limitation on sale of Capital Stock of Restricted Subsidiaries") so long as (a) all other security interests in respect of such Subsidiary's Capital Stock securing Indebtedness of CME or a Restricted Subsidiary are released and (b) the proceeds from such sale or disposition are used for the purposes permitted or required by the indenture. In addition, any Share Pledge will be released if the Subsidiary whose Capital Stock is pledged is redesignated as an Unrestricted Subsidiary in compliance with the terms and conditions of the indenture.

Interest

        Each note will bear interest at a rate of 15.0% per annum and interest on the notes will be payable semi-annually in arrears on June 1 and December 1, commencing on December 1, 2014. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

        CME may pay such interest on the notes on any interest payment date entirely by (i) paying cash ("Cash Interest") on such interest payment date or (ii) by increasing the principal amount of the outstanding notes ("PIK Interest") on such interest payment date. With respect to interest on the notes for a semi-annual period due on an interest payment date, CME may elect, at its option, to pay interest due on the notes on such interest payment date (i) entirely in Cash Interest at the rate of 15.0% per annum ("Cash Interest Payment") or (ii) entirely in PIK Interest at the rate of 15.0% per annum ("PIK Interest Payment"). In order to elect to pay Cash Interest on any interest payment date, CME must deliver a notice of its election to the Trustee no later than ten days prior to such interest payment date (the "Cash Election Deadline") specifying that it is electing a Cash Interest Payment (and if CME does not deliver such notice on or prior to the Cash Election Deadline, then a PIK Interest Payment shall be made on such interest payment date). Notwithstanding the foregoing, CME shall be deemed to have elected to make a PIK Interest Payment with respect to the entire principal amount of the notes for all interest payment dates occurring prior to November 15, 2015.

Form of notes

        The notes will be represented by global notes or by definitive notes in registered form. Notes offered and sold that are not registered under the U.S. Securities Act (the "Private Placement Notes") will be (i) represented by one global note (the "Private Placement Global Note") or (ii) represented by definitive notes (the "Private Placement Definitive Notes"), in each case, without interest coupons, and notes offered and sold that are registered under the U.S. Securities Act (the "Registered Notes") will be (i) represented by a second global note (the "Registered Global Note") or (ii) represented by definitive notes (the "Registered Definitive Notes"), in each case, without interest coupons. The combined principal amounts of the Private Placement Global Note and the Registered Global Note (together, the "Global Notes") and the Private Placement Definitive Notes and the Registered Definitive notes (together, the "Definitive Notes") will at all times equal the outstanding principal amount of the notes represented thereby. All notes under the indenture will vote as a single class.

        The Global Notes will be deposited with and registered in the name of DTC or its nominee. Interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC. Such beneficial interests in the notes are referred to as "Book-Entry Interests."

        Holders of Book-Entry Interests will be entitled to receive Definitive Notes in exchange for their holdings of Book-Entry Interests only in the limited circumstances set forth in "Book-entry, settlement and clearance—Certificated notes." Title to the Definitive Notes will pass upon registration of transfer in accordance with the provisions of the indenture. In no event will Definitive Notes in bearer form be issued.

Payments on the notes

        Principal of, premium, if any, and interest on the Global Notes will be payable at the specified office or agency of one or more paying agents, except that, at the option of CME, payment of interest may be made by check mailed to the address of the holders of the notes as such address appears in the note register. Payment of principal of, premium, if any, and interest on the Global Notes will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of the Global Notes. For so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, holders of the notes will be able to receive payment of principal, premium, if any, and interest on the notes at the specified office of the paying agent in the New York City, subject to the right of CME to mail payments in accordance with the terms of the indenture, and, in the case of principal payment, at maturity upon presentation and surrender of the notes.

Global clearance and settlement under book-entry system

        Initial settlement for the notes will be made in U.S. dollars.

        Book-Entry Interests owned through DTC accounts will follow the settlement procedures applicable to conventional bonds in registered form. Book-Entry Interests will be credited to the securities custody accounts of DTC holders on the Business Day following the settlement date against payment for value on the settlement date.

        The Book-Entry Interests will trade through participants of DTC and will settle in same-day funds.

        Since the purchase determines the place of delivery, it is important to establish at the time of trading of any Book-Entry Interests where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Paying agent and registrar

        Deutsche Bank Trust Company Americas will initially act as transfer agent, paying agent and registrar for the notes. CME shall also undertake, to the extent possible, to maintain a paying agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income (the "Directive"). CME may change the paying agent or registrar for the notes without prior notice to the holders of the notes, and CME, or any of its subsidiaries, may act as paying agent or registrar for the notes; provided that, for so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, CME shall appoint a Person located in The Grand Duchy of Luxembourg and reasonably acceptable to the Trustee, as an additional paying agent for the notes. In the event that a paying agent or the registrar is replaced, CME shall provide notice thereof in accordance with the procedures described below under "—Notices."

        Any paying agent, transfer agent and registrar for the notes shall act solely for and as agents of CME and the Guarantors and shall not have any obligations towards or relationship of agency or trust for any note holder and shall be responsible only for the performance of the duties and obligations expressly imposed upon them in the indenture and this "Description of the New Notes" and any duties necessarily incidental to them.

Transfer and exchange

        A holder of notes may transfer or exchange notes in accordance with the indenture, which shall provide that, for so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, holders of notes will be able to transfer notes at an office of the specified transfer agent in The Grand Duchy of Luxembourg. The registrar and the Trustee for the notes may require a holder of a note, among other things, to furnish appropriate endorsements and transfer documents, and CME may require such holder to pay any taxes and fees required by law or permitted by the indenture. CME is not required to transfer or exchange any note selected for redemption. Also, CME is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed. The registered holder of a note will be treated as the owner of such note for all purposes. No service charge will be made to any holder of notes for any registration of transfer or exchange of notes, but CME may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

        Definitive Notes may be exchanged for Global Notes of the same type pursuant to the terms set forth in the Indenture.

        In case of a partial transfer of a Definitive Note, a holder will receive new notes through any transfer agent.

        Book-Entry Interests will be subject to certain restrictions on transfer and certification requirements as described under "Transfer restrictions."

        All transfers of Book-Entry Interests between participants in DTC will be effected by DTC pursuant to customary procedures and subject to the applicable rules and procedures established by DTC and its respective participants. See "Book-entry, settlement and clearance."

        Subject to the restrictions on transfer described under "Transfer restrictions," notes may be transferred, in whole or in part, in denominations of $100 and any integral multiple of $1 in excess thereof. In connection with any such transfer, the indenture will require the transferor to, among other things, furnish appropriate endorsements and transfer documents, to furnish information regarding the account of the transferee with DTC, to furnish certain certificates and to pay any taxes, duties and governmental charges in connection with such transfer.

Optional redemption

        CME may redeem all or, from time to time, a part of the notes upon not less than 30 nor more than 60 days' notice at a redemption price equal to 100% of the principal amount thereof plus the accrued and unpaid interest to, but not including, the applicable redemption date. Any such redemption and notice may, at CME's discretion, be subject to the satisfaction of one or more conditions precedent.

Payment of Additional Amounts

        All payments under or with respect to the notes or a Guarantee will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, "Taxes") imposed or levied by or on behalf of the government of the countries in which each of CME, the relevant Guarantor and, in each case, any successor thereof (each, a "Payor") is organized, or any other jurisdiction in which the relevant Payor is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made, in each case, including any political subdivision or any authority or agency therein or thereof having power to tax (each a "Relevant Taxing Jurisdiction"), unless the relevant Payor is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof. If a Payor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the notes or a Guarantee, as applicable, such Payor shall be required to pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by any holder after such withholding or deduction (including any such withholding or deduction in respect of such Additional Amounts) will be equal to the amount the holder would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

  (1)
  any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder or beneficial owner of a note (or between a fiduciary, settlor, member, partner or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust, partnership or corporation) and the Relevant Taxing Jurisdiction including, without limitation, such holder or beneficial owner being or having been a domiciliary, national or resident thereof, or being or having been present or engaged in a trade or business therein or having had a permanent establishment or fixed based therein (other than a connection resulting from the mere receipt of such payment, the ownership or holding of such note or enforcement of rights thereunder or under the Guarantee);

  (2)
  any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or other governmental charge;

  (3)
  any Taxes which are payable otherwise than by withholding from payments of (or in respect of) principal of (or premium, if any, on), or any interest on, the notes;

  (4)
  any Taxes that are imposed, deducted or withheld by reason of the failure to comply by the holder or the beneficial owner of a note with a written request from CME, after reasonable notice (provided that such notice must be given at least 30 days prior to the first payment date with respect to which this item applies), (A) to provide information concerning the nationality, residence, identity or connection to the Relevant Taxing Jurisdiction of the holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from or refund of all or part of such Tax;

  (5)
  any Taxes that are required to be withheld or deducted on a payment to an individual pursuant to any European Union Council Directive regarding the taxation of savings income (including European Council Directive 2003/48/EC) or pursuant to any law implementing, or introduced in order to conform to, any such Directive;

  (6)
  if the payment could have been made without deduction or withholding if the beneficiary of the payment had presented (where presentation is required) the note for payment within 30 days after the date on which such payment or such note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of the 30-day period);

  (7)
  any payment of principal of (or premium, if any, on) or interest on such note to any holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such note;

  (8)
  a note presented for payment (where presentation is required) by or on behalf of a holder or beneficial owner who would have reasonably been able to avoid a withholding or deduction by presenting the relevant note to another paying agent in a member state of the European Union; or

  (9)
  any combination of items (1) through (8) above.

        The Payor shall (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor shall use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to each holder. The Payor shall attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the notes.

        At least 30 days prior to each date on which any payment under or with respect to the notes or the Guarantee is due and payable (unless such obligation to pay Additional Amounts arises shortly before or at some time after the 30th day prior to such date, in which case it shall be as soon as practicable after such obligation arises), if the Payor shall be obligated to pay Additional Amounts with respect to such payment, the Payor shall deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders on the payment date. Each such Officers' Certificate shall be relied upon until receipt of a further Officers' Certificate addressing such matters.

        Wherever in the indenture, the notes, the Guarantees or this "Description of the New Notes" there are mentioned, in any context:

  (1)
  the payment of principal,

  (2)
  premium, if any,

  (3)
  redemption prices or purchase prices in connection with a redemption or purchase of the notes, as applicable,

  (3)
  interest, or

  (4)
  any other amount payable on or with respect to the notes or a Guarantee,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

        The Payor shall pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of any notes or any other document or instrument referred to therein (other than a transfer of the notes), or the receipt of any payments with respect to the notes or the Guarantee, excluding any such taxes, charges or similar levies imposed by any jurisdiction other than a Relevant Taxing Jurisdiction, other than those resulting from, or required to be paid in connection with, the enforcement of the notes, the Guarantees or any other such document or instrument following the occurrence of any Event of Default with respect to the notes.

        The foregoing obligations will survive any termination, defeasance or discharge of the indenture and will apply with appropriate changes to any jurisdiction in which any successor to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

Mandatory redemption

        CME is not required to make mandatory redemption payments or sinking fund payments with respect to the notes. However, under certain circumstances, CME may be required to offer to purchase the notes as described under "—Change of Control and Rating Decline" and "—Limitation on sales of assets and Subsidiary stock" below.

Ranking

        The notes are general obligations of CME that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the notes. Subject to the terms of the Existing Intercreditor Agreement, the notes rank equally in right of payment with all existing and future liabilities of CME that are not so subordinated. The notes will be effectively subordinated in right of payment to any future secured Indebtedness of CME to the extent of the value of the assets securing such Indebtedness (unless the notes are also secured on an equal and ratable basis). The notes have the benefit of the security as described above under "—Security."

Change of Control and Rating Decline

        If a Change of Control Triggering Event occurs, each holder of notes shall have the right to require CME to repurchase all or any part (equal to $100, and any integral multiple of $1 in excess thereof) of such holder's notes at a purchase price per note in cash equal to 101% of the principal amount of such note plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), although no note of $100 in original principal amount or less will be redeemed in part.

        Within 30 days following any Change of Control Triggering Event, CME shall provide notice (the "Change of Control Offer") in accordance with the procedures described under "—Notices," stating:

          (1)   that a Change of Control Triggering Event has occurred and that holders have the right to require CME to purchase such holder's notes at a purchase price in cash equal to 101% of the principal amount of such notes plus accrued and unpaid interest, if any, and premium, if any, to the date of purchase (the "Change of Control Payment");

          (2)   the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date");

          (3)   the circumstances and relevant facts regarding the Change of Control; and

          (4)   the procedures determined by CME, consistent with the indenture that a holder must follow in order to have its notes repurchased.

        On the Change of Control Payment Date, CME shall, to the extent lawful:

          (1)   accept for payment all notes or portions of notes (in denominations of $100 and any integral multiple of $1 in excess thereof) properly tendered under the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes so tendered; and

          (3)   deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions of notes being purchased by CME.

        The paying agent shall promptly either (x) pay to the holder against presentation and surrender (or, in the case of partial payment, endorsement) of the notes in global form or (y) in the event that the notes are in the form of Definitive Notes, mail to each holder of notes so tendered the Change of Control Payment for such notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to the holder of such notes in global form a new note or notes in global form or, in the case of Definitive Notes, mail to each holder a new note in definitive form equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $100 and any integral multiple of $1 in excess thereof.

        If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a note is registered at the close of business on such record date, and no additional interest shall be payable to holders who tender pursuant to the Change of Control Offer.

        The provisions described above that require CME to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the indenture does not contain provisions that permit the holders to require that CME repurchases or redeems the notes in the event of a takeover, recapitalization or similar transaction.

        CME shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if another party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by CME and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

        CME will comply, to the extent applicable, with any applicable securities laws or regulations, including any securities or other applicable laws of Bermuda and the requirements of the Luxembourg Stock Exchange or any other securities exchange on which the notes are listed in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities or other applicable laws or regulations conflict with provisions of the indenture, compliance with the applicable laws and regulations will not be deemed to be in breach of the obligations described in the indenture by virtue of the conflict.

        CME's ability to repurchase notes pursuant to a Change of Control Offer may be limited by a number of factors.

        The definition of "Change of Control" includes, among other things, a disposition of all or substantially all of the assets of CME and its Restricted Subsidiaries taken as a whole to another Person unless certain conditions are satisfied. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person. In addition, it should be noted that recent case law suggests that, in the event that incumbent directors are replaced as a result of a contested election, issuers may nevertheless avoid triggering a change of control under a clause similar to clause (3) of the definition of "Change of Control," if the outgoing directors were to approve the new directors for the purpose of such change of control clause. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require CME to make an offer to repurchase the notes as described above.

Certain covenants

Limitation on Indebtedness

        CME shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that CME and any Guarantor may Incur Indebtedness if on the date thereof, giving pro forma effect to such incurrence, the Consolidated Coverage Ratio for CME and its Restricted Subsidiaries is at least 2.00 to 1.00.

        The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

  (1)
  Indebtedness of CME and of its Restricted Subsidiaries Incurred under (a) the Time Warner Revolving Credit Facility and (b) the Time Warner Term Loan Credit Facility;

  (2)
  Indebtedness of CME owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by CME or any Restricted Subsidiary; provided, however, that

  (a)
  any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being held by a Person other than CME or a Restricted Subsidiary; and

  (b)
  any sale or other transfer of any such Indebtedness to a Person other than CME or a Restricted Subsidiary of CME shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by CME or such Restricted Subsidiary, as the case may be;

  (3)
  Indebtedness represented by the notes (excluding any Additional Notes) and by any Guarantees of the notes;

  (4)
  Indebtedness represented by (a) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6), (7), (8), (9) and (10) of this paragraph) outstanding on the Issue Date and (b) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clauses (1)(a), (3) or (5) or Incurred pursuant to the first paragraph of this covenant;

  (5)
  Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by CME (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by CME or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by CME, CME would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to such acquisition and the Incurrence of such Indebtedness pursuant to this clause (5);

  (6)
  Indebtedness under Currency Agreements and Interest Rate Agreements; provided that in the case of Currency Agreements, such Currency Agreements are related to business transactions of CME or its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes and in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of CME or its Restricted Subsidiaries (in each case, as determined in good faith by the Board of Directors or senior management of CME);

  (7)
  Indebtedness of CME or any of its Restricted Subsidiaries represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of CME or such Restricted Subsidiary, in an aggregate principal amount not to exceed €50 million at any time outstanding less the amount of any such Indebtedness incurred prior to the Issue Date in reliance on the corresponding provision of the 2009 Notes;

  (8)
  Indebtedness Incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by CME or a Restricted Subsidiary in the ordinary course of business;

  (9)
  Indebtedness arising from agreements of CME or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a

    Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by CME and its Restricted Subsidiaries in connection with such disposition;

  (10)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

  (11)
  in addition to the items referred to in clauses (1) through (10) above and (12) and (13) below, Indebtedness (including Additional Notes) of CME and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (11) and then outstanding, will not exceed €40 million at any time outstanding less the amount of any such Indebtedness incurred prior to the Issue Date in reliance on the corresponding provision of the 2009 Notes; provided that for the purposes of determining the amount of Indebtedness outstanding pursuant to this clause (11), such Indebtedness shall exclude interest paid in the form of an increase in the outstanding principal amount of such Indebtedness or payment in kind notes issued in payment of such interest;

  (12)
  customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business; and

  (13)
  in addition to the items referred to in clauses (1) through (12) above, Indebtedness (including Additional Notes) of CME and the Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (13) and then outstanding, will not exceed €40 million at any time outstanding; provided that for the purposes of determining the amount of Indebtedness outstanding pursuant to this clause (13), such Indebtedness shall exclude interest paid in the form of an increase in the outstanding principal amount of such Indebtedness or payment in kind notes issued in payment of such interest.

In each case above, debt permitted to be Incurred also is permitted to include any "parallel debt" or similar obligations created in respect thereof.

        For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

  (1)
  in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, CME, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence, and may from time to time reclassify such item of Indebtedness, and only be required to include the amount and type of such Indebtedness in one of such clauses;

  (2)
  all Indebtedness outstanding on the Issue Date under the Time Warner Credit Facilities shall be deemed initially Incurred on the Issue Date under clause (1) of the second paragraph of the description of this covenant and not under the first paragraph of this covenant or clause 4(a) of the second paragraph of the description of this covenant, and may not be reclassified pursuant to clause (1) of this third paragraph of the description of this covenant; and

  (3)
  the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

        Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of CME as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this "Limitation on Indebtedness" covenant, CME shall be in Default of this covenant).

        For purposes of determining compliance with any euro denominated restriction on the Incurrence of Indebtedness, the euro equivalent principal amount of Indebtedness denominated in a currency other than the euro shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a currency other than the euro, and such refinancing would cause the applicable euro denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such euro denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that CME may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

        CME shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:

  (1)
  declare or pay any dividend or make any distribution (including any payment in connection with any merger, amalgamation or consolidation involving CME or any Subsidiary of CME) on or in respect of its Capital Stock except:

  (a)
  dividends or distributions payable solely in Capital Stock of CME (other than Disqualified Stock) or in options or warrants or other rights to purchase such Capital Stock of CME; and

  (b)
  dividends or distributions payable to CME or a Restricted Subsidiary of CME (and, if such Restricted Subsidiary has shareholders other than CME or other Restricted Subsidiaries, to its other shareholders on a pro rata basis);

  (2)
  purchase, redeem, retire or otherwise acquire for value any Capital Stock of CME held by Persons other than CME or a Restricted Subsidiary (other than in exchange for Capital Stock of CME (other than Disqualified Stock));

  (3)
  purchase, repurchase, prepay, repay, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase, prepayment or repayment redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

  (4)
  make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a "Restricted Payment"), if at the time CME or such Restricted Subsidiary makes such Restricted Payment:

  (a)
  a Default shall have occurred and be continuing (or would result therefrom); or

  (b)
  CME is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the "—Limitation on Indebtedness" covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

  (c)
  the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the first fiscal quarter of CME ending after the Issue Date, would exceed the sum of:

  (i)
  50% of Consolidated Net Income for the period (treated as one accounting period) from the first fiscal quarter of CME ending after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in the event Consolidated Net Income for such period is a deficit then, minus 100% of such deficit);

  (ii)
  100% of the aggregate Net Cash Proceeds received by CME from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the first fiscal quarter of CME ending after the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of CME or an employee stock ownership plan, option plan or similar trust established by CME or any of its Subsidiaries to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by CME or any of its Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination);

  (iii)
  the amount by which Indebtedness of CME is reduced on CME's balance sheet upon the conversion or exchange (other than by a Subsidiary of CME) subsequent to the first fiscal quarter of CME ending after the Issue Date of any Indebtedness of CME convertible or exchangeable for Capital Stock (other than Disqualified Stock) of CME (less the amount of any cash, or other property, distributed by CME upon such conversion or exchange); and

  (iv)
  the amount equal to the net reduction in Restricted Investments made after the first fiscal quarter of CME ending after the Issue Date, by CME or any of its Restricted Subsidiaries in any Person resulting from:

  (A)
  repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to CME or any Restricted Subsidiary of CME not to exceed, in the case of any Person, the amount of Restricted Investments previously made by CME or any Restricted Subsidiary in such Person; or

  (B)
  the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by CME or any Restricted Subsidiary in such Unrestricted Subsidiary,

      which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

        The provisions of the preceding paragraph will not prohibit:

  (1)
  any purchase or redemption of Capital Stock or Subordinated Obligations of CME made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of CME (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by CME or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (a) such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale will be excluded from clause (c) (ii) of the preceding paragraph;

  (2)
  any purchase or redemption of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations that is permitted to be Incurred pursuant to the covenant described under "—Limitation of Indebtedness" and that qualifies as Refinancing Indebtedness; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

  (3)
  so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under "—Limitation on sales of assets and Subsidiary stock" below; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

  (4)
  dividends paid within 60 days after the date of declaration if at such date of declaration such dividends would have been permitted under this covenant; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

  (5)
  so long as no Default or Event of Default has occurred and is continuing, the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of CME or any Restricted Subsidiary of CME or any parent of CME held by any existing or former employees or management of CME or any Subsidiary of CME or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed €3 million in the aggregate during any calendar year and €10 million in the aggregate for all such redemptions and repurchases; provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments;

  (6)
  repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof or withholding tax thereon; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

  (7)
  so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), the declaration and payment by CME of dividends or distributions on the common stock of CME in an amount not to exceed in any fiscal year 6% of Net Cash Proceeds received by CME from any Equity Offering; and

  (8)
  so long as no Default has occurred or is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed €40 million since the Issue Date, less the amount of any Restricted Payments made prior to the Issue Date in reliance on the corresponding provision of the 2010 Notes; provided, however, that such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by CME or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors acting in good faith, such determination to be based upon a written opinion of an independent and reputable accounting, appraisal or investment banking firm of internationally recognized standing if the fair market value of such Restricted Payment is estimated to exceed €75 million.

Limitation on Liens

        CME shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or suffer to exist any Lien (other than Permitted Collateral Liens, in the case of Liens on assets constituting Collateral, or Permitted Liens, in the case of Liens on assets not constituting Collateral) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries of CME), whether owned on the Issue Date or acquired after that date, which Lien is securing any Indebtedness of CME or any Restricted Subsidiary, unless contemporaneously with the Incurrence of the Liens effective provision is made to secure the Indebtedness due under the indenture and the notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations), the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

Limitation on restrictions on distributions from Restricted Subsidiaries

        CME shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to CME or any Restricted Subsidiary;

  (2)
  make any loans or advances to CME or any Restricted Subsidiary; or

  (3)
  transfer any of its property or assets to CME or any Restricted Subsidiary.

        The preceding provisions will not prohibit:

  (i)
  any encumbrance or restriction pursuant to the indenture, the Time Warner Credit Facilities or any agreement in effect on the Issue Date;

  (ii)
  any encumbrance or restriction with respect to a Restricted Subsidiary or its property or assets in existence on or before the date on which such Restricted Subsidiary or its property or assets was acquired (directly or indirectly) by CME (other than encumbrances or restrictions relating to Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by CME or in contemplation of the transaction) and outstanding on such date;

  (iii)
  any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment to an agreement relating to any Indebtedness referred to in clause (i) or (ii) of this paragraph or this clause (iii); provided, however, that any such restrictions contained in any such amendments or any agreement effecting refunding, replacement or refinancing referred to above, are not materially more restrictive taken as a whole than the encumbrances and restrictions contained in the agreements relating to the Indebtedness referred to in clauses (i) or (ii) of this paragraph in existence on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

  (iv)
  in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

  (a)
  that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

  (b)
  contained in mortgages, pledges or other security agreements permitted under the indenture to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

  (c)
  pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of CME or any Restricted Subsidiary;

  (v)
  (a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under the indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

  (vi)
  any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

  (vii)
  encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order, including applicable corporate law restrictions on the payment of dividends;

  (viii)
  net worth provisions in leases and other agreements entered into by CME or any Restricted Subsidiary in the ordinary course of business; and

  (ix)
  any encumbrance or restriction in any agreement or instrument relating to Indebtedness of CME or a Restricted Subsidiary permitted to be incurred after the Issue Date pursuant to the covenant described under "—Limitation on Indebtedness" if the encumbrances or restrictions contained in the relevant agreement, taken as a whole, are not materially more disadvantageous to the note holders than is customary in comparable financings or agreements (for which a determination in good faith by the Board of Directors shall be conclusive) and either (a) the Board of Directors has determined in good faith that such encumbrance or restriction will not materially affect CME's ability to make payments of principal, interest and Additional Amounts on the notes when they become due and payable or (b) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness.

Limitation on sales of assets and Subsidiary stock

        CME shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

  (1)
  CME or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors at the time of entering into an agreement to effect such Asset Disposition (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

  (2)
  at least 75% of the consideration from such Asset Disposition received by CME or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Additional Assets or a combination thereof; and

  (3)
  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by CME or such Restricted Subsidiary, as the case may be:

  (a)
  first, to the extent CME or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Indebtedness (other than Disqualified Stock or Subordinated Obligations) of CME or of a Guarantor (in each case other than Indebtedness owed to CME or an Affiliate of CME) within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), CME or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and provided further, that if the assets disposed of do not constitute CET Collateral (as defined in the 2010 Notes Indenture), the Net Available Cash in respect thereof may only be used to prepay, repay or repurchase the notes or Pari Passu Indebtedness, and other Pari Passu Indebtedness may be prepaid, repurchased or repaid only to the extent that Net Available Cash also is applied to ratably prepay, repay or repurchase notes prior to or substantially concurrently therewith; and

  (b)
  second, to the extent CME or such Restricted Subsidiary elects, to invest in Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

    provided pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, CME and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise use such Net Available Cash in any manner not prohibited by the indenture.

        Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the 361st day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds €15 million, CME shall be required to make an offer ("Asset Disposition Offer") to all holders of notes and, to the extent required by the terms of other Pari Passu Indebtedness, make an offer to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring CME to make an offer to purchase or repay such Pari Passu Indebtedness with the proceeds from any Asset Disposition, to purchase the maximum principal amount of notes and any such Pari Passu Indebtedness to which the Asset Disposition Offer applies, respectively, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the notes, pari passu notes and other Pari Passu Indebtedness plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, in accordance with the procedures set forth in the indenture or the agreements governing the Pari Passu Indebtedness, as applicable, in denominations of $100 and any integral multiple of $1 in excess thereof in the case of the notes.

        To the extent that the aggregate amount of notes and other Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, such remaining Excess Proceeds shall no longer constitute Excess Proceeds and may be used for any purpose not prohibited by the indenture. If the aggregate principal amount of notes surrendered by holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the notes to be purchased on a pro rata basis or by lot, in accordance with DTC procedures, on the aggregate principal amount of tendered notes and CME shall select the Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount Pari Passu Indebtedness. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

        Notice of the Asset Disposition Offer will be given in accordance with the indenture. The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), CME shall purchase the principal amount of notes and Pari Passu Indebtedness, required to be purchased pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all notes and Pari Passu Indebtedness validly tendered in response to the Asset Disposition Offer.

        If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to holders of the notes who tender notes pursuant to the Asset Disposition Offer.

        On or before the Asset Disposition Purchase Date, CME shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of notes and Pari Passu Indebtedness, respectively, or portions of notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn, in case of the notes in denominations of $100 and any integral multiple of $1 in excess thereof. CME shall deliver to the Trustee an Officers' Certificate stating that such notes or portions thereof were accepted for payment by CME, in accordance with the terms of this covenant and, in addition, CME shall deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Indebtedness. CME or, upon written request, the paying agent, as the case may be, shall promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of notes an amount equal to the purchase price of the notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by CME for purchase, and CME shall promptly issue a new note, and the Trustee, upon delivery of an Officers' Certificate from CME shall authenticate and mail or deliver such new note to such holder, in a principal amount equal to any unpurchased portion of the note surrendered; provided that each such new note will be in a principal amount of $100 and any integral multiple of $1 in excess thereof. Any note not so accepted shall be promptly mailed or delivered by CME to the holder thereof. CME shall publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

        For the purposes of this covenant, the following will be deemed to be cash:

  (1)
  the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of CME or Indebtedness (other than Disqualified Stock) of any Guarantor and the release of CME or such Guarantor from all liability on such Indebtedness in connection with such Asset Disposition (in which case CME shall, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (a) above); provided that to the extent that the assets that are the subject of an Asset Disposition are Collateral, only the assumption and release of Indebtedness that is Pari Passu Indebtedness shall be qualify as "cash" under this clause (1); and

  (2)
  securities, notes or other obligations received by CME or any Restricted Subsidiary from the transferee that are converted within 90 days by CME or such Restricted Subsidiary into cash.

        CME will comply, to the extent applicable, with any securities laws or regulations in connection with the repurchase of notes pursuant to the indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, CME's compliance with the applicable securities laws and regulations shall not be deemed to be in breach of CME's and CME's obligations under the indenture and the terms of any Pari Passu Indebtedness, as applicable by virtue of any conflict.

Limitation on Affiliate Transactions

        CME shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of CME (an "Affiliate Transaction") unless:

  (1)
  the terms of such Affiliate Transaction are no less favorable to CME or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate; and

  (2)
  in the event such Affiliate Transaction involves an aggregate amount in excess of €20 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors and by a majority of the members of the Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above).

        CME shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Restricted Subsidiary of CME (a "Restricted Subsidiary Affiliate Transaction") unless:

  (1)
  the terms of such Restricted Subsidiary Affiliate Transaction are no less favorable to CME or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate; and

  (2)
  in the event such Restricted Subsidiary Affiliate Transaction involves an aggregate amount in excess of €5 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors and by a majority of the members of the Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Restricted Subsidiary Affiliate Transaction satisfies the criteria in clause (1) above).

        The preceding paragraphs will not apply to:

  (1)
  any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to the covenant described under "—Limitation on Restricted Payments";

  (2)
  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by CME or its Restricted Subsidiaries in the ordinary course of business to or with members of the Board of Directors, officers or employees of CME and its Restricted Subsidiaries approved by the Board of Directors;

  (3)
  loans or advances to employees in the ordinary course of business of CME or any of its Restricted Subsidiaries and consistent with past practice of CME or such Restricted Subsidiary; provided that such loans or advances do not exceed $2 million in the aggregate outstanding at any one time;

  (4)
  any transaction between CME and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by CME or a Restricted Subsidiary for the benefit of CME or a Restricted Subsidiary as the case may be in accordance with "—Limitations on Indebtedness";

  (5)
  the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors of CME or any Restricted Subsidiary of CME;

  (6)
  the performance of obligations of CME or any of its Restricted Subsidiaries under the terms of any agreement to which CME or any of its Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not materially more disadvantageous to the holders of the notes, taken as a whole, than the terms of the arrangements in place on the Issue Date; and

  (7)
  transactions between CME or any Restricted Subsidiary and Time Warner Inc. or any Affiliate of Time Warner Inc.

Limitation on sale of Capital Stock of Restricted Subsidiaries

        CME shall not, and shall not permit any Restricted Subsidiary of CME to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares) to any Person except:

  (1)
  to CME or a Subsidiary; or

  (2)
  in compliance with clauses (1) and (2) of the covenant described under "—Limitation on sales of assets and Subsidiary stock" and immediately after giving effect to such issuance or sale such Restricted Subsidiary would continue to be a Restricted Subsidiary or would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would be permitted to be made pursuant to the covenant described under "—Limitation on Restricted Payments."

        Notwithstanding the preceding paragraph, CME may sell all the Voting Stock of a Restricted Subsidiary as long as CME complies with the terms of the covenant described under "—Limitation on sales of assets and Subsidiary stock."

Additional guarantees

        CME shall cause each Restricted Subsidiary that after the Issue Date guarantees Indebtedness under the 2011 Convertible Notes to simultaneously or prior thereto provide a Guarantee on substantially the same terms and conditions as those set forth in the supplemental indenture attached to the indenture.

        Each such additional guarantee of the notes is an "Additional Guarantee."

        Notwithstanding the foregoing, CME shall not be obligated to cause such Restricted Subsidiary to guarantee the notes to the extent that the grant of such Guarantee would not be consistent with applicable laws, would be reasonably likely to result in any liability for officers, directors or shareholders of such Restricted Subsidiary or would result in any material current or future cost, tax or expense that cannot be avoided by reasonable measures available to CME.

Notice of Termination Date

        CME shall provide prompt notice in writing to the Trustee of the occurrence of the Termination Date, but the failure to do so shall not affect whether or not the Maturity Date has occurred.

Payments for consent

        CME shall not, and shall not permit any of its Subsidiaries or Affiliates to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of the notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Listing

        CME shall use its commercially reasonable efforts to cause the notes to be listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market as soon as practicable and in any event prior to the date of the first interest payment of the notes and cause that such listing continues for so long as any of the notes are outstanding.

Reports

        CME shall file with the Commission and provide to the Trustee, and make available to the holders of the notes, without cost to the Trustee or the holders of the notes, within 10 days after it files them with the Commission, the information required to be contained in the following reports (or required in such successor or comparable form), including any guarantor financial information required by Regulation S-X:

  (1)
  within 90 days after the end of CME's fiscal year (or such shorter period as may be required by the Commission), annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

  (2)
  within 45 days after the end of each of the first three fiscal quarters in each fiscal year of CME (or such shorter period as may be required by the Commission) reports on Form 10-Q (or any successor or comparable form); and

  (3)
  promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified for filing of current reports on Form 8-K by the Commission), such other reports on Form 8-K (or any successor or comparable form).

        If CME has designated any of its Subsidiaries as Unrestricted Subsidiaries and any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries constitute Significant Subsidiaries of CME, then the annual and quarterly information required by the first two clauses of this covenant shall include a presentation, either on the face of the financial statements or in the footnotes thereto, of the net revenues, depreciation, amortization, operating income, net income, cash, third-party debt, total assets and total equity of CME and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries of CME.

        CME shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act. The Trustee shall transmit to holders such reports concerning the Trustee and its actions under the indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of the indenture deliver to holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a). A copy of each such report shall, at the time of such transmission to holders, be filed by the Trustee with each stock exchange, if any, upon which the notes are listed, with the Commission and with CME. CME will promptly notify the Trustee in writing if the notes are listed on any stock exchange and of any delisting thereof.

        For so long as the notes are listed on the Official List of the Luxembourg Stock Exchange for trading on the Euro MTF Market, and the rules of that exchange so require, copies of CME's organizational documents and the indenture and the most recent consolidated financial statements of CME described in clauses (1) and (2) above may be inspected and obtained at the office of the paying agent.

Merger, amalgamation and consolidation

        CME shall not consolidate with, amalgamate or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person, unless:

  (1)
  the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of Bermuda, any member state of the European Union that was a member of the European Union as of the Issue Date, or of the United States of America, any State thereof or the District of Columbia, and not a natural Person, and the Successor Company (if not CME) shall expressly assume by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of CME under the notes, the indenture, the Security Documents and the Existing Intercreditor Agreement;

  (2)
  immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

  (3)
  immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the "—Limitation on Indebtedness" covenant; and

  (4)
  CME shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of CME, which properties and assets, if held by CME instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of CME on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of CME.

        The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, CME under the indenture, the Security Documents and the Existing Intercreditor Agreement and any other agreement to which the predecessor was a party and the predecessor shall be released from those obligations, but, in the case of a lease of all or substantially all of its assets, CME shall not be released from the obligation to pay the principal or premium, if any, and interest on the notes.

        Notwithstanding the preceding clause (3) and clause (4), any Restricted Subsidiary of CME may consolidate with, amalgamate, merge into or transfer all or part of its properties and assets to CME.

        In addition, CME shall not permit any Guarantor to consolidate with, amalgamate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or a series of related transactions to, another Person whether or not affiliated with such Guarantor unless:

  (1)
  (a) the resulting, surviving or transferee Person will be a Person organized and existing under the laws of Bermuda, any member state of the European Union that was a member of the European Union as of the Issue Date, or the United States of America, any State thereof or the District of Columbia, and not a natural Person, and such Person (if not the Guarantor) will expressly assume all the obligations of such Guarantor under its Guarantee and the indenture, including the Guarantee of such Guarantor pursuant to a supplemental indenture executed and delivered to the Trustee in the form and substance reasonably satisfactory to the Trustee, as well as the Security Documents and the Existing Intercreditor Agreement; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (c) CME shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation merger or transfer and such supplemental indenture (if any) comply with the indenture; or

  (2)
  the transaction constitutes a disposal to a Person other than CME or a Restricted Subsidiary is made in compliance with the covenant described under "—Limitation on sales of assets and Subsidiary stock."

        The Person formed by or surviving such consolidation, amalgamation or merger (if other than the Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under the indenture, its Guarantee, the Security Documents and each other document to which the predecessor was a party, and such predecessor Guarantor shall be released from those obligations but in the case of a lease of all or substantially all of its assets, such Guarantor shall not be released from its obligation under its Guarantee to pay the principal of, premium, if any, and interest on the notes in the event of a default as described above.

        The following additional conditions will apply to each transaction described in this covenant:

  (1)
  to the extent required, CME, the Guarantors or the relevant Successor Company, as applicable, shall cause such amendments or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens under the Security Documents on the Collateral owned by or transferred to such Person, together with such financing statements or similar documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under any applicable law;

  (2)
  the Collateral owned by or transferred to CME, a Guarantor, or the Successor Company, as applicable, will (A) continue to constitute Collateral under the Security Documents; and (B) not be subject to any Lien other than Liens permitted by the indenture; and

  (3)
  the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the relevant obligor under the indenture, but, in the case of a lease of all or substantially all of CME's or a Guarantor's assets, CME or, as applicable, such Guarantor shall not be released from the obligation to pay the principal of, premium, if any, and interest, and Additional Amounts, if any, on the notes.

Limitation on lines of business

        CME shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

Impairment of security interest

        CME shall not, and shall not permit any of its Restricted Subsidiaries to, take or omit to take any action which action or omission would have the result of materially impairing the security interests with respect to the Collateral (it being understood that the incurrence of Permitted Collateral Liens in accordance with this covenant, including the release and re-taking of one or more liens in connection therewith, and any actions permitted pursuant to the covenant described under "—Limitation on Liens" and any release of assets authorized by the indenture, shall under no circumstances be deemed to materially impair the security interest with respect to the Collateral) created by the Security Documents for the benefit of the note holders and CME shall not, and shall not permit any Restricted Subsidiary to, grant to any Person other than the Trustee, the Security Agent and the beneficiaries of the Security Documents any interest whatsoever in any of the Collateral, except pursuant to any Permitted Collateral Liens, as permitted pursuant to the covenant described under "—Limitation on Liens"; provided, however, that any Security Document may be amended, extended, renewed, restated, supplemented or otherwise modified or replaced, if contemporaneously with any such action, CME delivers to the Trustee, either (1) a solvency opinion, in form and substance reasonably satisfactory to the Trustee, from an independent financial advisor confirming the solvency of CME and its Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, and an Opinion of Counsel (subject to any necessary qualifications relating to hardening periods and other qualifications customary for this type of Opinion of Counsel), in form and substance reasonably satisfactory to the Trustee, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement (followed by an immediate retaking of a lien of at least equivalent ranking over the same assets), the Lien or Liens created under the Security Document so amended, extended, renewed, restated, supplemented, modified or replaced are valid Liens or (2) an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, the Lien or Liens created under the Security Document so amended, extended, renewed, restated, supplemented, modified or replaced are valid Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement. In the event that CME complies with the requirements of this covenant, the Trustee shall (subject to customary protections and indemnifications) consent to any such amendment, extension, renewal, restatement, supplement, modification or replacement and shall direct the Security Agent to give effect to any such amendment, extension, renewal, restatement, supplement, modification or replacement.

Additional intercreditor agreements

        The indenture will provide that at the request of CME, at the time of, or prior to, the Incurrence by CME or any Guarantor of any Indebtedness permitted pursuant to the indenture, CME, the relevant Guarantors and the Trustee shall enter into with the holders of such Indebtedness (or their duly authorized representatives) an intercreditor agreement (an "Additional Intercreditor Agreement" and, together with the Existing Intercreditor Agreement, the "Intercreditor Agreements") on substantially the same terms as the Existing Intercreditor Agreement (or terms more favorable to CME); provided that such Additional Intercreditor Agreement will not impose any personal obligations on the Trustee or adversely affect the rights, duties, liabilities or immunities of the Trustee under the indenture or any Intercreditor Agreement. If so requested by CME, the Trustee is authorized to direct the Security Agent to similarly enter into such Additional Intercreditor Agreement.

        At the request of CME, without the consent of holders of the notes, and at the time of, or prior to, the Incurrence by CME or a Guarantor of Indebtedness permitted to be Incurred pursuant to the preceding paragraph, CME or the relevant Guarantor and the Trustee shall enter into one or more amendments to the Existing Intercreditor Agreement or Additional Intercreditor Agreement to: (i) cure any ambiguity, omission, defect or inconsistency in any of the Intercreditor Agreements, (ii) increase the amount of Indebtedness of the types covered by any of the Intercreditor Agreements that may be incurred by CME or a Guarantor that is subject to any of the Intercreditor Agreements in a manner not prohibited by the indenture and in a manner substantially consistent with the ranking and other terms of the Existing Intercreditor Agreement, (iii) add Guarantors to any of the Intercreditor Agreements, (iv) further secure the notes, (v) make provision for the security securing any notes, (vi) provide for the discharge of any of the Intercreditor Agreements to the extent that Indebtedness thereunder has been discharged or is to be refinanced, or (vii) make any other such change to any of the Intercreditor Agreements that does not adversely affect the holders of the notes in any material respect. CME shall not otherwise direct the Trustee to enter into any amendment to any intercreditor agreement without the consent of holders of the notes except as otherwise permitted by the Existing Intercreditor Agreement and CME may only direct the Trustee to enter into any amendment to the extent such amendment does not impose any personal obligations on the Trustee or adversely affect the rights, duties, liabilities or immunities of the Trustee under the indenture or any Intercreditor Agreement. If so requested by CME, the Trustee is authorized to direct the Security Agent to similarly enter into such amendment.

        Each note holder shall be deemed to have agreed to and accepted the terms and conditions of each of the Existing Intercreditor Agreement or an Additional Intercreditor Agreement (whether then entered into or entered into in the future pursuant to the provisions described herein). A copy of any of the Intercreditor Agreements shall be available for inspection during normal business hours on any Business Day upon prior written request at the office of CME.

Calculation of Original Issue Discount

        CME shall prepare and provide to the Trustee on a timely basis any form required to be submitted by the Trustee on behalf of CME with the Internal Revenue Service and the holders of the notes relating to original issue discount, including, without limitation, Form 1099-OID or any successor form. For the avoidance of doubt, the Trustee shall not be under any reporting obligation as it relates to withholding tax or original issue discount with respect to Global Notes.

Events of Default

        Each of the following is an "Event of Default":

  (1)
  default in any payment of interest or Additional Amounts, if any, on any note when due, continued for 30 days;

  (2)
  default in the payment of principal of or premium, if any, on any note when due at its Stated Maturity, on the Maturity Date, upon optional redemption, upon required repurchase, upon declaration or otherwise;

  (3)
  failure by CME or any of the Guarantors to comply with the provisions described under "—Merger, amalgamation and consolidation";

  (4)
  failure by CME or any of its Subsidiaries to comply for 30 days after notice with any of the provisions described under the covenants described under "—Certain Covenants" above (in each case, other than a failure to purchase notes which will constitute an Event of Default under clause (2) above and other than a failure to comply with "—Merger, amalgamation and consolidation," which is covered by clause (3));

  (5)
  failure by CME or any of its Subsidiaries to comply for 60 days after notice with any of the other agreements contained in the indenture;

  (6)
  default under any charge, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by CME or any of its Significant Subsidiaries (or the payment of which is guaranteed by CME or any of its Significant Subsidiaries), other than Indebtedness owed to CME or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness ("payment default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision");

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $25 million or more;

  (7)
  certain events of bankruptcy, insolvency or reorganization of CME or a Significant Subsidiary (the "bankruptcy provisions");

  (8)
  failure by CME or any Significant Subsidiary to pay final judgments aggregating in excess of €25 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the "judgment default provision");

  (9)
  except as permitted by the indenture, a Guarantee is held in one or more judicial proceedings to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of CME or a Guarantor, shall deny or disaffirm its obligations under the indenture or the Guarantee;

  (10)
  any security interest under the Security Documents over any Collateral shall, at any time, cease to be in full force and effect (other than in accordance with the relevant Security Documents or the indenture) for any reason other than satisfaction in full of all obligations of CME and its Subsidiaries under the indenture or the release of any such security interest in accordance with the Security Documents or the indenture or any such security interest created thereunder shall be declared invalid or unenforceable or CME shall assent that any such security is invalid or unenforceable or any pledgor disaffirms its obligations under the Security Documents and any such default continues for 20 days;

  (11)
  default under any other Indebtedness that is secured by the Collateral if such default results in the creditors under such Indebtedness commencing an enforcement action of their security rights over the Collateral; or

  (12)
  CME or any Restricted Subsidiary receives an Enforcement Notice under (and as defined in) the Existing Intercreditor Agreement.

        However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding notes notify CME of the default and such default is not cured within the time specified in clauses (4) and (5) hereof after receipt of such notice.

        If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the Trustee by notice to CME, or the holders of at least 25% in principal amount of the outstanding notes by notice to CME and the Trustee, may, and the Trustee at the written request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the notes because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) above shall be remedied or cured by CME or a Restricted Subsidiary of CME or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived. If (i) an Event of Default described in clause (7) above occurs and is continuing or (ii) pursuant to the terms of the Existing Intercreditor Agreement, any indebtedness that is a beneficiary of the Existing Intercreditor Agreement and which is secured on a prior basis to the notes delivers an enforcement notice to the Trustee pursuant to the terms of the Existing Intercreditor Agreement, in each case, the principal of, premium, if any, and accrued and unpaid interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal, premium, interest or Additional Amounts) and rescind any such acceleration with respect to the notes and its consequences if (x) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

        Subject to the terms of the Existing Intercreditor Agreement, if an Event of Default of which a trust officer of the Trustee has actual knowledge occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or, premium, if any, interest, and Additional Amounts, if any, on the notes or to enforce the performance of any provision of the notes or the indenture.

        Subject to provisions of the indenture relating to the Trustee, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the

Trustee indemnity or security against any loss, liability or expense satisfactory to the Trustee. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the Trustee written notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in principal amount of the outstanding notes have requested in writing that the Trustee to pursue the remedy;

  (3)
  such holders have offered the Trustee security or indemnity against any loss, liability or expense satisfactory to the Trustee;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  the holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The indenture will provide that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, CME is required to deliver to the Trustee, within 120 days after the end of each fiscal year or at any time at the request of the Trustee, an Officers' Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. CME also is required to deliver to the Trustee, within 5 Business Days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action CME is taking or proposes to take in respect thereof.

Amendments and waivers

        Subject to certain exceptions, the indenture and the notes may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may:

  (1)
  reduce the amount of notes whose holders must consent to an amendment;

  (2)
  reduce the stated rate of or extend the stated time for payment of interest, including default interest and Additional Amounts, on any note;

  (3)
  reduce the principal of or extend the Stated Maturity or Maturity Date of any note or amend the definition of "Stated Maturity" or "Maturity Date" of any Note;

  (4)
  reduce the premium payable upon the redemption or repurchase of any note or change the time at which any note may be redeemed or repurchased as described above under "Optional redemption," "Change of Control and Rating Decline," "—Limitation on sales of assets and Subsidiary stock" "—The Guarantees" or any similar provision, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

  (5)
  make any note payable in money other than that stated in the note;

  (6)
  impair the right of any holder to receive payment of premium, if any, Additional Amounts, if any, principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

  (7)
  release any Guarantor from its obligations under the Guarantee or the indenture, except in accordance with the indenture;

  (8)
  directly or indirectly release the Collateral except as permitted by the terms of the indenture, the Security Documents or the Intercreditor Agreements; or

  (9)
  make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

        Without the consent of any holder, CME, the Guarantors and the Trustee may amend the indenture, the Security Documents (in relation to a Technical Amendment only) and any Intercreditor Agreement (in so far as it relates to the notes), and the notes to:

  (1)
  cure any ambiguity, omission, mistake, defect or inconsistency;

  (2)
  provide for the assumption by a successor corporation or limited liability company of all of CME's obligations under the indenture in the case of merger, amalgamation or consolidation or sale of all or substantially all of CME's assets;

  (3)
  provide for the assumption by a successor corporation or limited liability company of all of the obligations of any Guarantor under the indenture and the Guarantees in the case of merger, amalgamation or consolidation or sale of all or substantially all of any Guarantor's assets;

  (4)
  provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the U.S. Internal Revenue Code);

  (5)
  add Guarantees with respect to the notes;

  (6)
  secure the notes, the Guarantees or any other Guarantee of the notes;

  (7)
  add to the covenants of CME or its Restricted Subsidiaries for the benefit of the holders of the notes or surrender any right or power conferred upon CME or its Restricted Subsidiaries;

  (8)
  make any change that does not adversely affect the rights of any holder of the notes;

  (9)
  conform the text of the indenture or the notes to any provision of the "Description of the New Notes" included in the Registration Statement to the extent that such provision in the "Description of the New Notes" was intended to be a verbatim or substantially verbatim recitation of a provision of any of the foregoing, as set forth in the Officers' Certificate;

  (10)
  provide for the issuance of Additional Notes in accordance with the limitations set forth in the indenture and to make such changes as may be required to the notes to accommodate and implement such issuance of Additional Notes;

  (11)
  enter into, amend or supplement any intercreditor agreement with the holder, and/or any agent in respect thereof, of any other Indebtedness permitted to be incurred under the indenture; provided that no such intercreditor agreement shall provide that the notes are subordinated to any such Indebtedness or subject to any payment blockage or enforcement standstill or that any Lien securing the notes ranks behind any Lien securing such Indebtedness;

  (12)
  evidence and provide for the acceptance and appointment under the indenture of a successor Trustee pursuant to the requirement thereof; or

  (13)
  to the extent provided in the covenant described under "Certain covenants—Impairment of security interest"; provided that, in each case, such amendment, supplement, modification, extension, renewal, restatement or replacement does not violate such covenant.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, CME is required to mail to the holders of the notes a notice briefly describing such amendment and shall provide a copy of such amendment to the Luxembourg Stock Exchange. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Defeasance

        CME at any time may terminate all its obligations under the notes and the indenture and all obligations of CME and the Guarantors with respect to the Guarantees ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust (as hereinafter defined) and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes.

        In addition, CME at any time may terminate its obligations and those of the Guarantors under covenants described under "Certain Covenants" (other than "—Limitation on Indebtedness" and certain provisions under "—Merger and Consolidation"), the operation of the cross default upon a payment default, cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision ("covenant defeasance").

        CME may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If CME exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect to the notes. If CME exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4) or (5) (but not with respect to covenants described under "Certain Covenants") or (6) or (7) or, with respect to a Significant Subsidiary only, (8), (9) or (10), in each case, under "Events of Default" above.

        In order to exercise either defeasance option, CME must irrevocably deposit in trust (the "defeasance trust") with the Trustee U.S. dollar or U.S. dollar-denominated Government Obligations for the payment of principal, premium, if any, interest and Additional Amounts, if any, on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of:

  (a)
  an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. federal income tax law; and

  (b)
  an Opinion of Counsel in Bermuda (subject to customary exceptions and exclusions), to the effect that no Bermuda income tax will be payable by holders of the notes.

Currency indemnity

        The U.S. dollar is the sole currency of account and payment for all cash sums payable by CME, or any Guarantor, under the indenture. Any amount received or recovered in a currency other than U.S. dollar in respect of the notes or any Guarantee (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of CME, any Guarantor or otherwise) by the holder in respect of any sum expressed to be due to it from CME or any Guarantor will constitute a discharge of CME only to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not possible to make that purchase on that date, on the first date on which it is possible to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any note, or any Guarantee, CME or the Guarantors will indemnify the recipient against any loss sustained by it as a result. In any event CME will indemnify the recipient against the cost of making any such purchase.

        For the purposes of this indemnity, it will be sufficient for the holder to certify and provide reasonable evidence that it would have suffered a loss had an actual purchase of U.S. dollar been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollar on such date had not been practicable, on the first date on which it would have been practicable). These indemnities constitute a separate and independent obligation from the other obligations of CME and the Guarantors, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any holder and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any note or any Guarantee or any other judgment or order.

Listing

        Application will be made to admit the notes to listing on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF. CME can provide no assurance that its application will be accepted. CME may also choose to list the notes on another recognized stock exchange.

No personal liability of directors, officers, employees and stockholders

        No director, officer, employee, incorporator or stockholder, as such, shall have any liability for any obligations of CME or any Guarantor under the notes and the Guarantees, respectively, or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the Commission that such a waiver is against public policy. In addition, such waiver and release may not be effective under the laws of Bermuda.

Consent to jurisdiction and service of process

        The indenture provides that CME and the Guarantors will each irrevocably appoint CT Corporation and CME Media Services Ltd. as its respective agents for service of process in any suit, action or proceeding with respect to the indenture, the notes and the Guarantees, as the case may be, brought in any federal or state court located in the Borough of Manhattan in the City of New York or any court of England and Wales and that each of the parties submit to the jurisdiction thereof. If for any reason CT Corporation is unable to serve in such capacity, CME and the Guarantors shall appoint another agent reasonably satisfactory to the Trustee.

Concerning the Trustee

        Deutsche Bank Trust Company Americas is the trustee, security trustee, paying and transfer agent and registrar under the indenture.

        The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of CME are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

        The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

        The Trustee may resign at any time. CME or the holder of a majority in principal amount of the notes may remove the Trustee on not less than 30 days' written notice. CME may remove the Trustee if it is adjudged bankrupt or insolvent and in certain other limited cases. Such resignation or removal shall become effective only upon a successor trustee's acceptance of appointment.

        Any certificate or report of, or information provided by CME or a Guarantor, their auditors, accountants or advisers or any other expert, whether or not addressed to the Trustee, in accordance with or for the purposes of this "Description of the New Notes" or the indenture may be relied upon by the Trustee as sufficient and conclusive evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limitation on or an exclusion of the liability of such persons in respect thereof.

Governing law

        The indenture provides that it, the notes, and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York. The Existing Intercreditor Agreement is governed by the laws of England.

Notices

        Notices regarding the notes will be (a) sent to a leading newspaper having general circulation in New York City (which is expected to be the Wall Street Journal) (and, if and so long as notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, published in a newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the website of the Luxembourg Stock Exchange (www.bourse.lu) and, in addition, (b) in the event the notes are in the form of Definitive Notes, sent, by first class mail, with a copy to the Trustee, to each holder of the notes at such holder's address as it appears on the registration books of the registrar. If and so long as such notes are listed on any other securities exchange, notices will also be given in accordance with any applicable requirements of such securities exchange. If and so long as any notes are represented by one or more Global Notes and ownership of Book-Entry Interests therein are shown on the records of DTC or any successor clearing agency appointed by DTC at the request of CME, notices will be delivered to such clearing agency for communication to the owners of such Book-Entry Interests. Notices given by publication will be deemed given on the first date on which publication is made and notices given by first class mail, postage prepaid, will be deemed given five calendar days after mailing.

Certain definitions

        "2009 Notes" means CME's €272,972,000 aggregate outstanding principal amount of 11.625% senior notes due 2016.

        "2010 Notes" means CET 21's €240,000,000 aggregate outstanding principal amount of 9.0% senior secured notes due 2017.

        "2010 Notes Indenture" means the indenture governing the 2010 Notes.

        "2011 Convertible Notes" means CME's $261,034,000 aggregate outstanding principal amount of 5.0% senior convertible notes due 2015.

        "Additional Assets" means:

  (1)
  any property or assets (other than Indebtedness and Capital Stock) to be used by CME or a Restricted Subsidiary in a Permitted Business;

  (2)
  the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by CME or a Restricted Subsidiary of CME; or

  (3)
  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of CME;

        provided, however , that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Permitted Business.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

        "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by CME or any of its Restricted Subsidiaries, including any disposition by means of a merger, amalgamation, consolidation or similar transaction.

        Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

  (1)
  a disposition by a Restricted Subsidiary to CME or by CME or a Restricted Subsidiary to a Restricted Subsidiary;

  (2)
  the sale of Cash Equivalents in the ordinary course of business;

  (3)
  a disposition of inventory or other assets in the ordinary course of business;

  (4)
  a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of CME and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

  (5)
  transactions permitted under "—Merger, amalgamation and consolidation";

  (6)
  an issuance of Capital Stock by a Restricted Subsidiary of CME to CME or to a Restricted Subsidiary;

  (7)
  for purposes of "—Limitation on sales of assets and Subsidiary stock" only, the making of a Permitted Investment or a disposition subject to "—Limitation on Restricted Payments";

  (8)
  in addition to dispositions covered by the other clauses of this paragraph, dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of not more than €5 million;

  (9)
  dispositions in connection with Permitted Liens;

  (10)
  the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of CME and its Restricted Subsidiaries;

  (11)
  dispositions of assets or Capital Stock by CME or any Restricted Subsidiary in connection with the making of an Investment permitted under clause (11) of the definition of "Permitted Investment"; and

  (12)
  foreclosure on assets.

        "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

        "Board of Directors" means the board of directors of CME or any committee thereof duly authorized to act on behalf of such board.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York, Bermuda, Luxembourg, London or Prague or a place of payment are authorized or required by law to close.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

        "Cash Equivalents" means:

  (1)
  securities issued or directly and fully guaranteed or insured by the United States Government, or the government of any member state of the European Union or any agency or instrumentality thereof (each a "Qualified Country A") (provided that the full faith and credit of the Qualified Country A is pledged in support thereof), having maturities of not more than one year;

  (2)
  securities issued or directly and fully guaranteed or insured by Ukraine or any agency or instrumentality thereof ("Qualified Country B") (provided that the full faith and credit of the Qualified Country B is pledged in support thereof), having maturities of not more than 30 days;

  (3)
  marketable general obligations issued by any political subdivision of any Qualified Country A or any public instrumentality thereof maturing within one year from the date of acquisition thereof (provided that the full faith and credit of the Qualified Country A is pledged in support thereof) and, at the time of acquisition, having a credit rating of "A" or better from either S&P or Moody's;

  (4)
  marketable general obligations issued by any political subdivision of Qualified Country B or any public instrumentality thereof maturing within 30 days from the date of acquisition thereof (provided that the full faith and credit of the Qualified Country B is pledged in support thereof) and, at the time of acquisition, having a credit rating of "A" or better from either S&P or Moody's;

  (5)
  certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by S&P, or "A" or the equivalent thereof by Moody's, and having combined capital and surplus in excess of $500 million;

  (6)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (5) above;

  (7)
  commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by S&P or "P-2" or the equivalent thereof by Moody's, or carrying an equivalent rating by an internationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

  (8)
  interests in any investment company or money market fund which invests solely in instruments of the type specified in clauses (1) through (5) above.

        "CET 21" means CET 21 spol. s r.o., a limited liability company incorporated under the laws of the Czech Republic.

        "Change of Control" means the occurrence of any of the following events:

  (1)
  any "person" or "group" of related persons, other than one or more Permitted Holders, is or becomes the beneficial owner, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of CME, and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of CME than such person or group;

  (2)
  the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of CME and its Restricted Subsidiaries, taken as a whole, to any "person" other than the Permitted Holders;

  (3)
  the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

  (4)
  the adoption by the shareholders of CME of a plan relating to the liquidation or dissolution of CME.

        For the purposes of this definition: (a) "person" and "group" have the meanings they have in Sections 13(d) and 14(d) of the U.S. Exchange Act; (b) "beneficial owner" is used as defined in Rules 13d-3 and 13d-5 under the U.S. Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time; (c) a person will be deemed to beneficially own any Voting Stock of an entity held by a parent entity, if such person is the beneficial owner, directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity; and (d) a "Continuing Director" means any member of the Board of Directors who was (i) a member of such Board of Directors on the Issue Date or was nominated for election or was elected to the Board of Directors with the approval of the majority of Continuing Directors who were members of the Board of Directors at the time of such nomination or election or (ii) was appointed, nominated for election, or elected, in each case, to the Board of Directors by any Permitted Holder.

        "Change of Control Triggering Event" means the occurrence of both (1) a Change of Control and (ii) a Ratings Decline.

        "Collateral" means the sixth-priority pledge (as of the Issue Date) (such pledge shall become a fifth-priority pledge upon the release of the Liens under the 2009 Notes in connection with the redemption of the 2009 Notes) of the outstanding shares of CME NV and shares of CME BV, together with any future assets pledged under the Security Documents.

        "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the U.S. Exchange Act, or if at any time after the execution of the indenture such Commission is not existing and performing the duties now assigned to it under the U.S. Securities Act and the U.S. Exchange Act, then the body performing such duties at such time.

        "Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

  (1)
  if CME or any Restricted Subsidiary:

  (a)
  has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

    (b)
    has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

  (2)
  if since the beginning of such period CME or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

  (a)
  the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

  (b)
  Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of CME or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to CME and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent CME and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

  (3)
  if since the beginning of such period CME or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into CME) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

  (4)
  if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into CME or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by CME or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of CME (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the U.S. Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of CME, the interest rate shall be calculated by applying such optional rate chosen by CME.

        "Consolidated EBITDA" for any period with respect to any specified Person means, without duplication, the Consolidated Net Income for such period of such Person, plus the following to the extent deducted in calculating such Consolidated Net Income:

  (1)
  Consolidated Interest Expense;

  (2)
  Consolidated Income Taxes;

  (3)
  consolidated depreciation expense;

  (4)
  consolidated amortization of intangibles (other than amortization of programming assets);

  (5)
  other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); and

  (6)
  minority interest in (income)/loss of consolidated subsidiaries, in each case, on a consolidated basis and in accordance with GAAP.

        "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

        "Consolidated Interest Expense" means, for any period, the total interest expense of CME and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

  (1)
  interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

  (2)
  amortization of debt discount and debt issuance cost;

  (3)
  non-cash interest expense, including without limitation any PIK Interest and any other interest paid on Indebtedness in the form of an increase in the outstanding principal amount of such Indebtedness;

  (4)
  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

  (5)
  interest actually paid by CME or any such Restricted Subsidiary under any guarantee of Indebtedness or other obligation of any other Person;

  (6)
  net costs associated with Hedging Obligations (including amortization of fees);

  (7)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

  (8)
  all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than CME or a Restricted Subsidiary; and

  (9)
  the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than CME) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not guaranteed or paid by CME or any Restricted Subsidiary.

        Notwithstanding the foregoing, any capitalized or other costs incurred by CME and its Restricted Subsidiaries relating to the early extinguishment of Indebtedness shall not be included in the calculation of Consolidated Interest Expense.

        For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by CME and its Subsidiaries with respect to Interest Rate Agreements.

        "Consolidated Net Income" means, for any period, the net income (loss) of CME and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

  (1)
  any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

  (a)
  subject to the limitations contained in clauses (3), (4) and (5) below, CME's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to CME or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

  (b)
  CME's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from CME or a Restricted Subsidiary;

  (2)
  any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to CME, except that:

  a.
  subject to the limitations contained in clauses (3), (4) and (5) below, CME's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to CME or another Restricted Subsidiary as a dividend or distribution paid or permitted to be paid, directly or indirectly, by loans, advances, intercompany transfers or otherwise (for so long as permitted) to CME or a Restricted Subsidiary (subject, in the case of such a dividend or distribution to another Restricted Subsidiary, to the limitation contained in this clause); and

  b.
  CME's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

  (3)
  any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of CME or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback

    Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

  (4)
  any extraordinary gain or loss;

  (5)
  any foreign exchange gains or losses; and

  (6)
  the cumulative effect of a change in accounting principles.

        "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

  (1)
  matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

  (2)
  is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of CME or a Restricted Subsidiary); or

  (3)
  is redeemable at the option of the holder of the Capital Stock thereof, in whole or in part,

in each case on or prior to the date that is 91 days after the date (a) on which the notes mature or (b) on which there are no notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require CME to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that CME may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by CME with the provisions of the indenture described under the captions "Change of Control and Rating Decline," "—Limitations on sale of Capital Stock of Restricted Subsidiaries" and "—Limitation on sales of assets and Subsidiary stock" and such repurchase or redemption complies with "—Limitation on Restricted Payments."

        "DTC" means The Depository Trust Company.

        "Equity Offering" means any private or public sale by CME of Capital Stock (other than Disqualified Stock) of CME.

        "Existing Intercreditor Agreement" means the Intercreditor Agreement originally dated July 21, 2006, between CME, the trustees in respect of the 2009 Notes, the 2010 Notes and the 2011 Convertible Notes, and the other parties thereto, as amended and restated on the Issue Date.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and the pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Public Company Accounting Oversight Board and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the indenture will be computed in conformity with GAAP. Notwithstanding the foregoing,

CME (and its Subsidiaries) may elect to apply International Financial Reporting Standards ("IFRS"), in lieu of GAAP, for purposes of reports, ratios, computations and definitions identified or determined with reference to CME and its Restricted Subsidiaries and, upon such election, references herein to GAAP that relate to any such report, ratio, computation or definition shall thereafter be construed to mean IFRS to the extent so adopted, as in effect from time to time after such election; provided that any such election once made shall be notified to the Trustee in writing and shall be irrevocable.

        "Government Obligations" means direct non-callable and non-redeemable obligations (in each case, with respect to the issuer thereof) of any member state of the European Union that is a member of the European Union as of the Issue Date or of the United States of America (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is secured by the full faith and credit of the applicable member state or of the United States of America, as the case may be.

        "Guarantee" means, individually, any guarantee of payment of the notes and amounts due under the indenture by a Guarantor pursuant to the terms of the indenture and any supplemental indenture thereto (including any Additional Guarantees), and collectively, all such Guarantees. Each such Guarantee will be substantially in a form prescribed in the indenture.

        "Guarantor" means each of Central European Media Enterprises N.V. and CME Media Enterprises B.V.

        "Group" means CME and its Subsidiaries.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

        "Incur" means issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (1)
  the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

  (2)
  the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

  (4)
  the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

  (5)
  Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

  (6)
  the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

  (7)
  the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

  (8)
  the principal component of Indebtedness of other Persons to the extent guaranteed by such Person; and

  (9)
  to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

        The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

        In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

  (1)
  such Indebtedness is the obligation of a partnership or Joint Venture that is not a Restricted Subsidiary;

  (2)
  such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

  (3)
  there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

  (a)
  the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

  (b)
  if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by CME or its Restricted Subsidiaries.

        "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

        "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such

Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

  (1)
  Hedging Obligations entered into in the ordinary course of business and in compliance with the indenture;

  (2)
  endorsements of negotiable instruments and documents in the ordinary course of business; and

  (3)
  an acquisition of assets, Capital Stock or other securities by CME or a Subsidiary for consideration to the extent such consideration consists of common equity securities of CME.

        For purposes of "—Limitation on Restricted Payments"

  (1)
  "Investment" will include the portion (proportionate to CME's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of CME at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, CME will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) CME's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to CME's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors in good faith) of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors. If CME or any Restricted Subsidiary of CME sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of CME such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of CME, CME shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

        "Issue Date" means the date on which the notes are originally issued.

        "Joint Venture" means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership that is not a Restricted Subsidiary in which CME or any Subsidiary has an interest from time to time.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Maturity Date" means the earlier of (a) the Termination Date and (b) December 1, 2017.

        "Moody's" means Moody's Investors Service, Inc. or its successor.

        "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

  (1)
  all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all national, provincial, and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

  (2)
  all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

  (3)
  all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such Asset Disposition; and

  (4)
  the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by CME or any Restricted Subsidiary after such Asset Disposition.

        "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred and paid in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither CME nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and

  (2)
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of CME or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

        "Officer" means a Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Vice President or the Secretary of CME.

        "Officers' Certificate" means a certificate signed by two Officers of CME.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to CME.

        "Pari Passu Indebtedness" means Indebtedness that ranks equally in right of payment to the notes and, in relation to the application of proceeds of Asset Dispositions of Collateral, is secured on a basis that is entitled to share ratably in the proceeds of such Collateral.

        "Permitted Business" means (a) any business conducted by CME and any of its Restricted Subsidiaries on the Issue Date, (b) any reasonable extension of such business and (c) any business reasonably related, ancillary or complementary thereto.

        "Permitted Collateral Liens" means liens on the Collateral:

  (1)
  to secure Indebtedness of a member of the Group, which Indebtedness is permitted to be Incurred under clauses (1), (3), (11) and (13) of the second paragraph of the covenants described under "—Limitation on Indebtedness" and any Refinancing Indebtedness in respect of such Indebtedness; provided that the lenders of such Indebtedness or their duly authorized representatives accede to the Existing Intercreditor Agreement; and

  (2)
  Liens in existence on the Issue Date in respect of the 2009 Notes (pending discharge following application of the proceeds of the notes), the 2010 Notes and 2011 Convertible Notes and any Refinancing Indebtedness in respect of the 2010 Notes and the 2011 Convertible Notes; provided that the lenders of such Refinancing Indebtedness or their duly authorized representatives accede to the Existing Intercreditor Agreement.

        "Permitted Holders" means Time Warner Inc. and any of its Affiliates (other than CME and its Subsidiaries).

        "Permitted Investment" means an Investment by CME or any Restricted Subsidiary in:

  (1)
  CME or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business;

  (2)
  another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, CME or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business;

  (3)
  cash and Cash Equivalents;

  (4)
  receivables owing to CME or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as CME or any such Restricted Subsidiary deems reasonable under the circumstances;

  (5)
  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (6)
  loans or advances to employees (other than executive directors) made in the ordinary course of business consistent with past practices of CME or such Restricted Subsidiary;

  (7)
  Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to CME or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

  (8)
  Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with the covenant described under "—Limitation on sales of assets and Subsidiary stock";

  (9)
  Investments in existence on the Issue Date;

  (10)
  Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with "—Limitation on Indebtedness";

  (11)
  Investments by CME or a Restricted Subsidiary in Joint Ventures with another Person for the purpose of engaging in a Permitted Business; provided that CME is able to Incur an additional $1.00 of Indebtedness pursuant to pursuant to the first paragraph under the "—Limitation on Indebtedness" covenant after giving effect, on a pro forma basis, to such Investment;

  (12)
  Investments by CME or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (12), in an aggregate amount at the time of such Investment not to exceed €40 million outstanding at any one time; and

  (13)
  guarantees issued in accordance with "—Limitations on Indebtedness."

        "Permitted Liens" means, with respect to any Person:

  (1)
  Liens securing Indebtedness and other obligations under the Time Warner Credit Facilities Incurred under clause (1) of the second paragraph of the "—Limitation on Indebtedness" covenant;

  (2)
  Liens securing Indebtedness and other obligations Incurred under clause (11) of the second paragraph of the "—Limitation on Indebtedness" covenant;

  (3)
  pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or Government Obligations to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

  (4)
  Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP, shall have been made in respect thereof;

  (5)
  Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings, provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

  (6)
  Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

  (7)
  encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (8)
  Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the indenture, secured by a Lien on the same property securing such Hedging Obligation;

  (9)
  leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of CME or any of its Restricted Subsidiaries;

  (10)
  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

  (11)
  Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, assets or property acquired or constructed in the ordinary course of business; provided that:

  (a)
  the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the indenture and does not exceed the cost of the assets or property so acquired or constructed; and

  (b)
  such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of CME or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

  (12)
  Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that such deposit account is not intended by CME or any Restricted Subsidiary to provide collateral to the depository institution;

  (13)
  Liens arising from United States Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by CME and its Restricted Subsidiaries in the ordinary course of business;

  (14)
  Liens existing on the Issue Date;

  (15)
  Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by CME or any Restricted Subsidiary;

  (16)
  Liens on property at the time CME or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into CME or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by CME or any Restricted Subsidiary;

  (17)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to CME or another Restricted Subsidiary;

  (18)
  Liens securing the notes or any Guarantees;

  (19)
  Liens securing Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, replacement accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

  (20)
  any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; and

  (21)
  Liens securing Indebtedness Incurred in respect of any customary cash management, cash pooling or netting or setting off arrangements (notional or otherwise) entered into in the ordinary course of business.

        "Person" means any individual, corporation, partnership, joint venture, association, company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

        "PIK Interest" means interest paid in the form of an increase in the outstanding principal amount of the notes.

        "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

        "Rating Agencies" means Moody's or S&P and if Moody's or S&P shall not make a rating of the notes publicly available, an internationally recognized securities rating agency or agencies, as the case may be, which shall be substituted for Moody's or S&P or each of them as the case may be.

        "Rating Date" means the date which is the day prior to the initial public announcement by CME or the proposed acquirer that (i) the acquirer has entered into one or more binding agreements with CME and/or shareholders of CME that would give rise to a Change of Control or (ii) the proposed acquirer has commenced an offer to acquire outstanding Voting Stock of CME.

        "Rating Decline" shall be deemed to occur if on the 60th day following the occurrence of a Change of Control the rating of the notes by either Rating Agency shall have been (i) withdrawn or (ii) downgraded, by one or more degradations, from the ratings in effect on the Rating Date.

        "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with the indenture (including Indebtedness of CME that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary or of CME) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

  (1)
  if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the notes;

  (2)
  the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

  (3)
  such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees incurred in connection therewith);

  (4)
  if the Indebtedness being refinanced is subordinated in right of payment to the notes, such Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (5)
  "Refinancing Indebtedness" shall not include Indebtedness of a Restricted Subsidiary that is not a Guarantor incurred to refinance Indebtedness of a Guarantor; and

  (6)
  if the Refinancing Indebtedness is in respect of the Time Warner Revolving Credit Facility, the full amount of the outstanding loans and commitments shall be required to be refinanced or terminated, as applicable, and Time Warner Inc. shall no longer have any liability thereunder.

        "Registration Statement" means registration statement No. 333-194209, dated February 28, 2014, relating to the sale of the Registered Notes, as amended.

        "Restricted Investment" means any Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any Subsidiary of CME other than an Unrestricted Subsidiary.

        "S&P" means Standard and Poor's Ratings Services and its successors.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby CME or a Restricted Subsidiary transfers such property to a Person and CME or a Restricted Subsidiary leases it from such Person.

        "Security Agent" means Deutsche Bank Trust Company Americas.

        "Security Documents" means the pledge agreements dated as of the Issue Date relating to the shares of CME NV and shares of CME BV that secure the notes and any other security document pursuant to which a lien is granted in the future for the benefit of the holders of the notes.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of CME within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission as of the Issue Date.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Obligations" means any Indebtedness of CME or any Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to obligations under the indenture pursuant to a written agreement.

        "Subsidiary" of any Person means (i) any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person or (ii) any corporation, association, partnership, joint venture, limited liability company or other business entity which is consolidated with CME and its Subsidiaries in accordance with GAAP. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of CME.

        "Technical Amendment" means any amendment to a Security Document in respect of the notes pursuant to the provisions described in the second paragraph of "Amendments and waivers," provided that in relation to any such amendment either (i) the covenant entitled 'Certain covenants—Impairment of security interest" has been complied with or (ii) CME delivers to the Trustee an Officers' Certificate, in form and substance satisfactory to the Trustee, confirming the solvency of the Person granting such security interest, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, and an Opinion of Counsel (subject to any necessary qualifications relating to hardening periods and other qualifications customary for this type of Opinion of Counsel), in form and substance satisfactory to the Trustee, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement (followed by an immediate retaking of a lien of at least equivalent ranking (after giving effect to the deletion or removal of the replaced lien) over the same assets), the Lien or Liens created under the Security so amended are valid Liens.

        "Time Warner Credit Facilities" means the Time Warner Revolving Credit Facility and Time Warner Term Loan Credit Facility.

        "Time Warner Revolving Credit Facility" means that certain revolving credit facility to be entered into on or around the date of the indenture between CME, as borrower, CME BV and CME NV, as the original guarantors, Time Warner Inc. and the other lenders party thereto, and the administrative agent party thereto, as such facility may be amended, restated or modified from time to time. For the avoidance of doubt, this term does not include any refinancing of the Time Warner Revolving Credit Facility, other than as permitted under clause (4) of the second paragraph of the covenants described under "—Limitation on Indebtedness."

        "Time Warner Term Loan Credit Facility" means that certain term loan credit facility dated as of February 28, 2014 between CME, as borrower, CME BV and CME NV, as the original guarantors, Time Warner Inc. and the other lenders party thereto, and the administrative agent party thereto, as such facility may be amended, restated or modified in whole or in part from time to time. For the avoidance of doubt, this term does not include any refinancing of the Time Warner Term Loan Credit Facility.

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of CME that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors may designate any Subsidiary of CME (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, amalgamation or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

  (1)
  such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of CME which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

  (2)
  all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

  (3)
  such designation and the Investment of CME in such Subsidiary complies with "—Limitation on Restricted Payments";

  (4)
  such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of CME and its Subsidiaries;

  (5)
  such Subsidiary is a Person with respect to which neither CME nor any of its Restricted Subsidiaries has any direct or indirect obligation:

  (a)
  to subscribe for additional Capital Stock of such Person; or results;

  (b)
  to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating; and

  (6)
  on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with CME or any Restricted Subsidiary with terms substantially less favorable to CME than those that might have been obtained from Persons who are not Affiliates of CME.

        Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and CME could incur at least $1.00 of additional Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant on a pro forma basis taking into account such designation.

        "U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

        "U.S. Securities Act" means the United States Securities Act of 1933, as amended.

        "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of members of the management board, directors or persons acting in a similar capacity on similar corporate bodies.

DESCRIPTION OF THE UNIT WARRANTS

        The following description is a summary of the material provisions of the Warrant Agreement. It does not restate the agreement in its entirety. We urge you to read carefully the Warrant Agreement because it, and not this description, defines your rights as a holder of the Unit Warrants. Copies of the Warrant Agreement are available as set forth below under "—Additional Information." Certain defined terms used in this description but not defined in this prospectus have the meanings assigned to them in the Warrant Agreement. The registered holder of a Unit Warrant will be treated as the owner of it for all purposes. Only registered holders will have rights under the Warrant Agreement.

General

        Each Unit Warrant, when exercised, will entitle the holder thereof to purchase one share of our Class A Common Stock at an exercise price of $1.00 per share under the terms of the Warrant Agreement (as defined below). The exercise price and the number of shares of Class A Common Stock issuable upon exercise of a Unit Warrant are both subject to adjustment in certain cases. See "—Adjustments" below.

        The Unit Warrants may be exercised at any time on or after the second anniversary of the date of issuance. Unless earlier exercised, the Unit Warrants will expire on the fourth anniversary of the date of issuance.

        The Unit Warrants will be issued pursuant to a Warrant Agreement (the "Warrant Agreement") between us and the Warrant Agent. The Unit Warrants are subject to the terms of the Warrant Agreement and may only be exercised or transferred in accordance with the terms thereof. A copy of the Warrant Agreement is filed as an exhibit to the registration statement of which this prospectus is a part. You should read the Warrant Agreement for a more complete discussion of the terms of the Unit Warrants. We cannot assure you that a market will develop for the Unit Warrants. See "—Transferability of Unit Warrants" below.

        Beneficial owners of our Class A Common Stock whose shares are held in "street name" will have their Unit Warrants credited to the account of their broker, dealer, custodian bank or other nominee and record holders of our Class A Common Stock who acquire Unit Warrants in their own name will have their Unit Warrants credited in book-entry in DRS. The Company expects to deliver the Unit Warrants to record holders on or about May 2, 2014. Unit Warrants recorded in the DRS may be exchanged for a beneficial interest in a Global Warrant Certificate at any time by instructions to the Warrant Agent in the form specified in the Unit Warrant.

        The TW Initial Warrant and Unit Warrants issued to Time Warner pursuant to the TW Unit Private Placement and Backstop Purchase Commitment will be issued in definitive form that is not deposited with DTC. See "—Global Warrants; Exchange or Transfer" below.

Exercise

        In order to exercise all or any of the Unit Warrants, the holder thereof is required to deliver to the Warrant Agent a notice of election attached to the Warrant Agreement or DRS Statement and pay the amount of the full exercise price for each share of Class A Common Stock. The exercise price may be paid only in cash, unless we do not maintain an effective registration statement. See "—Maintenance of Registration Statement" below.

        The Unit Warrants held by Time Warner shall be exercisable by Time Warner at such time and in such amounts as would allow Time Warner to own up to 49.9% of the outstanding shares of Class A Common Stock (including any shares attributed to Time Warner as part of a group under Section 13(d)(3) of the Exchange Act).

        In addition, notwithstanding anything to the contrary under the terms of the Unit Warrants or the TW Initial Warrant, Time Warner shall not have any right to acquire shares of Class A Common Stock upon exercise of the Unit Warrant or the TW Initial Warrant, respectively, until the date that is 61 days after the earlier of: (a) the date on which the number of outstanding shares of Class A Common Stock owned by such holder, when aggregated with any outstanding shares of Class A Common Stock held by any group (as this term is used in Section 13(d)(3) of the Exchange Act) that includes such holder and any of its affiliates, would not result in the holder of such Unit Warrant or the TW Initial Warrant, respectively, being a beneficial owner (as such term is used in Section 13(d)(3) of the Exchange Act) of more than 49.9% of the outstanding shares of Class A Common Stock, and (b) the date on which such holder's beneficial ownership would not give to any person or entity any right of redemption, repurchase or acceleration under any indenture or other document governing any of our indebtedness that is outstanding as of the date of issuance of the Unit Warrants or the TW Initial Warrant, respectively.

Maintenance of Registration Statement

        We have agreed to use our commercially reasonable efforts to keep a registration statement effective covering the issuance of the Class A Common Stock issuable upon the exercise of the Unit Warrants. If the registration statement ceases to be effective for any reason at the time of exercise of any Unit Warrants, holders will be able to exercise their Unit Warrants on a cashless basis pursuant to an exemption from the registration requirements of the Securities Act under Section 3(a)(9).

No Rights as Shareholders

        The holders of unexercised Unit Warrants are not entitled to any of the rights to which the holders of our outstanding shares of Class A Common Stock are entitled and, as such, are not entitled to receive notice of, or to vote at, any meeting, to consent, to receive notice of any other proceedings of the Company or to exercise any other rights whatsoever as our shareholders.

Transferability of Unit Warrants

        The Unit Warrants are transferable. The Unit Warrants will, subject to any applicable federal, state or foreign securities law restrictions, be transferable even though they are not quoted on a securities exchange. You may sell your Unit Warrants through a broker, dealer, custodian bank or other nominee which may charge a transaction fee or commission. We cannot provide you with any assurances as to the liquidity of or the trading market for the Unit Warrants.

Business Combinations

        In case of any a merger, consolidation, statutory share exchange, amalgamation, tender offer, recapitalization, reorganization, scheme of arrangement or any other transaction resulting in the shareholders of the Company immediately before such transaction owning, directly or indirectly, less than a majority of the aggregate voting power of the resultant entity (collectively, a "Business Combination"), the right of a holder of a Unit Warrant to receive shares of Class A Common Stock upon exercise of a Unit Warrant shall be converted into the right to exercise such Unit Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Class A Common Stock issuable (at the time of such Business Combination) upon exercise of such Unit Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon closing of such Business Combination or reclassification. In determining the kind and amount of stock, securities or the property receivable upon exercise of a Unit Warrant following the closing of such Business Combination, if the holders of Class A Common Stock have the right to elect the kind or amount of consideration receivable upon closing of such Business Combination, then the consideration that a holder of a Unit Warrant shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of Class A Common Stock that affirmatively make an election (or of all such holders if none make an election).

Adjustments

        The number of shares of Class A Common Stock issuable upon exercise of the Unit Warrants and the exercise price will be subject to adjustment in certain events including:

  •
  dividends or distributions of shares of our Class A Common Stock;

  •
  subdivisions, combinations and certain reclassifications of shares of our Class A Common Stock; or

  •
  certain repurchases of shares of our Class A Common Stock pursuant to a tender offer or exchange offer at a price above the market price for our shares of Class A Common stock.

        Unless a distribution is made in connection with a Business Combination, if there is a distribution to the holders of Class A Common Stock (other than pursuant to a subdivision, combination, reclassification or similar transaction), upon exercise of the Unit Warrant, the holder of the Unit Warrant will receive, without payment of any additional consideration therefor, the amount of such distribution the holder would hold on the date of exercise, as if the holder had been a record holder of Class A Common Stock on the date of such distribution, in addition to the number of shares of Class A Common Stock receivable upon exercise.

Amendment

        The consent of the holders of a majority of the then outstanding Unit Warrants will be required for any amendment or supplement of the Warrant Agreement. Any amendment pursuant to which the exercise price would be increased, the number of shares of Class A Common Stock issuable upon exercise of the Unit Warrants would be decreased, the expiration date would be made to occur sooner or any adverse change would be made to the adjustment provisions of the Warrant Agreement (in each case, other than pursuant to adjustments provided for in the Warrant Agreement), however, will require the consent of each holder of the Unit Warrants affected.

Warrant Agent

        American Stock Transfer & Trust Company, LLC is the Warrant Agent.

Governing Law

        The Warrant Agreement and the Unit Warrants are governed by, and will be construed in accordance with, the laws of the State of New York.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the Warrant Agreement without charge by writing to us at: c/o CME Media Services Ltd., Attention Corporate Secretary, Krizeneckeho nam. 1078/5, 152 00 Prague 5, Czech Republic.

Global Warrants; Book-Entry Warrants; Exchange or Transfer

        The Unit Warrants will be issued in book-entry only form and will be (i) represented by one or more permanent global certificates deposited with the Warrant Agent as custodian or (ii) for record holders of Class A Common Stock, in the DRS, record of which will be maintained by the Warrant Agent. The TW Initial Warrant and Unit Warrants issued to Time Warner pursuant to the TW Unit Private Placement and Backstop Purchase Commitment and Term Loan Warrants, if any, will be issued in definitive form and not deposited with DTC or with the Warrant Agent.

        The global warrant will be deposited with the Warrant Agent as custodian for DTC and registered in the name of DTC or nominee of DTC. You will hold your beneficial interests in the global warrant directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC.

        DTC has advised us that it is:

  (1)
  a limited purpose trust company organized under the laws of the State of New York;

  (2)
  a member of the Federal Reserve System;

  (3)
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  (4)
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities of institutions that have accounts with DTC (called "participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, which may include banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies (called, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

        Once the global security is deposited with DTC, DTC will credit, on its book-entry registration and transfer system, the Unit Warrants represented by such global security to the accounts of participants. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants' interests), the participants and the indirect participants.

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

        Owners of beneficial interests in global securities who desire to exercise their interests for Class A Common Stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for exercise. So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Unit Warrants represented by the global security for all purposes under the Warrant Agreement and the Unit Warrants. An owner of a beneficial interest in a global security will be able to transfer that interest only in accordance with the applicable procedures of DTC and the provisions of the Warrant Agreement. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have Unit Warrants represented by the global security registered in your name and will not be considered to be the owner or holder of any Unit Warrants under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action. Additionally, in such case, the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        We will make payments in respect of dividends and distributions, if any, and make adjustments as described in "—Adjustments" above pursuant to the terms of the Warrant Agreement, on the Unit Warrants represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. We expect that DTC or its nominee, upon receipt of any payment of dividends or distributions, if any, or a certificate describing any adjustment in exercise price or number shares, will credit participants' accounts in amounts proportionate to their respective beneficial interests in the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. Neither we nor the Warrant Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any Unit Warrant or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

        DTC has advised us that it will take any action permitted to be taken by a holder of Unit Warrants only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the Unit Warrants as to which such participant or participants has or have given such direction.

        If DTC notifies us that it is unwilling to be a depositary for the global security or ceases to be a clearing agency (and in either such case we fail to appoint a successor depositary) and we do not appoint a successor depository within 90 days, the Unit Warrants represented by the global security will be transferred to each beneficial holder thereof in definitive form.

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Warrant Agent have or will have any responsibility or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

        The Warrant Agent will register the transfer or exchange of Unit Warrants held in book-entry form when presented with written instruction, executed by the holder of Unit Warrants or his authorized attorney, in the form reasonably satisfactory to the Warrant Agent as provided in the Warrant Agreement.

U.S. Tax Consequences

        For a discussion of certain United States federal income tax consequences relating to the Unit Warrants, see "Certain Material U.S. Federal Income Tax Considerations."

DESCRIPTION OF CAPITAL STOCK

        As of December 31, 2013, our authorized share capital was: (a) 300,000,000 shares of Class A Common Stock, par value $.08 per share, (b) 15,000,000 shares of Class B common stock, par value $.08 per share (the "Class B Common Stock"), and (c) 5,000,000 shares of preferred stock, par value $.08 per share (the "Preferred Stock"), of which one share is designated "Series A Convertible Preferred Stock," and 200,000 shares are designated "Series B Convertible Redeemable Preferred Stock." As of December 31, 2013, there were 134,837,442 shares of Class A Common Stock issued and outstanding and 115,057,530 reserved for issuance, no shares of Class B Common Stock issued and outstanding, one share of Series A Preferred Stock issued and outstanding and 200,000 shares of Series B Preferred Stock issued and outstanding. In connection with the Rights Offering and in accordance with the terms of the Framework Agreement, we intend to seek shareholder approval at a special general meeting to amend our bye-laws and the conditions of our memorandum of association in order to increase our authorized number of shares of Class A Common Stock to 440,000,000 in order to have sufficient authorized share capital and sufficient authorized shares of Class A Common Stock to issue such shares upon exercise of the TW Initial Warrant and the Unit Warrants issued pursuant to the Rights Offering, the TW Unit Private Placement and the Backstop Purchase Commitment. Upon receipt of shareholder approval of such amendment to our bye-laws and the conditions of our memorandum of association at the special general meeting of shareholders to be held on April 14, 2014, we will reserve an aggregate of 114,000,000 shares of our Class A Common Stock for issuance upon exercise of upon exercise of the TW Initial Warrant and the Unit Warrants issued pursuant to the Rights Offering, the TW Unit Private Placement and the Backstop Purchase Commitment.

        The following statements are summaries of certain provisions of our memorandum of association, bye-laws and the Companies Act 1981, as amended, of Bermuda (the "Companies Act"). These summaries do not purport to be complete and are qualified in their entirety by reference to all of the provisions of our memorandum of association and bye-laws, each of which have been incorporated by reference into this prospectus. Prospective investors are urged to read the exhibits for a complete understanding of our memorandum of association and bye-laws.

Class A Common Stock

        The holders of shares of Class A Common Stock are entitled to one vote per share and are entitled to vote as a single class together with the holders of shares of Class B Common Stock on all matters subject to shareholder approval, except that the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock will each vote as a separate class with respect to any proposed "going private" transactions (as defined in our bye-laws and summarized below) between us and Ronald S. Lauder or any of his affiliates and with respect to any matter requiring class voting by the Companies Act. The holders of issued shares of Class A Common Stock are entitled to receive dividends as and when declared by our board of directors, pari passu with the holders of shares of Class B Common Stock, out of funds legally available therefor, subject to any preferred dividend right of the holders of any preferred stock. Under Bermuda law, a company's board of directors may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than its liabilities. The holders of shares of Class A Common Stock have no preemptive or cumulative voting rights and no rights to convert their shares of Class A Common Stock into any other securities. In the event of our dissolution or winding up, the holders of shares of Class A Common Stock are entitled to receive and share ratably and equally in our remaining assets, if any, pari passu with the holders of shares of Class B Common Stock, after the payment of all of our debts and liabilities and subject to any liquidation preference on any issued and outstanding shares of preferred stock.

        Our bye-laws provide that our board of directors may, in its absolute discretion and without assigning any reason, refuse to register the transfer of any shares of Class A Common Stock to more than four joint holders, or if the transfer of such shares is restricted by an employee plan. Our board of directors may decline to recognize any instrument of transfer unless it is accompanied by the relevant share certificate and such other evidence of the transferor's right to make the transfer as our board of directors shall reasonably require. Subject to the foregoing, a holder of shares of Class A Common Stock may transfer the title to all or any of his shares by an instrument of transfer in the usual or common form or in any other form approved by the board of directors. The instrument of transfer must be signed by the transferor and the transferee, although our board of directors may accept the instrument signed only by the transferor.

        Our bye-laws further provide that nothing in the bye-laws shall impair the settlement of transactions entered into through the facilities of the NASDAQ Global Select Market except as provided by such exchange.

        A register of holders of shares of Class A Common Stock is maintained by Citco (Bermuda) Limited in Bermuda, and a branch register is maintained in the United States by our transfer agent, American Stock Transfer and Trust Company, LLC.

Class B Common Stock

        The holders of shares of Class B Common Stock are entitled to ten votes per share and are entitled to vote as a single class together with the holders of shares of Class A Common Stock on all matters which are subject to shareholder approval, except that the holders of the shares of Class A Common Stock and the holders of shares of Class B Common Stock will each vote as a separate class with respect to any proposed "going private" transactions (pursuant to Rule 13e-3 under the Exchange Act) between us and such holders and any matter requiring class voting by the Companies Act. The holders of the issued shares of Class B Common Stock are entitled to receive dividends as and when declared by the board of directors, pari passu with the holders of shares of Class A Common Stock, out of funds legally available therefor, subject to any preferred dividend right of the holders of any preferred stock. Under Bermuda law, a company's board of directors may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than its liabilities. The holders of the shares of Class B Common Stock have no preemptive or cumulative voting rights. The holders of the shares of Class B Common Stock have the right to convert their shares of Class B Common Stock into shares of Class A Common Stock at their election and on a one to one basis, and all shares of Class B Common Stock will automatically convert into shares of Class A Common Stock on a one to one basis when the number of shares of Class B Common Stock issued and outstanding represent less than 10% of the combined total number of shares of Class A Common Stock and shares of Class B Common Stock issued and outstanding. In the event of our dissolution or winding up, the holders of shares of Class B Common Stock are entitled to receive and share ratably and equally in our remaining assets, if any, pari passu with the holders of shares of our Class A Common Stock, after the payment of all of our debts and liabilities and subject to any liquidation preference on any issued and outstanding shares of preferred stock.

        Pursuant to the Investor Rights Agreement (described below), we cannot issue, among other things, Class B Common Stock without the consent of Time Warner.

        The transfer agent and registrar for shares of our Class B Common Stock is Citco (Bermuda) Limited in Bermuda.

Preferred Stock

        Subject to the Companies Act and our memorandum of association and bye-laws, shares of our Preferred Stock may be issued from time to time as determined by our board of directors, without shareholder approval. Such shares of Preferred Stock may be issued in such series and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other provisions, as may be fixed by our board of directors. Our board of directors, without shareholder approval, could issue shares of Preferred Stock with voting and conversion rights which could adversely affect the benefit of any voting power and the benefit of other rights of the holders of shares of Class A Common Stock and which could be used by us as an anti-takeover measure such as a "poison pill" without any further action by the holders of shares of Class A Common Stock. This may have the effect of delaying, deferring or preventing a change of control of us by increasing the number of shares necessary to gain control of us.

Terms of Series A Convertible Preferred Stock

        On July 3, 2012, we issued a single share of Series A Preferred Stock to Time Warner in reliance on an exemption from registration afforded by Section 4(2) of the Securities Act. The share of Series A Preferred Stock is convertible into 11,211,449 shares of Class A Common Stock on the date that is 61 days after the date on which the number of outstanding shares of Class A Common Stock owned by TW Investor, when aggregated with any outstanding shares of Class A Common Stock held by any group (as this term is used in Section 13(d)(3) of the Exchange Act) that includes Time Warner and any of its affiliates, would not result in Time Warner being a beneficial owner (as such term is used in Section 13(d)(3) of the Exchange Act) of more than 49.9% of the outstanding shares of Class A Common Stock of the Company. The Series A Preferred Stock has such other rights, powers and preferences, including potential adjustments to the number of Class A Common Stock to be issued, as are set forth in the Certificate of Designation of the Series A Preferred Stock, which is an exhibit to the registration statement of which this prospectus forms a part.

Terms of Series B Convertible Redeemable Preferred Stock

        On June 25, 2013, we issued and sold 200,000 shares of our Series B Preferred Stock to Time Warner for an aggregate purchase price of $200.0 million.

        The initial stated value of the Series B Preferred Stock of $1,000 per share accretes at an annual rate of 7.5%, compounded quarterly, from and including the date of issuance to but excluding the third anniversary of the date of issuance, and at an annual rate of 3.75%, compounded quarterly (June 25, 2013), from and including the third anniversary of the date of issuance to but excluding the fifth anniversary of the date of issuance. We have the right from the third anniversary of the date of issuance to pay cash to the holder in lieu of any further accretion. From the third anniversary of the date of issuance, each share of Series B Preferred Stock may, at the holder's option, be converted into the number of shares of our Class A Common Stock determined by dividing (a) the accreted stated value plus accrued but unpaid dividends, if any, in each case as of the conversion date, by (b) the conversion price, which was $3.1625 at the date of issuance but is subject to adjustment from time to time pursuant to customary weighted-average anti-dilution provisions with respect to our issuances of equity or equity-linked securities at a price below the then applicable conversion price (excluding any securities issued under our benefit plans at or above fair market value). As of December 25, 2013, the 200,000 shares of Series B Preferred Stock are convertible into 65,641,500 shares of our Class A Common Stock.

        We have the right to redeem the Series B Preferred Stock in whole or in part from the third anniversary of the date of issuance, upon 30 days' written notice. The redemption price of each outstanding share of Series B Preferred Stock is equal to its accreted stated value plus accrued but unpaid dividends, if any, in each case as of the redemption date specified in the redemption notice. After receipt of a redemption notice, each holder of shares of Series B Preferred Stock will have the right to convert, prior to the date of redemption, all or part of such Series B Preferred Stock to be redeemed by us into shares of our Class A Common Stock in accordance with the terms of conversion described above.

        Holders of the Series B Preferred Stock have no voting rights on any matter presented to holders of any class of our capital stock, with the exception that they may vote with holders of shares of our Class A Common Stock (a) with respect to a change of control event or (b) as provided by our Bye-laws or applicable Bermuda law. Holders of Series B Preferred Stock will participate in any dividends declared or paid on our Class A Common Stock on an as-converted basis. The Series B Preferred Stock will rank pari passu with our Series A Preferred Stock and senior to all other equity securities of the Company in respect of payment of dividends and distribution of assets upon liquidation.

        In addition to any other rights provided by law or our Memorandum of Association or Amended and Restated Bye-Laws of the Company, so long as Time Warner (together with its affiliates) owns more than 50.0% of the Series B Preferred Stock and does not have more than 50.0% of the voting power of the outstanding voting securities of the Company, we will not, and will not permit any of our subsidiaries to, without the prior written consent of Time Warner, whether by reclassification, reorganization, merger, consolidation, acquisition, operation of law or otherwise: (a) amend or modify our organizational documents in a manner adverse to the Series B Preferred Stock; (b) authorize, designate, create or issue any equity securities that are senior to or pari passu with the Series B Preferred Stock in respect of the right to receive dividends or to receive distributions of assets of the Company upon a liquidation event or a change of control event; (c) authorize, designate, create or issue any equity securities that are senior to the Class A Common Stock with respect to voting power;(d) declare or pay any dividend or distribution in respect of any equity securities (other than dividends payable to us or any of our subsidiaries or to the holders of Series B Preferred Stock); (e) issue any equity securities of any of our subsidiaries to any person or entity (other than is or any of our wholly owned subsidiaries); (f) authorize or effect a liquidation event or adopt any plan for the same, restructure any material indebtedness or effect any reorganization, recapitalization or reclassification or consent to any of the foregoing; (g) effect any sale, transfer or other disposition of any material assets (other than to us or any of our subsidiaries), in each case, in one transaction or in a series of related transactions; (h) incur or suffer to exist any lien or encumbrance on our material assets or those of any of our subsidiaries other than Permitted Liens (as defined in the indenture governing the 2017 Fixed Rate Notes); (i) redeem any securities other than the Series B Preferred Stock (other than the 2015 Convertible Notes, 2016 Fixed Rate Notes and 2017 Fixed Rate Notes in accordance with their terms); (j) enter into or effect any transaction or series of transactions between any of our affiliates and us or any of our subsidiaries having a value greater than $100,000 (other than transactions solely between or among us and/or any of our wholly owned subsidiaries or any such transactions between Time Warner Inc. or its subsidiaries and us or any of our subsidiaries); (k) engage in any business other than a Permitted Business (as defined in the indenture governing the 2017 Fixed Rate Notes); (l) invest in or acquire any material business or entity, other than investments in or acquisitions or restructurings of any of our subsidiaries; or (m) agree or commit to do any of the foregoing actions.

        The Series B Preferred Stock have such other rights, powers and preferences as are set forth in the Certificate of Designation for the Series B Preferred Stock, which is an exhibit to the registration statement of which this prospectus forms a part.

Investor Rights Agreement

        We are party to an investor rights agreement, or Investor Rights Agreement, with Time Warner, Mr. Ronald Lauder, RSL Savannah LLC, RSL Investments LLC, RSL Investment Corporation. The Investor Rights Agreement establishes certain restrictions on transfers by Time Warner and its permitted transferees (collectively, the "Time Warner Investors") of the shares of Class A Common Stock and Class B Common Stock beneficially owned by the Time Warner Investors as of the date of the Investor Rights Agreement (the "Shares"), and by Mr. Lauder on the shares of Class A Common Stock and Class B Common Stock beneficially owned by Mr. Lauder, RSL Savannah, RSL Investments LLC, RSL Investments Corporation and permitted transferees (which we collectively refer to herein as the "RSL investors"). The Investor Rights Agreement also regulates the conduct of the Time Warner Investors and the RSL investors in respect of transactions that may result in a change of control of the Company. This description of the Investor Rights Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to the Investor Rights Agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

        Change of Control.    In the event our board of directors determines to approve or recommend to our shareholders an offer or proposal in respect of a change of control transaction of the Company and the Time Warner Investors own at least 25% of the Shares at such time, the Time Warner Investors will have the right for a period of ten days from notice of such offer or proposal to make an alternative offer or proposal for a change of control transaction. If an alternative offer or proposal from the Time Warner Investors is more favorable to the Company's shareholders from a financial point of view, the board of directors will approve and recommend to the Company's shareholders such alternate proposal and the RSL investors will accept such alternate proposal; provided, that the board of directors will not be obliged to recommend such alternate proposal from the Time Warner Investors if it has received a subsequent proposal that is more favorable to the Company's shareholders than the alternative proposal from Time Warner from a financial point of view.

        Preemptive Rights.    Subject to certain exceptions, we will grant the Time Warner Investors preemptive rights in the event of future offerings of our equity securities in order to allow the Time Warner Investors to preserve their pro rata economic interest.

        Board Rights.    Until the conclusion of the Company's first annual general meeting following the termination of the voting agreement, to the extent that the Time Warner Investors collectively beneficially own at least 10% of the Class A Common Shares, and subject to fulfillment of the criteria for director nominees established by the Company's Bye-Laws and its Corporate Governance/Nominating Committee, the Company agrees to designate two persons designated by Time Warner as director nominees in the Company's proxy statement and proxy card with respect to future annual general meetings of shareholders of the Company and special meetings of shareholders of the Company at which directors are elected, provided that the Company shall not be required to take any action or enforce any agreement if in the Company's reasonable judgment such action or the enforcement of such agreement would violate or result in the violation of any applicable law.

        Limitations on Issuances of New Securities.    For so long as the Time Warner Investors own at least 25% of the Shares, we will agree that we will not, without the consent of the Time Warner Investors, authorize an increase in the number of shares of authorized stock or issue any shares of stock or securities convertible into or exchangeable for shares of stock other than (i) Class A Common Stock, (ii) options, warrants, restricted stock units and other similar securities exercisable for or convertible into Class A Common Stock which are issued to our employees, officers, directors and consultants pursuant to employee benefit, stock option, stock option exchange and stock purchase plans maintained by us up to such amounts under such plans as are approved by the Board or (iii) the Series A Preferred Stock or Series B Preferred Stock to Time Warner.

Registration Rights Agreement

        Under the registration rights agreement, dated May 18, 2009, by and between the Company and Time Warner, Time Warner received the right to make up to two demand registrations with respect to any securities issued by the Company in any consecutive twelve-month period (subject to requesting a minimum amount of equity securities to be registered), the right to request a shelf registration and piggyback registration rights (subject to customary cutbacks). We are also be obligated to use our commercially reasonable efforts to file a shelf registration statement with respect to the equity securities to be registered, upon the request of the Time Warner.

DESCRIPTION OF CERTAIN PROVISIONS OF BERMUDA LAW AND OUR MEMORANDUM OF
ASSOCIATION AND BYE-LAWS

Meetings of Shareholders

        Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year (referred to as the annual general meeting) unless the company has, by resolution in a general meeting, elected to dispense with the holding of annual general meetings. Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days' advance notice of a general meeting, but the accidental omission to give notice to, or the non-receipt of a notice by, any person does not invalidate the proceedings at a meeting. Our bye-laws provide that our board of directors may convene an annual general meeting or a special general meeting. Under our bye-laws, in general, at least 14 clear days' notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such shorter notice is agreed: (i) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; and (ii) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting together holding not less than 95% in nominal value of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is such number of shareholders holding a majority of the total issued voting shares and present in person or by proxy.

Variation of Rights

        If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of at least 75% of the issued shares of that class; or (ii) with the sanction of a resolution passed by at least 75% of the votes cast at a separate general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares.

Capitalization of Profits and Reserves

        Pursuant to our bye-laws, our board of directors may: (i) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for dividend or distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro-rata to the shareholders; or (ii) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full partly paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Anti-takeover Protections

        Our bye-laws contain provisions that could make it more difficult for a third party to acquire us without the consent of our board of directors. These provisions provide for discretion conferred upon our board of directors to determine the powers, preferences and rights of our preference shares and to issue the preference shares without shareholder approval. This could impede the ability of one or more shareholders (acting in concert) to acquire sufficient influence over the election of directors and other matters to effect a change in control of our management. Our bye-laws also establish an advance notice procedure for the nomination, other than by or at the direction of our board of directors, of candidates for election as directors. These provisions could make it more difficult for a third party to acquire us, even if the third party's offer may be considered beneficial by many shareholders. As a result, shareholders may be limited in their ability to obtain a premium for their shares.

Amendment of Memorandum of Association and Bye-laws

        Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Our bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by an ordinary resolution of the holders of shares of Class A Common Stock and shares of Class B Common Stock voting together as a single class.

        Under Bermuda law, the holders of an aggregate of not less than 20% in par value of the company's issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company's share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within twenty-one days after the date on which the resolution altering the company's memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Differences in Corporate Law

        Bermuda law and the Companies Act differ in certain respects from laws generally applicable to United States corporations and their shareholders. Set forth below is a summary of certain material differences between Bermuda law and Delaware corporate law. The following statements are summaries, and do not purport to deal with all aspects of Bermuda law that may be relevant to us or our shareholders.

        Fiduciary Duty; Interested Directors.    Under Bermuda law, at common law, the directors of a Bermuda company owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and to exercise their powers and fulfill the duties of their office honestly. This duty includes the following elements: (a) a duty to act in good faith in the best interests of the company; (b) a duty not to make a personal profit from opportunities that arise from the office of director; (c) a duty to avoid conflicts of interest; and (d) a duty to exercise powers for the purpose for which such powers were intended. In addition, the Companies Act imposes a specific duty on directors and officers of a Bermuda company to act honestly and in good faith with a view to the best interests of the company and requires them to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Companies Act also imposes various duties on officers of a company with respect to certain matters of management and administration of the company. Our bye-laws provide that no director or officer shall be disqualified by his office from entering into a contract or arrangement with us nor can such director be liable to us for any profit realized pursuant to such a transaction provided the nature of such director's or officer's interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. Under Delaware law no such transaction would be voidable if (a) the material facts as to such interested director's relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (b) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the stockholders or (c) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for any transaction for which such director derived an improper personal benefit.

        Amalgamation, Merger and Other Business Combinations.    We may acquire the business of another Bermuda company similarly exempt from Bermuda taxes or a company incorporated outside Bermuda and carry on such business when it is within the objects of our memorandum of association. We may amalgamate or merge with another Bermuda company or with a company incorporated in another jurisdiction which permits such a company to amalgamate or merge with a Bermuda company, subject to board and certain shareholder approval (except for an amalgamation between certain affiliates). Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who is not satisfied that fair value has been offered for such shareholder's shares may, within one month of notice of the shareholders meeting to consider the amalgamation or merger, apply to the Supreme Court of Bermuda to appraise the fair value of such shareholder's shares. Under Delaware law, with certain exceptions, any merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the issued shares entitled to vote. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair market value of the shares held by such stockholder (as determined by a court or by agreement of the corporation and the stockholder) in lieu of the consideration such stockholder would otherwise receive in the transaction.

        Takeovers.    Under Bermuda law, an acquiring party is generally able to acquire compulsorily the shares of minority shareholders in the following ways:

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  By a procedure under the Companies Act known as a "scheme of arrangement." A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of shares representing in the aggregate a majority in number and at least 75% in value of the shareholders present and voting either in person or by proxy at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of shares could be compelled to sell their shares under the terms of the scheme of arrangement.

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  If the acquiring party is a company, it may compulsorily acquire all the shares of the target company by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, by notice require any non-tendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, non-tendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror's notice of its intention to acquire such shares) orders otherwise.

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  Where one or more parties holds not less than 95% of the shares or a class of shares of a company, such holder(s) may, pursuant to a notice given to the remaining shareholders or class of shareholders, acquire the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any 90% or more owned subsidiary. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

        Shareholder's Suit.    The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda.

        However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond the corporate power of the Company or is illegal or would result in the violation of our memorandum of association or bye-laws.

        Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than that which actually approved it. When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorney fees incurred in connection with such action.

        Indemnification of Directors and Officers.    Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any loss or liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act. Our bye-laws provide that our directors, officers, any person appointed to any committee by the board of directors and certain other persons (and their respective heirs, executors or administrators) in their capacity as such shall be indemnified and held harmless by us in respect of their acts or omissions, except in respect of their fraud or dishonesty. Under Delaware law, a corporation may adopt a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for breaches of the director's duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, for improper payment of dividends or for any transaction from which the director derived an improper personal benefit. Delaware law has provisions and limitations similar to Bermuda regarding indemnification by a corporation of its directors or officers, except that under Delaware law the statutory rights to indemnification may not be as limited.

        Our bye-laws also provide that our shareholders waive any claim or right of action that they might have, both individually and on our behalf, against any of our directors or officers in relation to any act or failure to act in the performance of such director's or officer's duties, except in respect of any fraud or dishonesty of such director or officer. Our bye-laws provide that the indemnity and waiver of claims provided in our bye-laws shall extend, as a matter of contract, between each shareholder and each former director and officer of the Company (and their respective heirs, executors or administrators) to any act done, purported to be done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trust by the former directors or officers of the Company. The indemnification provided in our bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided these rights do not extend to his or her fraud or dishonesty.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        Inspection of Corporate Records.    Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda which will include our memorandum of association (including its objects and powers) and any alteration to the memorandum of association and documents relating to an increase or reduction of authorized capital. The shareholders have the additional right to inspect the bye-laws, minutes of general meetings and audited financial statements, which must be presented to the annual general meeting of shareholders. Our register of members is also open to inspection by members of the public without charge. We are required to maintain our register of members in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside Bermuda. We are required to keep at our registered office a register of our directors and officers which is open for inspection to shareholders and to members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation's shareholder list and its other books and records for any purpose reasonably related to such person's interest as a shareholder.

Certain Other Provisions of Bermuda Law

        We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in or out of Bermuda or to pay dividends to United States residents who are holders of shares of our Class A Common Stock and other securities. General permission under the Exchange Control Act 1972 (and its related regulations) was obtained by the Company from the Bermuda Monetary Authority for the issue and transfer of shares of Class A Common Stock and other securities to and between non-residents of Bermuda for exchange control purposes provided shares of our Class A Common Stock remain listed on an appointed stock exchange, which includes NASDAQ.

        In addition, under the Exchange Control Act 1972 (and its related regulations), the Bermuda Monetary Authority has granted general permission in its notice to the public dated June 1, 2005, where equity securities of a Bermuda company are and remain listed on an appointed stock exchange, for the issue and subsequent transfer of any securities of the company (which would include Class A Common Stock, the Unit Warrants, the New Notes and the TW Initial Warrant) from and/or to a non-resident of Bermuda for so long as any equity securities of the company remain so listed.

        The Bermuda Monetary Authority has also granted consent for the issue and transfer of up to 20% of the shares of our Class A Common Stock in issue from time to time to persons resident in Bermuda for exchange control purposes without the need to obtain prior approval.

        In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding the recording of any such special capacity we are not bound to investigate or incur any responsibility in respect of the proper administration of any such trust.

        We will take no notice of any trust applicable to any of our shares whether or not we had notice of such trust.

 CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following are the material United States federal income tax consequences relating to (i) the issuance of the Rights and (ii) the ownership and sale or other disposition of New Notes, Unit Warrants and our Class A Common Stock. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing U.S. Department of Treasury regulations (the "Treasury Regulations") thereunder and current administrative rulings and court decisions. All of the foregoing are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion. We have not sought any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made and conclusions reached in the following summary, and there can be no assurance that the IRS will agree with our statements and conclusions. This summary applies only to persons who hold the Rights, New Notes, Unit Warrants or our Class A Common Stock as capital assets within the meaning of Section 1221 of the Code (that is, generally for investment purposes) and who acquired the New Notes, Unit Warrants or our Class A Common Stock pursuant to the exercise of Rights or Warrants acquired pursuant to the exercise of Rights. This summary does not discuss all aspects of federal income taxation that may be relevant to holders in light of their special circumstances or to holders subject to special tax rules, such as financial institutions, insurance companies, tax-exempt entities, regulated investment companies, real estate investment trusts, entities classified as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons who hold the Rights, New Notes, Unit Warrants or our Class A Common Stock through a partnership or other passthrough entity, persons subject to alternative minimum tax, persons holding the New Notes, Unit Warrants or our Class A Common Stock as a part of a hedge, straddle, conversion, constructive sale or other integrated transaction, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, persons who have ceased to be U.S. citizens or to be taxed as resident aliens, persons who own, or are deemed to own, 10% or more of our voting stock, "controlled foreign corporations," "passive foreign investment companies," corporations that accumulate earnings to avoid U.S. federal income tax, persons who are (or would become upon receipt or exercise of the Rights acquired in the Rights Offering) "United States shareholders" within the meaning of Section 951(b) of the Code. This summary also does not discuss any tax consequences arising under the United States federal estate and gift tax laws or the laws of any state, local, foreign or other taxing jurisdiction.

        As used herein, the term "U.S. Holder" means a beneficial owner of the Rights, New Notes, Unit Warrants or our Class A Common Stock, as the case may be, that is for U.S. federal income tax purposes:

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  a citizen or individual resident of the United States;

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  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof;

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust was in existence on August 20, 1996 and has a valid election in effect under applicable U.S. Treasury Regulations to continue to be treated as a U.S. person.

        In the case of an entity treated as a partnership for U.S. federal income tax purposes that receives the Rights or that holds the New Notes, Unit Warrants or our Class A Common Stock, the treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. A holder of the Rights, New Notes, Unit Warrants or our Class A Common Stock that is a partnership or a partner in such partnership should consult its tax advisors about the U.S. federal income tax consequences of acquiring, holding and disposing of the Rights, New Notes, Unit Warrants or our Class A Common Stock.

        As used in this summary, the term "non-U.S. Holder" means a beneficial owner of Rights, New Notes, Unit Warrants or our Class A Common Stock, that is not a U.S. Holder.

Tax Consequences to U.S. Holders

Tax Treatment of the Receipt, Exercise and Expiration of the Rights

        The tax treatment of the receipt, exercise and expiration of the Rights is subject to substantial uncertainty, and alternative characterizations could apply.

        Under one alternative, the receipt of a Subscription Right by a U.S. Holder pursuant to this Rights Offering will not be treated as a taxable distribution with respect to such U.S. Holder's Class A Common Stock, Series A Preferred Stock or Series B Preferred Stock in the Company, as applicable, for U.S. federal income tax purposes. Pursuant to this alternative, a U.S. Holder that exercises a Subscription Right could be treated as purchasing a Unit for cash in an amount equal to the Subscription Price. If such treatment applies, the U.S. Holder would have a tax basis in a New Note and Warrant equal to the amount of the Subscription Price allocated to each (see below) and a holding period in a New Note and Warrant beginning the day after the exercise. While not free from doubt, we intend to take the position that a U.S. Holder exercising a Subscription Right has purchased a Unit in exchange for the Subscription Price. Although we believe that this is the proper characterization of the receipt and exercise of a Subscription Right, there may be alternative characterizations of the issuance of the Rights. Unless specifically stated to the contrary, the discussion below assumes that this alternative describes the proper characterization of the receipt and exercise of a Subscription Right.

        Under another alternative, the receipt of a Subscription Right by a U.S. Holder pursuant to this Rights Offering could be treated as a taxable distribution (in the amount of the fair market value of such Subscription Right) with respect to such U.S. Holder's Class A Common Stock, Series A Preferred Stock or Series B Preferred Stock in the Company, as applicable, for U.S. federal income tax purposes, subject to the rules discussed below under "Ownership of Class A Common Stock—Distributions."

        U.S. Holders are urged to consult their tax advisors regarding the proper federal income tax treatment of the Rights.

Issue Price of a New Note and a Unit Warrant

        The issue price of a New Note depends on the issue price of a Unit. A Unit consisting of a New Note and a Unit Warrant received upon exercise of a Subscription Right should be considered an investment unit under the Treasury Regulations. The issue price of an investment unit is generally determined in the same manner as the issue price of a debt instrument. Therefore, the issue price of the investment units should be the first price at which the debt instruments are sold for money, which, in this case, will be the Subscription Price. The issue price of the Unit would then be allocated between the New Note and the Unit Warrant that comprise the Unit based on their relative fair market values. We anticipate that the value allocated to the Unit Warrants will be significant and as such the issue price of the New Note is likely to be significantly less that the face amount of such New Note. The Company's determination of the allocation of the issue price may be requested from the Company by writing to the Company at O'Hara House, 3 Bermudiana Road, Hamilton HM08, Bermuda. An issuer's allocation of the issue price of an investment unit is binding on all holders of the investment unit unless a holder explicitly discloses a different allocation on a timely filed income tax return for the taxable year that includes the acquisition date of the investment unit.

        U.S. Holders should consult their tax advisors regarding the determination of the issue price of the Units and the New Notes.

Interest and OID on the New Notes

        The New Notes will have OID equal to the excess of a New Note's stated redemption price at maturity over its issue price. A New Note's stated redemption price at maturity is the sum of all payments provided by the terms of the New Note, other than qualified stated interest. Qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. Because prior to November 15, 2015 we will pay interest on the New Notes by adding such interest to the principal balance of the New Notes ("PIK Interest") and may elect to do so thereafter, none of the interest on the New Notes (including any cash interest actually paid) will be qualified stated interest. Additionally, the issue price of a New Note is likely to be significantly less that the face amount of such New Note. See "Issue Price of a New Note and a Unit Warrant," above. For these reasons, the New Notes will be issued with OID for U.S. federal income tax purposes and the amount of such OID is likely to be significant.

        A U.S. Holder is required to include any OID in respect of a New Note in income on a constant yield to maturity basis over the term of the New Note and in advance of the receipt of cash payments attributable to such income. The amount of OID includible in income by a U.S. Holder of New Notes is the sum of the daily portions of OID with respect to the New Note for each day during the taxable year or portion thereof in which such U.S. Holder holds such New Note ("accrued OID"). A daily portion is determined by allocating to each day in any accrual period a pro rata portion of the OID that accrued in such period. The accrual period of a New Note may be of any length and may vary in length over the term of the New Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or last day of an accrual period. The amount of OID allocable to any accrual period is the product of the New Note's adjusted issue price at the beginning of such accrual period and its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of such period. The adjusted issue price of a New Note at the start of any accrual period is equal to its issue price, increased by the accrued OID for each prior accrual period and reduced by any cash payments received on the New Note (other than any cash payments received as a pro rata prepayment as described below).

        The yield to maturity of a New Note is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the New Note, produces an amount equal to the issue price of the New Note. Subject to the discussion below, the yield to maturity is constant over the term of the New Note. In determining how to take into account a payment that is payable at our election in cash or in PIK Interest, the applicable Treasury Regulations require us and each U.S. Holder to assume that we will pay PIK Interest only if doing so would minimize the yield of the New Notes. For purposes of determining the yield to maturity, the assumption is that we will exercise the option to pay PIK Interest. These assumptions are made solely for such U.S. federal income tax purposes and do not constitute a representation by us regarding the elections we will make with respect to the New Notes. If the assumptions we and each U.S. Holder are required to make are contrary to actual circumstances and we in fact pay cash interest then solely for the purposes of determining the amount of OID on the New Notes we will be deemed to have made a pro rata prepayment (within the meaning of the applicable Treasury Regulations) to the extent of such cash payment, which should be treated as a payment in retirement of a portion of the New Note and may result in gain or loss to the U.S. Holder.

        The OID on a Note generally will constitute foreign source income in computing the foreign tax credit allowable to U.S. holders under U.S. federal income tax laws.

Sale, Exchange, Redemption or Other Taxable Disposition of the New Notes

        Upon the sale, exchange, redemption or other taxable disposition of a New Note (including any deemed pro rata prepayment as described above), U.S. Holders will recognize U.S. source capital gain or loss equal to the difference between (1) the sum of cash plus the fair market value of all other property received on the disposition and (2) the U.S. Holder's adjusted tax basis in the New Note. A U.S. Holder's adjusted tax basis in a New Note will, in general, be the issue price of such New Note to such U.S. Holder, increased by any previously accrued OID and reduced by any cash payments received on the New Note (other than any cash payments treated as a pro rata prepayment as described above). Although not free from doubt, a U.S. Holder's adjusted tax basis, adjusted issue price and accrued and unpaid OID in a New Note should be allocated between the original New Note and any additional note issued as PIK Interest with respect to such New Note in proportion to their relative principal amounts. A U.S. Holder receiving a pro rata prepayment as described above will be required to treat each New Note that it holds as consisting of two debt instruments, one that is prepaid and retired and one that remains outstanding, and must allocate the adjusted issue price, adjusted basis and accrued but unpaid OID on each such New Note immediately prior to the cash payment proportionally between these two debt instruments. The capital gain or loss is long-term capital gain or loss if, at the time of the disposition, the U.S. Holder has held the New Note for more than one year. A U.S. Holder's holding period in any additional New Note issued would likely be identical to its holding period for the original New Note with respect to which the additional New Note was received. Long-term capital gain recognized by certain non-corporate U.S. Holders, including individuals, is subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

  Early Maturity

        The New Notes will mature on the earlier of (i) December 1, 2017 and (ii) the date of the occurrence of any one or all of the following: (a) an acceleration of the Time Warner Term Loan Agreement, (b) any voluntary or involuntary repayment or prepayment (including through a purchase of the loans outstanding under the Time Warner Term Loan) in full of the principal amount of the Time Warner Term Loan, whether or not such repayment or prepayment is permitted under the terms of the Time Warner Term Loan Agreement or under the indenture governing the New Notes or (c) any other date on which the Time Warner Term Loan Agreement has been terminated and is no longer outstanding. It is possible that the multiple possible maturity dates for the New Notes could implicate the provisions of Treasury Regulations relating to "contingent payment debt instruments" which could affect the timing, character, and amount of a holder's income, and cause holders of the New Notes to be subject to certain adverse tax consequences. We intend to take the position that the aforementioned multiple possible maturity dates would not cause the New Notes to be treated as contingent payment debt instruments. It is possible that the IRS may take a different position. Prospective investors should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the New Notes.

Taxation of the Unit Warrants

Basis and Holding Period

        The tax basis of each Unit Warrant acquired through exercise of a Subscription Right will equal its pro rata (based on the relative values of the New Note and Warrants acquired) portion of the issue price of the Unit, as described above. The holding period of a Unit Warrant will generally begin at the time the Unit is purchased.

Exercise of Warrants

        No gain or loss will be recognized by a holder of a Unit Warrant upon the exercise of the Unit Warrant, except with respect to the receipt of cash in lieu of a fractional share of our Class A Common Stock. If you receive cash in lieu of a fractional share upon exercise of a Unit Warrant, you will be treated as if the fractional share is issued and then redeemed for cash. Accordingly, you generally should recognize short-term capital gain or loss equal to the difference between the amount of cash you receive and your tax basis in the fractional share.

        Subject to the PFIC rules below, the holding period of Class A Common Stock acquired by a holder upon exercise of a Unit Warrant will begin upon the exercise of the Unit Warrant. The tax basis of Class A Common Stock acquired upon the exercise of a Unit Warrant will be equal to the sum of the tax basis of the Unit Warrant and the exercise price paid for such share of Class A Common Stock.

        If the registration statement ceases to be effective for any reason at the time of exercise of any Unit Warrants, holders will be able to exercise their Unit Warrants on a cashless basis. The U.S. federal income tax treatment of a cashless exercise of the Unit Warrants is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Unit Warrant described above. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Unit Warrants.

Sale or Exchange

        Subject to the PFIC rules below, upon the sale or taxable exchange of a Unit Warrant, the holder will recognize capital gain or loss equal to the difference between the amount realized from such sale or exchange and the holder's adjusted tax basis in the Unit Warrant. The resulting capital gain or loss will be U.S. source and long-term capital gain or loss if a U.S. Holder has held the Unit Warrants for more than one year. Long-term capital gain recognized by certain non-corporate U.S. Holders, including individuals, is subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

Expiration of Warrants

        Subject to the PFIC rules below, a holder who allows a Unit Warrant to expire without being exercised will be treated as having disposed of the Unit Warrant in a taxable exchange on the date of expiration. Accordingly, such a holder will recognize loss equal to the holder's tax basis in the Unit Warrant. The loss recognized upon expiration of the Unit Warrant will be a capital loss and long-term capital loss if a U.S. Holder has held the Unit Warrants for more than one year.

Deemed Dividends

        A U.S. Holder of a Unit Warrant in certain circumstances may be treated as having received a deemed distribution from us, which may result in the inclusion of ordinary dividend income. Such a deemed distribution could occur if we make certain adjustments, or fail to make certain adjustments, to the number of shares of Class A Common Stock underlying the Unit Warrant to be issued upon the exercise of a Unit Warrant or to the exercise price. Any deemed distribution will be taxable as a dividend, return of capital or capital gain to the extent thereof as described below under "—Ownership of Class A Common Stock—Distributions." However, it is unclear whether a deemed dividend deemed paid to a U.S. Holder would be eligible for the lower applicable rates applicable to "qualified dividends." Generally, a U.S. Holder's adjusted tax basis in a Unit Warrant will be increased to the extent any such deemed distribution is treated as a dividend. U.S. Holders should consult their tax advisors on the impact a deemed distribution may have on their holding period in the Unit Warrants.

Distributions on the Unit Warrants

        In some circumstances, if there is a distribution to holders of our Class A Common Stock, upon exercise of the Unit Warrant, the holder of the Unit Warrant will receive the amount of such distribution the holder would have on the date of exercise, as if the holder had been a record holder of Class A Common Stock on the date of such distribution (see "Description of the Unit Warrants—Adjustments" above). The U.S. federal income tax treatment of a distribution paid on a Unit Warrant is unclear. Although a U.S. Holder may be required to include the amount of any distribution paid on a Unit Warrant in gross income, the character and timing of such income is unclear. It is possible that such distribution would be treated as ordinary income or as a distribution taxed as described below in "Ownership of Class A Common Stock—Distributions." U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a distribution paid on a Unit Warrant.

Ownership of Class A Common Stock

Distributions

        Subject to the PFIC rules discussed below, a U.S. Holder that receives a distribution, including a deemed distribution, with respect to our Class A Common Stock will be required to include the amount of such distribution in gross income as a dividend to the extent of the current or accumulated "earnings and profits" of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated "earnings and profits" of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the Class A Common Stock and thereafter as a gain from the sale or exchange of such Class A Common Stock (see "Sale or Other Taxable Disposition," below). Dividends received on our Class A Common Stock will not be eligible for the "dividends received deduction." Distributions with respect to our Class A Common Stock generally will constitute foreign source in computing the foreign tax credit allowable to U.S. holders under U.S. federal income tax laws.

        Dividends received with respect to our Class A Common Stock by a U.S. Holder that is an individual, trust or estate (a "U.S. Individual Holder") generally will be treated as "qualified dividend income," which is taxable to such U.S. Individual Holder at preferential tax rates provided that: (i) our Class A Common Stock is readily tradable on an established securities market in the United States (such as NASDAQ Global Select Market on which our Class A Common Stock is currently listed), which we believe will be the case; (ii) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (see "—Passive Foreign Investment Company Rules," below); and (iii) the U.S. Individual Holder meets certain holding period and other requirements.

        The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition

        Subject to the PFIC rules discussed below, a U.S. Holder will recognize capital gain or loss upon the sale or other taxable disposition of Class A Common Stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and such U.S. Holder's adjusted tax basis in the Class A Common Stock at the time of the disposition. Any such capital gain or loss will be long-term capital gain or loss if the Class A Common Stock has been held by the U.S. Holder for more than one year. Long-term capital gain recognized by certain non-corporate U.S. Holders, including individuals, is subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Rules

        If the Company is considered a PFIC within the meaning of Section 1297 of the Code at any time during a U.S. Holder's holding period, then certain different and potentially adverse tax consequences would apply to such U.S. Holder's acquisition, ownership and disposition of the Unit Warrants and our Class A Common Stock.

PFIC Status of the Company

        The Company generally will be a PFIC if, for a given tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income or (b) 50% or more (based on a quarterly average) of the assets held by the Company either produce passive income or are held for the production of passive income, based on the fair market value of such assets. "Gross income" generally includes all revenues less the cost of goods sold, and "passive income" includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

        For purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and asset test described above, "passive income" does not include any interest, dividends, rents or royalties that are received or accrued by the Company from a "related person" (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

        The Company believes that it was not a PFIC for the tax year ended December 31, 2013, and based on current business plans and financial projections, the Company does not expect to be a PFIC for the current tax year or the foreseeable future. The determination of whether the Company (or a subsidiary of the Company) was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether the Company (or subsidiary) will be a PFIC for any tax year depends on the assets and income of the Company (and each such subsidiary) over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by the Company (or subsidiary) concerning its PFIC status or that the Company (and any subsidiary) was not, or will not be, a PFIC for any tax year. U.S. Holders should consult their own tax advisors regarding the PFIC status of the Company and any subsidiary of the Company.

Default PFIC Rules under Section 1291 of the Code

        If the Company is a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership and disposition of the Unit Warrants and our Class A Common Stock will depend on whether such U.S. Holder makes a qualified electing fund election under Section 1295 of the Code (a "QEF Election") or makes a mark-to-market election under Section 1296 of the Code (a "Mark-to-Market Election") with respect to our Class A Common Stock. However, we don't intend to provide U.S. Holders with the information necessary to make a QEF Election. Accordingly, the discussion below assumes that a QEF Election is unavailable. A U.S. Holder that does not make a Mark-to-Market Election will be referred to in this summary as a "Non-Electing U.S. Holder."

        A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of the Unit Warrants and our Class A Common Stock and (b) any excess distribution paid on our Class A Common Stock (or, possibly, a deemed dividend with respect to our Warrants). A distribution generally will be an "excess distribution" to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder's holding period for the Class A Common Stock, if shorter).

        If the Company is a PFIC, under Section 1291 of the Code any gain recognized on the sale or other taxable disposition of a Unit Warrant or Class A Common Stock (including an indirect disposition of shares of a Subsidiary PFIC), and any excess distribution paid on the Class A Common Stock (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be ratably allocated to each day of a Non-Electing U.S. Holder's holding period for the Unit Warrant or Class A Common Stock, as applicable. The amount of any such gain or excess distribution allocated to the tax year of disposition or excess distribution and to years before the Company became a PFIC, if any, would be taxed as ordinary income. The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as "personal interest," which is not deductible.

        If the Company is a PFIC for any tax year during which a Non-Electing U.S. Holder holds Warrants or our Class A Common Stock, the Company will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether the Company ceases to be a PFIC in one or more subsequent years. If the Company ceases to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to our Class A Common Stock by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Class A Common Stock were sold on the last day of the last tax year for which the Company was a PFIC. No such election, however, may be made with respect to the Unit Warrants.

        Under proposed Treasury regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC (such as the Unit Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. If the Company were a PFIC, the holding period for Class A Common Stock received on an exercise of a Unit Warrant would include the U.S. Holder's holding period for the Unit Warrants and may include the holding period for the stock with respect to which the U.S. Holder received the Rights. This would impact the availability of the Mark-to-Market Election with respect to Class A Common Stock.

Mark-to-Market Election

        A U.S. Holder may make a Mark-to-Market Election only if our Class A Common Stock is marketable stock. We believe that our Class A Common Stock is "marketable stock" for purposes of the Mark-to-Market Election. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Class A Common Stock ceases to be "marketable stock" or the IRS consents to revocation of such election. U.S. Holders should consult their own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election. Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to our Class A Common Stock, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC.

        A U.S. Holder that makes a Mark-to-Market Election with respect to our Class A Common Stock generally will not be subject to the rules of Section 1291 of the Code discussed above. A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Class A Common Stock, as of the close of such tax year over (b) such U.S. Holder's tax basis in such Class A Common Stock. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder's adjusted tax basis in the Class A Common Stock over (ii) the fair market value of such Class A Common Stock (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

Other PFIC Rules

        If the Company were a PFIC, a U.S. Holder would be required to attach a completed IRS Form 8621 to its tax return every year in which it recognized gain on a disposition of the Unit Warrants or Class A Common Stock or received an excess distribution. Under recently published temporary Treasury Regulations, a U.S. person who is a direct or indirect shareholder in a PFIC is additionally required to attach a completed IRS Form 8621 to its tax return on an annual basis. The temporary Treasury Regulations do not describe what information will be required to be included in the additional annual filing. U.S. Holders should consult their own tax advisers concerning annual filing requirements, and if applicable, any Mark-to-Market Election.

        Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC.

        The PFIC rules are complex, and U.S. Holders should consult their own tax advisors regarding the PFIC rules and how they may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Warrants and our Class A Common Stock in the event the Company is a PFIC at any time during such holding period for such Warrants or Class A Common Stock.

Backup Withholding and Information Reporting

        We are required to furnish to the U.S. Holders of the New Notes, Unit Warrants or our Class A Common Stock, other than exempt holders, and to the IRS, information with respect to the payments of interest (including any OID) on the New Notes and dividends on our Class A Common Stock.

        A U.S. Holder may be subject to backup withholding with respect to the payments of interest (including any OID) on the New Notes, dividends on our Class A Common Stock, or with respect to proceeds received from a disposition of the New Notes, our Class A Common Stock or the Unit Warrants. Certain U.S. Holders generally are not subject to backup withholding. Each U.S. Holder is subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder (1) fails to furnish the holder's taxpayer identification number ("TIN"), which, for an individual, is ordinarily his or her social security number; (2) furnishes an incorrect TIN; (3) is notified by the IRS that such U.S. Holder has failed to report properly payments of interest or dividends; or (4) fails to certify, under penalties of perjury, that such U.S. Holder has furnished a correct TIN and that the IRS has not notified such U.S. Holder that such U.S. Holder is subject to backup withholding. A U.S. Holder is entitled to credit any amounts withheld under the backup withholding rules against such U.S. Holder's federal income tax liability which may entitle such U.S. Holder to a refund provided that the required information is furnished to the IRS in a timely manner.

        Certain U.S. Holders are required to report information relating to an interest in the Rights, New Notes, Unit Warrants and our Class A Common Stock subject to certain exceptions (including an exception for Rights, New Notes, Unit Warrants and our Class A Common Stock held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in the Rights, New Notes, Unit Warrants or our Class A Common Stock. U.S. Holders are urged to consult their own tax advisors regarding information reporting requirements relating to their ownership of the Rights, New Notes, Unit Warrants and our Class A Common Stock.

3.8% Medicare tax on "net investment income"

        Certain U.S. Holders, including individuals, estates, and trusts, are subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) "net investment income," or (ii) the excess of "modified adjusted gross income" over US$200,000 (US$250,000 if married and filing jointly or US$125,000 if married and filing separately). "Net investment income" generally equals the taxpayer's gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the New Notes, Unit Warrants or our Class A Common Stock.

Tax Consequences to Non-U.S. Holders

Sale, Exchange, Redemption or Other Taxable Disposition of the New Notes, Unit Warrants or our Class A Common Stock

        Any gain realized by a non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of the New Notes, Unit Warrants or our Class A Common Stock is not subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with the holder's conduct of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. Holder); or

  •
  the holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met.

        If a non-U.S. Holder's gain is described in the first bullet point above, the non-U.S. Holder will be subject to U.S. federal income tax on the net gain derived from the sale. If the non-U.S. Holder is a corporation, then the holder may also be required to pay a branch profits tax at a 30% rate (or a lower rate as may be prescribed under an applicable United States income tax treaty). If the non-U.S. holder is an individual described in the second bullet point above, the holder will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the holder is not considered a resident of the United States.

        Non-U.S. Holders should consult any applicable income tax treaties that may provide for different rules. In addition, each non-U.S. Holder is urged to consult the holder's tax advisor regarding the tax consequences of the acquisition, ownership and disposition of the Rights, New Notes, Unit Warrants or our Class A Common Stock.

Backup Withholding and Information Reporting

        A non-U.S. Holder, in general, is not subject to backup withholding with respect to consideration received in connection with payments that we make on the New Notes or our Class A Common Stock to such holder provided that we do not have actual knowledge or reason to know that the holder is a United States person, as defined under the Code. In addition, a non-U.S. Holder is not subject to backup withholding with respect to the proceeds of the sale of an the New Notes, Unit Warrants or our Class A Common Stock if the payor does not have actual knowledge or reason to know that the holder is a United States person, as defined under the Code. A non-U.S. Holder generally is entitled to credit any amounts withheld under the backup withholding rules against the holder's U.S. federal income tax liability which may entitle such non-U.S. Holder to a refund provided that the required information is furnished to the IRS in a timely manner.

        THE ABOVE DISCUSSION IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP OF NOTES. PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISERS CONCERNING THE TAX CONSEQUENCES OF THEIR PARTICULAR SITUATIONS.

PLAN OF DISTRIBUTION

        As discussed elsewhere in this prospectus, we are distributing in the Rights Offering non-transferable Rights at no charge to the holders as of 5:00 p.m., New York City time on the record date of our outstanding (a) shares of Class A Common Stock, (b) share of Series A Preferred Stock (allocated on an as-converted basis) and (c) shares of Series B Preferred Stock (allocated on an as-converted basis as of December 25, 2013). We are distributing one (1) Right for every 62.0102 outstanding shares of Class A Common Stock and every 62.0102 shares of Class A Common Stock issuable upon conversion of the outstanding share of Series A Preferred Stock and upon conversion of the outstanding shares of Series B Preferred Stock (calculated as of December 25, 2013). Each Right will entitle the holder thereof to purchase, at the holder's election and subject to the satisfaction of the minimum subscription amount, at the Subscription Price, one (1) Unit, consisting of (a) a New Note in the original principal amount of $100.00, and (b) 21 Unit Warrants, with each Unit Warrant entitling the holder thereof to purchase one share of our Class A Common Stock.

        Broadridge Corporate Issuer Solutions, Inc. is acting as the Subscription and Information Agent for the Rights Offering under an agreement with us. On or about April 25, 2014, the Subscription and Information Agent will distribute via first class mail copies of this prospectus and the rights certificate to the registered holders as of the record date of our outstanding stock (as indicated above) and DTC participants (as defined under "—Global Warrants"). It is our expectation that holders of record will forward a copy of this prospectus and the related subscription information and forms to those beneficial owners in adequate time to permit beneficial holders to deliver to such holders of record instructions as to the investment decisions made by the beneficial owners.

        If your Rights are held in "street name" through a broker, dealer, custodian bank or other nominee, then you should send the forms specified by your broker, dealer, custodian bank or other nominee and payment of the aggregate Subscription Price to that record holder in accordance with their instructions. If, as of the record date, you were the record holder of shares of our Class A Common Stock, Series A Preferred Stock or Series B Preferred Stock, you must properly complete your rights certificate and deliver it, along with the full Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate (including, but not limited to, a completed Form W-8 or W-9), to the Subscription and Information Agent before the expiration of the Subscription Period at 5:00 p.m., New York City time, on April 25, 2014. If you use the mail, we recommend that you use insured, registered mail, postage prepaid, return receipt requested. If you cannot deliver your rights certificate to the Subscription and Information Agent prior to the expiration of the Subscription Period, you may follow the guaranteed delivery procedures described under "The Rights Offering—Guaranteed Delivery Procedures." You or, if applicable, your broker, dealer, custodian bank or other nominee are solely responsible for completing delivery to the Subscription and Information Agent of your rights certificate and payment of the aggregate Subscription Price. You should allow sufficient time for delivery of your rights certificate and payment of the aggregate Subscription Price to the Subscription and Information Agent and clearance of payment before the expiration of the Subscription Period at 5:00 p.m. New York City time, on April 25, 2014, unless such date is extended by us. For further information, see "The Rights Offering—Procedures for Exercising Rights."

        All rights certificates, payments of the Subscription Price and nominee holder certifications, to the extent applicable to your exercise of Rights, must be delivered to Broadridge Corporate Issuer Solutions, Inc. as follows:

By Hand or Overnight Courier:	By Mail:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Department	Attn: Reorganization Department
1981 Marcus Ave, Suite 100	P.O. Box 1317
Lake Success, NY 11042	Brentwood, NY 11717

        If you have any questions regarding the Rights Offering, completing a rights certificate or submitting payment in the Rights Offering, please call Broadridge Corporate Issuer Solutions, Inc. at +1 (855) 793-5068 (toll-free).

        You are responsible for all bank or similar fees and charges related to payment by certified check, bank draft, money order or wire transfer. If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, but, in each case, which satisfies the minimum subscription amount, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received. If the payment exceeds the Subscription Price for the full exercise of your Rights, or if you subscribe for more Units than you are eligible to purchase, then the excess will be returned to you as soon as practicable, without interest or penalty. If you send a payment that is insufficient to exercise the minimum subscription amount or are otherwise ineligible to exercise Rights, your Rights will not be exercised and your entire payment received by the Subscription and Information Agent will be returned to you as soon as practicable, without interest or penalty, following the expiration of the Subscription Period. You will not receive interest on any payments refunded to you under the Rights Offering. For further information, see "The Rights Offering—Payment Methods." We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful. If you elect to exercise any Rights and timely submit all required documents and payment prior to the expiration of the Subscription Period, your Rights will be considered exercised at 5:00 p.m., New York City time on April 25, 2014.

        We have agreed to pay the Subscription and Information Agent customary fees plus certain expenses in connection with the Rights Offering. In addition, as further described under "The Rights Offering—Dealer Manager," we have retained J.P. Morgan Securities LLC to act as dealer manager in connection with the solicitation of exercise of Rights and we have agreed to pay the Dealer Manager customary fees plus certain expenses in connection with the Rights Offering. J.P. Morgan Securities LLC and its affiliates are a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. J.P. Morgan Securities LLC and its affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. J.P. Morgan Securities LLC will not underwrite the Rights Offering or otherwise act in any capacity whatsoever as an underwriter or agent. Except as described herein, we have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of Rights. Except as described herein, we are not paying any other commissions, underwriting fees or discounts in connection with the Rights Offering. We have not entered into any agreements regarding stabilization activities with respect to our securities. We estimate that our total expenses in connection with the Rights Offering and the other transactions contemplated by the Purchase Agreement will be approximately $13.8 million.

        For a description of certain material terms of the Unit Warrants, including instructions for exercise thereof, see "Description of the Unit Warrants." For a description of certain material terms of the Units, see "Description of the Units." For a description of certain material terms of the New Notes, see "Description of the New Notes."

        We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any Units from Eligible Securityholders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the Rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state or foreign securities laws and regulations, we also have the discretion to delay allocation and distribution of any New Notes and Unit Warrants you may elect to purchase by exercise of your subscription privilege in order to comply with state or foreign securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the Rights you will not be able to participate in the Rights Offering.

        We expect to deliver the Unit Warrants and New Notes to record holders on or about May 2, 2014. In any event, we expect that Unit Warrants and New Notes will be delivered to record holders on a day that is in excess of three business days following the expiration of the Subscription Period in the Rights Offering. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. By exercising your Rights, you are expressly agreeing to settle more than three business days after the expiration of the Subscription Period under the terms of the rights certificate. Unit Warrants recorded in the DRS may be exchanged for a beneficial interest in a Global Warrant Certificate at any time by instructions to the Warrant Agent in the form specified in the Unit Warrant.

LEGAL MATTERS

        The validity of the New Notes and Unit Warrants offered hereby will be passed upon for us by DLA Piper LLP (US), New York, New York. Conyers Dill & Pearman will pass upon certain Bermuda law matters, including the validity of the shares of Class A Common Stock issuable upon exercise of the Unit Warrants. Loyens & Loeff N.V. will pass upon certain Dutch legal matters and Curaçao legal matters. In connection with the preparation of this prospectus, Conyers Dill & Pearman has relied upon the information provided to it by the Company, and has not made any systematic effort to verify the information contained herein.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2013 (which reports (1) express an unqualified opinion and includes an explanatory paragraph referring to substantial doubt about the Company's ability to continue as a going concern and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC 0330 for further information on the Public Reference Room and their copy charges.

        The information incorporated by reference herein is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces such information until we issue all of the shares of Class A Common Stock covered by this prospectus upon exercise of the Unit Warrants covered by this prospectus or the sale of Units, New Notes, Unit Warrants or shares of Class A Common Stock issuable upon exercise of the Unit Warrants pursuant to this prospectus is terminated.

        The following documents filed with the SEC are incorporated by reference into this prospectus, except for any document or portion thereof "furnished" to the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 28, 2014;

  •
  our Current Reports on Form 8-K filed with the SEC on February 28, 2014, March 12, 2014, March 14, 2014 (two) and March 20, 2014;

  •
  all documents that we file after the date of the initial registration statement and prior to the effectiveness of the registration statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act other than any information we furnish, rather than file, with the SEC pursuant to certain items of Form 8-K, during such period; and

  •
  all documents that we file after the effectiveness of the registration statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act other than any information we furnish, rather than file, with the SEC pursuant to certain items of Form 8-K, until we issue all of the shares of Class A Common Stock covered by this prospectus upon exercise of the Unit Warrants covered by this prospectus or the sale of Units, New Notes, Unit Warrants or shares of Class A Common Stock issuable upon exercise of the Unit Warrants pursuant to this prospectus is terminated.

        To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), write us at the following address or call us at the telephone number listed below:

CME Media Services Limited
Attn: Corporate Secretary
Krizeneckeho nam. 1078/5
152 00 Prague 5
Czech Republic
+420-242-465-573

        We also maintain a website at www.cme.net through which you can obtain copies of documents that we filed with the SEC. The contents of that website are not incorporated by reference in or otherwise a part of this prospectus.

PRELIMINARY PROSPECTUS

Nontransferable Rights to Purchase
3,418,467 Units of
$341,846,700 Aggregate Original Principal Amount of 15.0%
Senior Secured Notes Due 2017
and
Unit Warrants to Purchase 71,787,807 Shares of Class A Common Stock,
Issuable Upon Exercise of Rights to Subscribe for Such Units

Subscription and Information Agent

        If you have any questions regarding the Rights Offering, completing a rights certificate or submitting payment, please call Broadridge Corporate Issuer Solutions, Inc. at +1 (855) 793-5068 (toll-free).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

Amount to be Paid
SEC Registration Fee	$53,276.12
Accounting Fees and Expenses	$300,000.00
Legal Fees and Expenses	$2,000,000.00
Printing Expenses	$50,000.00
Miscellaneous Expenses	$11,380,000.00
Total	$13,783,276.12

*
See footnote 9 to the Calculation of Registration Fee table on the cover page of this registration statement.

Item 15.    Indemnification of Directors and Officers.

        Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act. Our bye-laws provide that our directors, officers, any person appointed to any committee by the board of directors and certain other persons (and their respective heirs, executors or administrators) in their capacity as such shall be indemnified and held harmless by us in respect of their acts or omissions, except in respect of their fraud or dishonesty. Under Delaware law, a corporation may adopt a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for breaches of the director's duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, for improper payment of dividends or for any transaction from which the director derived an improper personal benefit. Delaware law has provisions and limitations similar to Bermuda regarding indemnification by a corporation of its directors or officers, except that under Delaware law the statutory rights to indemnification may not be as limited.

        Our bye-laws also provide that our shareholders waive any claim or right of action that they might have, both individually and on our behalf, against any of our directors or officers in relation to any act or failure to act in the performance of such director's or officer's duties, except in respect of any fraud or dishonesty of such director or officer. Our bye-laws provide that the indemnity and waiver of claims provided in our bye-laws shall extend, as a matter of contract, between each shareholder and each former director and officer of the Company (and their respective heirs, executors or administrators) to any act done, purported to be done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trust by the former directors or officers of the Company.

        The indemnification provided in our bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided these rights do not extend to his or her fraud or dishonesty.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits.

        The following exhibits are included in this report:

1.1	Form of Dealer Manager Agreement, between the Company and J.P. Morgan Securities LLC.
4.1	Memorandum of Association of the Company (incorporated by reference to Exhibit 3.01 to the Company's Registration Statement No. 3380344 on Form S-1 filed June 17, 1994).*
4.2
Memorandum of Increase of Share Capital of the Company (incorporated by reference to Exhibit 3.03 to Amendment No. 1 to the Company's Registration Statement No. 33-80344 on Form S-1, filed August 19, 1994).*
4.3
Memorandum of Reduction of Share Capital of the Company (incorporated by reference to Exhibit 3.04 to Amendment No. 2 to the Company's Registration Statement No. 33-80344 on Form S-1, filed September 14, 1994).*
4.4
Certificate of Deposit of Memorandum of Increase of Share Capital of the Company executed by the Registrar of Companies on May 20, 1997 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997).*
4.5
Certificate of Deposit of Memorandum of Increase of Share Capital of the Company executed by the Registrar of Companies on July 11, 2012 (incorporated by reference to Exhibit 3.05 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012).*
4.6
Certificate of Deposit of Memorandum of Increase of Share Capital of the Company executed by the Registrar of Companies on July 3, 2013 (incorporated by reference to Exhibit 3.02 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013).*
4.7
Bye-laws of the Company, as amended and restated on June 12, 2013 (incorporated by reference to Exhibit 3.01 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013).*
4.8	Form of amendment to Bye-laws of the Company to be submitted for shareholder approval.*
4.9
Specimen Class A Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.01 to Amendment No. 1 to the Company's Registration Statement No. 33-80344 on Form S-1, filed August 19, 1994).*
4.10
Amended and Restated Articles of Association of CME Media Enterprises B.V. (incorporated by reference to Exhibit T3A.3 to the Company's Application for Qualification of Indentures on Form T-3, filed February 7, 2011).*
4.11
Amended and Restated Articles of Association of Central European Media Enterprises N.V. (incorporated by reference to Exhibit T3A.2 to the Company's Application for Qualification of Indentures on Form T-3, filed February 7, 2011).*
4.12	Form of rights certificate.

4.13	Form of Indenture, between the Company (as Issuer), Central European Media Enterprises N.V., CME Media Enterprises B.V. (as Guarantors) and Deutsche Bank Trust Company Americas (as Trustee, Paying Agent, Transfer Agent and Registrar).
4.14	Form of Note for Senior Secured Notes Due 2017.
4.15
Second Supplemental Indenture, among CET 21 spol. s r.o (as Issuer), the Company, Central European Media Enterprises N.V., CME Media Enterprises B.V., CME Investments B.V., CME Slovak Holdings B.V., MARKÍZA-SLOVAKIA, spol. s r.o. (as Guarantors) and Citibank, N.A., London Branch (as Trustee), with respect to the Indenture dated as of October 21, 2010, as amended and supplemented by the First Supplemental Indenture dated as of December 18, 2012 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on March 14, 2014).*
4.16	Form of Warrant Agreement, between the Company and American Stock Transfer & Trust Company, LLC (as Warrant Agent) (including Form of Global Warrant).
4.17
Registration Rights Agreement between the Company and Time Warner Holdings B.V., dated May 18, 2009 (incorporated by reference to Exhibit 4.11 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009).*
5.1	Opinion of DLA Piper LLP (US) regarding the validity of the New Notes and Unit Warrants being registered hereby.
5.2	Opinion of Conyers, Dill & Pearman regarding the validity of the shares of Class A Common Stock issuable upon exercise of the Unit Warrants.
5.3	Opinion of Loyens & Loeff regarding the validity of the guarantees with respect to the New Notes.
5.4	Opinion of Loyens & Loeff regarding the validity of the guarantees with respect to the New Notes.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).
23.2	Consent of Conyers, Dill & Pearman (contained in Exhibit 5.2).
23.3	Consent of Loyens & Loeff (contained in Exhibit 5.3 and Exhibit 5.4).
23.4	Consent of Deloitte LLP.
24.1	Power of Attorney.*
25.1	Statement of Eligibility and Qualification on Form T-1 of the Trustee.*
99.1	Framework Agreement, dated as of February 28, 2014, among the Company, Time Warner Inc. and Time Warner Media Holdings B.V.*
99.2	Form of Standby Purchase Agreement, between the Company and Time Warner Media Holdings B.V.*
99.3
Form of Deed of Amendment to the Intercreditor Agreement dated July 21, 2006, as amended, among the Company, Central European Media Enterprises N.V., CME Media Enterprises B.V., and the other parties party thereto.
99.4
Form of Revolving Loan Facility Credit Agreement, among the Company (as Borrower), Time Warner Inc. and Lenders party thereto from time to time (as Lender) and Time Warner Inc. (as Administrative Agent).*

99.5	Form of Revolving Loan Note, made by the Company.*
99.6
Term Loan Facility Credit Agreement, dated February 28, 2014, among the Company (as Borrower), Time Warner Inc. and Lenders party thereto from time to time (as Lender) and Time Warner Inc. (as Administrative Agent).*
99.7	Form of Term Loan Note, made by the Company.*
99.8
Form of Pledge Agreement on Shares in Central European Media Enterprises N.V., among the Company (as Pledgor), Deutsche Bank Trust Company Americas (as Pledgee) and Central European Media Enterprises N.V. (as the Company), with respect to the Indenture.*
99.9
Form of Deed of Pledge of Shares (CME Media Enterprises B.V.), among Central European Media Enterprises N.V. (as Pledgor), Deutsche Bank Trust Company Americas (as Pledgee) and CME Media Enterprises B.V. (as the Company), with respect to the Indenture.*
99.10
Form of Pledge Agreement on Shares in Central European Media Enterprises N.V., among the Company (as Pledgor), Time Warner Inc. (as Pledgee) and Central European Media Enterprises N.V. (as the Company), with respect to the Time Warner Revolving Credit Facility.*
99.11
Form of Deed of Pledge of Shares (CME Media Enterprises B.V), among Central European Media Enterprises N.V. (as Pledgor), Time Warner Inc. (as Pledgee) and CME Media Enterprises B.V. (as the Company), with respect to the Time Warner Revolving Credit Facility.*
99.12
Form of Pledge Agreement on Shares in Central European Media Enterprises N.V., among the Company (as Pledgor), Time Warner Inc. (as Pledgee) and CME Media Enterprises N.V. (as the Company), with respect to the Time Warner Term Loan Credit Agreement.*
99.13
Form of Deed of Pledge of Shares (CME Media Enterprises B.V.), among Central European Media Enterprises N.V. (as Pledgor), Time Warner Inc. (as Pledgee) and CME Media Enterprises B.V. (as the Company), with respect to the Time Warner Term Loan Credit Agreement.*
99.14
Form of Guarantee, among Central European Media Enterprises N.V., CME Media Enterprises B.V. (as Subsidiary Guarantors) and Time Warner Inc. (as Administrative Agent), with respect to the Time Warner Revolving Credit Facility.*
99.15
Form of Guarantee, among Central European Media Enterprises N.V., CME Media Enterprises B.V. (as Subsidiary Guarantors) and Time Warner Inc. (as Administrative Agent), with respect to the Time Warner Term Loan Credit Agreement.*
99.16
Investor Rights Agreement among the Company, Ronald S. Lauder, RSL Savannah LLC, RSL Investment LLC, RSL Investments Corporation and Time Warner Media Holdings B.V., dated May 18, 2009 (incorporated by reference to Exhibit 10.71 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009).*
99.17
First Amendment to the Investor Rights Agreement, by and among the Company, Ronald S. Lauder, RSL Savannah LLC, RSL Capital LLC, RSL Investments Corporation and Time Warner Media Holdings B.V., dated as of April 30, 2012 (incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed on April 30, 2012).*
99.18
Letter Agreement, by and among Time Warner Media Holdings B.V., the Company, RSL Savannah LLC, RSL Capital LLC, RSL Investments Corporation and Ronald S. Lauder, dated as of April 30, 2012 (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed on April 30, 2012).*
99.19	Form of Letter to Shareholders Who are Record Holders.

99.20	Form of Letter to Brokers, Dealers, Custodian Banks and other Nominee Holders.
99.21	Form of Letter to Clients of Brokers, Dealers, Custodian Banks and other Nominee Holders.
99.22	Form of Initial Warrant Agreement, between the Company and American Stock Transfer & Trust Company, LLC (as Warrant Agent) (including Form of Initial Warrant).*
99.23	Form of Private Unit Warrant Agreement, between the Company and American Stock Transfer & Trust Company, LLC (including Form of Private Placement Warrant).
99.24	Form of Term Loan Warrant Agreement, between the Company and American Stock Transfer & Trust Company, LLC (including Form of Term Loan Warrant).
99.25	Form of Intercreditor Agreement, among the Company, Central European Media Enterprises N.V., CME Media Enterprises B.V., and the other parties party thereto.
99.26	Consent Solicitation Statement with respect to CET 21 spol. s r.o.'s 9% Senior Secured Notes due 2017.*

*
Previously filed exhibits.

Item 17.    Undertakings.

        (a)   The undersigned registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        (b)   The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned registrants hereby undertake to supplement the prospectus, after the expiration of the Subscription Period, to set forth the results of the subscription offer, the transactions by the underwriters during the Subscription Period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        (d)   The undersigned registrants hereby undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (e)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (f)    The undersigned registrants hereby undertake that for purposes of determining any liability under the Securities Act:

          (1)   the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, United States, on this 21st day of March, 2014.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
By:	/s/ DAVID STURGEON David Sturgeon Acting Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ MICHAEL DEL NIN Michael Del Nin	Co-Chief Executive Officer (Co-Principal Executive Officer)	March 21, 2014
/s/ CHRISTOPH MAINUSCH Christoph Mainusch	Co-Chief Executive Officer (Co-Principal Executive Officer)	March 21, 2014
/s/ DAVID STURGEON David Sturgeon	Acting Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 21, 2014
Paul T. Cappuccio	Director	March 21, 2014
* Charles R. Frank	Director	March 21, 2014
* Alfred W. Langer	Director	March 21, 2014
* Bruce Maggin	Director	March 21, 2014

SIGNATURE	TITLE	DATE

* Parm Sandhu	Director	March 21, 2014
* Duco Sickinghe	Director	March 21, 2014
* Kelli Turner	Director	March 21, 2014

*By:	/s/ DAVID STURGEON David Sturgeon Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, The Netherlands, on this 21st day of March, 2014.

CME MEDIA ENTERPRISES B.V.
By:	/s/ DAVID STURGEON David Sturgeon Director A

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

SIGNATURE		TITLE	DATE

/s/ DAVID STURGEON David Sturgeon		Director A	March 21, 2014
/s/ A.N.G. VAN SPAENDONCK A.N.G. van Spaendonck		Director B	March 21, 2014
/s/ Pan-Invest B.V. Pan-Invest B.V.		Director B	March 21, 2014
By:	Gerben van den Berg
Title:	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, The Netherlands, on this 21st day of March, 2014.

CENTRAL EUROPEAN MEDIA ENTERPRISES N.V.
By:	/s/ DANIEL PENN Daniel Penn Managing Director A

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

SIGNATURE		TITLE	DATE

/s/ DANIEL PENN Daniel Penn		Managing Director A	March 21, 2014
/s/ Curaçao Corporation Company N.V. Curaçao Corporation Company N.V.		Managing Director B	March 21, 2014
By:	Samara J. Via/Carol E. Fleming
Title:	Attorneys-in-Fact